FREE WRITING PROSPECTUS
FILED PURSUANT TO RULE 433
REGISTRATION FILE NO.: 333-206582-05

MSC 2016-BNK2

Free Writing Prospectus

Structural and Collateral Term Sheet

$725,571,637

(Approximate Total Mortgage Pool Balance)

$599,684,000

(Approximate Offered Certificates)

Morgan Stanley Capital I Inc.

as Depositor

Wells Fargo Bank, National Association

Morgan Stanley Mortgage Capital Holdings LLC

Bank of America, National Association

as Sponsors and Mortgage Loan Sellers

Commercial Mortgage Pass-Through Certificates

Series 2016-BNK2

November 1, 2016

MORGAN STANLEY Co-Lead Bookrunning Manager	BofA MERRILL LYNCH Co-Lead Bookrunning Manager	WELLS FARGO SECURITIES Co-Lead Bookrunning Manager

Academy Securities Co-Manager

STATEMENT REGARDING THIS FREE WRITING PROSPECTUS

The depositor has filed a registration statement (including a prospectus) with the SEC (File No. 333-206582) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC web site at www.sec.gov. Alternatively, the depositor or any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll free 1-866-718-1649 or by email to prospectus@ms.com.

This is not a research report and was not prepared by any Underwriter’s research department. It was prepared by the Underwriters’ sales, trading, banking or other non-research personnel. Please see additional important information and qualifications at the end of this Term Sheet.

Neither this Term Sheet nor anything contained herein shall form the basis for any contract or commitment whatsoever. The information contained herein is preliminary as of the date hereof. This Term Sheet is subject to change, completion or amendment from time to time. The information contained herein will be superseded by similar information delivered to you as part of the Preliminary Prospectus. The information contained herein supersedes any such information previously delivered. The information contained herein should be reviewed only in conjunction with the entire Preliminary Prospectus. All of the information contained herein is subject to the same limitations and qualifications contained in the Preliminary Prospectus. The information contained herein does not contain all relevant information relating to the underlying mortgage loans or mortgaged properties. Such information is described in the Preliminary Prospectus. The information contained herein will be more fully described in the Preliminary Prospectus. The information contained herein should not be viewed as projections, forecasts, predictions or opinions with respect to value. Prior to making any investment decision, prospective investors are strongly urged to read the Preliminary Prospectus in its entirety. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this Term Sheet is truthful or complete. Any representation to the contrary is a criminal offense.

IMPORTANT NOTICE RELATING TO AUTOMATICALLY GENERATED EMAIL DISCLAIMERS

Any legends, disclaimers or other notices that may appear at the bottom of, or attached to, the email communication to which this Term Sheet may have been attached are not applicable to this Term Sheet and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of this Term Sheet having been sent via Bloomberg or another email system.

IMPORTANT NOTICE REGARDING THE CONDITIONS FOR THIS OFFERING OF ASSET-BACKED SECURITIES

THE ASSET-BACKED SECURITIES REFERRED TO IN THIS TERM SHEET ARE BEING OFFERED WHEN, AS AND IF ISSUED. IN PARTICULAR, YOU ARE ADVISED THAT THE ASSET-BACKED SECURITIES, AND THE ASSET POOL BACKING THEM, ARE SUBJECT TO MODIFICATION OR REVISION (INCLUDING, AMONG OTHER THINGS, THE POSSIBILITY THAT ONE OR MORE CLASSES OF SECURITIES MAY BE SPLIT, COMBINED OR ELIMINATED), AT ANY TIME PRIOR TO ISSUANCE OR AVAILABILITY OF A FINAL PROSPECTUS. AS A RESULT, YOU MAY COMMIT TO PURCHASE SECURITIES THAT HAVE CHARACTERISTICS THAT MAY CHANGE, AND YOU ARE ADVISED THAT ALL OR A PORTION OF THE SECURITIES MAY NOT BE ISSUED THAT HAVE THE CHARACTERISTICS DESCRIBED IN THIS TERM SHEET. OUR OBLIGATION TO SELL SECURITIES TO YOU IS CONDITIONED ON THE SECURITIES AND THE UNDERLYING TRANSACTION HAVING THE CHARACTERISTICS DESCRIBED IN THIS TERM SHEET. IF WE DETERMINE THAT THE FOREGOING CONDITION IS NOT SATISFIED IN ANY MATERIAL RESPECT, WE WILL NOTIFY YOU, AND NEITHER THE ISSUING ENTITY NOR ANY UNDERWRITER WILL HAVE ANY OBLIGATION TO YOU TO DELIVER ALL OR ANY PORTION OF THE SECURITIES WHICH YOU HAVE COMMITTED TO PURCHASE, AND THERE WILL BE NO LIABILITY BETWEEN US AS A CONSEQUENCE OF THE NON-DELIVERY.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2016-BNK2	Structural Overview

Offered Certificates

Class	Expected Ratings (Fitch/Moody’s/S&P)(1)	Approximate Initial Certificate Principal Balance or Notional Amount(2)	Approximate Initial Credit Support(3)	Pass-Through Rate Description	Expected Weighted Average Life (Years)(4)	Principal Window (Months)(4)	Certificate Principal UW NOI Debt Yield(5)	Certificate Principal to Value Ratio(6)
Class A-1	AAAsf/Aaa(sf)/AAA(sf)	$31,400,000	30.000%	(7)	2.68	1 – 59	15.9%	42.3%
Class A-2	AAAsf/Aaa(sf)/AAA(sf)	$45,700,000	30.000%	(7)	4.90	59 – 59	15.9%	42.3%
Class A-SB	AAAsf/Aaa(sf)/AAA(sf)	$50,600,000	30.000%	(7)	7.28	59 – 115	15.9%	42.3%
Class A-3	AAAsf/Aaa(sf)/AAA(sf)	$160,000,000	30.000%	(7)	9.77	115 – 119	15.9%	42.3%
Class A-4	AAAsf/Aaa(sf)/AAA(sf)	$194,805,000	30.000%	(7)	9.90	119 – 119	15.9%	42.3%
Class X-A	AAAsf/Aaa(sf)/AAA(sf)	$482,505,000(8)	N/A	Variable IO(9)	N/A	N/A	N/A	N/A
Class X-B	AA-sf/NR/AA(sf)	$85,300,000(8)	N/A	Variable IO(9)	N/A	N/A	N/A	N/A
Class A-S	AAAsf/Aa3(sf)/AAA(sf)	$52,558,000	22.375%	(7)	9.93	119 – 120	14.3%	47.0%
Class B	AA-sf/NR/AA(sf)	$32,742,000	17.625%	(7)	9.98	120 – 120	13.5%	49.8%
Class C	A-sf/NR/A(sf)	$31,879,000	13.000%	(7)	9.98	120 – 120	12.8%	52.6%

Privately Offered Certificates(10)

Class	Expected Ratings (Fitch/Moody’s/S&P)(1)	Approximate Initial Certificate Principal Balance or Notional Amount(2)	Approximate Initial Credit Support(3)	Pass-Through Rate Description	Expected Weighted Average Life (Years)(4)	Principal Window (Months)(4)	Certificate Principal UW NOI Debt Yield(5)	Certificate Principal to Value Ratio(6)
Class X-D	BBB-sf/NR/BBB-(sf)	$37,050,000(8)	N/A	Variable IO(9)	N/A	N/A	N/A	N/A
Class D	BBB-sf/NR/BBB-(sf)	$37,050,000	7.625%	(7)	9.98	120 – 120	12.0%	55.9%
Class E-1(12)	BB+sf/NR/BB+(sf)	$9,047,000(11)	6.312%	(7)	9.98	120 – 120	11.8%	56.7%
Class E-2(12)	BB-sf/NR/BB(sf)	$9,047,000(11)	5.000%	(7)	9.98	120 – 120	11.7%	57.5%
Class E(12)	BB-sf/NR/BB(sf)	$18,094,000(11)	5.000%	N/A(7)	9.98	120 – 120	11.7%	57.5%
Class F-1(12)	NR/NR/BB-(sf)	$3,446,500(11)	4.500%	(7)	9.98	120 – 120	11.6%	57.8%
Class F-2(12)	NR/NR/BB-(sf)	$3,446,500(11)	4.000%	(7)	9.98	120 – 120	11.6%	58.1%
Class F(12)	B-sf/NR/BB-(sf)	$6,893,000(11)	4.000%	N/A(7)	9.98	120 – 120	11.6%	58.1%
Class EF(12)	B-sf/NR/BB-(sf)	$24,987,000(11)	4.000%	N/A(7)	9.98	120 – 120	11.6%	58.1%
Class G-1(12)	NR/NR/B+(sf)	$6,031,000(11)	3.125%	(7)	9.98	120 – 120	11.5%	58.6%
Class G-2(12)	NR/NR/B+(sf)	$6,031,000(11)	2.250%	(7)	9.98	120 – 120	11.4%	59.1%
Class G(12)	NR/NR/B+(sf)	$12,062,000(11)	2.250%	N/A(7)	9.98	120 – 120	11.4%	59.1%
Class EFG(12)	NR/NR/B+(sf)	$37,049,000(11)	2.250%	N/A(7)	9.98	120 – 120	11.4%	59.1%
Class H-1(12)	NR/NR/NR	$7,755,027(11)	1.125%	(7)	9.98	120 – 120	11.2%	59.8%
Class H-2(12)	NR/NR/NR	$7,755,028(11)	0.000%	(7)	9.98	120 – 120	11.1%	60.5%
Class H(12)	NR/NR/NR	$15,510,055(11)	0.000%	N/A(13)	9.98	120 – 120	11.1%	60.5%

Non-Offered Eligible Vertical Interest(10)

RR Interest	NR/NR/NR	$36,278,581.85	N/A	WAC(7)	9.04	1 – 120	N/A	N/A

(1)	Ratings shown are those of Fitch Ratings, Inc. (“Fitch”), Moody’s Investors Service, Inc. (“Moody’s”) and S&P Global Ratings (“S&P”). Certain nationally recognized statistical rating organizations that were not hired by the depositor may use information they receive pursuant to Rule 17g-5 under the Securities Exchange Act of 1934, as amended, or otherwise to rate the certificates. There can be no assurance as to what ratings a non-hired nationally recognized statistical rating organization would assign. See “Risk Factors—Other Risks Relating to the Certificates—Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded” and “Ratings” in the Preliminary Prospectus, expected to be dated November 1, 2016 (the “Preliminary Prospectus”). Capitalized terms used but not defined herein have the meanings assigned to such terms in the Preliminary Prospectus.

(2)	Approximate, subject to a permitted variance of plus or minus 5%. In addition, the notional amounts of the Class X-A, Class X-B and Class X-D certificates may vary depending upon the final pricing of the classes of principal balance certificates whose certificate balances comprise such notional amounts, and, if as a result of such pricing the pass-through rate of any class of the Class X-A, Class X-B or Class X-D certificates, as applicable, would be equal to zero at all times, such class of certificates will not be issued on the closing date of this securitization.

(3)	The approximate initial credit support percentages set forth for the certificates are approximate and, for the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates, are represented in the aggregate. The approximate initial credit support percentage for any trust component is equal to the approximate initial credit support percentage for the class of Exchangeable Certificates with the same alphanumeric designation set forth above. The approximate initial credit support percentage set forth for any class of Exchangeable Combined Certificates is equal to the approximate initial credit support for the most subordinate trust component in which such class represents an interest. The RR Interest only provides credit support to the limited extent that

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2016-BNK2	Structural Overview

losses incurred on the underlying mortgage loans are allocated to it, which such losses are allocated to it, on the one hand, and to the Offered Certificates and the Non-Offered Certificates, on the other hand, pro rata in accordance with their respective Percentage Allocation Entitlements.

(4)	The Expected Weighted Average Life and Principal Window during which distributions of principal would be received as set forth in the foregoing table with respect to each class of certificates having a certificate balance are based on the assumptions set forth under “Yield and Maturity Considerations—Weighted Average Life” in the Preliminary Prospectus and on the assumptions that there are no prepayments, modifications or losses in respect of the mortgage loans and that there are no extensions or forbearances of maturity dates or anticipated repayment dates of the mortgage loans.

(5)	Certificate Principal UW NOI Debt Yield for any class of principal balance certificates (other than the Exchangeable Combined Certificates and the RR Interest) is calculated as the product of (a) the weighted average UW NOI Debt Yield for the mortgage pool, multiplied by (b) a fraction, the numerator of which is the total initial certificate balance of all the principal balance certificates (other than the Exchangeable Certificates, the Exchangeable Combined Certificates and the RR Interest) and the trust components, and the denominator of which is the total initial certificate balance of the subject class of principal balance certificates (or, in the case of the Exchangeable Certificates, the trust component bearing the same alphanumeric designation) and all other classes of principal balance certificates (other than the Exchangeable Certificates, the Exchangeable Combined Certificates and the RR Interest) and the trust components, if any, that are senior to such class or trust component (without regard to the RR Interest). The Certificate Principal UW NOI Debt Yields of the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates are calculated in the aggregate for those classes as if they were a single class. The Certificate Principal UW NOI Debt Yield for any trust component is equal to the Certificate Principal UW NOI Debt Yield for the class of Exchangeable Certificates with the same alphanumeric designation. The Certificate Principal UW NOI Debt Yield for any class of Exchangeable Combined Certificates is equal to the Certificate Principal UW NOI Debt Yield for the most subordinate trust component in which such class represents an interest.

(6)	Certificate Principal to Value Ratio for any class of principal balance certificates (other than the Exchangeable Combined Certificates and the RR Interest) is calculated as the product of (a) the weighted average Cut-off Date LTV Ratio of the mortgage pool, multiplied by (b) a fraction, the numerator of which is the total initial certificate balance of the subject class of principal balance certificates (or, in the case of the Exchangeable Certificates, the trust component bearing the same alphanumeric designation) and all other classes of principal balance certificates (other than the Exchangeable Certificates, the Exchangeable Combined Certificates and the RR Interest) and the trust components, if any, that are senior to such class or trust component, and the denominator of which is the total initial certificate balance of all the principal balance certificates (other than the Exchangeable Certificates, the Exchangeable Combined Certificates and the RR Interest) and the trust components (without regard to the RR Interest). The Certificate Principal to Value Ratios of the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates are calculated in the aggregate for those classes as if they were a single class. The Certificate Principal to Value Ratio for any trust component is equal to the Certificate Principal to Value Ratio for the class of Exchangeable Certificates with the same alphanumeric designation. The Certificate Principal to Value Ratio for any class of Exchangeable Combined Certificates is equal to the Certificate Principal to Value Ratio for the most subordinate trust component in which such class represents an interest.

(7)	The pass-through rate for each class of the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-S, Class B, Class C, Class D, Class E-1, Class E-2, Class F-1, Class F-2, Class G-1, Class G-2, Class H-1 and Class H-2 certificates (which, together with each class of Exchangeable Combined Certificates and the RR Interest, are referred to as the “principal balance certificates”) will be one of the following: (i) a fixed rate per annum, (ii) a variable rate per annum equal to the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, (iii) a variable rate per annum equal to the lesser of (a) a fixed rate and (b) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date or (iv) a variable rate per annum equal to the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date minus a specified percentage. The RR Interest will have a pass-through rate equal to the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the net mortgage interest rates will be adjusted as necessary to a 30/360 basis. Each class of Exchangeable Combined Certificates will not have a pass-through rate, but will be entitled to receive the sum of the interest distributable on its allocable share in the Corresponding Trust Components. The pass-through rate on each trust component will at all times be the same as the pass-through rate of the class of Exchangeable Certificates with the same alphanumeric designation. Any distribution of interest to a class of Exchangeable Combined Certificates on the first distribution date is expected to be in an amount that would produce an effective pass-through rate equal to the weighted average of the pass-through rates of the Corresponding Trust Components for the first distribution date, weighted on the basis of their respective aggregate certificate balances outstanding immediately prior to that distribution date.

(8)	The Class X-A, Class X-B and Class X-D certificates (collectively referred to as the “Class X certificates”) are notional amount certificates and will not be entitled to distributions of principal. The notional amount of the Class X-A certificates will be equal to the aggregate certificate balance of the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates. The notional amount of the Class X-B certificates will be equal to the aggregate certificate balance of the Class A-S and Class B certificates. The notional amount of the Class X-D certificates will be equal to the certificate balance of the Class D certificates.

(9)	The pass-through rate for the Class X-A certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates for the related distribution date, weighted on the basis of their respective certificate balances outstanding immediately prior to that distribution date. The pass-through rate for the Class X-B certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class A-S and Class B certificates for the related distribution date, weighted on the basis of their respective certificate balances outstanding immediately prior to that distribution date. The pass-through rate for the Class X-D certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the pass-through rate for the related distribution date of the Class D certificates. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the net mortgage interest rates will be adjusted as necessary to a 30/360 basis.

(10)	Not offered pursuant to the Preliminary Prospectus or this Term Sheet. Information provided in this Term Sheet regarding the characteristics of these certificates is provided only to enhance your understanding of the offered certificates. The privately offered certificates also include the Class V and Class R certificates, which do not have a certificate balance, notional amount, pass-through rate, rating or rated final distribution date, and which are not shown in the chart. The Class V certificates represent a beneficial ownership interest held through the grantor trust in certain excess interest in respect of mortgage loans having anticipated repayment dates, if any. The Class R certificates represent the beneficial ownership of the residual interest in each of the real estate mortgage investment conduits, as further described in the Preliminary Prospectus.

(11)	The initial balance of each class of Exchangeable Certificates shown in the table above represents the maximum principal balance of such class assuming no Exchangeable Combined Certificates have been issued. The initial certificate principal balance of each class of Exchangeable Combined Certificates shown in the table is equal to the aggregate of the initial certificate principal balances shown in the table of the corresponding classes of Exchangeable Certificates and represents the maximum certificate principal balance of such class of Exchangeable Combined Certificates that could be issued in an exchange. Such initial certificate principal balances of the classes of Exchangeable Combined Certificates are not included in the aggregate certificate principal balance of the offered certificates set forth on the cover page of this Term Sheet.

(12)	On the closing date, the upper-tier REMIC of the issuing entity will issue the following trust components (each a “trust component”), which will have outstanding principal balances on the closing date set forth below:

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2016-BNK2	Structural Overview

Trust Component	Initial Outstanding Principal Balance
Class E-1 Trust Component	$9,047,000
Class E-2 Trust Component	$9,047,000
Class F-1 Trust Component	$3,446,500
Class F-2 Trust Component	$3,446,500
Class G-1 Trust Component	$6,031,000
Class G-2 Trust Component	$6,031,000
Class H-1 Trust Component	$7,755,027
Class H-2 Trust Component	$7,755,028

The trust components will be held in the grantor trust for the benefit of the holders of the following classes of “Exchangeable Certificates” and “Exchangeable Combined Certificates”. Each class of Exchangeable Certificates represents an interest in a portion of the trust component with the same alphanumeric designation (with respect to such class of Exchangeable Certificates, the “Corresponding Trust Component”). Each class of Exchangeable Combined Certificates represents an interest in a portion of each trust component with the same alphanumeric designation as a corresponding class of Exchangeable Certificates set forth below (with respect to such class of Exchangeable Combined Certificates, the “Corresponding Trust Components”). Each class of Exchangeable Combined Certificates may be exchanged for the Corresponding Classes of Exchangeable Certificates set forth next to such Class in the table below in the relevant Exchange Percentages, and vice versa. Following any exchange of any class of Exchangeable Combined Certificates for the corresponding classes of Exchangeable Certificates, or vice versa, the portion of the outstanding certificate balances of the underlying trust components that is represented by the Exchangeable Combined Certificates and the Corresponding Exchangeable Certificates will be increased or decreased accordingly. The “Exchange Percentage” set forth next to each Class of Exchangeable Certificates in the table below represents the percentage of the aggregate original certificate balance of all Exchangeable Certificates involved in an exchange that is represented by the original certificate balance of such class of Exchangeable Certificates that is required to be surrendered to receive the corresponding Exchangeable Combined Certificates (or that will be received if Exchangeable Combined Certificates are surrendered).

Class of Exchangeable Combined Certificates	Corresponding Classes of Exchangeable Certificates	Exchange Percentage
Class E Certificates	Class E-1 Certificates	50%
	Class E-2 Certificates	50%
Class F Certificates	Class F-1 Certificates	50%
	Class F-2 Certificates	50%
Class EF Certificates	Class E-1 Certificates	36.2068275503262%
	Class E-2 Certificates	36.2068275503262%
	Class F-1 Certificates	13.7931724496738%
	Class F-2 Certificates	13.7931724496738%
Class G Certificates	Class G-1 Certificates	50%
	Class G-2 Certificates	50%
Class EFG Certificates	Class E-1 Certificates	24.4190126589112%
	Class E-2 Certificates	24.4190126589112%
	Class F-1 Certificates	9.3025452778753%
	Class F-2 Certificates	9.3025452778753%
	Class G-1 Certificates	16.2784420632136%
	Class G-2 Certificates	16.2784420632136%
Class H Certificates	Class H-1 Certificates	49.9999967762848%
	Class H-2 Certificates	50.0000032237152%

(13)	The effective interest rate for the RR Interest will be the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2016-BNK2	Structural Overview

Issue Characteristics

Offered Certificates:	$599,684,000 (approximate) monthly pay, multi-class, commercial mortgage pass-through certificates, consisting of eight principal balance classes (Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-S, Class B and Class C) and two interest-only classes (Class X-A and Class X-B)
Co-Lead Bookrunning Managers:	Morgan Stanley & Co. LLC, Wells Fargo Securities, LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated
Co-Managers:	Academy Securities Inc.
Mortgage Loan Sellers:	Wells Fargo Bank, National Association, Morgan Stanley Mortgage Capital Holdings LLC and Bank of America, National Association
Rating Agencies:	Fitch Ratings, Inc., Moody’s Investors Service, Inc. and S&P Global Ratings
Master Servicer:	Wells Fargo Bank, National Association
Special Servicer:	C-III Asset Management LLC
Certificate Administrator/ Certificate Registrar/Custodian:	Wells Fargo Bank, National Association
Trustee:	Wilmington Trust, National Association
Operating Advisor:	Park Bridge Lender Services LLC
Asset Representations Reviewer:	Park Bridge Lender Services LLC
Initial Directing Certificateholder:	C-III Investment Management LLC or an affiliate thereof
Risk Retention Consultation Party:	Morgan Stanley Mortgage Capital Holdings LLC
U.S. Credit Risk Retention:	For a discussion on the manner in which the credit risk retention requirements, if they were in effect, would be addressed by Morgan Stanley Mortgage Capital Holdings LLC, as the retaining sponsor, see “Credit Risk Retention” in the Preliminary Prospectus.
EU Risk Retention:	For a discussion of the manner in which each of Morgan Stanley Bank, N.A., Bank of America, National Association and Wells Fargo Bank, National Association will covenant and represent to each other, the issuing entity and the trustee to retain a material net economic interest in the securitization for the purpose of the EU risk retention requirements and due diligence requirements, see “EU Securitization Risk Retention Requirements” in the Preliminary Prospectus.
Cut-off Date:	The mortgage loans will be considered part of the trust fund as of their respective cut-off dates. The cut-off date with respect to each mortgage loan is the respective due date for the monthly debt service payment that is due in November 2016 (or, in the case of any mortgage loan that has its first due date after November 2016, the date that would have been its due date in November 2016 under the terms of that mortgage loan if a monthly debt service payment were scheduled to be due in that month).
Expected Pricing Date:	Week of October 31, 2016
Expected Closing Date:	Week of November 22, 2016
Determination Dates:	The 11th day of each month or, if the 11th day is not a business day, then the business day immediately following such 11th day.
Distribution Dates:	The 4th business day following each determination date. The first distribution date will be in December 2016.
Rated Final Distribution Date:	The distribution date in November 2049
Interest Accrual Period:	Preceding calendar month
Payment Structure:	Sequential pay
Tax Treatment:	REMIC
Optional Termination:	1.00% clean-up call
Minimum Denominations:	$10,000 for each class of Offered Certificates (other than Class X-A and Class X-B certificates); $1,000,000 for the Class X-A and Class X-B certificates
Settlement Terms:	DTC, Euroclear and Clearstream
Legal/Regulatory Status:	Each class of Offered Certificates is expected to be eligible for exemptive relief under ERISA. No class of Offered Certificates is SMMEA eligible.
Analytics:	The certificate administrator is expected to make available all distribution date statements, CREFC® reports and supplemental notices received by it to certain modeling financial services as described in the Preliminary

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2016-BNK2	Structural Overview

Prospectus.
Bloomberg Ticker:	MSC 2016-BNK2<MTGE><GO>
Risk Factors:	THE CERTIFICATES INVOLVE CERTAIN RISKS AND MAY NOT BE SUITABLE FOR ALL INVESTORS. SEE THE “RISK FACTORS” SECTION OF THE PRELIMINARY PROSPECTUS.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2016-BNK2	Structural Overview

Structural Overview

Allocation Between the RR Interest and the Non-Retained Certificates:	Amounts available for distributions to the holders of the Certificates (including the RR Interest) will be allocated between amounts available for distribution to the holders of the RR Interest, on the one hand, and to all other Certificates, referred to herein as the “Non-Retained Certificates”, on the other hand. The portion of such amount allocable to (a) the RR Interest will at all times be the product of such amount multiplied by 5% and (b) the Non-Retained Certificates will at all times be the product of such amount multiplied by the difference between 100% and the percentage set forth in clause (a) (each, the respective “Percentage Allocation Entitlement”).
Accrual:	Each class of Offered Certificates will accrue interest on a 30/360 basis.
Amount and Order of Distributions:

On each distribution date, the Non-Retained Certificates’ Percentage Allocation Entitlement of funds available for distribution from the mortgage loans, net of (i) specified expenses of the issuing entity, including fees payable to, and costs and expenses reimbursable to, the master servicer, any primary servicer, the special servicer, the certificate administrator, the trustee, the operating advisor, the asset representations reviewer and CREFC®, (ii) any yield maintenance charges and prepayment premiums and (iii) any excess interest distributable to the Class V certificates, will be distributed in the following amounts and order of priority:

First, to the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class X-A, Class X-B and Class X-D certificates, in respect of interest, up to an amount equal to, and pro rata in accordance with, the interest entitlements for those classes;

Second, to the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates as follows, to the extent of funds allocated to principal and available for distribution: either (i)(a) first, to principal on the Class A-SB certificates, until the certificate balance of the Class A-SB certificates is reduced to the planned principal balance for the related distribution date set forth in Annex E to the Preliminary Prospectus, and (b) second, to principal on each class of the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates, in that order, in each case until the certificate balance of such class of certificates has been reduced to zero, or (ii) if the certificate balance of each class of principal balance certificates other than the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates and the RR Interest has been reduced to zero as a result of the allocation of losses on the mortgage loans to those certificates, to principal on the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates, pro rata, without regard to the distribution priorities described above or the planned principal balance of the Class A-SB certificates;

Third, to the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates, up to an amount equal to, and pro rata based on, any previously unreimbursed losses (plus interest thereon) on the mortgage loans allocable to principal that were previously borne by each such class;

Fourth, to each class of the Class A-S, Class B and Class C certificates, in that order, as follows: (a) to interest on such class of certificates in the amount of its interest entitlement; (b) to the extent of funds allocable to principal remaining after distributions in respect of principal to each class with a higher priority (as set forth in this clause or prior enumerated clauses set forth above), to principal on such class of certificates until its certificate balance has been reduced to zero; and (c) to reimburse such class of certificates, for any previously unreimbursed losses on the mortgage loans (plus interest thereon) that were previously allocated to those certificates;

Fifth, to the non-offered certificates (other than the Class X-D, Class V and Class R certificates) in the amounts and order of priority described in “Description of the Certificates—Distributions” in the Preliminary Prospectus; and

Sixth, to the Class R certificates, any remaining amounts.

Interest and Principal Entitlements:

The interest entitlement of each class of Offered Certificates on each distribution date generally will be the interest accrued during the related interest accrual period on the related certificate balance or notional amount at the related pass-through rate, net of any prepayment interest shortfalls allocated to that class for such distribution date as described below. If prepayment interest shortfalls arise from voluntary prepayments on serviced mortgage loans during any collection period, the master servicer is required to make a limited compensating interest payment to offset those shortfalls. See “Description of the Certificates—Prepayment Interest Shortfalls” in the Preliminary Prospectus. The remaining amount of prepayment interest shortfalls will be allocated between the RR Interest, on one hand, and the Non-Retained Certificates, on the other hand, in accordance with their respective Percentage Allocation Entitlements. The prepayment interest shortfalls allocated to the Non-Retained Certificates (other than the Class V and Class R Certificates) will be allocated among such classes of certificates entitled to interest, on a pro rata basis, based on their respective amounts of accrued interest for the related distribution date, to reduce the interest entitlement on each such class of certificates. If a class receives less than the entirety of its interest entitlement on any distribution date, then the shortfall (excluding any shortfall due to prepayment interest shortfalls), together with interest thereon, will be added to its interest entitlement for the next succeeding distribution date.

The principal distribution amount for each distribution date generally will be the aggregate amount of principal received or advanced in respect of the mortgage loans, net of any non-recoverable advances and interest thereon and any workout-delayed reimbursement amounts that are reimbursed to the master servicer or the trustee during the related collection period. Non-recoverable advances and interest thereon are reimbursable from principal collections before reimbursement from other amounts. Workout-delayed reimbursement amounts will be reimbursable from principal collections. The Non-Retained Certificates will be entitled to the portion of the aggregate principal distribution amount equal to their Percentage Allocation Entitlement.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2016-BNK2	Structural Overview

Special Servicer Compensation:

The principal compensation to be paid to the special servicer in respect of its special servicing activities will be the special servicing fee, the workout fee and the liquidation fee.

The special servicing fee for each distribution date is calculated based on the outstanding principal balance of each serviced mortgage loan that is a specially serviced mortgage loan (and any related serviced companion loan) or as to which the related mortgaged property has become an REO property at the special servicing fee rate, which will be a rate equal to the greater of 0.25% per annum and the per annum rate that would result in a special servicing fee for the related month of (i) $3,500 or (ii) with respect to any mortgage loan with respect to which the Risk Retention Consultation Party is entitled to consult with the special servicer, for so long as the related mortgage loan is a specially serviced mortgage loan, and during the continuance of a consultation termination event, $5,000. The special servicing fee will be payable monthly, first, from liquidation proceeds, insurance and condemnation proceeds, and other collections in respect of the related specially serviced mortgage loan or REO property and, then, from general collections on all the mortgage loans and any REO properties.

The special servicer will also be entitled to (i) liquidation fees generally equal to 1.0% (or, if such rate would result in an aggregate liquidation fee less than $25,000, then the liquidation fee rate will be equal to the lesser of (i) 3.0% and (ii) such lower rate as would result in an aggregate liquidation fee equal to $25,000) of liquidation proceeds and certain other collections in respect of a specially serviced mortgage loan (and any related serviced companion loan) or related REO property and of amounts received in respect of mortgage loan repurchases by the related mortgage loan sellers and (ii) workout fees generally equal to 1.0% of interest (other than post-ARD excess interest on mortgage loans with anticipated repayment dates and other than default interest) and principal payments made in respect of a rehabilitated mortgage loan (and any related serviced companion loan), subject to a floor of $25,000 with respect to any mortgage loan, whole loan or related REO property, and in the case of each of clause (i) and (ii), subject to certain adjustments and exceptions as described in the Preliminary Prospectus under “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses—Special Servicer Compensation”.

With respect to any non-serviced mortgage loan, the related special servicer under the related other pooling and servicing agreement pursuant to which such mortgage loan is being serviced will be entitled to similar compensation as that described above with respect to such non-serviced mortgage loan under such other pooling and servicing agreement as further described in the Preliminary Prospectus, although any related fees may accrue at a different rate and there may be a higher (or no) cap on liquidation and workout fees.

Prepayment Premiums/Yield Maintenance Charges:

If any yield maintenance charge or prepayment premium is collected during any collection period with respect to any mortgage loan, then on the immediately succeeding distribution date, the certificate administrator will pay that yield maintenance charge or prepayment premium in the following manner: (i)(a) to the holders of each class of the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-S, Class B, Class C and Class D certificates, the product of (x) the Non-Retained Certificates’ Percentage Allocation Entitlement of such yield maintenance charge or prepayment premium, (y) the related Base Interest Fraction for such class, and (z) a fraction, the numerator of which is equal to the amount of principal distributed to such class for that distribution date, and the denominator of which is the total amount of principal distributed to such classes of principal balance certificates for that distribution date, (b) to the holders of the Class X-A certificates, the excess, if any, of (x) the product of (1) the Non-Retained Certificates’ Percentage Allocation Entitlement of such yield maintenance charge or prepayment premium and (2) a fraction, the numerator of which is equal to the amount of principal distributed to the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates for that distribution date, and the denominator of which is the total amount of principal distributed to the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-S, Class B, Class C and Class D certificates for that distribution date, over (y) the amount of such yield maintenance charge or prepayment premium distributed to the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 Certificates as described above, and (c) to the holders of the Class X-B certificates, any remaining portion of the Non-Retained Certificates’ Percentage Allocation Entitlement of such yield maintenance charge or prepayment premium not distributed as described above, and (ii) to the RR Interest, its Percentage Allocation Entitlement of such yield maintenance charge or prepayment premium.

No prepayment premiums or yield maintenance charges will be distributed to the holders of the Class X-D, Class E-1, Class E-2, Class E, Class F-1, Class F-2, Class F, Class EF, Class G-1, Class G-2, Class G, Class EFG, Class H-1, Class H-2, Class H, Class V or Class R Certificates.

“Base Interest Fraction” means, with respect to any principal prepayment of any mortgage loan that provides for the payment of a yield maintenance charge or prepayment premium, and with respect to any class of principal balance certificates (other than the RR Interest), a fraction (A) the numerator of which is the greater of (x) zero and (y) the difference between (i) the pass-through rate on that class, and (ii) the applicable discount rate and (B) the denominator of which is the difference between (i) the mortgage interest rate on the related mortgage loan and (ii) the applicable discount rate; provided, that: under no circumstances will the Base Interest Fraction be greater than one; if the discount rate referred to above is greater than or equal to both the mortgage interest rate on the related mortgage loan and the pass-through rate on that class, then the Base Interest Fraction will equal zero; and if the discount rate referred to above is greater than or equal to the mortgage interest rate on the related mortgage loan and is less than the pass-through rate on that class, then the Base Interest Fraction will be equal to 1.0.

Consistent with the foregoing, the Base Interest Fraction is equal to:

(Pass-Through Rate – Discount Rate)
(Mortgage Rate – Discount Rate)

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2016-BNK2	Structural Overview

Realized Losses:	On each distribution date, immediately following the distributions to be made to the certificateholders on that date, the certificate administrator is required to calculate the amount, if any, by which (i) the aggregate stated principal balance of the mortgage loans, including any successor REO loans, expected to be outstanding immediately following that distribution date is less than (ii) the then aggregate certificate balance of the principal balance certificates after giving effect to distributions of principal on that distribution date. The Non-Retained Certificates’ Percentage Allocation Entitlement of such amount will be applied to the Class H-2, Class H-1, Class G-2, Class G-1, Class F-2, Class F-1, Class E-2 and Class E-1 trust components, in that order, in each case until the related principal balance has been reduced to zero (and in each case, to the corresponding classes of Exchangeable Certificates and Exchangeable Combined Certificates, pro rata based on their respective interests in the related trust component until their respective certificate balances have been reduced to zero), and then to the Class D, Class C, Class B and Class A-S certificates, in that order, in each case until the related certificate balance has been reduced to zero, and then to the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates, pro rata based upon their respective certificate balances, until their respective certificate balances have been reduced to zero.
Serviced Whole Loans:

Each of the following mortgaged properties secures a mortgage loan and one or more pari passu promissory notes (each, a “serviced pari passu companion loan”) that will be serviced pursuant to the related intercreditor agreement and (subject to the discussion in the next paragraph) the pooling and servicing agreement for this transaction: 101 Hudson Street, Harlem USA, The Orchard, Fremaux Town Center, and American Greetings HQ. With respect to each such mortgaged property, the related mortgage loan, together with the related serviced pari passu companion loan(s), is referred to herein (for so long as it is serviced under the pooling and servicing agreement for this transaction) as a “serviced pari passu whole loan.” Each serviced pari passu companion loan is not part of the mortgage pool and may be contributed to one or more future securitization transactions (if not already securitized) or may be otherwise transferred at any time, subject to compliance with the related intercreditor agreement. See the tables below entitled “Mortgage Loans with Pari Passu Companion Loans” and “Mortgage Loans with Subordinate Debt,” as well as “Description of the Mortgage Pool—The Whole Loans” in the Preliminary Prospectus, for additional information regarding each such whole loan.

With respect to each of The Orchard, Fremaux Town Center and the American Greetings HQ whole loans (each, a “servicing shift whole loan”), the pooling and servicing agreement for this transaction will govern servicing of such whole loan until the securitization of the related control note; however, servicing of such whole loan will generally be directed by the holder of such control note (which is not included in this securitization), and such holder will have the right to replace the special servicer with respect to the related whole loan with or without cause. After the securitization of the related control note, each servicing shift whole loan will cease to be a serviced whole loan and will be serviced pursuant to the pooling and servicing agreement for another securitization transaction (see “Non-Serviced Whole Loans” below).

Non-Serviced Whole Loans:	Each of the following mortgaged properties secures a mortgage loan (each, a “non-serviced mortgage loan”), one or more pari passu promissory notes and, in some cases, one or more generally subordinate promissory notes (each such pari passu or generally subordinate promissory note, a “non-serviced companion loan”) that will be serviced pursuant to the related intercreditor agreement and the pooling and servicing agreement or trust and servicing agreement (referred to herein as a related “pooling and servicing agreement”) for another securitization transaction: The Orchard (after the securitization of The Orchard control note), Huntington Center, One Penn Center, International Square, Briarwood Mall, Fremaux Town Center (after the securitization of the Fremaux Town Center control note), American Greetings HQ (after the securitization of the American Greetings HQ control note) and Conrad Indianapolis. With respect to each such mortgaged property, the related mortgage loan, together with the related non-serviced companion loan(s), is referred to herein (for so long as it is serviced under the pooling and servicing agreement for another securitization transaction) as a “non-serviced whole loan.” Each non-serviced companion loan is not part of the mortgage pool and may be contributed to one or more future securitization transactions (if not already securitized) or may be otherwise transferred at any time, subject to compliance with the related intercreditor agreement. Servicing of each non-serviced whole loan will generally be directed by the holder of the related control note (or, if such control note is included in a securitization, the directing certificateholder thereunder (or other party designated to exercise the rights of such control note)), and such holder will have the right to replace the special servicer with respect to the related whole loan with or without cause. See the tables below entitled “Mortgage Loans with Pari Passu Companion Loans” and “Mortgage Loans with Subordinate Debt” as well as “Description of the Mortgage Pool—The Whole Loans” in the Preliminary Prospectus, for additional information regarding each such whole loan.
Directing Certificateholder/ Controlling Class:	The “Directing Certificateholder” will be (i) with respect to a servicing shift mortgage loan, the related Loan-Specific Directing Certificateholder, and (ii) with respect to each other mortgage loan, the Controlling Class Certificateholder (or its representative) selected by more than 50% (by certificate balance) of the Controlling Class Certificateholders; provided, that (1) absent that selection, (2) until a Directing Certificateholder is so selected or (3) upon receipt of a notice from a majority of the Controlling Class Certificateholders that a Directing Certificateholder is no longer designated, the Controlling Class Certificateholder that owns the largest aggregate certificate balance of the Controlling Class (or its representative) will be the Directing Certificateholder; provided, that (i) in the case of clause (3), if no one holder owns the largest aggregate certificate balance of the Controlling Class, then there will be no Directing Certificateholder until appointed in accordance with the terms of the pooling and servicing agreement, and (ii) the certificate administrator and the other parties to the pooling and servicing agreement will be entitled to assume that the identity of the Directing Certificateholder has not changed until such parties receive written notice of a replacement of the Directing Certificateholder from a party holding the requisite interest in the Controlling Class (as confirmed by the certificate registrar), or the resignation of the then current Directing Certificateholder.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2016-BNK2	Structural Overview

The “Loan-Specific Directing Certificateholder” with respect to a servicing shift mortgage loan is the “controlling holder”, the “directing certificateholder”, the “directing holder”, “directing lender” or any analogous concept under the related intercreditor agreement. Prior to the securitization of the related control note, the Loan-Specific Directing Certificateholder with respect to a servicing shift mortgage loan will be the holder of the related control note. On and after the securitization of the related control note, there will be no Loan-Specific Directing Certificateholder with respect to such servicing shift mortgage loan.

The “Controlling Trust Components” will be, collectively, the most subordinate pair of trust components having the same alphabetical designation with an aggregate certificate balance, as notionally reduced by the application of any Cumulative Appraisal Reduction Amounts (as specified below), at least equal to 25% of the aggregate initial certificate balance of such trust components; provided, that if at any time the certificate balances of the certificates other than the Control Eligible Certificates have been reduced to zero as a result of principal payments on the mortgage loans, then the Controlling Trust Components will be the most subordinate pair of trust components having the same alphabetical designation that have an aggregate certificate balance greater than zero without regard to any Cumulative Appraisal Reduction Amounts. The Controlling Trust Components as of the closing date will be the Class H-1 and Class H-2 trust components.

The “Controlling Class” will be, as of any time of determination, all classes of certificates, collectively, within the grouping of Control Eligible Certificates that relates to the Controlling Trust Components. The Controlling Class as of the closing date will be, collectively, the Class H-1, Class H-2 and Class H certificates.

The “Control Eligible Certificates” will be all classes of certificates, collectively, within each of the following four groupings of certificates:

(i) the classes of certificates related to the Class E-1 and Class E-2 trust components, being the Class E-1, Class E-2, Class E, Class EF and Class EFG certificates, in the case of each such class, only to the extent evidencing an interest in such trust components;

(ii) the classes of certificates related to the Class F-1 and Class F-2 trust components, being the Class F-1, Class F-2, Class F, Class EF and Class EFG certificates, in the case of each such class, only to the extent evidencing an interest in such trust components;

(iii) the classes of certificates related to the Class G-1 and Class G-2 trust components, being the Class G-1, Class G-2, Class G and Class EFG certificates, in the case of each such class, only to the extent evidencing an interest in such trust components; and

(iv) the classes of certificates related to the Class H-1 and Class H-2 trust components, being the Class H-1, Class H-2 and Class H certificates, in the case of each such class, only to the extent evidencing an interest in such trust components.

Control Rights:

Prior to a Control Termination Event, the Directing Certificateholder will have certain consent and consultation rights under the pooling and servicing agreement with respect to certain major decisions and other matters. A “Control Termination Event” will occur when (i) the Class E-1 and Class E-2 trust components have an aggregate certificate balance (taking into account the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the certificate balance thereof) of less than 25% of the initial aggregate certificate balance of such trust components; or (ii) the holder of a majority of the aggregate certificate balance of the Class E-1, Class E-2, Class E, Class EF and Class EFG certificates (such majority determined counting only the portion of the certificate balance of each such class evidencing an interest in the Class E-1 or Class E-2 trust components) has irrevocably waived its right, in writing, to exercise any of the rights of the controlling class certificateholder and such rights have not been reinstated to a successor controlling class certificateholder; provided that no Control Termination Event may occur with respect to the Loan-Specific Directing Certificateholder, and the term “Control Termination Event” will not be applicable to the Loan-Specific Directing Certificateholder; provided, further, that a Control Termination Event will be deemed not continuing in the event that the certificate balances of the principal balance certificates other than the Control Eligible Certificates and the RR Interest have been reduced to zero as a result of principal payments on the mortgage loans.

After the occurrence of a Control Termination Event but prior to the occurrence of a Consultation Termination Event, the Directing Certificateholder will not have any consent rights, but the Directing Certificateholder and the operating advisor will each have certain non-binding consultation rights under the pooling and servicing agreement with respect to certain major decisions and other matters. A “Consultation Termination Event” will occur (i) when there is no grouping of Control Eligible Certificates as to which the related trust components, collectively, have an aggregate certificate balance (without regard to the application of any Cumulative Appraisal Reduction Amounts) at least equal to 25% of the initial aggregate certificate balance of such trust components; or (ii) the holder of a majority of the aggregate certificate balance of the Class E-1, Class E-2, Class E, Class EF and Class EFG certificates (such majority determined counting only the portion of the certificate balance of each such class evidencing an interest in the Class E-1 or Class E-2 trust components) has irrevocably waived its right, in writing, to exercise any of the rights of the controlling class certificateholder and such rights have not been reinstated to a successor controlling class certificateholder (provided that no Consultation Termination Event resulting solely from the operation of clause (ii) will be deemed to have existed or be in continuance with respect to a successor holder of any such class of certificates that has not irrevocably waived its right to exercise any of the rights of the controlling class certificateholder); provided that no Control Termination Event may occur with respect to the Loan-Specific Directing Certificateholder, and the term “Control Termination Event” will not be applicable to the Loan-Specific Directing Certificateholder; provided, further, that a Control Termination Event will be deemed not continuing in the event that the certificate balances of the principal balance certificates other than the Control Eligible Certificates and the RR Interest have been reduced to zero as a result of principal payments on the mortgage loans.

After the occurrence of a Consultation Termination Event, the Directing Certificateholder will not have any

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2016-BNK2	Structural Overview

consent or consultation rights, except with respect to any rights expressly set forth in the pooling and servicing agreement, and the operating advisor will retain certain non-binding consultation rights under the pooling and servicing agreement with respect to certain major decisions and other matters.

Notwithstanding the proviso to the definitions of “Control Termination Event” and “Consultation Termination Event,” a Control Termination Event and a Consultation Termination Event will be deemed to have occurred with respect to any Excluded Loan with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class, and neither the Directing Certificateholder nor any Controlling Class Certificateholder will have any consent or consultation rights with respect to the servicing of such Excluded Loan.

An “Excluded Loan” (a) with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class, means a mortgage loan or whole loan with respect to which, as of any date of determination, the Directing Certificateholder or the holder of the majority of the Controlling Class is a Borrower Party or (b) with respect to the Risk Retention Consultation Party or the holder of the majority of the RR Interest, a mortgage loan or whole loan with respect to which, as of any date of determination, the Risk Retention Consultation Party or the holder of the majority of the RR Interest is a Borrower Party. It is expected that there will be no Excluded Loans as of the Closing Date with respect to this securitization.

“Borrower Party” means a borrower, a mortgagor, a manager of a mortgaged property, the holder of a mezzanine loan that has been accelerated or as to which foreclosure or enforcement proceedings have been commenced against the equity collateral pledged to secure the related mezzanine loan, or any Borrower Party Affiliate.

“Borrower Party Affiliate” means, with respect to a borrower, a mortgagor, a manager of a mortgaged property or the holder of a mezzanine loan that has been accelerated or as to which foreclosure or enforcement proceedings have been commenced against the equity collateral pledged to secure the related mezzanine loan, (a) any other person controlling or controlled by or under common control with such borrower, mortgagor, manager or mezzanine lender, as applicable, or (b) any other person owning, directly or indirectly, 25% or more of the beneficial interests in such borrower, mortgagor, manager or mezzanine lender, as applicable. For the purposes of this definition, “control” when used with respect to any specified person means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

Notwithstanding any of the foregoing to the contrary, if any mortgage loan is part of a whole loan, the consent and/or consultation rights of a controlling class certificateholder with respect thereto may be limited as described in the Preliminary Prospectus. In particular, with respect to each non-serviced whole loan and each servicing shift whole loan, the Directing Certificateholder (other than a Loan-Specific Directing Certificateholder) will only have certain consultation rights with respect to certain major decisions and other matters related to such whole loan, in each case only prior to a Control Termination Event or Consultation Termination Event, as applicable, and the Loan-Specific Directing Certificateholder will be entitled to similar consent and/or consultation rights with respect to such whole loan.

Appraisal Reduction Amounts and Collateral Deficiency Amounts:

An “Appraisal Reduction Amount” generally will be created in the amount, if any, by which the principal balance of a required appraisal loan (which is a mortgage loan with respect to which certain defaults, modifications or insolvency events have occurred as further described in the Preliminary Prospectus) plus other amounts overdue or advanced in connection with such mortgage loan exceeds 90% of the appraised value of the related mortgaged property plus certain escrows and reserves (including letters of credit) held with respect to the mortgage loan.

A mortgage loan will cease to be subject to an Appraisal Reduction Amount when it has been brought current for at least three consecutive months, no additional event of default is foreseeable in the reasonable judgment of the special servicer and no other circumstances exist that would cause such mortgage loan or any related companion loan to be a specially serviced loan; however, a “Collateral Deficiency Amount” may exist with respect to any mortgage loan that is modified into an AB loan structure (an “AB Modified Loan”) and remains a corrected mortgage loan and, if so, will generally equal the excess of (i) the stated principal balance of such AB Modified Loan (taking into account the related junior note(s) and any pari passu notes included therein), over (ii) the sum of (in the case of a whole loan, solely to the extent allocable to the subject mortgage loan) (x) the appraised value of the related mortgaged property plus (y) any capital or additional collateral contributed by the related borrower at the time the loan became an AB Modified Loan plus (z) certain escrows or reserves (including letters of credit) in addition to any amounts set forth in the immediately preceding clause (y) held with respect to the mortgage loan.

As used herein, a “Cumulative Appraisal Reduction Amount” will be the sum of any Appraisal Reduction Amounts and any Collateral Deficiency Amounts.

Any Appraisal Reduction Amount in respect of any non-serviced mortgage loan generally will be calculated in accordance with the other servicing agreement pursuant to which such mortgage loan is being serviced, which calculations are expected to be generally similar to those provided for in the pooling and servicing agreement for this transaction.

If any mortgage loan is part of a whole loan, any Appraisal Reduction Amount or Collateral Deficiency Amount will (or effectively will) be calculated in respect of such whole loan taken as a whole and allocated, to the extent provided in the related intercreditor agreement and the related pooling and servicing agreement, first to any related subordinate companion loan, and second, to the related mortgage loan and any pari passu companion loan on a pro rata basis by unpaid principal balance.

Appraisal Reduction Amounts will proportionately reduce the interest portion of debt service advances required to be made in respect of the related mortgage loan. Appraisal Reduction Amounts and Collateral Deficiency Amounts (to the extent of the Non-Retained Certificates’ Percentage Allocation Entitlement thereof)

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2016-BNK2	Structural Overview

will be taken into account (and applied to the trust components in reverse sequential order) in determining the identity of the controlling class entitled to appoint the Directing Certificateholder and the existence of a Control Termination Event (see “—Directing Certificateholder/Controlling Class” above).
Appraised-Out Class:	An “Appraised-Out Class” is any grouping of Control Eligible Certificates that is determined at any time of determination to no longer be the Controlling Class as a result of the application of any Appraisal Reduction Amounts or Collateral Deficiency Amounts to notionally reduce the certificate balance of the constituent classes. Any Appraised-Out Class may not exercise any direction, control, consent and/or similar rights of the Controlling Class until such time, if any, as such class is reinstated as the Controlling Class, and the rights of the Controlling Class will be exercised by the next most senior class of Control Eligible Certificates that is not an Appraised-Out Class, if any, during such period.
Appraisal Remedy:	The holders of the majority (by certificate balance) of an Appraised-Out Class (such holders, the “Requesting Holders”) will have the right, at their sole expense, to require the special servicer to order a second appraisal of any mortgage loan (or serviced whole loan) for which an appraisal reduction event has occurred or as to which there exists a Collateral Deficiency Amount. With respect to any serviced mortgage loan, the special servicer will be required to use its reasonable best efforts to ensure that such appraisal is delivered within 30 days from receipt of the Requesting Holders’ written request and will be required to ensure that such appraisal is prepared on an “as-is” basis by an MAI appraiser. Upon receipt of such supplemental appraisal, the special servicer will be required to determine, in accordance with the servicing standard, whether, based on its assessment of such supplemental appraisal, any recalculation of the applicable Appraisal Reduction Amount or Collateral Deficiency Amount is warranted and, if so warranted, will be required to recalculate such Appraisal Reduction Amount or Collateral Deficiency Amount, as applicable, based upon such supplemental appraisal and receipt of information requested by the special servicer from the master servicer. If required by any such recalculation, the applicable Appraised-Out Class will be reinstated as the Controlling Class and each Appraised-Out Class will, if applicable, have its related certificate balance notionally restored to the extent required by such recalculation of the Appraisal Reduction Amount or Collateral Deficiency Amount, if applicable.
Sale of Defaulted Loans:

Pursuant to the pooling and servicing agreement, under certain circumstances the special servicer may offer to sell a defaulted serviced mortgage loan, in which event it is required to use reasonable efforts to solicit offers for such defaulted serviced mortgage loan (and any related companion loan (to the extent provided under the related intercreditor agreement) and/or related REO properties).

The Directing Certificateholder will not have a right of first refusal to purchase a defaulted loan.

If the special servicer does not receive an offer at least equal to the outstanding principal balance plus all accrued and unpaid interest and outstanding costs and expenses and certain other amounts specified in the pooling and servicing agreement (the “Par Purchase Price”), the special servicer may purchase the defaulted loan or REO property at the Par Purchase Price or may accept the first offer received from any person that is determined to be a fair price for such defaulted loan or REO property. If multiple offers are received during the period designated by the special servicer for receipt of offers, the special servicer is generally required to select the highest offer. The special servicer will be required to determine whether any cash offer constitutes a fair price for any defaulted loan or REO property if the highest offeror is a person other than a party to the pooling and servicing agreement for this transaction (the “PSA”), the Directing Certificateholder, the Risk Retention Consultation Party, any sponsor, any Borrower Party, any independent contractor engaged by the special servicer, a holder of any related companion loan or mezzanine loan, the depositor, the master servicer, the special servicer (or any independent contractor engaged by such special servicer), or the trustee for the securitization of a companion loan or any known affiliate of any of the preceding entities (each, an “Interested Person”). If an offer is made by an Interested Person, the trustee will be required to determine (based upon the most recent appraisal conducted in accordance with the terms of the PSA) whether the offer constitutes a fair price for the defaulted loan or REO property unless (i) the offer is equal to or greater than the applicable Par Purchase Price and (ii) the offer is the highest offer received. Absent an offer at least equal to the Par Purchase Price, no offer from an Interested Person will constitute a fair price unless (x) it is the highest offer received and (y) at least two other offers are received from independent third parties, and the trustee will be entitled to rely on the opinion of an independent appraiser or other independent expert retained by the trustee in connection with making such determination. Neither the trustee nor any of its affiliates may make an offer for or purchase any specially serviced loan or REO property.

Notwithstanding any of the foregoing to the contrary, the special servicer is not required to accept the highest offer and may accept a lower offer for a defaulted loan or REO property if the special servicer determines (with respect to any mortgage loan other than an Excluded Loan with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class, in consultation with the Directing Certificateholder and the Risk Retention Consultation Party (in each case unless a Consultation Termination Event exists) and, in the case of a serviced whole loan or an REO property related to a serviced whole loan, the related companion loan holder(s)), in accordance with the Servicing Standard (and subject to the requirements of any related intercreditor agreement), that a rejection of such offer would be in the best interests of the certificateholders as a collective whole as if such Certificateholders constituted a single lender, so long as such lower offer was not made by the special servicer or any of its affiliates.

If title to any mortgaged property is acquired by the trust fund, the special servicer will be required to sell such mortgaged property prior to the close of the third calendar year beginning after the year of acquisition, unless (a) the IRS grants or has not denied an extension of time to sell such mortgaged property or (b) the special servicer, trustee and the certificate administrator receive an opinion of independent counsel to the effect that the holding of the property by the trust longer than the above-referenced three-year period will not result in the imposition of a tax on any REMIC of the trust fund or cause any REMIC of the trust fund to fail to qualify as a REMIC.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2016-BNK2	Structural Overview

The foregoing applies to mortgage loans serviced under the PSA. With respect to any non-serviced whole loan, if the special servicer under the applicable pooling and servicing agreement or trust and servicing agreement determines to sell the related controlling companion loan if it becomes a defaulted loan, then the applicable special servicer will be required to sell the related whole loan, including the related mortgage loan included in the MSC 2016-BNK2 securitization trust and the related pari passu companion loan(s) and, under certain circumstances, any subordinate companion loan(s), as a single loan. In connection with any such sale, the special servicer under the applicable pooling and servicing agreement will be required to follow procedures similar to those set forth above.
Risk Retention Consultation Party:	A risk retention consultation party may be appointed by the holder or holders of more than 50% of the RR Interest, by certificate balance. The majority RR Interest holder will have a continuing right to appoint, remove or replace the risk retention consultation party in its sole discretion. This right may be exercised at any time and from time to time. Except with respect to an Excluded Loan as to such party, the risk retention consultation party will be entitled to consult with the special servicer, upon request of the risk retention consultation party, with respect to certain material servicing actions proposed by the special servicer.
Appointment and Replacement of Special Servicer:

The Directing Certificateholder will appoint the initial special servicer as of the closing date. Prior to the occurrence and continuance of a Control Termination Event, the special servicer may generally be replaced at by the Directing Certificateholder with or without cause at any time.

After the occurrence and during the continuance of a Control Termination Event and upon (a) the written direction of holders of principal balance certificates evidencing not less than 25% of the voting rights of all classes of certificates (other than the RR Interest) entitled to principal (taking into account the application of Appraisal Reduction Amounts to notionally reduce the certificate balances of classes to which such Appraisal Reduction Amounts are allocable) requesting a vote to replace the special servicer with a replacement special servicer, (b) payment by such requesting holders to the certificate administrator of all reasonable fees and expenses to be incurred by the certificate administrator in connection with administering such vote and (c) delivery by such holders of a rating agency confirmation from each applicable rating agency, the certificate administrator will be required to promptly post such notice on its internet website and by mail and conduct the solicitation of votes of all certificates in such regard, which such vote must occur within 180 days of the posting of such notice. Upon the written direction of holders of at least 66 2/3% of a Certificateholder Quorum, the trustee will be required to immediately replace the special servicer with a qualified replacement special servicer designated by such holders of certificates.

After the occurrence of a Consultation Termination Event, if the operating advisor determines that the special servicer is not performing its duties as required under the pooling and servicing agreement or is otherwise not acting in accordance with the servicing standard, the operating advisor may also recommend the replacement of the special servicer. The operating advisor’s recommendation to replace the special servicer must be confirmed by an affirmative vote of holders of principal balance certificates evidencing at least a majority of the aggregate voting rights (taking into account the application of any Appraisal Reduction Amounts to notionally reduce the respective certificate balances) of all principal balance certificates on an aggregate basis.

A “Certificateholder Quorum” means, in connection with any solicitation of votes in connection with the replacement of the special servicer or the asset representations reviewer, the holders of certificates evidencing at least 50% of the aggregate voting rights (taking into account the application of realized losses and, other than with respect to the termination of the asset representations reviewer, any Appraisal Reduction Amounts to notionally reduce the certificate balance of the certificates) of all classes of certificates entitled to principal on an aggregate basis.

With respect to each serviced whole loan, any holder of a related pari passu companion loan, following a servicer termination event with respect to the special servicer that affects such holder, will be entitled to direct the trustee (and the trustee will be required) to terminate the special servicer solely with respect to such serviced whole loan. A replacement special servicer will be selected by the trustee or, prior to a Control Termination Event, by the Directing Certificateholder; provided, that any successor special servicer appointed to replace the special servicer with respect to such whole loan can generally not be the entity (or its affiliate) that was terminated at the direction of the holder of the related pari passu companion loan.

Notwithstanding any of the foregoing to the contrary, with respect to each servicing shift whole loan, the holder of the related control note will be entitled to replace the special servicer with respect to such whole loan at any time, with or without cause, and while it is a serviced pari passu whole loan, no other party may replace the special servicer for such whole loan unless there is a servicer termination event with respect thereto.

With respect to any non-serviced whole loan, the MSC 2016-BNK2 trust, as holder of the related mortgage loan, has the right to terminate the special servicer under the related pooling and servicing agreement if a servicer termination event occurs, with respect to such special servicer that affects the trust in its capacity as such holder. Such rights may be exercised by the Directing Certificateholder prior to a Control Termination Event (or the special servicer (consistent with the servicing standard), following the occurrence and during the continuance of a Control Termination Event). The successor special servicer will be selected pursuant to the applicable pooling and servicing agreement by the related directing holder prior to a control termination event under such pooling and servicing agreement.

Servicing Standard:	Each of the master servicer and the special servicer is obligated to service and administer the mortgage loans (and, if applicable, the serviced companion loans) in accordance with the definition of the “Servicing Standard” described in the Preliminary Prospectus and the terms of the pooling and servicing agreement, provided that each non-serviced mortgage loan, if any, will be serviced by another master servicer or special servicer under the pooling and servicing agreement with respect to the securitization of the related companion loan, which

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2016-BNK2	Structural Overview

entities will be obligated to service and administer such non-serviced mortgage loan pursuant to a similar standard set forth in the related pooling and servicing agreement.
Excluded Special Servicer:	If the special servicer is a Borrower Party with respect to any mortgage loan (an “Excluded Special Servicer Loan”), the special servicer will be required to resign as special servicer of that Excluded Special Servicer Loan. Prior to the occurrence of a Control Termination Event, the Directing Certificateholder will be required to appoint (and may remove and replace with or without cause) a separate special servicer that is not a Borrower Party (an “Excluded Special Servicer”) with respect to any Excluded Special Servicer Loan, unless such Excluded Special Servicer Loan is also an Excluded Loan with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class. After the occurrence and during the continuance of a Control Termination Event, if at any time the applicable Excluded Special Servicer Loan is also an Excluded Loan with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class or if the Directing Certificateholder is entitled to appoint the Excluded Special Servicer but does not so appoint within 30 days of notice of such resignation, the resigning special servicer will be required to select the related Excluded Special Servicer. Any Excluded Special Servicer will be required to perform all of the obligations of the special servicer and will be entitled to all special servicing compensation with respect to such Excluded Special Servicer Loan earned while the related mortgage loan is an Excluded Special Servicer Loan.
Liquidated Loan Waterfall:	On liquidation of any mortgage loan, all net liquidation proceeds related to the mortgage loan (but not any related companion loan) will be applied so that amounts allocated as a recovery of accrued and unpaid interest will not, in the first instance, include any delinquent interest that was not advanced as a result of Appraisal Reduction Amounts or accrued on the portion of the stated principal balance thereof equal to any related Collateral Deficiency Amount in effect from time to time and as to which no advance was made. After the adjusted interest amount is so allocated, any remaining liquidation proceeds will be allocated to offset certain advances and to pay principal on the mortgage loan until the unpaid principal amount of the mortgage loan has been reduced to zero. Any remaining liquidation proceeds will then be allocated to pay delinquent interest that was not advanced as a result of Appraisal Reduction Amounts or that accrued on the portion of the stated principal balance thereof equal to any related Collateral Deficiency Amount in effect from time to time and as to which no advance was made.
Operating Advisor:

The operating advisor will be required to perform certain review duties if a Control Termination Event has occurred and is continuing, which will generally include a limited annual review of, and the preparation of a report regarding, certain actions of the special servicer with respect to the resolution and/or liquidation of specially serviced loans. The review and report generally will be based on any asset status reports and additional information delivered to the operating advisor by the special servicer. In addition, if a Control Termination Event has occurred and is continuing, the special servicer must consult with the operating advisor (in addition to the Directing Certificateholder if no Consultation Termination Event has occurred and is continuing) in connection with major decisions with respect to mortgage loans. Furthermore, under certain circumstances, but only if a Consultation Termination Event has occurred and is continuing, the operating advisor may recommend the replacement of the special servicer as described above under “—Appointment and Replacement of Special Servicer”; however, the operating advisor will not have any rights or obligations with respect to a non-serviced whole loan or servicing shift whole loan.

If a Consultation Termination Event has occurred and is continuing, the operating advisor may be removed and replaced without cause upon the affirmative direction of certificates owners holding not less than 75% of the voting rights of all certificates (taking into account the application of Appraisal Reduction Amounts), following a proposal from certificate owners holding not less than 25% of the voting rights of all certificates (taking into account the application of Appraisal Reduction Amounts). The certificateholders who initiate a vote on a termination and replacement of the operating advisor without cause must cause the payment of the fees and expenses incurred in the replacement. In addition, in the event there are no classes of certificates outstanding other than the Control Eligible Certificates, the RR Interest and the Class V and Class R certificates, then all of the rights and obligations of the operating advisor under the PSA will terminate without payment of any penalty or termination fee (other than any rights or obligations that accrued prior to the date of such termination (including accrued and unpaid compensation) and other than indemnification rights arising out of events occurring prior to such termination). See “Pooling and Servicing Agreement—The Operating Advisor—Termination of the Operating Advisor Without Cause” in the Preliminary Prospectus.

Operating Advisor Expenses:	In addition to the Operating Advisor Fee and the Operating Advisor Consulting Fee, the operating advisor will be entitled to reimbursement of Operating Advisor Expenses in accordance with the terms of the PSA. “Operating Advisor Expenses” for each distribution date will equal any unreimbursed indemnification amounts or additional trust fund expenses payable to the operating advisor pursuant to the PSA (other than the Operating Advisor Fee and the Operating Advisor Consulting Fee).
Asset Representations Reviewer:

The asset representations reviewer will be required to review certain delinquent mortgage loans after a specified delinquency threshold has been met and the required percentage of certificateholders vote to direct a review as described below. The asset representations reviewer will be entitled to the Asset Representations Reviewer Fee with respect to such review. See “Pooling and Servicing Agreement—The Asset Representations Reviewer” in the Preliminary Prospectus.

The certificate administrator will be required to notify certificateholders if the specified delinquency threshold has been met as described in the Preliminary Prospectus under “—The Asset Representations Reviewer”.

If certificateholders evidencing not less than 5.0% of the voting rights request a vote to commence an asset review, and if subsequently (i) a majority of those certificateholders who cast votes and (ii) a majority of an Asset Review Quorum authorizes an asset review within 150 days of the request for a vote, the asset representations reviewer will be required to conduct an asset review of delinquent loans.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2016-BNK2	Structural Overview

The asset representations reviewer may be terminated and replaced without cause. Upon (i) the written direction of certificateholders evidencing not less than 25% of the voting rights (without regard to the application of any Appraisal Reduction Amounts) requesting a vote to terminate and replace the asset representations reviewer with a proposed successor asset representations reviewer that is an eligible asset representations reviewer, and (ii) payment by such holders to the certificate administrator of the reasonable fees and expenses to be incurred by the certificate administrator in connection with administering such vote, the certificate administrator will be required to promptly provide notice to all certificateholders and the asset representations reviewer of such request by posting such notice on its internet website, and by mailing such notice to all certificateholders and the asset representations reviewer. Upon the written direction of certificateholders evidencing at least 75% of a Certificateholder Quorum (without regard to the application of any Appraisal Reduction Amounts), the trustee will be required to terminate all of the rights and obligations of the asset representations reviewer under the pooling and servicing agreement (other than any rights or obligations that accrued prior to the date of such termination and other than indemnification rights arising out of events occurring prior to such termination) by written notice to the asset representations reviewer, and the proposed successor asset representations reviewer will be appointed. See “Pooling and Servicing Agreement—The Asset Representations Reviewer” in the Preliminary Prospectus.

An “Asset Review Quorum” means, in connection with any solicitation of votes to authorize an Asset Review as described above, the holders of certificates evidencing at least 5.0% of the aggregate voting rights represented by all certificates that have voting rights.

Dispute Resolution Provisions:

The mortgage loan sellers will be subject to the dispute resolution provisions set forth in the PSA to the extent those provisions are triggered with respect to any mortgage loan sold to the depositor by a mortgage loan seller, and such mortgage loan seller will be obligated under the related mortgage loan purchase agreement to comply with all applicable provisions and to take part in any mediation or arbitration proceedings that may result. Generally, in the event that a Repurchase Request is not “Resolved” within 180 days after the related mortgage loan seller receives such Repurchase Request, then the enforcing servicer will be required to send a notice to the first certificateholder (or beneficial owner) to deliver a certificateholder repurchase request with respect to the mortgage loan (the “Initial Requesting Certificateholder”) (if any) and to the certificate administrator (which will be required to make such notice available to certificateholders via the certificate administrator’s website) indicating the enforcing servicer’s intended course of action with respect to the Repurchase Request. If (a) the enforcing servicer’s intended course of action with respect to the Repurchase Request does not involve pursuing further action to exercise rights against the related mortgage loan seller with respect to the Repurchase Request and the Initial Requesting Certificateholder, if any, or any other certificateholder or certificate owner wishes to exercise its right to refer the matter to mediation (including nonbinding arbitration) or arbitration, or (b) the enforcing servicer’s intended course of action is to pursue further action to exercise rights against the related mortgage loan seller with respect to the Repurchase Request but the Initial Requesting Certificateholder, if any, or any other certificateholder or certificate owner does not agree with the dispute resolution method selected by the enforcing servicer, then the Initial Requesting Certificateholder, if any, or such other certificateholder or certificate owner may deliver a written notice to the special servicer indicating its intent to exercise its right to refer the matter to either mediation or arbitration.

“Resolved” means, with respect to a Repurchase Request, (i) that the related material defect or breach has been cured, (ii) the related mortgage loan has been repurchased in accordance with the related mortgage loan purchase agreement, (iii) a mortgage loan has been substituted for the related mortgage loan in accordance with the related mortgage loan purchase agreement, (iv) the applicable mortgage loan seller has made a loss of value payment, (v) a contractually binding agreement has been entered into between the enforcing servicer, on behalf of the issuing entity, and the related mortgage loan seller that settles the related mortgage loan seller’s obligations under the related mortgage loan purchase agreement, or (vi) the related mortgage loan is no longer property of the issuing entity as a result of a sale or other disposition in accordance with the pooling and servicing agreement. See “Pooling and Servicing Agreement—Dispute Resolution Provisions” in the Preliminary Prospectus.

Investor Communications:	The certificate administrator is required to include on any Form 10-D any request received from a certificateholder to communicate with other certificateholders related to certificateholders exercising their rights under the terms of the PSA. Any certificateholder wishing to communicate with other certificateholders regarding the exercise of its rights under the terms of the PSA will be able to deliver a written request signed by an authorized representative of the requesting investor to the certificate administrator.
Deal Website:	The certificate administrator will be required to maintain a deal website which will include, among other items: (a) summaries of asset status reports prepared by the special servicer, (b) inspection reports, (c) appraisals, (d) various “special notices” described in the Preliminary Prospectus, (e) the “Investor Q&A Forum” and (f) a voluntary “Investor Registry”. Investors may access the deal website following execution of a certification and confidentiality agreement.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2016-BNK2	Collateral Overview

Mortgage Loan Sellers	No. of Mortgage Loans	No. of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Pool(1)
Morgan Stanley Mortgage Capital Holdings LLC	8	8	$230,418,551	31.8%
Wells Fargo Bank, National Association	18	19	$211,739,099	29.2%
Bank of America, National Association	13	15	$210,913,987	29.1%
Wells Fargo Bank, National Association / Bank of America, National Association	1	1	$72,500,000	9.99%
Total:	40	43	$725,571,637	100.0%

Pool Statistics
Aggregate Cut-off Date Balance:	$725,571,637
Number of Mortgage Loans:	40
Average Cut-off Date Balance per Mortgage Loan:	$18,139,291
Number of Mortgaged Properties:	43
Average Cut-off Date Balance per Mortgaged Property:	$16,873,759
Weighted Average Mortgage Rate:	3.933%
% of Pool Secured by 5 Largest Mortgage Loans:	37.6%
% of Pool Secured by 10 Largest Mortgage Loans:	60.0%
% of Pool Secured by ARD Loans(2):	0.0%
Weighted Average Original Term to Maturity (months)(2):	116
Weighted Average Remaining Term to Maturity (months)(2):	115
Weighted Average Seasoning (months):	1
% of Pool Secured by Single Tenant Mortgaged Properties:	4.0%
% of Pool Secured by Refinance Loans:	87.1%
% of Pool Secured by Acquisition Loans:	6.5%
% of Pool Secured by Recapitalization Loans:	6.4%

Additional Debt
% of Pool with Pari Passu Mortgage Debt:	54.3%
% of Pool with Subordinate Mortgage Debt:	7.9%
% of Pool with Mezzanine Debt:	0.0%

Credit Statistics(3)
Weighted Average UW NOI DSCR:	2.40x
Weighted Average UW NOI Debt Yield:	11.1%
Weighted Average UW NCF DSCR:	2.22x
Weighted Average UW NCF Debt Yield:	10.3%
Weighted Average Cut-off Date LTV Ratio(4):	60.5%
Weighted Average Maturity Date LTV Ratio(2)(4):	53.1%

Footnotes are set forth on the following page.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2016-BNK2	Collateral Overview

Amortization

Weighted Average Original Amortization Term (months):	348
Weighted Average Remaining Amortization Term (months):	348
% of Pool Interest Only through Maturity(2):	36.7%
% of Pool Interest Only followed by Amortizing Balloon:	22.8%
% of Pool Amortizing Balloon:	40.5%
% of Pool Fully Amortizing:	0.0%

Lockboxes
% of Pool with Hard Lockboxes:	63.3%
% of Pool with Springing Lockboxes:	29.2%
% of Pool with Soft Lockboxes:	4.1%
% of Pool with No Lockboxes:	3.4%

Reserves
% of Pool Requiring Tax Reserves:	63.6%
% of Pool Requiring Insurance Reserves:	25.5%
% of Pool Requiring Replacement Reserves:	65.0%
% of Pool Requiring TI/LC Reserves(5):	45.3%

Call Protection
% of Pool with lockout period, followed by defeasance until open period:	68.5%
% of Pool with lockout period, followed by the greater of a prepayment premium and yield maintenance until open period:	27.8%
% of Pool with lockout period, followed by defeasance or the greater of a prepayment premium and yield maintenance until open period:	3.7%

(1)	Unless otherwise indicated, all references to “% of Pool” in this Term Sheet reflect a percentage of the aggregate principal balance of the mortgage pool as of the Cut-off Date, after application of all payments of principal due during or prior to November 2016.

(2)	With respect to any ARD Loan, unless otherwise indicated, references in this Term Sheet to the applicable “maturity date” or “maturity” refer to the applicable anticipated repayment date with respect to such ARD Loan, and such applicable anticipated repayment date is treated as its maturity date for all purposes hereof.

(3)	With respect to any mortgage loan that is part of a whole loan, unless otherwise indicated, all LTV, DSCR and Debt Yield calculations in this Term Sheet include any related pari passu companion loans and exclude any subordinate companion loans, as applicable. Additionally, LTV, DSCR and Debt Yield figures in this Term Sheet are calculated for mortgage loans without regard to any additional indebtedness that may be incurred at a future date. With respect to any leased fee loans, the SF/Unit and Balance per SF/Unit figures in this Term Sheet are based on the size of the non-collateral improvements.

(4)	The LTV ratios set forth in this Term Sheet are generally based on the “as-is” values of the related mortgaged properties; provided that the “as-is” value for a portfolio of mortgaged properties may include a premium relating to the valuation of the mortgaged properties as a whole rather than as the sum of individually valued mortgaged properties; provided, further, that such LTV ratios may be based on “as-stabilized”, “as complete” or other contingent values in certain cases in which reserves have been established at origination for the applicable condition or circumstance that is expected to result in stabilization. See the definition of “Appraised Value” under “Description of the Mortgage Pool—Certain Calculations and Definitions” in the Preliminary Prospectus.

(5)	Excludes hospitality, multifamily, manufactured housing, other (leased fee and net lease) and self-storage properties.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2016-BNK2	Collateral Overview

Top 10 Mortgage Loans(1)

Loan No.	Mortgage Loan Seller	Property Name	City	State	Property Type	Cut-off Date Balance	% of Pool	SF/Units	Cut-off Date Balance per SF/Unit	UW NCF DSCR	UW NOI Debt Yield	Cut-off Date LTV	Maturity Date LTV
1	WFB/BANA	101 Hudson Street	Jersey City	NJ	Office	$72,500,000	9.99%	1,341,649	$186.34	3.68x	12.9%	51.8%	51.8%
2	MSMCH	Harlem USA	New York	NY	Retail	$68,000,000	9.4%	245,849	$439.29	2.83x	10.0%	55.4%	55.4%
3	BANA	Cole Retail Portfolio	Various	Various	Retail	$46,500,000	6.4%	544,503	$85.40	2.99x	12.9%	56.8%	56.8%
4	MSMCH	Marriott Albany	Albany	NY	Hospitality	$45,500,000	6.3%	359	$126,740.95	2.11x	14.0%	70.0%	56.1%
5	MSMCH	The Orchard	Lake Forest	CA	Retail	$40,000,000	5.5%	280,644	$359.89	1.35x	8.0%	68.2%	54.3%
6	MSMCH	Huntington Center	Columbus	OH	Office	$40,000,000	5.5%	907,010	$154.35	1.54x	9.2%	75.0%	67.7%
7	WFB	One Penn Center	Philadelphia	PA	Office	$33,000,000	4.5%	689,966	$98.56	1.29x	9.5%	74.7%	66.1%
8	BANA	International Square	Washington	DC	Office	$30,000,000	4.1%	1,158,732	$212.91	4.31x	17.4%	32.6%	32.6%
9	BANA	Briarwood Mall	Ann Arbor	MI	Retail	$30,000,000	4.1%	369,916	$446.05	3.34x	11.7%	49.1%	49.1%
10	WFB	Fremaux Town Center	Slidell	LA	Retail	$29,702,704	4.1%	397,493	$181.83	1.32x	9.0%	62.8%	45.3%
		Total/Wtd. Avg.				$435,202,704	60.0%			2.58x	11.5%	59.4%	54.2%

(1)	With respect to any mortgage loan that is part of a whole loan, unless otherwise indicated, all LTV, DSCR, Debt Yield and Balance per SF/Unit calculations in this Term Sheet include any related pari passu companion loans and exclude any subordinate companion loans, as applicable. Additionally, LTV, DSCR, Debt Yield and Balance per SF/Unit figures in this Term Sheet are calculated for mortgage loans without regard to any additional indebtedness that may be incurred at a future date. With respect to any leased fee loans, the SF/Unit and Balance per SF/Unit figures in this Term Sheet are based on the size of the non-collateral improvements.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2016-BNK2	Collateral Overview

Mortgage Loans with Pari Passu Companion Loans
Loan No.	Mortgage Loan Seller	Property Name	Mortgage Loan Cut-off Date Balance	Aggregate Pari Passu Companion Loan Cut-off Date Balance	Combined Cut-off Date Balance	Lead Servicing Agreement	Master Servicer	Special Servicer	Control Rights	Combined UW NCF DSCR(1)	Combined UW NOI Debt Yield(1)	Combined Cut-off Date LTV(1)
1	WFB/BANA	101 Hudson Street	$72,500,000	$177,500,000	$250,000,000	MSC 2016-BNK2	Wells Fargo	C-III	MSC 2016-BNK2	3.68x	12.9%	51.8%
2	MSMCH	Harlem USA	$68,000,000	$40,000,000	$108,000,000	MSC 2016-BNK2	Wells Fargo	C-III	MSC 2016-BNK2	2.83x	10.0%	55.4%
5	MSMCH	The Orchard	$40,000,000	$61,000,000	$101,000,000	MSC 2016-BNK2(2)	Wells Fargo(2)	C-III(2)	(2)	1.35x	8.0%	68.2%
6	MSMCH	Huntington Center	$40,000,000	$100,000,000	$140,000,000	MSBAM 2016-C31	Wells Fargo	Rialto	MSBAM 2016-C31	1.54x	9.2%	75.0%
7	WFB	One Penn Center	$33,000,000	$35,000,000	$68,000,000	WFCM 2016-BNK1	Wells Fargo	Rialto	WFCM 2016-BNK1	1.29x	9.5%	74.7%
8	BANA	International Square	$30,000,000	$216,700,000	$246,700,000	BAMLL 2016-ISQR	Wells Fargo	Aegon	BAMLL 2016-ISQR	4.31x	17.4%	32.6%
9	BANA	Briarwood Mall	$30,000,000	$135,000,000	$165,000,000	MSBAM 2016-C30	Wells Fargo	LNR	MSBAM 2016-C30	3.34x	11.7%	49.1%
10	WFB	Fremaux Town Center	$29,702,704	$42,573,875	$72,276,579	MSC 2016-BNK2(2)	Wells Fargo(2)	C-III(2)	(2)	1.32x	9.0%	62.8%
11	BANA	American Greetings HQ	$27,000,000	$65,000,000	$92,000,000	MSC 2016-BNK2(2)	Wells Fargo(2)	C-III(2)	(2)	1.45x	10.7%	61.8%
12	WFB	Conrad Indianapolis	$23,671,879	$31,962,031	$55,633,911	WFCM 2016-C36	Wells Fargo	C-III	WFCM 2016-C36	1.71x	12.6%	64.8%

(1)	DSCR, Debt Yield and LTV calculations include any related pari passu companion loans and exclude any subordinate companion loans, as applicable.

(2)	With respect to each of The Orchard, Fremaux Town Center and American Greetings HQ whole loans, the holder of the related control note (with respect to The Orchard whole loan, Morgan Stanley Bank, N.A., with respect to the Fremaux Town Center whole loan, Wells Fargo Bank, National Association and with respect to the American Greetings HQ, Bank of America, National Association) will be the controlling noteholder. No such control note is included in this securitization. Upon a securitization of such control note, servicing of the related whole loan will be governed by the pooling and servicing agreement entered into in connection with such securitization, and the representative of the controlling class under such pooling and servicing agreement is expected to have certain consent and control rights regarding servicing of the related whole loan similar to those of the MSC 2016-BNK2 directing certificateholder with respect to the mortgage loans serviced under the pooling and servicing agreement for this securitization. The master servicer and the special servicer under the pooling and servicing agreement for any such future securitization of a related control note may not be the same as the entities listed above with respect to the related whole loan. See “Description of the Mortgage Loans—The Whole Loans” in the Preliminary Prospectus.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2016-BNK2	Collateral Overview

Mortgage Loans with Subordinate Debt
Loan No.	Mortgage Loan Seller	Property Name	Mortgage Loan Cut-off Date Balance	Cut-off Date Balance per Unit/SF	Subordinate Debt Cut-off Date Balance	UW NCF DSCR	UW NOI Debt Yield	Cut-off Date LTV	Total Debt UW NCF DSCR(1)	Total Debt UW NOI Debt Yield(1)	Total Debt Cut-off Date LTV(1)
8	BANA	International Square	$30,000,000	$212.91	$203,300,000	4.31x	17.4%	32.6%	2.36x	9.5%	59.4%

(1)	Total Debt UW NCF DSCR, Total Debt UW NOI Debt Yield and Total Debt Cut-off Date LTV figures shown above are calculated based on any related pari passu notes and the related subordinate debt.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2016-BNK2	Collateral Overview

Prior Securitization History(1)
Loan No.	Mortgage Loan Seller	Property Name	City	State	Property Type	Cut-off Date Balance	% of Pool	SF/Units	Cut-off Date Balance per SF/Unit	UW NCF DSCR	UW NOI Debt Yield	Cut-off Date LTV	Maturity Date LTV	Prior Securitization
3	BANA	Cole Retail Portfolio	Various	Various	Retail	$46,500,000	6.4%	544,503	$85.40	2.99x	12.9%	56.8%	56.8%	WBCMT 2005-C17
4	MSMCH	Marriott Albany	Albany	NY	Hospitality	$45,500,000	6.3%	359	$126,740.95	2.11x	14.0%	70.0%	56.1%	JPMCC 2007-CB18
5	MSMCH	The Orchard	Lake Forest	CA	Retail	$40,000,000	5.5%	280,644	$359.89	1.35x	8.0%	68.2%	54.3%	JPMCC 2007-LDPX
7	WFB	One Penn Center	Philadelphia	PA	Office	$33,000,000	4.5%	689,966	$98.56	1.29x	9.5%	74.7%	66.1%	LBUBS 2006-C6
8	BANA	International Square	Washington	DC	Office	$30,000,000	4.1%	1,158,732	$212.91	4.31x	17.4%	32.6%	32.6%	LBUBS 2007-C1
12	WFB	Conrad Indianapolis	Indianapolis	IN	Hospitality	$23,671,879	3.3%	247	$225,238.51	1.71x	12.6%	64.8%	52.6%	CSMC 2007-C1
14	WFB	West Covina Parkway Plaza	West Covina	CA	Retail	$20,100,000	2.8%	87,379	$230.03	1.33x	8.0%	54.2%	49.4%	MSC 2007-IQ13
15	BANA	Sunset Terrace Apartments	Panorama City	CA	Multifamily	$18,200,000	2.5%	120	$151,666.67	1.38x	8.4%	60.5%	48.6%	JPMCC 2006-LDP9
17	WFB	Security Public Storage - San Mateo	San Mateo	CA	Self Storage	$15,800,000	2.2%	84,593	$186.78	1.46x	8.8%	64.5%	56.5%	MSC 2007-T25
18	WFB	Sierra View Plaza	Fresno	CA	Retail	$14,775,000	2.0%	116,523	$126.80	1.37x	8.6%	75.0%	62.1%	MSC 2006-T23
22	BANA	Calabasas Self Storage	Calabasas	CA	Self Storage	$11,000,000	1.5%	79,753	$137.93	2.57x	10.4%	56.1%	56.1%	MLCFC 2007-8
25	MSMCH	Colonnade at West Lake Houston	Humble	TX	Retail	$6,973,480	1.0%	54,472	$128.02	1.63x	11.6%	69.0%	56.7%	CWCI 2007-C2
27	BANA	Stoneridge Apartments	Lowell	MI	Multifamily	$6,458,987	0.9%	96	$67,281.11	1.70x	9.9%	78.8%	62.3%	FNA 2012-M14
28	BANA	Grants Pass Retail	Grants Pass	OR	Retail	$6,250,000	0.9%	96,348	$64.87	3.43x	14.1%	46.0%	46.0%	BSCMS 2001-TOP2
31	WFB	Peoria Marketplace	Peoria	AZ	Retail	$3,800,000	0.5%	25,484	$149.11	1.67x	11.1%	63.7%	58.2%	JPMCC 2005-CB13
32	WFB	Valley Springs Self Storage	Valley Springs	CA	Self Storage	$3,750,000	0.5%	84,330	$44.47	1.88x	11.8%	48.4%	39.3%	MLCFC 2007-9
33	WFB	Bear Valley West Self Storage	Victorville	CA	Self Storage	$3,620,680	0.5%	111,220	$32.55	1.74x	11.1%	59.4%	48.2%	LBUBS 2006-C7
34	BANA	Gilbert Road Self Storage	Gilbert	AZ	Self Storage	$3,425,000	0.5%	63,577	$53.87	2.02x	11.9%	50.0%	44.5%	JPMCC 2007-CB18
35	BANA	South Towers Apartments	Los Angeles	CA	Multifamily	$3,180,000	0.4%	33	$96,363.64	1.43x	8.7%	49.7%	39.9%	WBCMT 2006-C28
36	WFB	Shoppes of Marysville	Marysville	OH	Retail	$3,000,000	0.4%	17,801	$168.53	1.66x	10.9%	69.8%	56.2%	MSC 2006-IQ12
37	WFB	San Pedro and Vance Jackson Self Storage	San Antonio	TX	Self Storage	$2,259,610	0.3%	56,099	$40.28	1.44x	9.4%	64.6%	52.9%	CSMC 2006-C5
		Total				$341,264,636	47.0%

(1)	Includes mortgage loans for which all or a portion of the previously existing debt was most recently securitized in conduit securitizations, based on information provided by the related borrower or obtained through searches of a third-party database. The information has not otherwise been confirmed by the mortgage loan sellers. With respect to any mortgage loan that is part of a whole loan, unless otherwise indicated, all LTV, DSCR, Debt Yield and Cut-off Date Balance per SF/Unit calculations include any related pari passu companion loans and exclude any related subordinate companion loans, as applicable.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2016-BNK2	Collateral Overview

Mortgage Loans with Scheduled Balloon Payments and Related Classes(1)

Class A-2 ($45,700,000)
Loan No.	Mortgage Loan Seller	Property Name	State	Property Type	Cut-off Date Balance	% of Pool	Maturity Date Balance	% of Class A-2 Certificate Principal Balance	SF/ Units	Cut-off Date Balance per SF/Unit	UW NCF DSCR	UW NOI Debt Yield	Cut-off Date LTV	Maturity Date LTV	Rem. IO Period (mos.)	Rem. Term to Maturity (mos.)
3	BANA	Cole Retail Portfolio	Various	Retail	$46,500,000	6.4%	$46,500,000	101.8%	544,503	$85.40	2.99x	12.9%	56.8%	56.8%	59	59
40	WFB	Wall Street Industrial Center	TX	Industrial	$1,832,739	0.3%	$1,678,120	3.7%	56,000	$32.73	1.63x	12.5%	69.2%	63.3%	0	59
		Total/Wtd. Avg.			$48,332,739	6.7%	$48,178,120	105.4%			2.94x	12.9%	57.2%	57.0%	57	59

(1)	The table above reflects the mortgage loans whose balloon payments will be applied to pay down the Class A-2 certificates, assuming (i) that none of the mortgage loans experience prepayments, defaults or losses; (ii) there are no extensions of maturity dates; and (iii) each mortgage loan is paid in full on its stated maturity date or, in the case of any mortgage loan with an anticipated repayment date, on such anticipated repayment date. The table above is otherwise based on the Structuring Assumptions set forth under “Yield and Maturity Considerations—Weighted Average Life” in the Preliminary Prospectus.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2016-BNK2	Collateral Overview

Property Type Distribution(1)
Property Type	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Pool	Wtd. Avg. Mortgage Rate	Wtd. Avg. UW NCF DSCR	Wtd. Avg. UW NOI Debt Yield	Wtd. Avg. Cut-off Date LTV	Wtd. Avg. Maturity Date LTV
Retail	16	$296,656,183	40.9%	3.784%	2.22x	10.1%	60.1%	54.1%
Anchored	6	$180,102,704	24.8%	3.717%	1.99x	9.3%	63.0%	54.8%
Power Center	3	$46,500,000	6.4%	3.981%	2.99x	12.9%	56.8%	56.8%
Super Regional Mall	1	$30,000,000	4.1%	3.292%	3.34x	11.7%	49.1%	49.1%
Shadow Anchored	2	$23,900,000	3.3%	4.219%	1.38x	8.5%	55.7%	50.8%
Unanchored	3	$14,123,480	1.9%	4.209%	1.58x	10.9%	66.1%	53.8%
Single Tenant	1	$2,030,000	0.3%	4.450%	2.21x	10.5%	45.1%	45.1%
Office	5	$202,500,000	27.9%	3.776%	2.66x	12.0%	58.6%	53.6%
CBD	4	$175,500,000	24.2%	3.632%	2.85x	12.2%	58.1%	54.8%
Suburban	1	$27,000,000	3.7%	4.716%	1.45x	10.7%	61.8%	45.9%
Hospitality	5	$105,924,409	14.6%	4.319%	1.99x	13.6%	66.1%	53.2%
Full Service	2	$69,171,879	9.5%	4.310%	1.97x	13.5%	68.2%	54.9%
Limited Service	3	$36,752,530	5.1%	4.336%	2.02x	13.8%	62.1%	50.1%
Self Storage	8	$41,880,289	5.8%	4.309%	1.90x	10.3%	58.0%	51.6%
Self Storage	8	$41,880,289	5.8%	4.309%	1.90x	10.3%	58.0%	51.6%
Multifamily	4	$37,326,382	5.1%	4.118%	1.47x	8.8%	65.4%	52.3%
Garden	2	$24,658,987	3.4%	4.141%	1.46x	8.8%	65.3%	52.2%
Student Housing	1	$9,487,395	1.3%	4.010%	1.51x	9.0%	71.0%	56.6%
Mid Rise	1	$3,180,000	0.4%	4.269%	1.43x	8.7%	49.7%	39.9%
Industrial	3	$22,290,415	3.1%	4.447%	1.47x	9.8%	62.6%	51.3%
Warehouse	1	$13,266,432	1.8%	4.480%	1.43x	9.2%	58.5%	47.5%
Flex	2	$9,023,983	1.2%	4.398%	1.53x	10.6%	68.6%	57.0%
Manufactured Housing	2	$18,993,958	2.6%	4.000%	1.84x	11.7%	49.9%	36.0%
Manufactured Housing	2	$18,993,958	2.6%	4.000%	1.84x	11.7%	49.9%	36.0%
Total/Wtd. Avg.	43	$725,571,637	100.0%	3.933%	2.22x	11.1%	60.5%	53.1%

(1)	All numerical information concerning the mortgage loans is approximate and, in the case of mortgage loans secured by multiple properties, is based on allocated loan amounts with respect to such properties. All weighted average information regarding the mortgage loans reflects the weighting of the mortgage loans based on their outstanding principal balances as of the Cut-off Date or, in the case of mortgage loans secured by multiple properties, allocated loan amounts. The sum of numbers and percentages in columns may not match the “Total” due to rounding. With respect to any mortgage loan that is part of a whole loan, unless otherwise indicated, all LTV, DSCR and Debt Yield calculations include any related pari passu companion loans and exclude any related subordinate companion loans, as applicable.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2016-BNK2	Collateral Overview

Geographic Distribution(1)
State or Other Jurisdiction	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Pool	Wtd. Avg. Mortgage Rate	Wtd. Avg. UW NCF DSCR	Wtd. Avg. UW NOI Debt Yield	Wtd. Avg. Cut-off Date LTV	Wtd. Avg. Maturity Date LTV
California	13	$172,173,464	23.7%	4.167%	1.53x	9.0%	61.7%	51.0%
California – Southern(2)	9	$128,361,069	17.7%	4.126%	1.55x	9.0%	59.5%	48.9%
California – Northern(2)	4	$43,812,395	6.0%	4.284%	1.48x	9.0%	68.1%	56.9%
New York	2	$113,500,000	15.6%	3.667%	2.54x	11.6%	61.3%	55.7%
Ohio	4	$83,300,000	11.5%	4.071%	1.59x	10.4%	69.7%	58.6%
New Jersey	1	$72,500,000	9.99%	3.117%	3.68x	12.9%	51.8%	51.8%
Louisiana	2	$41,966,440	5.8%	3.781%	1.81x	10.1%	61.0%	48.7%
Michigan	3	$41,958,987	5.8%	3.538%	2.93x	12.0%	54.4%	50.0%
Pennsylvania	2	$35,030,000	4.8%	4.874%	1.34x	9.6%	73.0%	64.9%
District of Columbia	1	$30,000,000	4.1%	3.615%	4.31x	17.4%	32.6%	32.6%
Texas	6	$28,079,839	3.9%	4.110%	2.39x	12.5%	60.0%	54.9%
Indiana	1	$23,671,879	3.3%	4.520%	1.71x	12.6%	64.8%	52.6%
North Carolina	1	$21,375,000	2.9%	4.196%	1.48x	9.0%	74.5%	64.9%
Oklahoma	1	$19,247,253	2.7%	3.981%	2.99x	12.9%	56.8%	56.8%
Georgia	1	$17,952,530	2.5%	4.260%	1.96x	13.4%	58.9%	47.4%
Nevada	2	$11,341,245	1.6%	4.436%	1.48x	9.9%	64.8%	52.4%
Arizona	2	$7,225,000	1.0%	4.215%	1.84x	11.5%	57.2%	51.7%
Oregon	1	$6,250,000	0.9%	3.689%	3.43x	14.1%	46.0%	46.0%
Total/Wtd. Avg.	43	$725,571,637	100.0%	3.933%	2.22x	11.1%	60.5%	53.1%

(1)	All numerical information concerning the mortgage loans is approximate and, in the case of mortgage loans secured by multiple properties, is based on allocated loan amounts with respect to such properties. All weighted average information regarding the mortgage loans reflects the weighting of the mortgage loans based on their outstanding principal balances as of the Cut-off Date or, in the case of mortgage loans secured by multiple properties, allocated loan amounts. The sum of numbers and percentages in columns may not match the “Total” due to rounding. With respect to any mortgage loan that is part of a whole loan, unless otherwise indicated, all LTV, DSCR and Debt Yield calculations include any related pari passu companion loans and exclude any related subordinate companion loans, as applicable.

(2)	“California – Northern” includes zip codes above 93600, and “California – Southern” includes zip codes at or below 93600.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2016-BNK2	Collateral Overview

Collateral Statistics(1)

Cut-off Date Balance ($)

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
1,832,739 - 5,000,000	11	33,073,028	4.6
5,000,001 - 10,000,000	7	48,413,389	6.7
10,000,001 - 15,000,000	5	64,783,107	8.9
15,000,001 - 20,000,000	3	51,952,530	7.2
20,000,001 - 25,000,000	3	65,146,879	9.0
25,000,001 - 50,000,000	9	321,702,704	44.3
50,000,001 - 72,500,000	2	140,500,000	19.4
Total:	40	$725,571,637	100.0%
Min: $1,832,739	Max: $72,500,000	Avg: $18,139,291

State or Other Jurisdiction

	No. of Mortgaged Properties	Aggregate Cut-off Date Balance ($)	% of Pool
California	13	172,173,464	23.7
California –Southern(2)	9	128,361,069	17.7
California – Northern(2)	4	43,812,395	6.0
New York	2	113,500,000	15.6
Ohio	4	83,300,000	11.5
New Jersey	1	72,500,000	9.99
Louisiana	2	41,966,440	5.8
Michigan	3	41,958,987	5.8
Pennsylvania	2	35,030,000	4.8
District of Columbia	1	30,000,000	4.1
Texas	6	28,079,839	3.9
Indiana	1	23,671,879	3.3
North Carolina	1	21,375,000	2.9
Oklahoma	1	19,247,253	2.7
Georgia	1	17,952,530	2.5
Nevada	2	11,341,245	1.6
Arizona	2	7,225,000	1.0
Oregon	1	6,250,000	0.9
Total:	43	$725,571,637	100.0%

Property Type

	No. of Mortgaged Properties	Aggregate Cut-off Date Balance ($)	% of Pool
Retail	16	296,656,183	40.9
Anchored	6	180,102,704	24.8
Power Center	3	46,500,000	6.4
Super Regional Mall	1	30,000,000	4.1
Shadow Anchored	2	23,900,000	3.3
Unanchored	3	14,123,480	1.9
Single-Tenant	1	2,030,000	0.3
Office	5	202,500,000	27.9
CBD	4	175,500,000	24.2
Suburban	1	27,000,000	3.7
Hospitality	5	105,924,409	14.6
Full Service	2	69,171,879	9.5
Limited Service	3	36,752,530	5.1
Self Storage	8	41,880,289	5.8
Self Storage	8	41,880,289	5.8
Multifamily	4	37,326,382	5.1
Garden	2	24,658,987	3.4
Student Housing	1	9,487,395	1.3
Mid Rise	1	3,180,000	0.4
Industrial	3	22,290,415	3.1
Warehouse	1	13,266,432	1.8
Flex	2	9,023,983	1.2
Manufactured Housing	2	18,993,958	2.6
Manufactured Housing	2	18,993,958	2.6
Total	43	$725,571,637	100.0%

Mortgage Rate (%)

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
3.1170 - 4.0000	14	406,379,128	56.0
4.0001 - 4.5000	19	221,986,019	30.6
4.5001 - 4.9000	7	97,206,489	13.4
Total:	40	$725,571,637	100.0%
Min: 3.1170%	Max: 4.9000%	Wtd Avg: 3.9334%

Original Term to Maturity or ARD (mos.)

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
60	2	48,332,739	6.7
84	1	6,973,480	1.0
120	37	670,265,419	92.4
Total:	40	$725,571,637	100.0%
Min: 60 mos.	Max: 120 mos.	Wtd Avg: 116 mos.

Remaining Term to Maturity or ARD (mos.)

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
59 - 84	3	55,306,219	7.6
100 - 120	37	670,265,419	92.4
Total:	40	$725,571,637	100.0%
Min: 59 mos.	Max: 120 mos.	Wtd Avg: 115 mos.

Original Amortization Term (mos.)

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
Interest Only	8	266,280,000	36.7
300	7	90,195,141	12.4
360	25	369,096,496	50.9
Total:	40	$725,571,637	100.0%
Min: 300 mos.	Max: 360 mos.	Wtd Avg: 348 mos.

Remaining Amortization Term (mos.)

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
Interest Only	8	266,280,000	36.7
295 - 300	7	90,195,141	12.4
301 - 360	25	369,096,496	50.9
Total:	40	$725,571,637	100.0%
Min: 295 mos.	Max: 360 mos.	Wtd Avg: 348 mos.

Mortgage Loan Sellers

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
Morgan Stanley Mortgage Capital Holdings LLC	8	230,418,551	31.8
Wells Fargo Bank, National Association	18	211,739,099	29.2
Bank of America, National Association	13	210,913,987	29.1
Wells Fargo Bank, National Association / Bank of America, National Association	1	72,500,000	9.99
Total:	40	$725,571,637	100.0%

Amortization Type

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
Amortizing Balloon	23	293,716,637	40.5
Interest Only	8	266,280,000	36.7
Partial Interest Only	9	165,575,000	22.8
Total:	40	$725,571,637	100.0%

Cut-off Date LTV Ratio (%)

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
32.6 - 40.0	2	32,025,000	4.4
40.1 - 50.0	7	55,187,283	7.6
50.1 - 60.0	11	275,031,316	37.9
60.1 - 65.0	7	120,434,193	16.6
65.1 - 70.0	7	117,797,463	16.2
70.1 – 78.8	6	125,096,382	17.2
Total:	40	$725,571,637	100.0%
Min: 32.6%	Max: 78.8%	Wtd Avg: 60.5%

Maturity Date or ARD LTV Ratio (%)

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
29.3 - 40.0	6	57,948,958	8.0
40.1 - 50.0	13	181,197,345	25.0
50.1 - 55.0	4	138,431,489	19.1
55.1 - 60.0	11	230,552,119	31.8
60.1 - 65.0	4	44,441,726	6.1
65.1 – 67.7	2	73,000,000	10.1
Total:	40	$725,571,637	100.0%
Min: 29.3%	Max: 67.7%	Wtd Avg: 53.1%

UW DSCR (x)

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
1.29 - 1.30	1	33,000,000	4.5
1.31 - 1.40	5	122,777,704	16.9
1.41 - 1.50	7	87,031,042	12.0
1.51 - 1.60	3	56,678,639	7.8
1.61 - 1.80	8	61,799,439	8.5
1.81 - 2.00	3	28,254,813	3.9
2.01 - 2.25	5	69,755,000	9.6
2.26 - 2.50	1	2,025,000	0.3
2.51 - 3.00	3	125,500,000	17.3
3.01 – 4.31	4	138,750,000	19.1
Total:	40	$725,571,637	100.0%
Min: 1.29x	Max: 4.31x	Wtd Avg: 2.22x

UW NOI Debt Yield (%)

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
8.0	2	60,100,000	8.3
8.1 - 9.0	7	112,520,098	15.5
9.1 - 9.5	4	88,526,042	12.2
9.6 - 10.0	3	78,608,987	10.8
10.1 - 11.0	5	50,221,245	6.9
11.1 - 12.0	7	64,010,834	8.8
12.1 - 14.0	8	227,809,431	31.4
14.1 - 16.0	2	8,275,000	1.1
16.1 - 17.4	2	35,500,000	4.9
Total:	40	$725,571,637	100.0%
Min: 8.0%	Max: 17.4%	Wtd Avg: 11.1%

(1)	All numerical information concerning the mortgage loans is approximate and, in the case of mortgage loans secured by multiple properties, is based on allocated loan amounts with respect to such properties. All weighted average information regarding the mortgage loans reflects the weighting of the mortgage loans based on their outstanding principal balances as of the Cut-off Date or, in the case of mortgage loans secured by multiple properties, allocated loan amounts. The sum of numbers and percentages in columns may not match the “Total” due to rounding. With respect to any mortgage loan that is part of a whole loan, unless otherwise indicated, all LTV, DSCR and Debt Yield calculations include any related pari passu companion loans and exclude any related subordinate companion loans, as applicable.

(2)	“California – Northern” includes zip codes above 93600, and “California – Southern” includes zip codes at or below 93600.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2016-BNK2	Collateral Overview

Prepayment Restrictions

Percentage of Collateral by Prepayment Restrictions (%)(1)(2)(3)(4)

Prepayment Restrictions	November 2016	November 2017	November 2018	November 2019	November 2020
Locked Out/Defeasance	100.0%	100.0%	72.3%	68.4%	68.3%
Yield Maintenance Total	0.0%	0.0%	27.7%	31.6%	31.7%
Open	0.0%	0.0%	0.0%	0.0%	0.0%
TOTAL	100.0%	100.0%	100.0%	100.0%	100.0%
Pool Balance Outstanding	$725,571,637	$720,157,388	$714,072,085	$707,590,721	$699,930,945
% Initial Pool Balance	100.0%	99.3%	98.4%	97.5%	96.5%

Prepayment Restrictions	November 2021	November 2022	November 2023	November 2024	November 2025
Locked Out/Defeasance	73.1%	73.0%	72.7%	72.7%	72.6%
Yield Maintenance Total	26.9%	27.0%	27.3%	27.3%	27.4%
Open	0.0%	0.0%	0.0%	0.0%	0.0%
TOTAL	100.0%	100.0%	100.0%	100.0%	100.0%
Pool Balance Outstanding	$643,574,316	$634,016,330	$618,367,853	$608,227,919	$597,599,859
% Initial Pool Balance	88.7%	87.4%	85.2%	83.8%	82.4%

(1)	The analysis is based on Structuring Assumptions set forth under “Yield and Maturity Considerations—Weighted Average Life” in the Preliminary Prospectus and a 0% CPR as discussed in the Preliminary Prospectus.

(2)	See description of Yield Maintenance under “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Prepayment Protections and Certain Involuntary Prepayments” in the Preliminary Prospectus and Annex A-1 to the Preliminary Prospectus.

(3)	Mortgage loans modeled as Yield Maintenance include mortgage loans characterized by YM1 and DEF/YM1 on Annex A-1 to the Preliminary Prospectus.

(4)	There may be limited exceptions to the indicated prepayment restrictions arising out of casualties, condemnations, property releases and the application of earnout reserves

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

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This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2016-BNK2	101 Hudson Street

Mortgage Loan No. 1 – 101 Hudson Street

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2016-BNK2	101 Hudson Street

Mortgage Loan No. 1 – 101 Hudson Street

101 HUDSON STREET

Floor	Tenant	SF	Expiration
40	First Data Corporation	24,179 SF	5/2026
39	First Data Corporation	24,221 SF	5/2026
38	Lehman Brothers Holdings Inc.	30,542 SF	6/2017
37	First Data Corporation	6,269 SF	5/2026
37	Mainline Information Systems	1,745 SF	2/2017
37	QH Acquisition Sub LLC	16,478 SF	4/2018
37	Start Management LLC	2,846 SF	10/2022
37	Stratacent Inc.	4,010 SF	12/2022
36	ANV Services US	1,829 SF	6/2017
36	Aspen Insurance U.S. Services	8,563 SF	11/2021
36	Hughes Hubbard & Reed LLP	4,284 SF	2/2019
36	Interactive Brokers Corp.	5,869 SF	9/2018
36	Optimer Pharmaceuticals LLC	10,141 SF	7/2018
36	United States of America-GSA	1,826 SF	3/2020
35	GBT US LLC	14,523 SF	11/2026
35	Federal Farm Credit Bank	19,225 SF	4/2026
34	GBT US LLC	35,040 SF	11/2026
33	World Business Lenders LLC	35,040 SF	1/2027
32	United States Fire Insurance	35,040 SF	7/2032
31	National Union Fire Insurance*	34,939 SF	4/2018
30	National Union Fire Insurance*	34,785 SF	4/2018
29	National Union Fire Insurance*	34,169 SF	4/2018
28	National Union Fire Insurance	34,169 SF	4/2018
27	Eltman Eltman & Cooper PC	16,902 SF	12/2025
27	First Insurance Funding Corp.	8,421 SF	9/2019
27	Insight Catastrophe Group LLC	8,626 SF	3/2025
26	Pricewaterhousecoopers LLP	33,320 SF	12/2017
25	Berkley Insurance Company	23,553 SF	2/2027
25	RMTS LLC	12,191 SF	12/2019
24	Tullett Prebon Holdings Corp.	31,686 SF	11/2023
23	Tullett Prebon Holdings Corp.	31,686 SF	11/2023
22	Trend Micro Incorporated	6,694 SF	6/2021
22	MCI Communications Services	20,698 SF	7/2023
22	Pinnacle Derivatives Group	4,168 SF	2/2026
21	HQ Global Workplaces LLC	25,557 SF	10/2024
21	Robert Half International Inc.	4,950 SF	3/2019
21	Thorogood Associates Inc.	2,344 SF	5/2020
20	National Union Fire Insurance	35,643 SF	4/2018
19	National Union Fire Insurance*	35,643 SF	4/2018
18	National Union Fire Insurance	38,507 SF	4/2018
17	Vacant	14,829 SF	
17	National Union Fire Insurance	23,678 SF	4/2018
16	Bank of America	3,163 SF	3/2027
16	Vacant Storage	326 SF	
16	Mechanical		
15	Bank of America	2,706 SF	3/2027
15	Tullett Prebon	150 SF	11/2023
15	Mechanical		
14	Bank of America	53,372 SF	3/2027
12	Argo Group US Inc.	12,573 SF	8/2022
12	Lehman Brothers Holdings Inc.	1,561 SF	6/2017
12	National Stock Exchange Inc.	13,588 SF	3/2018
12	Tullett Prebon Holdings Corp.*	37,387 SF	11/2023
11	Jeffries LLC	62,763 SF	6/2023
10	Bank of America	65,918 SF	3/2027
9	Bank of America	65,918 SF	3/2027
8	Bank of America	65,918 SF	3/2027
7	Bank of America	65,606 SF	3/2027
6	Bank of America	65,606 SF	3/2027
2 – 5	Parking Garage		
1	Vacant	6,130 SF	
1	Zaynah Restaurant Group Inc.	2,592 SF	4/2017
1	Wells Fargo Bank N.A.	3,726 SF	3/2018
1	Salsaritas	4,033 SF	1/2027
1	Martin's News Shops of NJ Inc.	843 SF	10/2016
1	ABP Corporation	3,440 SF	7/2022
1	Management Office	2,778 SF	

* See "The Property" section.

Legend: Vacant | Building | 2016 – 2017 | 2018 – 2019 | 2020 – 2021 | 2022+

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2016-BNK2	101 Hudson Street

Mortgage Loan No. 1 – 101 Hudson Street

101 Hudson Street
101 Hudson Street
Jersey City, NJ 07302
Hoboken
Stevens Institute of Technology
Hoboken Univ. Medical Center
4th St.
Clinton St.
Willow Ave.
Jackson St.
Hudson St.
Sinatra Dr.
Frank Sinatra Dr.
Newark St.
Observer Hwy.
HOBOKEN TERMINAL
Hoboken
NJ TRANSIT
HBLR
NEW JERSEY
NEW YORK
Newport Plaza
14th St.
12th St.
10th St.
8th St.
2nd St.
Grove St.
Newport
PATH
Holland Tunnel
78
Newport Centre
Newport
Newport Tower
PAVONIA/ NEWPORT
480 Washington Blvd.
Hudson Exchange
The Westin Jersey City Newport
Harsimus Cove
Hudson River
JERSEY CITY
Journal Square
Brunswick St.
Newark Ave.
Coles St.
Jersey Ave.
Luis Muñoz Marin Blvd.
NJ Turnpike Ext.
HUDSON COUNTY
Montgomery St.
Christopher Columbus Dr.
Historic Downtown
The Village
Wayne St.
Montgomery St.
York St.
Bay St.
GROVE ST
City Hall
Trump Plaza
10 Exchange Place
Harborside Plaza
Harborside Towers
Harborside
EXCHANGE PLACE
Hyatt Regency Jersey City
Exchange Place
Mary Benson Park
Grand St.
Grand St.
Grand St.
Downtown
Museum of Russian Art
Jersey City Medical Center
Jersey Avenue
Marin Blvd.
Paulus Hook
70 Greene Street
Merrill Lynch Building
77 Hudson Street
30 Hudson Street
Essex Street
Portside Towers
Liberty Towers
Korean War Veterans Mem.
Pacific Ave.
Johnston Ave.
Monitor St.
Liberty State Park
Audrey Zapp Dr.
Liberty Science Center
Phillip St.
NJ Tpke. Ext.
Empty Sky Memorial
Central Railroad of New Jersey Terminal
Freedom Way
Newark Intl. Airport 9 miles
Liberty State Park
Ellis Island Immigration Museum
Ellis Island
Upper New York Bay
Borough of Manhattan Comm. College
9A
1 World Trade Center
9/11 Memorial
WTC
Battery Park City
MANHATTAN
NY Stock Exchange
Battery Park
Brooklyn Battery Tunnel
Clifton
Lodi
Passaic
Palisades Park
BRONX
Fort Lee
Rutherford
Nutley
NEW JERSEY
MANHATTAN
Belleville
Secaucus
Astoria
LaGuardia Airport
Kearny
Union City
Weehauken
Hoboken
Long Island City
Flushing
NEWARK
NEW YORK CITY
QUEENS
JERSEY CITY
Bedford-Stuyvesant
Kew Gardens
Jamaica
Newark Liberty Intl. Airport
Elizabeth
Brooklyn Heights
Park Slope
Ozone Park
Bayonne
Upper New York Bay
BROOKLYN
Flatbush
Canarsie
Jamaica Bay
John F. Kennedy Intl. Airport
Bensonhurst
Sheepshead Bay
STATEN ISLAND
Belt Pkwy
Coney Island
Rockaway Beach
Atlantic Ocean

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2016-BNK2	101 Hudson Street

Mortgage Loan No. 1 – 101 Hudson Street

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	BANA/WFB			Single Asset/Portfolio:	Single Asset
Original Balance(1):	$72,500,000			Location:	Jersey City, NJ 07302
Cut-off Date Balance(1):	$72,500,000			General Property Type:	Office
% of Initial Pool Balance:	9.99%			Detailed Property Type:	CBD
Loan Purpose:	Refinance			Title Vesting:	Fee
Sponsor:	Mack-Cali Realty, L.P.			Year Built/Renovated:	1992/2015
Mortgage Rate:	3.1170%			Size:	1,341,649 SF
Note Date:	9/30/2016			Cut-off Date Balance per SF(1):	$186
First Payment Date:	11/11/2016			Maturity Date Balance per SF(1):	$186
Maturity Date:	10/11/2026			Property Manager:	Mack-Cali Realty, L.P. (borrower-related)
Original Term to Maturity:	120 months
Original Amortization Term:	0 months
IO Period:	120 months			Underwriting and Financial Information
Seasoning:	1 month			UW NOI(4):	$32,128,921
Prepayment Provisions:	LO (25); YM1 (88); O (7)			UW NOI Debt Yield(1):	12.9%
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NOI Debt Yield at Maturity(1):	12.9%
Additional Debt Type(2):	Pari Passu			UW NCF DSCR(1):	3.68x
Additional Debt Balance(2):	$177,500,000			Most Recent NOI:	$23,104,804 (7/31/2016 TTM)
Future Debt Permitted (Type):	No (N/A)			2nd Most Recent NOI:	$21,296,669 (12/31/2015)
Reserves(3)				3rd Most Recent NOI:	$20,587,281 (12/31/2014)
Type	Initial	Monthly	Cap	Most Recent Occupancy(5):	98.3% (9/21/2016)
RE Tax:	$0	Springing	N/A	2nd Most Recent Occupancy:	90.2% (12/31/2015)
Insurance:	$0	Springing	N/A	3rd Most Recent Occupancy:	87.0% (12/31/2014)
Recurring Replacements:	$0	Springing	N/A	Appraised Value (as of):	$482,500,000 (9/6/2016)
TI/LC:	$0	Springing	N/A	Cut-off Date LTV Ratio(1):	51.8%
Deferred Maintenance:	$104,000	$0	N/A	Maturity Date LTV Ratio(1):	51.8%
Outstanding TI/LC Reserve:	$16,270,684	$0	N/A
Rent Concession Reserve:	$2,779,153	$0	N/A

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$250,000,000	100.0%	Loan Payoff(6):	$0	0.0%
			Reserves:	$19,153,837	7.7%
			Closing Costs:	$1,733,229	0.7%
			Return of Equity	$229,112,934	91.6%
Total Sources:	$250,000,000	100.0%	Total Uses:	$250,000,000	100.0%

(1)	The 101 Hudson Street Mortgage Loan is part of the 101 Hudson Street Whole Loan, which is comprised of five pari passu promissory notes with an aggregate principal balance of $250,000,000. The Cut-off Date Balance per SF, Maturity Date Balance per SF, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers presented above are based on the aggregate balance of the promissory notes comprising the 101 Hudson Street Whole Loan.

(2)	See “—The Mortgage Loan” and “—Additional Secured Indebtedness (not including trade debt)” below for further discussion of additional debt.

(3)	See “—Escrows and Reserves” below for further discussion of reserve requirements.

(4)	The increase in UW NOI is as a result of the increase in base rent and effective gross income from 2013 through U/W due to continued increases in occupancy from 83.4% as of December 31, 2013 to 98.3% as of September 21, 2016, along with free rent burn-off and the Bank of America expansion, among others.

(5)	As of September 21, 2016, two tenants are partially dark and not currently in occupancy of 176,923 SF (13.2% of net rentable area). Most recent occupancy excluding this space is 85.1%. See “The Property” and “Cash Flow Analysis” sections.

(6)	The 101 Hudson Street Property was previously unencumbered by debt.

The Mortgage Loan. The largest mortgage loan (the “101 Hudson Street Mortgage Loan”) is part of a whole loan (the “101 Hudson Street Whole Loan”) evidenced by six pari passu promissory notes in the aggregate original principal amount of $250,000,000 which are secured by a first priority fee mortgage encumbering a 1,341,649 SF office building located in Jersey City, New Jersey (the “101 Hudson Street Property”). Promissory Notes A-1-1 and A-4, in the original aggregate principal amount of $72,500,000, represent the 101 Hudson Street Mortgage Loan. Promissory Notes A-1-2, A-2, A-3 and A-5, in the aggregate original principal amount of $177,500,000, collectively represent companion loans (the “101 Hudson Street Pari Passu Companion Loans”). The 101 Hudson Street Pari Passu Companion Loan represented by Promissory Note A-1-2 in the original principal amount of $16,500,000, is currently held by Wells Fargo Bank, National Association or an affiliate thereof on the closing date of this transaction and may be contributed to one or more future securitization transactions or otherwise transferred at any time. The 101 Hudson Street Pari Passu Companion Loan, represented by Promissory Note A-2 in the original principal amount of $67,500,000, is currently expected to be contributed to the WFCM 2016-C36 securitization trust. The 101 Hudson Street Pari Passu Companion Loan, represented by Promissory Note A-3 in the original principal amount of $37,250,000, is currently held by Bank of America, N.A. or an affiliate thereof on the closing date of this transaction and may be contributed to one or more future securitization transactions or otherwise transferred at any time. In addition, the 101 Hudson Street Pari Passu Companion Loan represented

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2016-BNK2	101 Hudson Street

by Promissory Note A-5 in the original principal amount of $56,250,000 is currently expected to be contributed to the CGCMT 2016-C3 securitization trust.

The 101 Hudson Street Whole Loan will initially be serviced pursuant to the pooling and servicing agreement for the WFCM 2016-C36 securitization trust, and from and after the closing of the MSC 2016-BNK2 transaction, the 101 Hudson Street Whole Loan will be serviced pursuant to the pooling and servicing agreement for the MSC 2016-BNK2 Trust. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans—The 101 Hudson Street Whole Loan” and “Pooling and Servicing Agreement” in the Preliminary Prospectus. The proceeds of the 101 Hudson Street Whole Loan were used to fund reserves, pay closing costs and return equity to the 101 Hudson Street Borrower (as defined below).

The Note Summary.

Notes	Original Balance	Note Holder	Controlling Interest
A-1-1	$53,500,000	MSC 2016-BNK2(1)	Yes
A-1-2	$16,500,000	Wells Fargo Bank, National Association	No
A-2	$67,500,000	WFCM 2016-C36	No
A-3	$37,250,000	Bank of America, N.A.	No
A-4	$19,000,000	MSC 2016-BNK2(2)	No
A-5	$56,250,000	CGCMT 2016-C3	No
Total	$250,000,000

(1)	Contributed by Wells Fargo Bank, National Association.

(2)	Contributed by Bank of America, N.A.

The Borrower and the Sponsor. The borrower is 101 Hudson Realty L.L.C.,(the “101 Hudson Street Borrower”), a Delaware limited liability company and single purpose entity with two independent directors. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the 101 Hudson Street Whole Loan. Mack-Cali Realty, L.P. is the guarantor of certain nonrecourse carveouts under the 101 Hudson Street Whole Loan.

The sponsor is Mack-Cali Realty, L.P. (“Mack-Cali”). As of June 30, 2016, Mack-Cali (NYSE: CLI, rated BB+/Ba1/BB+ by Fitch, Moody’s and S&P) owned or had interests in 269 properties, including 142 office and 109 flex properties, totaling approximately 29.1 million SF, leased to approximately 1,700 commercial tenants, and 18 multifamily rental properties containing 5,434 residential units.

The Property. The 101 Hudson Street Property is a 42-story, class A office tower totaling approximately 1,341,649 SF located in Jersey City, New Jersey within the center of Jersey City’s Waterfront district. The 101 Hudson Street Property is the second tallest office building in Jersey City and features views of the New York City Harbor and Manhattan skyline, 17-foot ceiling heights, ground floor retail, a landscaped courtyard area and an attached 900-space parking garage resulting in a parking ratio of 0.7 spaces per 1,000 feet of rentable area. Additionally, the 101 Hudson Street Property is Wired Certified Platinum, a certification awarded to buildings with the fastest, most reliable internet connections and telecom infrastructures. Built in 1992 and renovated in 2015, the 101 Hudson Street Property features investment-grade tenancy that accounts for approximately 58.1% of net rentable area and approximately 53.0% of in-place underwritten base rent. The 101 Hudson Street Property features a diverse tenant roster comprising 39 tenants with the largest tenant, Bank of America (rated A/Baa1/BBB+ by Fitch, Moody’s and S&P), representing 28.9% of the net rentable area and 21.8% of the underwritten base rent. Bank of America executed a 10-year lease renewal in March 2016, extending their lease through March 2027. In addition to the lease extension, Bank of America expanded into an additional 53,372 SF (4.0% of net rentable area). The 101 Hudson Street Property has benefited from recent leasing activity with approximately 359,225 SF (26.8% of net rentable area) having signed a new lease or renewal since 2015. Over the past eleven years, the 101 Hudson Street Property has averaged 92.9% occupancy and as of September 21, 2016, the 101 Hudson Street Property was 98.3% occupied by 39 tenants subject to 57 leases. National Union Fire Insurance is not currently in occupancy of 139,536 SF (10.4% of net rentable area) and Tullett Prebon Holdings Corp. is not currently in occupancy of 37,387 SF (2.8% of net rentable area). Current occupancy excluding these spaces is 85.1%.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2016-BNK2	101 Hudson Street

The following table presents a summary regarding major tenants at the 101 Hudson Street Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody’s/S&P)(2)	Tenant SF	Approximate % of SF	Annual UW Rent(3)	% of Total Annual UW Rent	Annual UW Rent PSF(3)	Lease Expiration
Major Tenants
Bank of America	A/Baa1/BBB+	388,207	28.9%	$8,641,488(4)	21.8%	$22.26(4)	3/31/2027
National Union Fire Insurance	NR/A2/A+	271,533(5)	20.2%	$8,145,990	20.5%	$30.00	4/30/2018
Tullett Prebon Holdings Corp.	BBB-/Ba1/NR	100,909(6)	7.5%	$3,132,809(4)	7.9%	$31.05(4)	11/30/2023
Jeffries LLC	BBB-/Baa3/BBB-	62,763	4.7%	$2,133,942	5.4%	$34.00	6/30/2023
First Data Corporation	CCC+/B3/B+	54,669	4.1%	$1,921,135	4.8%	$35.14	5/31/2026(7)
GBT US LLC	NR/NR/NR	49,563	3.7%	$1,920,566	4.8%	$38.75	11/30/2026
United States Fire Insurance	NR/Baa1/A-	35,040	2.6%	$1,331,520	3.4%	$38.00	7/31/2032
World Business Lenders LLC	NR/NR/NR	35,040	2.6%	$1,296,480	3.3%	$37.00	1/31/2027
Total Major Tenants		997,724	74.4%	$28,523,930	71.8%	$28.59

Other Tenants		321,566(8)	24.0%	$11,197,678	28.2%	$34.82(8)
Total Occupied Space		1,319,290(8)	98.3%	$39,721,608	100.0%	$30.11(8)
Vacant Space		22,359	1.7%
Total/Wtd. Avg.		1,341,649	100.0%

(1)	Information is based on the underwritten rent roll.

(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(3)	Annual UW Rent and Annual UW Rent PSF include contractual rent steps through October 2017 totaling $1,648,952.

(4)	Annual U/W Base Rent is a triple-net rent.

(5)	National Union Fire Insurance is not currently in occupancy of 139,536 SF (10.4% of net rentable area). See “Cash Flow Analysis” section.

(6)	Tullett Prebon Holdings Corp. is not currently in occupancy of 37,387 SF (2.8% of net rentable area). See “Cash Flow Analysis” section.

(7)	First Data Corporation has the option to terminate its lease effective December 31, 2023 with required notice by June 30, 2022 and a termination fee of approximately $2,107,496.

(8)	Includes two units occupied as a management office (2,778 SF) and management storage (1,650 SF), each with no attributed underwritten base rent. The Other Tenants Annual U/W Base Rent PSF and Occupied Collateral Total Annual U/W Base Rent PSF excluding these spaces are $35.31 per SF and $30.21 per SF, respectively.

Major Tenants.

Bank of America (388,207 SF, 28.9% of NRA, 21.8% of underwritten base rent). Bank of America. leases 388,207 SF at the 101 Hudson Street Property. The lease began on April 1, 1992 and Bank of America expanded by 53,372 SF in March 2016 and has a current expiration date of March 31, 2027 for the entirety of its space, with two five-year lease renewal options. Bank of America (NYSE: BAC) is a financial institution, serving individual consumers, small and middle-market businesses and large corporations with a range of banking, investing, asset management and other financial and risk management products and services.

National Union Fire Insurance (271,533 SF, 20.2% of NRA, 20.5% of underwritten base rent). National Union Fire Insurance leases 271,533 SF at the 101 Hudson Street Property. The lease began on June 1, 2004 and has a current expiration date of April 30, 2018, with two five-year lease renewal options for 133,471 SF. National Union Fire Insurance operates as a subsidiary of American International Group, Inc. (“AIG”) (NYSE: AIG), a global insurance organization. As of December 31, 2015, AIG reported total annual revenues of approximately $58.3 billion with total assets of approximately $496.9 billion. As of September 21, 2016, National Union Fire Insurance is not currently in occupancy of 139,536 SF (10.4% of net rentable area).

Tullett Prebon Holdings Corp. (100,909 SF, 7.5% of NRA, 7.9% of underwritten base rent). Tullett Prebon Holdings Corp. (“Tullett Prebon”) leases 100,909 SF at the 101 Hudson Street Property. The lease began on November 26, 1993 and has a current expiration date of November 30, 2023, with one five-year lease renewal option. Tullett Prebon (LSE: TLPR) is an interdealer broker operating as an intermediary in the wholesale financial and energy sectors with product areas including Fixed Income Securities and derivatives, Interest Rate Derivatives, Treasury products, Equities and Commodities. As of December 31, 2015, Tullett Prebon has offices in 24 countries and reported annual revenues of approximately £796.0 million. As of September 21, 2016, Tullett Prebon Holdings Corp. is not currently in occupancy of 37,387 SF (2.8% of net rentable area).

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2016-BNK2	101 Hudson Street

The following table presents certain information relating to the lease rollover schedule at the 101 Hudson Street Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	UW Rent PSF Rolling(3)	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling
MTM(4)	3	5,271	$7.36	0.4%	0.4%	$38,778	0.1%	0.1%
2016	0	0	$0.00	0.0%	0.4%	$0	0.0%	0.1%
2017	6	71,589	$37.01	5.3%	5.7%	$2,649,476	6.7%	6.8%
2018	14	321,335	$31.52	24.0%	29.7%	$10,127,523	25.5%	32.3%
2019	4	29,846	$36.00	2.2%	31.9%	$1,074,568	2.7%	35.0%
2020	2	4,170	$38.06	0.3%	32.2%	$158,719	0.4%	35.4%
2021	2	15,257	$36.16	1.1%	33.4%	$551,665	1.4%	36.8%
2022	5	22,869	$38.18	1.7%	35.1%	$873,064	2.2%	39.0%
2023	6	184,370	$32.53	13.7%	48.8%	$5,997,183	15.1%	54.1%
2024	2	25,557	$20.10	1.9%	50.7%	$513,696	1.3%	55.3%
2025	2	25,528	$34.00	1.9%	52.6%	$867,952	2.2%	57.5%
2026	7	127,625	$36.35	9.5%	62.1%	$4,639,147	11.7%	69.2%
2027 & Beyond	6	485,873	$25.17	36.2%	98.3%	$12,229,837	30.8%	100.0%
Vacant	0	22,359	$0.00	1.7%	100.0%	$0	0.0%	100.0%
Total/Wtd. Avg.	59	1,341,649	$30.11	100.0%		$39,721,608	100.0%

(1)	Information is based on the underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the related lease and are not considered in the rollover schedule.

(3)	Weighted average UW Rent PSF Rolling excludes vacant space.

(4)	Includes two units occupied as a management office (2,778 SF) and management storage (1,650 SF), each with no attributed underwritten base rent. The Total Annual U/W Base Rent PSF excluding these spaces is $30.21 per SF.

The Market. The 101 Hudson Street Property is located in Jersey City’s Waterfront District, situated on the west side of the Hudson River across from Manhattan. The Waterfront District is comprised of a number of high-rise office buildings as well as new residential developments. According to the appraisal, there are currently 18 residential developments under construction in the Waterfront District that, if completed, are expected to bring more than 5,900 units to market by the end of 2018. The 101 Hudson Street Property is located in the ongoing development known as the Colgate Center, a 42-acre, mixed-use development. Currently, there are 3.5 million SF of office space in the Colgate Center in four office towers, plus 1,733 residential units within four properties. The 2016 population and average household income within a one-mile radius of the 101 Hudson Street Property was 48,701 and $153,350, respectively.

The Port Authority Trans-Hudson (“PATH”) system provides subway and train lines to New York City, and maintains three of its seven New Jersey train stations within the Waterfront District including the Exchange Place Station, which is located one block from the 101 Hudson Street Property. The PATH encompasses a total of 13.9 miles of rail lines and currently serves over 200,000 passengers daily. Additionally, the Hudson-Bergen Light Rail Transit System, Hudson County’s 34.1-mile light rail system, has a station directly adjacent to the 101 Hudson Street Property.

According to the appraisal, the 101 Hudson Street Property is located in the Waterfront submarket of the New Jersey office market, which is defined as the area along the Hudson River that extends from Jersey City to the George Washington Bridge. As of the second quarter of 2016, the Waterfront submarket contained approximately 19.3 million SF (12.3% of the New Jersey office market) and reported a vacancy rate of 8.7%. For that same period, the Waterfront submarket reported positive net absorption of 121,013 SF and an average asking rent of $35.33 per SF, gross.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2016-BNK2	101 Hudson Street

The following table reflects comparable office properties with respect to the 101 Hudson Street Property:

Competitive Property Summary
Property Name/Location	Year Built/ Renovated	Total Occupancy	Size (SF)	Tenant Name	Lease Area (SF)	Lease Date	Lease Term (Yrs.)	Rent PSF	Lease Type
Waterfront Corporate Center III Hoboken, NJ	2014/NAP	100%	507,781	Jet.com	39,900	March 2016	12.0	$51.50	MG
Waterfront Corporate Center III Hoboken, NJ	2014/NAP	100%	507,781	Newell Rubbermaid	99,960	March 2016	10.5	$51.00	MG
Waterfront Corporate Center III Hoboken, NJ	2014/NAP	100%	507,781	NICE Systems	59,990	October 2015	11.0	$44.00	MG
Exchange Place Centre Jersey City, NJ	1988/NAP	86%	748,005	Confidential	17,840	May 2017	10.0	$39.00	MG
Exchange Place Centre Jersey City, NJ	1988/NAP	86%	748,005	Confidential	12,960	May 2017	10.0	$39.00	MG
Exchange Place Centre Jersey City, NJ	1988/NAP	86%	748,005	Confidential	20,221	April 2017	10.8	$37.50	MG
Harborside Financial Center 5 Jersey City, NJ	2002/NAP	94%	977,225	Ishi Systems, Inc.	12,365	March 2013	10.6	$37.00	MG
Harborside Plaza Two Jersey City, NJ	1930/1990	63%	900,000	Zurich Insurance	64,414	August 2016	15.0	$41.00	MG
Harborside Plaza Two Jersey City, NJ	1930/1990	63%	900,000	Cardinia Real Estate	79,771	July 2016	15.0	$37.50	MG
Newport Office Tower Jersey City, NJ	1990/NAP	77%	1,099,768	FX Direct Dealer LLC	15,912	March 2016	10.7	$35.00	MG
Newport Office Tower Jersey City, NJ	1990/NAP	77%	1,099,768	Golden Pear Funding	3,842	April 2016	6.3	$38.00	MG

Source: Appraisal and a third-party market report.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the 101 Hudson Street Property:

Cash Flow Analysis

	2013(1)	2014(1)	2015(1)	7/31/2016 TTM(1)		UW(1)(2)	UW PSF
Base Rent	$28,311,298	$29,284,205	$30,453,201	$31,975,694		$38,568,810(3)	$28.75
Grossed Up Vacant Space	$0	$0	$0	$0		$2,098,929	$1.56
Straight Line Average Rent	$0	$0	$0	$0		$1,106,341(4)	$0.82
Percentage Rent	$381,069	$154,426	$209,962	$139,808		$204,500	$0.15
Free Rent Adjustment	($4,153,515)	($319,825)	($822,438)	($1,383,837)		$0	$0.00
Total Reimbursables	$7,856,996	$8,407,351	$7,696,085	$7,964,296		$9,584,061	$7.14
Other Income	$805,904	$702,221	$1,034,201	$1,264,812		$1,346,861	$1.00
Less Vacancy & Credit Loss	$0	$0	$0	$0		($2,098,929)(5)	($1.56)
Effective Gross Income	$33,201,752	$38,228,378	$38,571,011	$39,960,773		$50,810,573	$37.87
Total Operating Expenses	$16,691,035	$17,641,097	$17,274,342	$16,855,969		$18,681,652	$13.92
Net Operating Income	$16,510,717	$20,587,281	$21,296,669	$23,104,804		$32,128,921	$23.95
TI/LC	$0	$0	$0	$0		$2,771,771	$2.07
Capital Expenditures	$0	$0	$0	$0		$281,746	$0.21
Net Cash Flow	$16,510,717	$20,587,281	$21,296,669	$23,104,804		$29,075,403	$21.67

Occupancy	83.4%	87.0%	90.2%	98.3%	(5)(6)	95.0%
NOI DSCR(7)	2.09x	2.61x	2.70x	2.92x		4.07x
NCF DSCR(7)	2.09x	2.61x	2.70x	2.92x		3.68x
NOI Debt Yield(7)	6.6%	8.2%	8.5%	9.2%		12.9%
NCF Debt Yield(7)	6.6%	8.2%	8.5%	9.2%		11.6%

(1)	The increase in Base Rent and Effective Gross Income from 2013 through U/W was due to continued increases in occupancy from 83.4% as of December 31, 2013 to 98.3% as of September 21, 2016, along with free rent burn-off and the Bank of America expansion, among others.

(2)	National Union Fire Insurance is not currently in occupancy of 139,536 SF (10.4% of net rentable area). Additionally, Tullett Prebon Holdings Corp. is not currently in occupancy of 37,387 SF (2.8% of net rentable area). Current occupancy excluding these spaces is 85.1%, and the U/W NOI DSCR and U/W NCF DSCR are 3.47x and 3.12x, respectively, and the U/W NOI DY and U/W NCF DY are 11.0% and 9.9%, respectively.

(3)	UW Base Rent includes contractual rent steps through October 2017 totaling $1,648,952.

(4)	U/W Straight Line Average Rent represents the average rent over the lease term in excess of the U/W Base Rent for the following tenants, all of which are rated investment grade by Fitch, Moody’s and/or S&P: Federal Farm Credit Banks, United States Fire Insurance, Berkley Insurance Company, MCI Communications Services, Jeffries LLC and Bank of America.

(5)	The underwritten economic vacancy is 5.0%. The 101 Hudson Street Property was 98.3% leased as of September 21, 2016.

(6)	Occupancy as of September 21, 2016.

(7)	The debt service coverage ratios and debt yields shown are based on the 101 Hudson Street Whole Loan.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2016-BNK2	101 Hudson Street

Escrows and Reserves. The loan documents provide for an upfront escrow at closing in the amount of $104,000 for deferred maintenance, $16,270,684 for tenant improvements and leasing commissions (“TI/LCs”) associated with eleven tenants, and $2,779,153 for rent concessions related to six tenants. The loan documents allow for the borrower to post a $19,049,837 upfront letter of credit, which encompasses the combined amount of the aforementioned reserves in lieu of any cash deposits, which is expected to happen after the 101 Hudson Street Whole Loan origination. The loan documents do not require monthly deposits for real estate taxes, TI/LCs and replacement reserves as long as (i) no event of default has occurred and is continuing and (ii) the debt service coverage ratio is at least 1.25x. The loan documents do not require monthly deposits for insurance premiums as long as (i) no event of default has occurred and is continuing; (ii) the debt service coverage ratio is at least 1.25x; (iii) the 101 Hudson Street Property is insured via an acceptable blanket insurance policy; and (iv) the borrower provides the lender with timely proof of payment of insurance premiums and renewals.

Lockbox and Cash Management. The 101 Hudson Street Whole Loan requires a lender-controlled lockbox account, which is already in place, and that the borrower directs all tenants to pay their rents directly to such lockbox account. The loan documents also require that all rents received by the borrower or the property manager be deposited into the lockbox account within one business days of receipt. Prior to the occurrence of a Cash Trap Event Period (as defined below), all funds are required to be distributed to the borrower. During a Cash Trap Event Period, all excess cash flow is required to be swept to a lender-controlled cash management account.

A “Cash Trap Event Period” will commence upon the earlier of (i) the occurrence and continuance of an event of default or (ii) the debt service coverage ratio being less than 1.25x. A Cash Trap Event Period will end, with respect to clause (i), upon the cure of such event of default; or, with respect to clause (ii), upon the debt service coverage ratio being at least 1.25x for two consecutive calendar quarters.

Additional Secured Indebtedness (not including trade debts). The 101 Hudson Street Property also secures the 101 Hudson Street Pari Passu Companion Loans, which have an aggregate Cut-off Date principal balance of $177,500,000. The promissory notes evidencing the 101 Hudson Street Pari Passu Companion Loans include Promissory Note A-1-2 in the original principal amount of $16,500,000, which is currently held by Wells Fargo Bank, National Association, or an affiliate thereof, and expected to be contributed to one or more future securitization trusts or may be otherwise transferred at any time, Promissory Note A-2 in the original principal amount of $67,500,000 which is expected to be contributed to the WFCM 2016-C36 transaction, Promissory Note A-3 in the original principal amount of $37,250,000, which is currently held by Bank of America, N.A., or an affiliate thereof, and expected to be contributed to one or more future securitization trusts or may be otherwise transferred at any time, and Promissory Note A-5 in the original principal amount of $56,250,000, which is expected to be contributed to the CGCMT 2016-C3 securitization trust. The 101 Hudson Street Pari Passu Companion Loans accrue interest at the same rate as the 101 Hudson Street Mortgage Loan. The 101 Hudson Street Mortgage Loan is entitled to payments of interest and principal on a pro rata and pari passu basis with the 101 Hudson Street Pari Passu Companion Loans. The holders of the 101 Hudson Street Mortgage Loan and the 101 Hudson Street Pari Passu Companion Loans have entered into a co-lender agreement which sets forth the allocation of collections on the 101 Hudson Street Whole Loan. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans—The 101 Hudson Street Whole Loan” in the Preliminary Prospectus.

Mezzanine Loan and Preferred Equity. Not permitted.

Release of Property. Not permitted.

Terrorism Insurance. The 101 Hudson Street Whole Loan documents require that the “all risk” insurance policy required to be maintained by the borrower provide coverage for terrorism in an amount equal to the full replacement cost of the 101 Hudson Street Property, as well as business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with a six-month extended period of indemnity and subject to a cap equal to two times the premium for the casualty coverage on a stand-alone basis.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

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This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2016-BNK2	Harlem USA

Mortgage Loan No. 2 – Harlem USA

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2016-BNK2	Harlem USA

Mortgage Loan No. 2 – Harlem USA

Harlem USA
320-322 West 125th Street
New York, NY 10027
MANHATTAN
Hamilton Heights
Morningside Heights
Harlem
East Harlem
Upper West Side
RIVERBANK STATE PARK
Riverbank State Park Tennis Courts
Hudson River
RIVERSIDE PARK
St. Nicholas Park
Morningside Park
Marcus Garvey Park
CENTRAL PARK
North Woods
The Great Hill
Conservatory Garden
Harlem Meer
Charles A. Dana Discovery Center
Lasker Rink & Pool
Douglass Circle
The Grove School of Engineering
Shepard Hal
Morris Raphael Cohen Library
The City College of New York
Manhattanville Community Center
The Urban Assembly School for the Performing Arts
New York Public Library
Jewish Theological Seminary
Manhattan School of Music
Union Theological Seminary
The Riverside Church
Riverside Park Conservancy
Teachers College
The Gottesman Libraries
Barnard College
Columbia University
Columbia Business School
Columbia Univ. School of the Arts
Graduate School of Journalism
Lerner Hall
Butler Library
The Earth Inst.
School of Intl. and Public Affairs
Columbia Law School
Mt. Sinai St. Lukes Hospital
The Cathedral of St. John the Devine
Peace Fountain by Gregg Wyatt
Bank Street College of Education
Faison Firehouse Theater
Dwyer Cultural Center
Apollo Theater
Theresa Towers
Adam C. Powell Jr. Harlem State Office Building
National Black Theatre
Future Leaders Institute
Henry Hudson Parkway
H. Hudson Parkway
9A
Riverside Dr.
Riverside Dr. West
12th Ave.
Broadway
Amsterdam Ave.
Claremont Ave.
Hamilton Pl.
St. Nicholas Ave.
Morningside Ave.
Manhattan Ave.
Columbus Ave.
West End Ave.
Frederick Douglass Blvd.
Central Park West
Adam Clayton Powell Jr Blvd.
Malcolm X Blvd.
Mt. Morris Park West
5th Ave.
Tiemann Pl.
La Salle St.
W. 141st St.
W. 140th St.
W. 139th St.
W. 138th St.
W. 136th St.
W. 135th St.
W. 134th St.
W. 133rd St.
W. 132nd St.
W. 131st St.
W. 130th St.
W. 129th St.
W. 128th St.
W. 127th St.
W. 126th St.
W. 125th St.
W. 124th St.
W. 123rd St.
W. 122nd St.
W. 121st St.
W. 120th St.
W. 119th St.
W. 118th St.
W. 117th St.
W. 116th St.
W. 115th St.
W. 114th St.
W. 113th St.
W. 112th St.
W. 111th St.
W. 110th St.
W. 109th St.
W. 108th St.
W. 107th St.
W. 106th St.
W. 105th St.
137TH ST/ BROADWAY-CITY COLLEGE
135TH ST
125TH ST/ BROADWAY
125TH ST
125TH ST/ LENOX
116TH ST/ BROADWAY
116TH ST
116TH ST/ LENOX
110TH ST/ BROADWAY
110TH ST/ CATHEDRAL PKWY
110TH ST/ LENOX
Fort Lee
Cliffside Park
Edgewater
North Bergen
NEW JERSEY
West New York
Weehawken
Union City
Hoboken
BRONX
Washington Heights
East Harlem
MANHATTAN
Upper West Side
Upper East Side
Central Park
West Side
East Side
Midtown
Chelsea
QUEENS
Astoria
Woodside
Long Island City
Greenpoint
BROOKLYN
Williamsburg
LaGuardia Airport
East River

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2016-BNK2	Harlem USA

Mortgage Loan No. 2 – Harlem USA

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	MSMCH			Single Asset/Portfolio:	Single Asset
Original Balance(1):	$68,000,000			Location:	New York, NY 10027
Cut-off Date Balance(1):	$68,000,000			General Property Type:	Retail
% of Initial Pool Balance:	9.4%			Detailed Property Type:	Anchored
Loan Purpose:	Refinance			Title Vesting:	Leasehold
Sponsor:	Drew Greenwald; Gotham Organization Inc.			Year Built/Renovated:	1998/2004
Mortgage Rate:	3.3100%			Size:	245,849 SF
Note Date:	9/28/2016			Cut-off Date Balance per SF(1):	$439
First Payment Date:	11/1/2016			Maturity Date Balance per SF(1):	$439
Maturity Date:	10/1/2026			Property Manager:	Urban Mark USA, LLC (borrower-related)
Original Term to Maturity:	120 months
Original Amortization Term:	0 months			Underwriting and Financial Information
IO Period:	120 months			UW NOI:	$10,757,167
Seasoning:	1 month			UW NOI Debt Yield(1):	10.0%
Prepayment Provisions:	LO (25); DEF (91); O (4)			UW NOI Debt Yield at Maturity(1):	10.0%
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NCF DSCR(1):	2.83x
Additional Debt Type(2):	Pari Passu			Most Recent NOI:	$10,769,022 (6/30/2016 TTM)
Additional Debt Balance(2):	$40,000,000			2nd Most Recent NOI:	$10,587,853 (12/31/2015)
Future Debt Permitted (Type):	No (N/A)			3rd Most Recent NOI:	$9,646,003 (12/31/2014)
Reserves(3)				Most Recent Occupancy:	97.7% (8/1/2016)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy:	98.8% (12/31/2015)
RE Tax:	$404,392	$101,098	N/A	3rd Most Recent Occupancy:	98.8% (12/31/2014)
Insurance:	$17,980	$17,980	N/A	Appraised Value (as of):	$195,000,000 (8/3/2016)
Recurring Replacements:	$0	$4,097	N/A	Cut-off Date LTV Ratio(1):	55.4%
TILC:	$0	Springing	$921,934	Maturity Date LTV Ratio(1):	55.4%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount(1):	$108,000,000	100.0%	Loan Payoff:	$105,068,654	97.3%
			Closing Costs:	$1,460,818	1.4%
			Return of Equity:	$1,048,155	1.0%
			Reserves:	$422,373	0.4%
Total Sources:	$108,000,000	100.0%	Total Uses:	$108,000,000	100.0%

(1)	The Harlem USA Mortgage Loan is part of the Harlem USA Whole Loan, which is comprised of two pari passu promissory notes with an aggregate principal balance of $108,000,000. The Cut-off Date Balance per SF, Maturity Date Balance per SF, UW NCF DSCR, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers presented above are based on the aggregate principal balance of the promissory notes comprising the Harlem USA Whole Loan.

(2)	See “—The Mortgage Loan” and “—Additional Secured Indebtedness (not including trade debts)” below for further discussion of additional debt.

(3)	See “—Escrows and Reserves” below for further discussion of reserve requirements.

The Mortgage Loan. The second largest mortgage loan (the “Harlem USA Mortgage Loan”) is part of a whole loan (the “Harlem USA Whole Loan”) evidenced by two pari passu promissory notes in the aggregate original principal amount of $108,000,000, both of which are secured by a first priority leasehold mortgage encumbering a multi-tenant anchored retail property known as Harlem USA (the “Harlem USA Property”). Promissory Note A-1, in the original principal amount of $68,000,000, represents the Harlem USA Mortgage Loan and will be included in the MSC 2016-BNK2 Trust. Promissory Note A-2, in the original principal amount of $40,000,000 (the “Harlem USA Pari Passu Companion Loan”) is expected to be contributed to the MSBAM 2016-C31 Trust. The Harlem USA Whole Loan is expected to initially be serviced pursuant to the pooling and servicing agreement for the MSBAM 2016-C31 Trust, and from and after the closing of the MSC 2016-BNK2 transaction, will be serviced pursuant to the pooling and servicing agreement for the MSC 2016-BNK2 Trust. See “Description of the Mortgage Pool—The Whole Loans— The Serviced Pari Passu Whole Loans—The Harlem USA Whole Loan” and “Pooling and Servicing Agreement” in the Preliminary Prospectus.

The proceeds of the Harlem USA Whole Loan were primarily used to refinance a previous loan of approximately $105,068,654 secured by the Harlem USA Property, return equity of approximately $1,048,155 to the Harlem USA Borrower, pay closing costs and fund upfront reserves.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2016-BNK2	Harlem USA

The Borrower and the Sponsors. The borrower is HUSA Management Co., LLC (the “Harlem USA Borrower”), a single-purpose New York limited liability company with two independent directors in its organizational structure. The Harlem USA Borrower is owned by HUSA Operating Co., LLC (99.0%, non-managing member) and HUSA Managing Member, Inc. (1.0% managing member). HUSA Operating Co., LLC is owned by GOHUSA, LLC (50.0%, co-manager) and Grid Urban Ventures, LLC (50.0%, co-manager). GOHUSA, LLC is owned by a trust of the Picket family and is ultimately controlled by David L. Picket and Allison Fehrenbaker. Grid Urban Ventures, LLC is owned by members of the Greenwald family or trusts for their benefit (85.0%) and by employees of Grid Employee Capital, LLC (15.0%). Grid Urban Ventures, LLC is ultimately controlled by Drew Greenwald. HUSA Managing Member, Inc. is owned by David L. Picket (24.4%), Allison Fehrenbaker (23.9%), Joel I. Picket (1.8%), Drew Greenwald (21.3%), Mindy Greenwald (21.3%), Steven Sterneck (3.7%) and James Tuman (3.7%). The following individuals serve as the directors of HUSA Managing Member, Inc. and hold controlling interest in Harlem USA Borrower: Drew Greenwald, Joel I. Picket, David L. Picket and James Tuman. The Harlem USA Whole Loan non-recourse guarantors are Gotham Organization Inc. and Drew Greenwald; however, such non-recourse carveout guarantors are liable only for certain voluntary or collusive bankruptcy events of the Harlem USA Borrower. There is no separate environmental indemnitor apart from the Harlem USA Borrower for the Harlem USA Whole Loan.

The Property. The Harlem USA Property is a five-story (including a lower level), multi-tenant anchored retail property located on West 125th Street between St. Nicholas Avenue and Frederick Douglass Boulevard in the Harlem neighborhood of Upper Manhattan. Built in 1998, the Harlem USA Property is comprised of 245,849 SF and is 97.7% occupied by 13 tenants as of August 1, 2016. The majority of the retail suites are multi-level spaces located on the ground, second or lower levels. The third and fourth floors primarily comprise the Magic Johnson Theatres. The New York Sports Club leases space on the ground and fifth floors. The lower level contains retail space and building mechanical systems. The ground floor retail space has retail frontage along West 125th Street, St. Nicholas Avenue, Frederick Douglass Boulevard and West 124th Street.

The Harlem USA Property is comprised of a leasehold interest under a 124-year term ground lease which expires May 20, 2122. The current contract ground rent is $300,000 per annum through the lease expiration. The Harlem USA Borrower is also responsible for the payment of a supplemental ground rent. The supplemental ground rent is currently $250,000 and is scheduled to increase to $300,000 on January 1, 2023 and every following five-year period by $50,000.

The immediate area surrounding the Harlem USA Property consists of a combination of three to six-story walk-up multifamily buildings, mid-rise residential buildings and small to mid-rise commercial/office buildings. The Harlem USA Property is located along the primary commercial corridor within the Harlem neighborhood known as 125th Street. The retailers in the Harlem USA Property’s immediate area include a combination of national, regional and local tenants. National and regional retailers located in the immediate area include Chase Bank, Rainbow (which operates stores both at the Harlem USA Property and in the immediate area), Capital One Bank, Blink Fitness, Joe’s Crab Shack, Duane Reade, Gamestop and Rite Aid.

The area is accessible via various public buses and subways. The A, B, C and D subway lines all stop at 125th Street and Frederick Douglass Boulevard, directly across the street from the Harlem USA Property. Further east, the 4, 5 and 6 subway lines can be accessed at 125th Street and Lexington Avenue. The 2 and 3 trains are located at 125th Street and Lenox Avenue, east of the Harlem USA Property. Public bus services including M3, M10 and M60 all have stops at or near West 125th Street and Frederick Douglass Boulevard.

Major Tenants.

Magic Johnson Theatres (68,087 SF, 27.7% of NRA, 19.2% of underwritten rent). Magic Johnson Theatres leases 68,087 SF at the Harlem USA Property and operates the space as a nine-screen movie theater. The lease began June 30, 2000, has a lease expiration date of May 31, 2030 and three 5-year extension options. Magic Johnson Theatres is part of AMC Entertainment, Inc. (“AMC”). As of June 30, 2016, AMC (NYSE: AMC) owned or operated 386 theatres with 5,334 screens across the United States.

Old Navy (34,787 SF, 14.1% of NRA, 18.5% of underwritten rent). Old Navy leases 34,787 SF at the Harlem USA Property. The lease began February 1, 2011, has a lease expiration date of January 31, 2021 and one 5-year extension option. Old Navy is a subsidiary of Gap, Inc. (“Gap”), which is rated BB+/Baa2/BB+ by Fitch/Moody’s/S&P. Gap (NYSE: GPS) is a leading global apparel retail company offering apparel, accessories and personal care products for men, women and children under five brands. Gap’s clothes are available in 90 countries worldwide through 3,300 company-operated stores, almost 400 franchise stores and e-commerce sites.

K&G Fashion Superstore (23,250 SF, 9.5% of NRA, 5.4% of underwritten rent). K&G Fashion Superstore (“K&G”) leases 23,250 SF at the Harlem USA Property. The lease began March 1, 2014 and has a lease expiration date of February 28, 2019 and no extension options. K&G is a fashion retailer specializing in discounted designer clothing.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2016-BNK2	Harlem USA

The following table presents a summary regarding the largest tenants at the Harlem USA Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody’s/ S&P)(2)	Tenant SF	Appr. % of SF	Annual UW Rent	Annual UW Rent PSF(3)		Sales (12/31/2015)(4)
						App. % of Annual UW Rent	$	PSF(5)	Occ. Cost %(6)	Lease Expiration
Magic Johnson Theatres	NR/NR/NR	68,087	27.7%	$2,329,250	$34.21	19.2%	$8,210,848	$912,316	28.4%	5/31/2030
Old Navy	BB+/Baa2/BB+	34,787	14.1%	$2,240,000	$64.39	18.5%	$14,038,919	$404	16.0%	1/31/2021
K&G Fashion Superstore	NR/NR/NR	23,250	9.5%	$650,000	$27.96	5.4%	$4,355,049	$187	14.9%	2/28/2019
New York Sports Club	NR/NR/NR	21,993	8.9%	$412,727	$18.77	3.4%	$2,002,857	$91	20.6%	4/30/2020
Chuck E. Cheese	NR/NR/NR	19,542	7.9%	$871,200	$44.58	7.2%	$2,108,105	$108	41.3%	12/31/2021
Subtotal/Wtd. Avg.		167,659	68.2%	$6,503,177	$38.79	53.6%	$30,715,778	$183	21.2%

Other Tenants		72,590	29.5%	$5,621,555	$77.44	46.4%	$11,077,593
Vacant Space		5,600	2.3%	$0	$0.00	0.0%	$0
Total/Wtd. Avg.		245,849	100.0%	$12,124,732	$50.47	100.0%	$41,793,371

(1)	Information is based on the underwritten rent roll.

(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(3)	Wtd. Avg. Annual UW Rent PSF excludes vacant space.

(4)	Sales $ and Sales PSF only include tenants reporting sales. Sales $ for Other Tenants represent sales information for Modell’s and Rainbow.

(5)	Sales PSF information for Magic Johnson Theatres is based on nine screens. Weighted average sales PSF includes Magic Johnson Theatre.

(6)	Occ. Cost % is based on Annual UW Rent. Subtotal is based on tenants reporting sales and includes top five tenants only.

The following table presents historical sales information at the Harlem USA Property:

	Historical Sales Summary(1)
	2013			2014			2015
Tenant	Sales ($)	Sales (PSF)	Occ. Cost(2)	Sales ($)	Sales (PSF)	Occ. Cost(2)	Sales ($)	Sales (PSF)	Occ. Cost(2)
Magic Johnson Theatres	$8,258,916	$121	28.2%	$8,183,403	$120	28.5%	$8,210,848	$121	28.4%
Old Navy	$13,872,138	$399	16.1%	$14,036,067	$403	16.0%	$14,038,919	$404	16.0%
K&G Fashion Superstore	$4,384,927	$189	14.8%	$4,501,150	$194	14.4%	$4,355,049	$187	14.9%
New York Sports Club	$1,995,912	$91	20.7%	$2,023,815	$92	20.4%	$2,002,857	$91	20.6%
Chuck E. Cheese	$2,683,298	$137	32.5%	$1,993,856	$102	43.7%	$2,108,105	$108	41.3%
Modell’s	$7,007,496	$369	14.3%	$7,265,158	$382	13.8%	$7,006,576	$369	14.3%
Rainbow	$4,286,956	$286	26.2%	$4,054,453	$270	27.7%	$4,071,017	$271	27.6%
Total/Wtd. Avg.	$42,489,643	$211		$42,057,902	$209		$41,793,371	$207

(1)	Historical sales information is based on tenants that report sales.

(2)	Occupancy Cost % calculations are based on UW Annual Rent divided by sales from the respective year.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2016-BNK2	Harlem USA

The following table presents certain information relating to the lease rollover at the Harlem USA Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Annual UW Rent PSF Rolling(3)	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling
MTM	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2016	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2017	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2018	1	2,340	$220.00	1.0%	1.0%	$514,800	4.2%	4.2%
2019	3	36,500	$73.88	14.8%	15.8%	$2,696,590	22.2%	26.5%
2020	1	21,993	$18.77	8.9%	24.7%	$412,727	3.4%	29.9%
2021	2	54,329	$57.27	22.1%	46.8%	$3,111,200	25.7%	55.6%
2022	2	12,500	$33.21	5.1%	51.9%	$415,165	3.4%	59.0%
2023	0	0	$0.00	0.0%	51.9%	$0	0.0%	59.0%
2024	1	15,000	$75.00	6.1%	58.0%	$1,125,000	9.3%	68.3%
2025	0	0	$0.00	0.0%	58.0%	$0	0.0%	68.3%
2026	1	19,000	$52.63	7.7%	65.8%	$1,000,000	8.2%	76.5%
2027 & Beyond	2	78,587	$36.26	32.0%	97.7%	$2,849,250	23.5%	100.0%
Vacant	0	5,600	$0.00	2.3%	100.0%	$0	0.0%	100.0%
Total/Wtd. Avg.	13	245,849	$50.47	100.0%		$12,124,732	100.0%

(1)	Information is based on the underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the stated expiration date of the subject lease or leases which are not considered in the lease rollover schedule.
(3)	Wtd. Avg. Annual UW Rent PSF Rolling excludes vacant space.

The Market. The Harlem USA Property is located on a blockthrough parcel bound by West 125th Street to the north, St. Nicholas Avenue to the west, Frederick Douglas Boulevard to the east and West 124th Street to the south in the Harlem neighborhood of Upper Manhattan. Harlem is located within the northern section of Manhattan and has traditionally been defined as the area bound by 110th Street to the south, 155th Street to the north, the Hudson River to the west and Harlem River to the east. Harlem is bordered by the neighborhoods of the Upper East and West Sides to the south, North Harlem to the north, and Manhattanville/Morningside Heights to the west.

The 125th Street retail corridor runs from Broadway to Third Avenue and is home to various national tenants located in ground floor retail spaces as well as multi-story retail centers. National tenants located in the 125th Street retail corridor include DSW Shoe Warehouse, GSA, Blink Fitness, Party City and Capital One Bank. The 125th Street retail corridor has more than 40 local and national food, fashion, sports and entertainment retailers.

According to the appraisal, located to the west of the Harlem USA Property, at the southwest corner of Lenox Avenue and West 125th Street, is a new 3-story, 161,000 SF retail development. The property is 100% leased and will be anchored by Whole Foods and Burlington Coat Factory. Other tenants include Olive Garden, American Eagle and TD Bank. The center is expected to be completed by year end 2016.

In addition, the Harlem USA Property is located adjacent to a development site at the southeast corner of West 125th Street and St. Nicholas Avenue. The site is proposed to be improved with a 2-story retail/commercial building totaling approximately 33,000 square foot of net rentable area and rooftop space. The property is expected to feature ground floor retail space, a restaurant on the second floor and a 4,000 square foot rooftop bar. No tenants have been announced.

According to the appraisal, as of spring 2016, the 125th Street retail corridor generally exhibits a vacancy rate of 5.0% and asking rent of $138 PSF. In the section of the 125th Street corridor where the Harlem USA Property is located, the appraisal reported asking rents between $70 and $390 PSF depending on size, frontage, utility and location.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2016-BNK2	Harlem USA

The following table presents leasing data at competitive retail properties with respect to the Harlem USA Property:

Competitive Retail Property Summary
Address in NY, NY	Cross Streets	Tenant Name	Lease Date	Lease Term (Yrs.)	Lease Area (SF)	Annual Base Rent PSF	Free Rent (mos.)	Work Letter (PSF)
200-202 East 116th St.	116th & Third Avenue	Confidential	Jul-16	10	450 Grade	$160 Grade	3	$0.00
290 Malcolm X Boulevard	Malcolm X Boulevard	City MD	Mar-16	10	3,780 Grade	$135 Grade	3	$0.00
272 West 125th Street	West 125th Street	Foot Locker	Dec-15	10	8,300 Grade 5,000 LL 13,300 Total	$150 Grade $30 LL $105 Avg.	4	$0.00
100 West 125th Street	West 125th Street & Malcom X Boulevard	American Eagle	Jul-15	10	8,500 Grade	$160 Grade	3	$20.00
281-285 Saint Nicholas Avenue	West 124th Street & St. Nicholas Avenue	Harlem Cafe	May-15	10	5,000 Grade	$110 Grade	3	$0.00
100 West 125th Street	West 125th Street & Malcom X Boulevard	Whole Foods	Feb-15	15	12,000 Grade 27,000 LL 39,000 Total	$145 Grade $35 LL $105 Avg.	6	$20.00
230 West 125th Street	West 125th Street	The North Face	Jan-15	10	15,000 Grade	$200 Grade	6	$0.00
100 West 125th Street	West 125th Street & Malcom X Boulevard	TD Bank	Feb-15	10	3,056 Grade	$165 Grade	3	$20.00
261 West 125th Street	West 125th Street	Banana Republic	Jul-14	10	8,200 Grade	$200 Grade	6	$10.00
301 West 125th Street	West 125th Street	Capital One	Feb-14	10	4,338 Grade	$200 Grade	3	$0.00
261 West 125th Street	West 125th Street	Red Lobster	Dec-12	10	1,300 Grade 8,500 2nd 9,800 Total	$180 Grade $40 2nd $59 Avg.	3	$10.00
112 West 125th Street	West 125th Street	Offering	Aug-16	15	11,750 Grade 11,750 2nd 12,500 LL 36,000 Total	$250 Grade $75 2nd $65 LL $128 Avg.	6	$0.00
313-315 West 125th Street	West 125th Street	Offering	Aug-16	10	9,580 Grade 4,500 LL 14,080 Total	$180 Grade $40 LL $135 Avg.	6	$0.00

Source: Appraisal

The following table presents leasing data at competitive movie theaters with respect to the Harlem USA Property:

Competitive Movie Theater Summary
Property Name Address, City, State	Tenant Name	Lease Area (SF)	Lease Date	Term	Number of Screens	Annual Base Rent PSF	Annual Base Rent per Screen	Lease Type
Confidential, New York	Confidential-Lease Out	30,000	Jun-16	15	8	$65.00	$262,500	Net
Confidential, New York	Confidential-Lease Out	47,617	Jun-16	20	7	$42.00	$285,714	Net
City Point Brooklyn, NY	Alamo Draft House	39,818	Jan-13	20	7	$32.00	$182,025	Net
Tanger Outlet at The Arches Deer Park, NY	Regal Cinema	63,000	May-08	20	16	$32.00	$126,000	Net
Gateway Cinemas 301 Mount Hope Avenue Rockway, NJ	Gateway Cinemas	68,000	May-07	17	12	$33.11	$187,623	Net
Pavilion Theatre Brooklyn, NY	Pavilion	33,120	Feb-05	10	10	$34.05	$112,774	Net
City Center White Plains, NY	National Amusements	80,000	Jan-02	20	15	$31.35	$167,200	Net
Waterfront at Port Chester Port Chester, NY	Loews Theatre	70,000	May-04	25	25	$28.57	$80,000	Net
One Jamaica Center Queens, NY	National Amusements	83,000	Jan-02	20	20	$26.51	$110,017	Net
AMC Loews Orpheum 7 312 West 34th Street New York, NY	Loews Theatre	100,000	Oct-01	20	7	$54.00	$771,429	Net
Regal Battery Park Stadium 102 North End Avenue New York, NY	Regal Cinema	105,000	Jan-00	20	11	$33.00	$315,000	Net

Source: Appraisal

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2016-BNK2	Harlem USA

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Harlem USA Property:

Cash Flow Analysis
	2012	2013	2014	2015	6/30/2016 TTM		UW	UW PSF
Base Rent(1)	$10,598,088	$10,567,765	$10,467,303	$11,410,518	$11,612,016		$12,600,732	$51.25
Total Recoveries	$1,393,996	$1,476,544	$1,691,146	$1,724,912	$1,793,944		$2,921,783	$11.88
Other Income(2)	$372,956	$426,476	$453,450	$502,452	$508,855		$460,793	$1.87
Discounts Concessions	$0	$0	$0	$0	$0		$0	$0.00
Less Vacancy & Credit Loss	$0	$0	$0	$0	$0		($717,690)	($2.92)
Effective Gross Income	$12,365,040	$12,470,785	$12,611,898	$13,637,883	$13,914,815		$15,265,618	$62.09
Total Expenses(3)	$2,447,795	$2,719,265	$2,965,895	$3,050,030	$3,145,793		$4,508,451	$18.34
Net Operating Income	$9,917,245	$9,751,520	$9,646,003	$10,587,853	$10,769,022		$10,757,167	$43.76
Capital Expenditures	$0	$0	$0	$0	$0		$48,409	$0.20
TI/LC	$0	$0	$0	$0	$0		$459,738	$1.87
Net Cash Flow	$9,917,245	$9,751,520	$9,646,003	$10,587,853	$10,769,022		$10,249,020	$41.69

Occupancy %	97.6%	95.7%	98.8%	98.8%	97.7%	(4)	95.0%
NOI DSCR(5)	2.74x	2.69x	2.66x	2.92x	2.97x		2.97x
NCF DSCR(5)	2.74x	2.69x	2.66x	2.92x	2.97x		2.83x
NOI Debt Yield(5)	9.2%	9.0%	8.9%	9.8%	10.0%		10.0%
NCF Debt Yield(5)	9.2%	9.0%	8.9%	9.8%	10.0%		9.5%

(1)	Underwritten Base Rent is based on the rent roll dated August 1, 2016 and includes rent steps totaling $194,400 through February 28, 2017 and vacancy gross up of $476,000.
(2)	Other Income includes percentage rent paid by Magic Johnson Theatres, signage revenue, license fees and miscellaneous income.

(3)	Underwritten Total Expenses include real estate taxes of $1,938,876, which is based on the year 2 estimate by the appraisal. The Harlem USA Property benefits from a real estate tax abatement through the New York City 25 year Industrial & Commercial Incentive Program (ICIP). Under the terms of such tax abatement, increases in real estate taxes will be phased in from year 17 through year 25. The appraisal simulated such increases for the term of the Harlem USA Whole Loan commencing in tax year 2015/2016 through tax year 2023/2024 and estimated that over the period from tax year 2015/2016 to 2025/2026, real estate taxes would increase from $866,895 to $4,427,327. There is no assurance that the actual tax increase will be such estimates.

(4)	Occupancy is 97.7% as of August 1, 2016.

(5)	Debt service coverage ratios and debt yields are based on the Harlem USA Whole Loan.

Escrows and Reserves. The Harlem USA Whole Loan documents provide for upfront reserves in the amount of $404,392 for real estate taxes and $17,980 for insurance premiums. The Harlem USA Borrower is required to escrow monthly: (i) 1/12th of the annual estimated real estate taxes; (ii) 1/12th of the annual estimated insurance premiums (unless the Harlem USA Borrower maintains an acceptable blanket policy) and (iii) $4,097 for replacements and repairs.

During the continuance of a Rollover Reserve Trigger Period (as defined below), the Harlem USA Borrower is required to deposit with the lender on each monthly payment date the sum of $25,609 into an escrow for tenant improvements, tenant allowances and leasing commissions. Provided no event of default is continuing under the Harlem USA Whole Loan documents, the Harlem USA Borrower’s obligation to make such monthly deposit will be suspended if the funds in such escrow are equal to or greater than $921,934, and will recommence if such funds are subsequently less than $921,934 during a Rollover Reserve Trigger Period. If a Rollover Reserve Trigger Period ceases to exist, all funds in the related escrow are required to be released to the Harlem USA Borrower.

A “Rollover Reserve Trigger Period” will commence on the earliest to occur of (i)  an event of default under the Harlem USA Whole Loan documents and (ii) the debt yield on the Harlem USA Whole Loan being equal to or less than 7.75% for one calendar quarter, and will end upon (x) with regard to any Rollover Reserve Trigger Period under clause (i) above, the cure (if applicable) of such event of default, and (y) with regard to any Rollover Reserve Trigger Period under clause (ii) above, the date that the debt yield is greater than 7.75% for two consecutive calendar quarters.

Lockbox and Cash Management. A hard lockbox is in place with respect to the Harlem USA Whole Loan. The Harlem USA Whole Loan has springing cash management (i.e., the Harlem USA Whole Loan has cash management only after the occurrence and during the continuance of an event of default under the Harlem USA Whole Loan). So long as no event of default is continuing under the Harlem USA Whole Loan, all funds in the lockbox account are required to be swept on each business day to an operating account maintained by the Harlem USA Borrower. Upon the occurrence and during the continuance of an event of default under the Harlem USA Whole Loan, the lender has the right to direct the lockbox bank to disburse all funds then and thereafter in the lockbox account to an account held by the lender, and to apply such funds to the obligations of the Harlem USA Borrower in such order of priority as the lender shall determine in its sole discretion.

Additional Secured Indebtedness (not including trade debts). In addition to the Harlem USA Mortgage Loan, the Harlem USA Property also secures the Harlem USA Pari Passu Companion Loan. The Harlem USA Pari Passu Companion Loan accrues interest at the same rate as the Harlem USA Mortgage Loan. The Harlem USA Mortgage Loan is entitled to payments of interest and principal on a pro rata and pari passu basis with the Harlem USA Pari Passu Companion Loan. The holders of the Harlem USA Mortgage Loan and the Harlem USA Pari Passu Companion Loan have entered into a co-lender agreement which sets forth the allocation of collections on the Harlem USA Whole Loan. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans—The Harlem USA Whole Loan” in the Preliminary Prospectus.

Mezzanine Loan and Preferred Equity. Not permitted.

Release of Property. Not permitted.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2016-BNK2	Harlem USA

Terrorism Insurance. The Harlem USA Whole Loan documents require that the “all risk” insurance policy required to be maintained by the Harlem USA Borrower provide coverage for terrorism in an amount equal to the full replacement cost of the Harlem USA Property and eighteen months of business interruption insurance; provided that if the Terrorism Risk Insurance Program Reauthorization Act of 2015 or extension thereof or substantially similar program (“TRIPRA”) is in effect and continues to cover both foreign and domestic acts of terrorism, the lender is required to accept terrorism insurance with coverage against “covered acts” within the meaning of TRIPRA. If TRIPRA is terminated or otherwise not in effect the Harlem USA Borrower is not required to pay annual premiums in excess of the TC Cap (as defined below) in order to obtain terrorism insurance coverage (but is obligated to purchase the maximum amount of such coverage available with funds equal to the TC Cap). “TC Cap” means two times the then current property insurance premium that is payable at such time in respect of the property and business interruption insurance / rental loss required under the Harlem USA Whole Loan documents (without giving effect to the cost of the terrorism, flood, earthquake and windstorm components of such casualty and business interruption / rental loss insurance at the time that any terrorism insurance coverage is excluded from any policy).

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

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This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2016-BNK2	Cole Retail Portfolio

Mortgage Loan No. 3 – Cole Retail Portfolio

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2016-BNK2	Cole Retail Portfolio

Mortgage Loan No. 3 – Cole Retail Portfolio

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2016-BNK2	Cole Retail Portfolio

Mortgage Loan No. 3 – Cole Retail Portfolio

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2016-BNK2	Cole Retail Portfolio

Mortgage Loan No. 3 – Cole Retail Portfolio

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2016-BNK2	Cole Retail Portfolio

Mortgage Loan No. 3 – Cole Retail Portfolio

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NW Goodyear Blvd.
SW 82nd St.
NW 53rd St.
SW Sheridan Rd.
SW 11th St.

JONES COUNTY
Old Anson Rd.
Tye
Hardin-Simmons University
Ambler Ave.
Hendrick Medical Ctr.
Abilene Christian University
Texas Tech Univ. Health Sciences Ctr. at Abilene
E. North 10th St.
Abilene Civic Ctr.
Center for Contemporary Arts
Frontier Texas!
The Grace Museum
ABILENE
TAYLOR COUNTY
Dyess Air Force Base
McMurry University
Abilene Zoo
Taylor County Expo Center
Abilene Regional Airport
Abilene Intl. Soccer Complex
Lytle Lake
Red Bud Park
Mall of Abilene
Rebecca Ln.
Fairway Oaks Country Club
Abilene Regional Medical Ctr.
Kirby Lake
County Rd. 314
Potosi
Dallas 179 miles

OKLAHOMA
Oklahoma City
Lawton
Abilene
Dallas
El Paso
TEXAS
Austin
Houston
Baton Rouge
New Orleans
LOUISIANA
Houma

Cole Retail Portfolio

1 Lawton Marketplace	Lawton, OK
2 Shops at Abilene	Abilene, TX
3 Houma Crossing	Houma, LA

Thibodaux 8 miles
Gray
New Orleans 50 miles
LAFOURCHE PARISH
Southland Mall
Bayou Blue
Bayou Cane
Houma Crossing
Magnolia Square
Intracoastal Waterway
Terrebonne General Medical Ctr.
HOUMA
TERREBONNE PARISH
Southdown Plantation The Terrebonne Museum
Plaza Caillou
Leonard J. Chabert Medical Ctr.
Houma-Terrebonne Airport
Industrial Blvd.
Bayou Black Dr.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2016-BNK2	Cole Retail Portfolio

Mortgage Loan No. 3 – Cole Retail Portfolio

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	BANA			Single Asset/Portfolio:	Portfolio
Original Balance:	$46,500,000			Location:	Various
Cut-off Date Balance:	$46,500,000			General Property Type:	Retail
% of Initial Pool Balance:	6.4%			Detailed Property Type:	Power Center
Loan Purpose:	Recapitalization			Title Vesting:	Fee
Sponsor:	VEREIT, Inc.			Year Built/Renovated:	Various/NA
Mortgage Rate:	3.9810%			Size:	544,503 SF
Note Date:	9/29/2016			Cut-off Date Balance per SF:	$85
First Payment Date:	11/1/2016			Maturity Date Balance per SF:	$85
Maturity Date:	10/1/2021			Property Manager:	CREI Advisors, LLC (borrower-related)
Original Term to Maturity:	60 months
Original Amortization Term:	0 months			Underwriting and Financial Information
IO Period:	60 months			UW NOI:	$5,998,194
Seasoning:	1 month			UW NOI Debt Yield:	12.9%
Prepayment Provisions:	LO (25); YM1 (30); O (5)			UW NOI Debt Yield at Maturity:	12.9%
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NCF DSCR:	2.99x
Additional Debt Type:	N/A			Most Recent NOI:	$6,199,362 (7/31/2016 TTM)
Additional Debt Balance:	N/A			2nd Most Recent NOI:	$6,171,354 (12/31/2015)
Future Debt Permitted (Type):	No (N/A)			3rd Most Recent NOI(2):	N/A
Reserves(1)				Most Recent Occupancy:	98.0% (8/31/2016)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy:	97.4% (12/31/2015)
RE Tax:	$0	Springing	N/A	3rd Most Recent Occupancy:	97.4% (12/31/2014)
Insurance:	$0	$307	N/A	Appraised Value (as of):	$81,900,000 (8/10/2016 – 8/13/2016)
Recurring Replacements:	$0	Springing	N/A	Cut-off Date LTV Ratio:	56.8%
TI/LC:	$0	Springing	N/A	Maturity Date LTV Ratio:	56.8%

Sources and Uses
Sources	Proceeds	% of Total	Uses(3)	Proceeds	% of Total
Loan Amount:	$46,500,000	100.0%	Loan Payoff:	$45,000,000	96.8%
			Closing Costs:	$442,347	1.0%
			Return of Equity:	$1,057,653	2.3%
Total Sources:	$46,500,000	100.0%	Total Uses:	$46,500,000	100.0%

(1)	See “—Escrows and Reserves” below for further discussion of reserve requirements.
(2)	The Cole Retail Portfolio sponsor acquired the Cole Retail Portfolio Properties in 2014, therefore prior historical information is unavailable.

(3)	The Cole Retail Portfolio sponsor acquired the Cole Retail Portfolio Properties individually in 2014 for a combined purchase price of $84,625,000 ($33,700,000 for the Lawton Marketplace Property, $26,275,000 for the Shops at Abilene Property and $24,650,000 for the Houma Crossing Property), resulting in current cash equity in the Cole Retail Portfolio Properties of $38,125,000.

The Mortgage Loan. The third largest mortgage loan (the “Cole Retail Portfolio Mortgage Loan”) is evidenced by a promissory note in the original principal amount of $46,500,000, and secured by a first priority fee mortgage encumbering three power centers known as Lawton Marketplace located in Lawton, Oklahoma (the “Lawton Marketplace Property”), Shops at Abilene located in Abilene, Texas (the “Shops at Abilene Property”) and Houma Crossing located in Houma, Louisiana (the “Houma Crossing Property”), (collectively, the “Cole Retail Portfolio Properties”).

The Borrowers and the Sponsor. The borrowers are ARCP MT Houma LA, LLC, ARCP MT Lawton OK, LLC, and ARCP MT Abilene TX, LLC (the “Cole Retail Portfolio Borrowers”), each a single-purpose Delaware limited liability company structured to be bankruptcy-remote, with at least two independent directors. The sponsor of the Cole Retail Portfolio Mortgage Loan is VEREIT, Inc. (NYSE: VER). Prior to July 2015, VEREIT, Inc. was formerly known as American Realty Capital Properties Inc. VEREIT, Inc. is a full-service net-lease focused real estate operating company with a real estate investment segment and an investment management segment (“Cole Capital”). Through its investment management segment, VEREIT, Inc. owns and manages a portfolio of 4,291 (approximately 98.2 million SF) retail, restaurant, office and industrial properties which as of June 2016 were 97.7% leased. Through Cole Capital, VEREIT, Inc. manages approximately $7.0 billion of gross real estate investments for four non-listed REITs, including Cole Credit Property Trust V, Inc. which owns Cole Operating Partnership V, LP, the non-recourse carve out guarantor for the Cole Retail Portfolio Mortgage Loan. As of April 11, 2016, Cole Credit Property Trust V, Inc. reported owning 116 properties (approximately 2.5 million SF) in 31 states that were in aggregate 99.3% leased.

The Properties. The Cole Retail Portfolio Properties are secured by the fee interest in three cross-collateralized power centers totaling 544,503 SF located in Lawton, Oklahoma, Abilene, Texas and Houma, Louisiana. The Cole Retail Portfolio Properties were in total 98.0% leased by 55 tenants. The largest tenants within the portfolio are Academy Sports (62,168 SF, 11.4% of NRA, 8.3% of total base rent), Hobby Lobby (56,676 SF, 10.4% of NRA, 7.4% of total base rent) and Kohl’s (55,314 SF, 10.2% of NRA, 2.6% of total base rent on a pad lease). No other tenant occupies more than 5.5% of total NRA or represents more than 4.3% of total base rent within the portfolio. During the Cole Retail Portfolio Mortgage Loan term, no more than 9.7% of the total NRA expires in any given year with an aggregate of 27.8% of the total NRA expiring during the loan term.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2016-BNK2	Cole Retail Portfolio

The Lawton Marketplace Property contains 187,965 SF across six buildings constructed in 2013 plus an additional two outparcels ground leased to McDonald’s and City National Bank. There are 1,313 surface parking spaces (6.99 per 1,000 SF). The Lawton Marketplace Property represents one of two power centers in the local area that each anchor a main retail corridor. The Lawton Marketplace Property is anchored by Academy Sports (62,168 SF), TJ Maxx (24,000 SF), PetSmart (12,328 SF) and Chuck E Cheese (12,000 SF), and shadow anchored by a Target. No other tenant at the Lawton Marketplace Property comprises more than 1.5% of the net rentable area or 2.1% of the total base rent. The Lawton Marketplace Property was 98.8% occupied as of August 31, 2016 and had a trailing twelve month net operating income of $2,423,331 as of July 31, 2016.

The Shops at Abilene Property contains 175,642 SF across four buildings constructed in 2004. There are 950 surface parking spaces (5.41 per 1,000 SF). The Shops at Abilene Property represents the only power center and the newest retail development in the local retail corridor. The Shops at Abilene Property is anchored by Ross Dress for Less (30,187 SF), TJ Maxx (27,600 SF), Michael’s (21,332 SF), PetSmart (19,107 SF), Bed Bath & Beyond (18,043 SF), Old Navy (14,806 SF), Shoe Carnival (10,000 SF) and shadow anchored by a Walmart Supercenter, Home Depot and Kohl’s. No other tenant at the Shops at Abilene Property comprises more than 1.1% of the net rentable area or 1.5% of the total base rent. The Shops at Abilene Property was 100.0% occupied as of August 31, 2016 and had a trailing twelve month net operating income of $1,950,196 as of July 31, 2016.

The Houma Crossing Property contains 180,896 SF across four buildings and was constructed in three phases from 2007 to 2012. There are 1,050 surface parking spaces (5.80 per 1,000 SF). The Houma Crossing Property is the most recently completed retail power center in its market and surrounded within one mile by other power centers, creating a major retail corridor. The Houma Crossing Property is anchored by Hobby Lobby (56,676 SF), Kohl’s (55,314 SF) and Charming Charlie’s (10,000 SF) and shadow anchored by an Academy Sports & Outdoors. No other tenant at the Houma Crossing Property comprises more than 1.8% of the net rentable area or 2.7% of the total base rent. The Houma Crossing Property was 95.2% occupied as of August 31, 2016 and had a trailing twelve month net operating income of $1,825,835 as of July 31, 2016.

The following table presents certain information relating to the Cole Retail Portfolio Properties:

Property Summary
Property Name & Location	Allocated Cut-off Date Balance	% of Portfolio Cut-off Date Balance	Occupancy(1)	Year Built/ Renovated	Net Rentable Area (SF)(1)	Appraised Value	Allocated LTV
Lawton Marketplace Property 1726, 1732, 1754, 1806, 1824, 1836, 1948 and 2136 Northwest 82nd Street Lawton, Oklahoma 73505	$19,247,253	41.4%	98.8%	2013/NA	187,965	$33,900,000	56.8%

Shops at Abilene Property 4209-4225, 4241-4249 Southwest Drive and 3417-3449, 3501-3625 Catclaw Drive Abilene, Texas 79606	$14,989,011	32.2%	100.0%	2004/NA	175,642	$26,400,000	56.8%

Houma Crossing Property 1779, 1781, 1783, and 1785 Martin Luther King Boulevard Houma, Louisiana 70360	$12,263,736	26.4%	95.2%	2007-2012/NA	180,896	$21,600,000	56.8%

Total/Weighted Average	$46,500,000	100.0%	98.0%		544,503	$81,900,000	56.8%

(1)	Information obtained from the underwritten rent roll.

The following table presents historical occupancy relating to the Cole Retail Portfolio Properties:

Historical Occupancy
Property Name	2014	2015	8/31/2016
Lawton Marketplace Property	100.0%	98.8%	98.8%
Shops at Abilene Property	96.8%	96.6%	100.0%
Houma Crossing Property	95.4%	96.7%	95.2%
Total/Weighted Average	97.4%	97.4%	98.0%

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2016-BNK2	Cole Retail Portfolio

The following table presents certain information relating to the leases at the Cole Retail Portfolio Properties:

Major Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody’s /S&P)(2)	Tenant NRSF	% of SF	% of Portfolio SF	Annual UW Base Rent PSF	Annual Base Rent	% of Total Annual UW Base Rent	% of Total Portfolio Annual UW Base Rent	Sales PSF(3)	Occ. Cost(3)	Lease Expiration Date
Lawton Marketplace Property
Major Tenants
Academy Sports	NR/NR/NR	62,168	33.1%	11.4%	$8.75	$543,970	21.8%	8.3%	N/A	N/A	1/31/2030
TJ Maxx	NR/A2/A+	24,000	12.8%	4.4%	$9.00	$216,000	8.7%	3.3%	$214	5.7%	8/31/2023
PetSmart	NR/B1/B+	12,328	6.6%	2.3%	$14.70	$181,222	7.3%	2.8%	N/A	N/A	1/31/2024
Chuck E Cheese	NR/NR/NR	12,000	6.4%	2.2%	$11.50	$138,000	5.5%	2.1%	$102	14.5%	8/31/2023
Total Major Tenants		110,496	58.8%	20.3%	$9.77	$1,079,192	43.3%	16.6%
Non-Major Tenants		75,264	40.0%	13.8%	$18.80	$1,414,967	56.7%	21.7%
Occupied Collateral Total		185,760	98.8%	34.1%	$13.43	$2,494,159	100.0%	38.3%
Vacant Space		2,205	1.2%	0.4%
Collateral Total		187,965	100.0%	34.5%
Shops at Abilene Property
Major Tenants
Ross	NR/A3/A-	30,187	17.2%	5.5%	$9.25	$279,230	13.1%	4.3%	N/A	N/A	9/30/2031
TJ Maxx	NR/A2/A+	27,600	15.7%	5.1%	$8.00	$220,800	10.3%	3.4%	$194	6.4%	11/30/2021
Michael’s	NR/Ba2/B+	21,332	12.1%	3.9%	$10.00	$213,320	10.0%	3.3%	N/A	N/A	2/28/2019
PetSmart	NR/B1/B+	19,107	10.9%	3.5%	$13.00	$248,391	11.6%	3.8%	$428	4.0%	1/31/2020
Bed Bath & Beyond	NR/Baa1/ BBB+	18,043	10.3%	3.3%	$8.75	$157,876	7.4%	2.4%	N/A	N/A	1/31/2022
Old Navy	BB+/Baa2/BB+	14,806	8.4%	2.7%	$13.00	$192,478	9.0%	3.0%	$260	6.7%	5/31/2017
Shoe Carnival	NR/NR/NR	10,000	5.7%	1.8%	$13.00	$129,996	6.1%	2.0%	$247	7.0%	7/31/2019
Total Major Tenants		141,075	80.3%	25.9%	$10.22	$1,442,091	67.6%	22.1%
Non-Major Tenants		34,567	19.7%	6.3%	$20.03	$692,340	32.4%	10.6%
Occupied Collateral Total		175,642	100.0%	32.3%	$12.15	$2,134,431	100.0%	32.8%
Vacant Space		0	0.0%	0.0%
Collateral Total		175,642	100.0%	32.3%
Houma Crossing Property
Major Tenants
Hobby Lobby	NR/NR/NR	56,676	31.3%	10.4%	$8.50	$481,746	25.5%	7.4%	$129	8.8%	6/30/2022
Kohl’s (Pad Lease)	BBB/Baa2/BBB	55,314	30.6%	10.2%	$3.07	$170,000	9.0%	2.6%	N/A	N/A	1/31/2034
Charming Charlie’s	NR/B3/B-	10,000	5.5%	1.8%	$18.70	$187,000	9.9%	2.9%	$152	12.3%	8/31/2022
Total Major Tenants		121,990	67.4%	22.4%	$6.88	$838,746	44.4%	12.9%
Non-Major Tenants		50,218	27.8%	9.2%	$20.91	$1,049,913	55.6%	16.1%
Occupied Collateral Total		172,208	95.2%	31.6%	$10.97	$1,888,659	100.0%	29.0%
Vacant Space		8,688	4.8%	1.6%
Collateral Total		180,896	100.0%	33.2%

(1)	Information obtained from the underwritten rent roll.

(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(3)	Sales PSF and Occupancy Cost are based on the year-end 2015 figures, as provided by the sponsor.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2016-BNK2	Cole Retail Portfolio

The following table presents certain information relating to the lease rollover schedule at the Cole Retail Portfolio Properties:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of Total SF Rolling	Total UW Rent Rolling	UW Rent PSF Rolling(3)	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling
MTM	0	0	0.0%	0.0%	$0	$0.00	0.0%	0.0%
2016	0	0	0.0%	0.0%	$0	$0.00	0.0%	0.0%
2017	2	20,206	3.7%	3.7%	$344,380	$17.04	5.3%	5.3%
2018	7	24,705	4.5%	8.2%	$488,382	$19.77	7.5%	12.8%
2019	8	52,696	9.7%	17.9%	$801,041	$15.20	12.3%	25.1%
2020	10	44,058	8.1%	26.0%	$756,717	$17.18	11.6%	36.7%
2021	6	39,125	7.2%	33.2%	$449,255	$11.48	6.9%	43.6%
2022	5	102,813	18.9%	52.1%	$1,139,674	$11.08	17.5%	61.1%
2023	4	46,100	8.5%	60.6%	$542,750	$11.77	8.3%	69.4%
2024	7	43,649	8.0%	68.6%	$788,651	$18.07	12.1%	81.5%
2025	1	3,600	0.7%	69.2%	$79,200	$22.00	1.2%	82.7%
2026	0	0	0.0%	69.2%	$0	$0.00	0.0%	82.7%
2027 and Beyond	5	156,658	28.8%	98.0%	$1,127,200	$7.20	17.3%	100.0%
Vacant	0	10,893	2.0%	100.0%	$0	$0.00	0.0%	100.0%
Total/Wtd. Avg.	55	544,503	100.0%		$6,517,249	$12.21	100.0%

(1)	Information is based on the underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the lease rollover schedule.

(3)	Wtd. Avg. UW Rent PSF Rolling excludes vacant space.

The Markets.

Lawton, Oklahoma

The Lawton Marketplace Property is located at 1726, 1732, 1754, 1806, 1824, 1836, 1948 and 2136 Northwest 82nd Street in Lawton, Oklahoma, at the intersection of NW 82nd Street and Quanah Parker Trailway and approximately 6.1 miles west of Interstate Highway 44 connecting to the Wichita Falls metropolitan statistical area (MSA) approximately 45 miles south and the Oklahoma City MSA approximately 60 miles north. The main retail development for Lawton is located south and west of the Lawton Marketplace Property, where Quanah Parker Trailway meets Northwest Cache Road, featuring national retail anchors including Lowes, Walmart, Home Depot and Target as well as grocery anchored shopping centers, strip centers and restaurants.

According to the appraisal, the 2015 unemployment rate for Lawton was 4.3%. Major employers in the area include Fort Sill (adding two Forces Command Battalions in 2016), Goodyear Tire and Rubber Co., Comanche County Hospital Authority, Cameron University and Serco-Na. According to the appraisal, estimated 2015 population and household income within the five-mile trade area was 62,354 and $54,038, respectively. Estimated 2015 population and household income for the Lawton core-based statistical area (the “Lawton CBSA”) was 131,910 and $56,046, respectively. At the end of 2015, the Lawton CBSA had average retail sales per household of $44,584.

According to the appraisal, the surveyed retail centers in the trade area had a current vacancy of 9.2% and an average attained rental rate ranging from $17.00 to $22.00 PSF. There is no new competitive supply noted in the appraisal.

Abilene, Texas

The Shops at Abilene Property is located at 4209-4225, 4241-4249 Southwest Drive and 3417-3449, 3501-3625 Catclaw Drive in Abilene, Texas, at the intersection of Catclaw Drive and Park Central Boulevard and approximately 0.3 miles south of a primary exit from Highway 83/84 in West Texas along the Interstate 20 corridor. Adjacent to the Shops at Abilene Property is the separately owned Shops at Abilene Phase II containing a Beall’s department store and additional inline retail. Just southeast of the Shops at Abilene Property are a Target, Cinemark, Lowe’s, Office Depot and the Mall of Abilene, a 1,000,000 SF regional mall anchored by JCPenney, Dillard’s, Sears, Best Buy and Books-A-Million.

According to the appraisal the 2015 unemployment rate for Abilene was 3.7%. Major employers in the area include Dyess Air Force Base (5,610 employees), Hendrick Health System (2,869 employees), Texas Department of Criminal Justice (1,128 employees), Blue Cross/Blue Shield (1,050 employees) and Abilene Christian University (850 employees). According to the appraisal, estimated 2015 population and household income within the five-mile trade area was 97,784 and $60,937, respectively. Estimated 2015 population and household income for the Abilene CBSA was 168,953 and $60,108, respectively. At the end of 2015, the Abilene CBSA had average retail sales per household of $49,076.

According to the appraisal, the second quarter 2016 Abilene retail market for retail centers similar to the Shops at Abilene Property (Class A constructions from 2000-2009 and representing 13.0% of the overall inventory in the market) had a vacancy of 2.3% and an average quoted rental rate of $19.21 PSF. There is no new competitive supply noted in the appraisal.

Houma, Louisiana

The Houma Crossing Property is located at 1779, 1781, 1783 and 1785 Martin Luther King Boulevard in Houma, Louisiana, approximately 4.1 miles south of Highway 90, and approximately 45 miles southwest of the New Orleans MSA. Martin Luther King Boulevard represents the primary retail corridor in the region featuring national retail anchors including Target, Home Depot, Walmart Supercenter, Lowe’s, Best Buy and Bed Bath and Beyond.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2016-BNK2	Cole Retail Portfolio

Within 2.4 miles north of the Houma Crossing Property are a Sam’s Club, Big Lots, 10-screen AMC movie theater and the Southland Mall, anchored by Dillard’s and JCPenney.

According to the appraisal, the 2015 unemployment rate for Houma was 5.6%. Major employers in the area include Gulf Island Fabrication (2,200 employees), Terrebonne General Medical Center (1,362 employees), Hercules Offshore (1,300 employees), Diocese of Houma-Thibodaux (1,100 employees) and Leonard J. Chabert Medical Center (1,011 employees). According to the appraisal, estimated 2015 population and household income within the five-mile trade area was 69,792 and $74,923, respectively. Estimated 2015 population and household income for the Houma CBSA was 212,369 and $70,744, respectively. As of the end of 2015, the Houma CBSA had average retail sales per household of $50,956.

According to the appraisal, the surveyed retail centers in the trade area totaled 1,020,125 SF with current vacancy of 4.7% and an average attained rental rate ranging from $14.95 to $19.35 PSF. There is no new competitive supply noted in the appraisal.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2016-BNK2	Cole Retail Portfolio

The following tables present certain information relating to the competitive retail centers to the Cole Retail Portfolio Properties:

Competitive Property Summary
Property	Type	Year Built/ Renovated	Size (SF)	Occupancy	Rent PSF	Notable Tenants	Dist. to Subject (mi.)
Lawton Marketplace Property	Power Center	2013/NA	187,965(1)	99%(1)	$13.43(2)	Academy Sports, TJ Maxx, PetSmart	N/A
Lawton Town Center	Power Center	2013/NA	207,602	93%	$20.00-25.00	Kohl’s, Dick’s Sporting Goods, Bed Bath & Beyond, JoAnn’s Fabrics	5.9
Stoneridge Centre	Convenience/Strip Center	2000/2013	17,000	78%	$20.00-25.00	Sprint, State Farm, One Main Financial, Pro Cuts	3.8
EyeMart Center	Convenience/Strip Center	2008/NA	20,146	88%	$18.00-23.00	Navy Federal Credit, EyeMart, H&R Block, Fringe Salon	3.0
Cache Road Center	Convenience/Strip Center	2016/NA	5,930	69%	$28.00-29.00	Jimmy John’s, Five Guys Burger	2.7
Cache Road Square	Community Center	1964/2014	153,540	100%	$10.00-18.00	Big Lots, Harbor Freight, Factory Connection, Planet Fitness	2.9
Shops at Tomlinson Gate	Convenience/Strip Center	2015/NA	11,342	74%	$14.00-19.00	Fusion Therapy, Edward Jones, Chic Nail Spa, First Mortgage	3.6
Cache Center	Neighborhood Center	2007/NA	30,000	63%	$18.00-20.00	PetSense, Olive Garden, Leslie’s Pool, Nail Spa	2.8
Lawton Plaza	Convenience/Strip Center	2003/NA	13,600	84%	$18.00-24.00	Cato Fashions, GameStop, Edible Arrangements	1.1
Sheridan Mall	Community Center	1966/2000	257,870	89%	$7.00-15.00	Ross, Shoe Dept., Office Depot, Its Fashion Metro	4.2
Total/Wtd. Avg. (3)			717,030	91%
Shops at Abilene Property	Power Center	2004/NA	175,642(1)	100%(1)	$12.15(2)	Ross Dress for Less, TJ Maxx, Michael’s, PetSmart, Bed Bath & Beyond, Old Navy, Shoe Carnival	N/A
Shops at Abilene Phase II	Power Center	2005/NA	62,570	83%	$22.00-29.00	Beall’s, The Children’s Place, Catherine’s, David’s Bridal	0.0
Park Central	Community Center	1985/2013	162,875	94%	$18.00-19.00	Office Max, Big Lots, Carmike Cinemas, Dollar Tree	0.0
Abilene Centre	Convenience/Strip Center	2013/NA	15,275	100%	$28.00-28.00	Mattress Firm, Tea 2 Go, Charles Schwab, Castle Nails	0.1
Catclaw Corner	Neighborhood Center	1996/NA	38,089	100%	$10.00-16.00	Sleeping Giant, UPS Store, Eyemart, Jason’s Deli	0.1
Frenchman’s Creek	Community Center	1975/1998	92,253	93%	$11.00-12.00	Hastings, Mardel, Wally’s Party Factory, Little Caesar’s	1.3
Woodhaven Center	Neighborhood Center	1986/1994	150,298	95%	$12.00-13.00	Hobby Lobby, H&R Block, Abuelo’s, Schlotzsky’s	1.4
Park Terrace	Neighborhood Center	1991/NA	105,527	96%	$12.00-13.00	HEB, Starbucks, Family Dental, Rent-A-Center	1.9
Abilene Corners	Convenience/Strip Center	2007/NA	21,600	100%	$16.00-18.00	Dollar Tree, Cato, Hibbett Sports, AT&T	6.9
Total/Wtd. Avg. (3)			648,487	94%
Houma Crossing Property	Power Center	2007-2012/NA	180,896(1)	95%(1)	$14.70(2)	Kohl’s, Hobby Lobby, Ulta Salon	N/A
Houma Shopping Center	Power Center	1995/NA	204,757	99%	$16.00-24.00	Stage, Office Depot, Marshall’s	0.4
Magnolia Square	Power Center	2004/NA	126,849	99%	$15.00-26.00	Michael’s, Ross Dress for Less, PetSmart	0.1
Houma Power Center	Power Center	1999/NA	98,586	76%	$12.00-14.00	Northern Tool, Shoe Carnival, Old Navy, Pier 1 Imports	0.4
Lowe’s Center	Power Center	1998/NA	262,173	100%	$10.00-15.00	Lowe’s Home Improvement, Bed Bath & Beyond, Ashley Furniture, Best Buy	0.3
Red Crawfish Village	Convenience/Strip Center	2013/NA	8,900	89%	$19.50-20.50	Ultimate Party Store, Neo Nail Spa, Beauty Bar, The Jambalaya Shoppe	0.5
CitiPlace	Convenience/Strip Center	2009/NA	20,750	76%	$25.00-26.00	Firehouse Subs, Moe’s Southwest Grill, Little Caesars, Orange Leaf	0.3
West Side Plaza	Neighborhood Center	2003/NA	36,598	86%	$17.00-18.00	Goodwill, GameStop, Edible Arrangements, CATO	0.1
East Side Plaza	Convenience/Strip Center	2003/NA	14,700	100%	$14.00-18.00	Payless Shoe Source, Dollar Tree, Sally Beauty Supply	4.6
Plaza Caillou	Neighborhood Center	1984/NA	78,950	89%	$12.00-14.00	Save-A-Lot, CitiTrends, Dollar General, Little Caesars	4.3
Lynn Park	Community Center	1993/NA	167,862	100%	$9.00-18.00	Cannata’s, Dollar General, Family Dollar, Stage	4.8
Total/Wtd. Avg. (3)			1,020,125	95%

Source: Appraisal

(1)	Information obtained from the underwritten rent roll.

(2)	Rent PSF represents the weighted average rent PSF excluding pad leases.

(3)	Total/Wtd. Avg. excludes the respective Cole Retail Portfolio Property

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2016-BNK2	Cole Retail Portfolio

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Cole Retail Portfolio Properties:

Cash Flow Analysis
	2014(1)	2015	7/31/2016 TTM	UW	UW PSF
Base Rent(2)	N/A	$6,457,555	$6,418,739	$6,693,976	$12.29
Total Recoveries	N/A	$1,476,038	$1,622,325	$1,770,078	$3.25
Other Income	N/A	$19,390	$30,017	$5,782	$0.01
Less Vacancy	N/A	$0	$0	($423,203)	(5.0%)
Effective Gross Income	N/A	$7,952,983	$8,071,081	$8,046,633	$14.78
Total Operating Expenses	N/A	$1,781,629	$1,871,719	$2,048,439	$3.76
Net Operating Income	N/A	$6,171,354	$6,199,362	$5,998,195	$11.02
Capital Expenditures	N/A	$0	$0	$108,900	$0.20
TI/LC	N/A	$0	$0	$272,252	$0.50
Net Cash Flow	N/A	$6,171,354	$6,199,362	$5,617,043	$10.32

Occupancy %	N/A	97.4%	98.0%(3)
NOI DSCR	N/A	3.29x	3.30x	3.20x
NCF DSCR	N/A	3.29x	3.30x	2.99x
NOI Debt Yield	N/A	13.3%	13.3%	12.9%
NCF Debt Yield	N/A	13.3%	13.3%	12.1%

(1)	The Cole Retail Portfolio was acquired in 2014, therefore historical information is not available.

(2)	Base Rent is underwritten based on signed leases and the in-place rent as of August 31, 2016 with contractual rent steps taken through October 2017.

(3)	Occupancy as of August 31, 2016.

Escrows and Reserves. So long as the Cole Retail Portfolio Borrowers provide evidence of taxes being paid prior to delinquency, monthly deposits for taxes will be waived. So long as the Cole Retail Portfolio Borrowers provide evidence of the Cole Retail Portfolio Properties being covered by a blanket insurance policy and property and liability insurance premiums being paid prior to delinquency, monthly deposits for property and liability insurance premiums will be waived. The Cole Retail Portfolio Borrowers are required to deposit monthly 1/12th of the estimated annual premiums for flood insurance currently equal to $307. At any time that the debt service coverage ratio for the Cole Retail Portfolio Mortgage Loan falls below 1.50x, the Cole Retail Portfolio Borrowers will be required to escrow monthly (i) $9,075 for replacement reserves and (ii) $20,419 for TI/LC reserves.

Lockbox and Cash Management. A hard lockbox is in place with respect to the Cole Retail Portfolio Mortgage Loan. The Cole Retail Portfolio Mortgage Loan has springing cash management (i.e. the Cole Retail Portfolio Mortgage Loan has cash management only after the initial occurrence, and during the continuance, of a Cash Sweep Period (as defined below). During the continuance of a Cash Sweep Period, all sums on deposit in the lockbox account are required to be swept into a cash management account for the payment of, among other things, debt service, monthly escrows and operating expenses pursuant to an approved annual budget. Also during the continuance of a Cash Sweep Period, the Cole Retail Portfolio Mortgage Loan documents require all excess cash to be deposited with the lender to be held as additional security for the Cole Retail Portfolio Mortgage Loan.

A “Cash Sweep Period” will occur upon (i) an event of default, (ii) a bankruptcy action involving the Cole Retail Portfolio Mortgage Loan guarantor, or (iii) the debt service coverage ratio based on a trailing six month basis falling below 1.35x. A Cash Sweep Period will continue until, in regard to clause (i) above, the cure of such event of default, in regard to clause (ii) above, the Cole Retail Portfolio Mortgage Loan guarantor is no longer involved in any bankruptcy action, or in regard to clause (iii) above, upon the date the debt service coverage ratio based on a trailing six month basis is greater than or equal to 1.35x or the Cole Retail Portfolio Borrowers provide a letter of credit in the face amount of at least $4,000,000, unless the Cash Sweep Period is continuing pursuant to any one of the other clauses.

Additional Secured Indebtedness (not including trade debts). Not permitted.

Mezzanine Loan and Preferred Equity. Not permitted.

Release of Property. Not permitted.

Terrorism Insurance. The Cole Retail Portfolio Borrowers are required to obtain and maintain property insurance, public liability insurance and rental loss and/or business interruption insurance that covers acts of terrorism, provided that the Cole Retail Portfolio Mortgage Loan documents provide for an annual terrorism premium cap of two times the cost of the premium for separate “All Risk” or “Special Form” property insurance for the Cole Retail Portfolio Properties (without giving effect to the cost of the earthquake component of such coverage) on a stand-alone basis.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2016-BNK2	Marriott Albany

Mortgage Loan No. 4 – Marriott Albany

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2016-BNK2	Marriott Albany

Mortgage Loan No. 4 – Marriott Albany

Marriott Albany
189 Wolf Road
Albany, NY 12205
Albany International Airport
SARATOGA COUNTY
Mohawk River
River Rd
Mill Road Acres Golf Course
Troy-Schenectady Rd
Peter Harris Plaza
Forts Ferry Rd
New Loudon Rd
Cohoes
Crossroads Center
Latham Center
Latham Farms
New London Hills Plaza
Boght Rd
Haswell Rd
Latham
Latham Circle Mall
Watervliet Shaker Rd
Troy-Schnectady Rd
Watervliet
Newtonville
Schuyler Meadows Club
Siena College
Albany Shaker Rd
Old Niskayuna Rd
Lincoln Ave
The Crossings of Colonie
Colonie
Colonie Center
ALBANY COUNTY
Loudonville
Syracuse 135 miles
New Karner Rd
AMTRAK
NYS Thruway
Lincoln Ave
Northway Shopping Center
Central Ave
Sand Creek Rd
Osborne Rd
Broadway
Albany Pine Bush State Unique Park
Fuller Rd
Roessleville
Crossgates Commons
Everett Rd
Loudon Rd
Menands
Western Ave
Crossgates Mall
College of Nanoscale Science and Engineering
State University of New York at Albany
State Police Academy
Wolferts Roost Country Club
Westmere
West Gate Plaza
NY State Office Complex
ALBANY
Albany Memorial Hospital
Hudson River
Johnston Rd
McKownville
Russell Rd
Washington Ave
Tivoli Park
Krumkill Rd
Univ. at Albany Alumni Quad
Univ. at Albany Downtown Campus
Clinton Ave
Allen St
College of St. Rose
Maria College
New Scotland Ave
Albany Medical Center Hospital
Washington Park
State Capitol
Empire State Plaza
The Egg
Downtown
Saint Peter's Hospital
Albany Law School
Stratton VA Medical Center
NYS Museum
Lincoln Park
Times Union Center
Rensselaer
New Scotland Rd
Normanside Country Club
ALBANY/RENSSELAER AMTRAK
3rd Ave Ext
Delaware Ave
2nd Ave
Slingerlands Bypass
RENSSELAER COUNTY
Hampton Manor
Slingerlands
N.Y. City 150 miles
Amsterdam
Saratoga Springs
VERMONT
Bennington
Brattleboro
Schenectady
Troy
Albany Intl. Airport
Rensselaer
Albany
North Adams
Greenfield
Oneonta
Pittsfield
MASSACHUSETTS
Northampton
NEW YORK
Holyoke
CATSKILL MOUNTAINS
Hudson
SPRINGFIELD
CATSKILL STATE PARK
Kingston
CONNECTICUT
Torrington
HARTFORD
Liberty
New Paltz
Monticello
Highland
Poughkeepsie
Waterbury
Newburgh
Middletown
Naugatuck
Beacon
Carmel
Middletown
West Point
Danbury
NEW HAVEN
PENN.
Peekskill
Warwick
BRIDGEPORT
Spring Valley
NEW JERSEY
White Plains
Norwalk
Long Island Sound
East Stroudsburg
Stamford
YONKERS
Riverhead
Glen Cove
Morristown
NEW YORK

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2016-BNK2	Marriott Albany

Mortgage Loan No. 4 – Marriott Albany

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	MSMCH			Single Asset/Portfolio:	Single Asset
Original Balance:	$45,500,000			Location:	Albany, NY 12205
Cut-off Date Balance:	$45,500,000			General Property Type:	Hospitality
% of Initial Pool Balance:	6.3%			Detailed Property Type:	Full Service
Loan Purpose:	Refinance			Title Vesting:	Fee / Leasehold
Sponsor:	Columbia Sussex			Year Built/Renovated:	1985/2007
Mortgage Rate:	4.2000%			Size:	359 Rooms
Note Date:	10/21/2016			Cut-off Date Balance per Room:	$126,741
First Payment Date:	12/1/2016			Maturity Date Balance per Room:	$101,638
Maturity Date:	11/1/2026			Property Manager:	Columbia Sussex Corporation (borrower-affiliate)
Original Term to Maturity:	120 months
Original Amortization Term:	360 months
IO Period:	0 months			Underwriting and Financial Information
Seasoning:	0 months			UW NOI:	$6,362,771
Prepayment Provisions:	LO (24); DEF (92); O (4)			UW NOI Debt Yield:	14.0%
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NOI Debt Yield at Maturity:	17.4%
Additional Debt Type:	N/A			UW NCF DSCR:	2.11x
Additional Debt Balance:	N/A			Most Recent NOI:	$6,432,110 (8/31/2016 TTM)
Future Debt Permitted (Type):	No (N/A)			2nd Most Recent NOI:	$6,970,553 (12/31/2015)
Reserves(1)				3rd Most Recent NOI:	$7,166,135 (12/31/2014)
Type	Initial	Monthly	Cap	Most Recent Occupancy:	62.9% (8/31/2016)
RE Tax:	$120,833	$60,417	N/A	2nd Most Recent Occupancy:	65.8% (12/31/2015)
Insurance:	$0	Springing	N/A	3rd Most Recent Occupancy:	68.7% (12/31/2014)
Recurring Replacements:	$0	$75,495	N/A	Appraised Value (as of):	65,000,000 (8/9/2016)
PIP:	$0	Springing	N/A	Cut-off Date LTV Ratio:	70.0%
CapEx:	$3,000,000	N/A	N/A	Maturity Date LTV Ratio:	56.1%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$45,500,000	77.1%	Payoff Amount:	$55,283,280	93.7%
Borrower Equity:	$13,479,329	22.9%	Reserves:	$3,120,833	5.3%
			Closing Costs:	$575,216	1.0%
Total Sources:	$58,979,329	100.0%	Total Uses:	$58,979,329	100.0%

(1)	See “—Escrows and Reserves” below for further discussion of reserve requirements.

The Mortgage Loan. The fourth largest mortgage loan (the “Marriott Albany Mortgage Loan”) is evidenced by a promissory note in the original principal amount of $45,500,000 secured by a fee and leasehold mortgage encumbering a full service hospitality property known as the Marriott Albany in Albany, New York (the “Marriott Albany Property”). The proceeds of the Marriott Albany Mortgage Loan along with borrower equity of $13,479,329 were used to refinance the Marriott Albany Property and fund reserves. The previous mortgage loan secured by the Marriott Albany Property was securitized in the JPMCC 2007-CB18 securitization.

The Borrower and the Sponsor. The borrower is CS Albany Realty, LLC (the “Marriott Albany Borrower”), a special-purpose, newly formed Delaware limited liability company with two independent directors. Legal counsel to the Marriott Albany Borrower delivered a non-consolidation opinion in connection with the origination of the Marriott Albany Mortgage Loan. The Marriott Albany Borrower is 52% owned by CS Hotels Limited Partnership and 48% owned by Sussex Holdings, LLC, both of which are controlled by Columbia Sussex Corporation and are wholly owned by William J. Yung III, the CEO of and President of the Columbia Sussex Corporation, and various other Yung family members or trusts. CSC Holdings, LLC is the managing member of Columbia Sussex Corporation. CSC Holdings, LLC and Columbia Sussex Corporation serve as the nonrecourse carve-out guarantors.

Founded in 1972, Columbia Sussex Corporation is a private hotel company based in Crestview Hills, Kentucky and presently owns 39 hotels encompassing nearly 12,800 keys under various Marriott, Hilton and Starwood flags.

The Property. The Marriott Albany Property is an eight-story, full service hotel located in Albany, New York. The Marriott Albany Property contains 359 rooms, including 134 king rooms, 218 double/double rooms, three one-bedroom suites and four two-bedroom suites. Guestrooms are located on floors two through eight, with the seventh and eighth floors being the concierge levels. There are 667 parking spaces located in a two-story parking garage and surface parking areas. Amenities include a full service restaurant, a lounge, a gift shop, an outdoor pool and an indoor pool, a fitness center, a business center and seven meeting rooms totaling approximately 15,556 SF of meeting space. Laundry service is also available to guests staying at the Marriott Albany Property. Guestrooms are equipped with flat-screen televisions, working desks with lamp, chairs, telephones, upholstered seating, coffee tables, floor lamps, individual climate control, full bath amenities, coffee maker, iron/ironing board, hair dryer and an alarm clock radio. The Marriott Albany Property was constructed in 1985 and renovated in 2007 when guestrooms and public spaces were extensively renovated. In addition, the Marriott

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2016-BNK2	Marriott Albany

Albany Property underwent an approximately $2,424,291 ($6,753 per room) repair and upgrade between 2013 and mid-year 2016. The work included mostly back-of-the-house upgrades but also public area upgrades and structured parking upgrades. The Marriott Albany Borrower has also budgeted $3,000,000 ($8,357 per room) for capital improvements in 2016/2017, which amount has been reserved under the Marriott Albany Mortgage Loan. Work is expected to mostly include replacement of HVAC units, bathroom upgrades, soft goods replacement and public/meeting space upgrade.

A portion of the Marriott Albany Property consisting of an unimproved 1.16-acre parcel that is currently utilized to provide additional hotel parking is comprised of a ground leasehold interest under a ground lease from Niagara Mohawk Power Corporation and its successor lessor, National Grid. The lease was signed on April 27, 1984 and amended on June 3, 2016. The lease expires on April 30, 2034 and has a 10-year extension option. Annual ground rent payment is $10,000 per annum through April 30, 2019; and $15,000 from May 1, 2019 through April 30, 2024.

The Marriott Albany Property operates under a 20-year franchise agreement with Marriott International, Inc. that expires on January 27, 2026 with no extension options. See Franchise Expiration Event (as defined below).

According to the appraisal, the Marriott Albany Property generated approximately 51% of its room nights from commercial demand, 31% from meeting and group demand, 15% from leisure demand and 3% from contract demand in 2015.

Historical Occupancy, ADR, RevPAR
	Competitive Set			Marriott Albany Property			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
8/31/2014 TTM	75.3%	$124.13	$93.47	70.1%	$139.44	$97.72	93.1%	112.3%	104.5%
8/31/2015 TTM	74.0%	$130.11	$96.32	65.7%	$147.84	$97.19	88.8%	113.6%	100.9%
8/31/2016 TTM	68.0%	$129.65	$88.21	62.9%	$142.18	$89.43	92.5%	109.7%	101.4%

Source: Industry Report dated September 19, 2016. Competitive Set includes Radisson Hotel Albany, Hilton Albany, Hilton Garden Inn Albany Airport, Homewood Suites Albany, Hilton Garden Inn Albany Medical Center and Hilton Garden Inn Albany SUNY Area.

The Market. The Marriott Albany Property is located in Albany, Albany County, New York, in the Albany-Schenectady Combined Statistical Area (CSA). The Albany-Schenectady CSA is located in the eastern part of New York State, approximately 160 miles north of New York City. The Marriott Albany Property is situated in the downtown Albany area along Wolf Road, a major thoroughfare connecting to Interstate 87 which extends to Saratoga Springs, New York in the north and to New York City in the south, and to Interstate 90 which extends to Buffalo, New York in the west and Boston, Massachusetts in the east. Albany International Airport is located within two miles to the north. The immediate area surrounding the Marriott Albany Property is characterized by hotels, office buildings, restaurants and retail shopping centers along the primary thoroughfares; with residential areas located along the secondary roadways. Some retail businesses in the area include the Colonie Center Mall, Pioneer Bank, Times Union and Wolf Road Shoppers Park. Restaurants located nearby include Bonefish Grill, the Cheesecake Factory, Romano’s Macaroni Grill and P.F. Chang’s. Employers in the Albany area include Albany Medical Center, General Electric, Rensselaer Polytechnic Institute and Wal-Mart Stores, Inc. In addition to existing convention spaces at Empire State Plaza Convention Center and Times Union Center, the City of Albany is in the process of building a new $78 million convention center. The new convention center is scheduled for completion in early 2017 and will be located approximately 7.5 miles southeast of the Marriott Albany Property.

Primary competitive properties to the Marriott Albany Property are shown in the table below:

Property Competitive Summary
Property Name	No. of Rooms	Year Built / Year Renovated	Meeting Space (SF)	Commercial	Meeting & Group	Leisure	Contract	2015 Occ.	2015 ADR	2015 RevPAR
Marriott Albany	359	1985 / 2007	17,556	51%	31%	15%	3%	65.8%	$146.68	$96.50
Radisson Hotel Albany	312	1975 / 2015	13,154	25%	40%	20%	15%	60.0% - 65.0%	$105 - $110	$60 - $65
The Desmond Hotel & Conference Center	324	1974 / 2015	17,278	20%	60%	10%	10%	45.0% - 50.0%	$130 - $140	$60 - $65
Renaissance Albany Hotel(1)	203	2015 / NAV	8,160	40%	30%	20%	10%	20.0% - 25.0%	$170 - $180	$35 - $40
Hilton Albany	385	1981 / 2016	18,659	25%	35%	15%	25%	70.0% - 75.0%	$125 - $130	$95 - $100

Source: Appraisal

(1)	Renaissance Albany Hotel opened in the fourth quarter of 2015.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2016-BNK2	Marriott Albany

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Marriott Albany Property.

Cash Flow Analysis
	2011	2012	2013	2014	2015	8/31/2016 TTM	UW	UW per Room
Occupancy	70.5%	67.2%	67.6%	68.7%	65.8%	62.9%	62.9%
ADR	$134.70	$141.29	$140.38	$142.94	$146.68	$142.17	$142.17
RevPAR	$94.91	$94.98	$94.87	$98.16	$96.50	$89.43	$89.43

Rooms Revenue(1)	$12,436,152	$12,479,405	$12,431,830	$12,862,904	$12,644,635	$11,750,381	$11,718,276	$32,641
Food & Beverage	$5,753,537	$5,853,064	$5,943,639	$6,335,319	$6,051,272	$6,275,599	$6,258,453	$17,433
Other Income	$249,074	$209,789	$178,992	$163,165	$143,074	$142,228	$141,840	$395
Total Revenue	$18,438,763	$18,542,258	$18,554,461	$19,361,388	$18,838,981	$18,168,208	$18,118,569	$50,470
Total Expenses	$12,385,950	$12,068,367	$11,925,493	$12,195,253	$11,868,428	$11,736,098	$11,755,798	$32,746
Net Op. Income	$6,052,813	$6,473,891	$6,628,968	$7,166,135	$6,970,553	$6,432,110	$6,362,771	$17,724
FF&E	$737,551	$741,690	$742,178	$774,456	$753,559	$726,728	$724,743	$2,019
Net Cash Flow	$5,315,262	$5,732,201	$5,886,790	$6,391,679	$6,216,994	$5,705,382	$5,638,028	$15,705

NOI DSCR	2.27x	2.42x	2.48x	2.68x	2.61x	2.41x	2.38x
NCF DSCR	1.99x	2.15x	2.20x	2.39x	2.33x	2.14x	2.11x
NOI Debt Yield	13.3%	14.2%	14.6%	15.7%	15.3%	14.1%	14.0%
NCF Debt Yield	11.7%	12.6%	12.9%	14.0%	13.7%	12.5%	12.4%

(1)	Rooms Revenue decreased from 2015 to 8/31/2016 TTM due to (i) the opening of the Renaissance Albany Hotel in the fourth quarter of 2015 and (ii) the loss of leisure segment in the summer months of 2016 as a result of the opening of several select service properties.

Escrows and Reserves. The Marriott Albany Mortgage Loan documents provide for upfront reserves in the amount of $120,833 for real estate taxes and $3,000,000 on account of capital improvements required under the loan agreement (including replacement of HVAC units, bathroom upgrades, soft goods replacement and public/meeting space upgrades) (the “Scheduled CapEx Funds”); provided that the Marriott Albany Borrower has the right at any time to deliver a letter of credit in lieu of the Scheduled CapEx Funds. The Marriott Albany Borrower is required to escrow monthly 1/12th of the annual estimated real estate taxes and 1/12 of the annual estimated insurance premiums (unless the Marriott Albany Borrower maintains an acceptable blanket policy). The Marriott Albany Borrower is required to make monthly deposits into an escrow for FF&E equal to the greater of (i) 1/12 of 5.00% of the gross operating income for the Marriott Albany Property for the preceding calendar year (which is $75,495 per month for the balance of 2016 and to be adjusted annually by the lender in January of each subsequent year) and (ii) the amount (if any) of the deposit required by the franchisor for the Marriott Albany Property on account of FF&E pursuant to the related franchise agreement.

Lockbox and Cash Management. A hard lockbox is in place with respect to the Marriott Albany Mortgage Loan. The Marriott Albany Mortgage Loan has springing cash management (i.e. the Marriott Albany Mortgage Loan has cash management only after the initial occurrence and during the continuance of a Cash Sweep Event Period (as defined below)). So long as no Cash Sweep Event Period has occurred and is continuing, funds in the lockbox account are required to be swept on a periodic basis to an account designated by the Marriott Albany Borrower. Upon the occurrence and during the continuance of a Cash Sweep Event Period, the Marriott Albany Borrower is required to cooperate with the lender to establish a cash management account, and funds in the lockbox account are required to be swept into the cash management account on each business day and applied to pay debt service on the Marriott Albany Mortgage Loan, to fund the required reserves deposits as described above under “Escrows and Reserves,” to disburse, provided no event of default is continuing under the Marriott Albany Mortgage Loan, the monthly operating expenses referenced in the approved annual budget and extraordinary operating expenses not referenced in the annual budget and approved by the lender, and to disburse the remainder, (i) during the continuance of a Cash Sweep Event Period, into an account to be held by the lender as additional security for the Marriott Albany Mortgage Loan during the continuance of such Cash Sweep Event Period or (ii) otherwise, to the Marriott Albany Borrower.

A “Cash Sweep Event Period” means the period:

(i) commencing upon an event of default under the Marriott Albany Mortgage Loan and ending if no event of default exists, or

(ii) commencing if the debt service coverage ratio for the Marriott Albany Mortgage Loan is less than 1.25x for six consecutive calendar months, and ending on the date the debt service coverage ratio for the Marriott Albany Mortgage Loan has been at least 1.25x for six consecutive calendar months, or

(iii) commencing upon the date that is one year prior to the expiration date of the franchise agreement if by such date either (x) such franchise agreement has not been renewed and/or extended on terms reasonably acceptable to the lender and/or (y) the amount then on deposit in the FF&E escrow equals less than the product of $10,000 and the number of rooms at the Marriott Albany Property (a “Franchise Expiration Event”) and ending upon the Marriott Albany Borrower either renewing or extending the term of the franchise agreement or entering into a Replacement Franchise Agreement (as defined below), or

(iv) commencing if the franchisor provides notice that there has occurred an uncured default by the Marriott Albany Borrower under the franchise agreement or that the Marriott Albany Property is not being operated and maintained in accordance with the franchisor’s standards, resulting in the Marriott Albany Borrower no longer being in good standing with the franchisor and such default is not cured within 30 days, and ending if such default has been remedied to the satisfaction of the lender and the franchisor, or

(v) commencing upon the expiration, cancellation or termination of the franchise agreement and ending upon the Marriott Albany Borrower entering into a Replacement Franchise Agreement.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2016-BNK2	Marriott Albany

A “Replacement Franchise Agreement” means a franchise, trademark or license agreement with a reputable and experienced franchisor possessing experience in flagging hotel properties similar in size, scope, use and value as the Marriott Albany Property and reasonably approved by the lender (which may be conditioned upon receipt of a rating agency confirmation), which franchise agreement is either substantially in the same form and substance as the franchise agreement in effect on the loan origination date or is reasonably acceptable to the lender in form and substance (which may be conditioned upon receipt of a rating agency confirmation).

Additional Secured Indebtedness (not including trade debts). Not permitted.

Mezzanine Loan and Preferred Equity. Not permitted.

Release of Property. Not Permitted.

Terrorism Insurance. The Marriott Albany Mortgage Loan documents require that the “all risk” insurance policy required to be maintained by the Marriott Albany Borrower provide coverage for terrorism in an amount determined by the lender, but in no event more than the full replacement cost of the Marriott Albany Property and twelve months of business interruption insurance; provided that if the Terrorism Risk Insurance Program Reauthorization Act of 2015 or subsequent statute, extension or reauthorization thereof (“TRIPRA”) is in effect and continues to cover both foreign and domestic acts of terrorism, the lender is required to accept terrorism insurance with coverage against “covered acts” within the meaning of TRIPRA.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2016-BNK2	The Orchard

Mortgage Loan No. 5 – The Orchard

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2016-BNK2	The Orchard

Mortgage Loan No. 5 – The Orchard

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2016-BNK2	The Orchard

Mortgage Loan No. 5 – The Orchard

The Orchard
23600-23760 El Toro Road
Lake Forest, CA 92630
IRVINE
Lake Forest
Mission Viejo
Rancho Santa Margarita
Newport Beach
Laguna Hills
Aliso Viejo
Las Flores
Laguna Beach
Laguna Niguel
Ladera Ranch
Rancho Mission Viejo
San Juan Capistrano
Dana Point
San Clemente
SANTA ANA MTS.
ORANGE COUNTY
SAN JOAQUIN HILLS
John Wayne Airport 3 miles
San Diego Fwy
Santa Ana Fwy
Foothill Transportation Corridor
San Joaquin Hills Transportation Corridor
METROLINK
IE-OC/ORANGE COUNTY LINES
Whiting Ranch Wilderness Park
Orange County Great Park
O'Neill Regional Park
Laguna Coast Wilderness Park
Aliso and Woods Reg. Park
Irvine Valley College
Discovery Business Center
Irvine Regional Hospital
Irvine Spectrum
Irvine Meadows Amphitheatre
Laguna Hills Mall
Saddleback Mem. Medical Center
Art Institute of Southern California
Soka University of America
The Shops at Mission Viejo
Mission Regional Medical Ctr.
Saddleback College
The Center at Rancho Niguel
Plaza Del Rio Shopping Center
Plaza Del Obispo Shopping Center
Pacific Ocean

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2016-BNK2	The Orchard

Mortgage Loan No. 5 – The Orchard

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	MSMCH			Single Asset/Portfolio:	Single Asset
Original Balance(1):	$40,000,000			Location:	Lake Forest, CA 92630
Cut-off Date Balance(1):	$40,000,000			General Property Type:	Retail
% of Initial Pool Balance:	5.5%			Detailed Property Type:	Anchored
Loan Purpose:	Refinance			Title Vesting:	Fee
Sponsor:	Schottenstein Realty LLC			Year Built/Renovated:	1972, 2006 / N/A
Mortgage Rate:	3.9700%			Size:	280,644 SF
Note Date:	10/17/2016			Cut-off Date Balance per SF(1):	$360
First Payment Date:	12/1/2016			Maturity Date Balance per SF(1):	$286
Maturity Date:	11/1/2026			Property Manager:	Schottenstein Property Group LLC
Original Term to Maturity	120 months
Original Amortization Term:	360 months			Underwriting and Financial Information
IO Period:	0 months			UW NOI(4):	$8,093,342
Seasoning:	0 months			UW NOI Debt Yield(1):	8.0%
Prepayment Provisions:	LO (24); YM1 (89); O (7)			UW NOI Debt Yield at Maturity(1):	10.1%
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NCF DSCR(1):	1.35x
Additional Debt Type(2):	Pari Passu			Most Recent NOI:	$7,827,767 (6/30/2016 TTM)
Additional Debt Balance(2):	$61,000,000			2nd Most Recent NOI:	$7,857,115 (12/31/2015)
Future Debt Permitted (Type):	No (N/A)			3rd Most Recent NOI:	$7,487,711 (12/31/2014)
Reserves(3)				Most Recent Occupancy(5):	97.6% (8/24/2016)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy:	98.0% (12/31/2015)
RE Tax:	$0	Springing	N/A	3rd Most Recent Occupancy:	99.8% (12/31/2014)
Insurance:	$0	Springing	N/A	Appraised Value (as of):	$148,000,000 (9/1/2016)
Recurring Replacements:	$0	$3,508	$84,193	Cut-off Date LTV Ratio(1):	68.2%
TI/LC:	$0	$14,734	$353,611	Maturity Date LTV Ratio(1):	54.3%
Environmental Escrow	$420,000	Springing	N/A

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount(1):	$101,000,000	99.8%	Loan Payoff:	$100,000,000	98.8%
Borrower Equity:	$250,693	0.2%	Closing Costs:	$830,693	0.8%
			Reserves:	$420,000	0.4%
Total Sources:	$101,250,693	100.0%	Total Uses:	$101,250,693	100.0%

(1)	The Orchard Mortgage Loan is part of The Orchard Whole Loan, which is comprised of three pari passu promissory notes with an aggregate principal balance of $101,000,000. The Cut-off Date Balance per SF, Maturity Date Balance per SF, UW NCF DSCR, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers presented above are based on the aggregate principal balance of the promissory notes comprising The Orchard Whole Loan.
(2)	See “—The Mortgage Loan” and “—Additional Secured Indebtedness (not including trade debts)” below for further discussion of additional debt.
(3)	See “—Escrows and Reserves” below for further discussion of reserve requirements.
(4)	UW NOI reflects rent steps through September 30, 2017 totaling $398,706, as well as 9,722 SF leased to three new tenants in 2016 that includes Carter’s, Diced and Fantastic Sam’s.
(5)	Most Recent Occupancy as of August 24, 2016 includes 1,568 SF of space leased to Vintage Vapors. The Vintage Vapors lease expired July 14, 2016, but the tenant remained in occupancy on a month-to-month basis. Vintage Vapors has been underwritten as vacant. The occupancy exclusive of the Vintage Vapors space is 97.0%

The Mortgage Loan. The fifth largest mortgage loan (the “The Orchard Mortgage Loan”) is part of a whole loan (the “The Orchard Whole Loan”) evidenced by three pari passu promissory notes in the aggregate original principal amount of $101,000,000, all of which are secured by a first priority fee mortgage encumbering an anchored retail property known as The Orchard (the “The Orchard Property”). Promissory Note A-2 and Promissory Note A-3, in the aggregate principal amount of $40,000,000, represent The Orchard Mortgage Loan and will be included in the MSC 2016-BNK2 Trust. Promissory Note A-1, with an original principal balance of $61,000,000 (“The Orchard Pari Passu Companion Loan”), is expected to be held by Morgan Stanley Bank, N.A. or an affiliate thereof on the closing date of this transaction, and is expected to be contributed to a future securitization transaction or may be otherwise transferred at any time. The Orchard Whole Loan will initially be serviced pursuant to the pooling and servicing agreement for the MSC 2016-BNK2 Trust, and from and after the securitization of The Orchard Pari Passu Companion Loan represented by Promissory Note A-1, will be serviced pursuant to the pooling and servicing agreement for the securitization transaction to which such The Orchard Pari Passu Companion Loan is contributed. See “Description of the Mortgage Pool—The Whole Loans—The Servicing Shift Whole Loans—The Orchard Whole Loan” and “Pooling and Servicing Agreement” in the Preliminary Prospectus.

The proceeds of The Orchard Whole Loan were primarily used to refinance a previous CMBS loan of approximately $100,000,000 secured by The Orchard Property, which was previously securitized in the JPMCC 2007-LDPX transaction, pay closing costs and fund upfront reserves.

The Borrower and the Sponsors. The borrower is Orchard Lake Forest CA LP, a California limited partnership (the “The Orchard Borrower”). It is owned 99% by Schottenstein Realty LLC, as limited partner, and 1% by Orchard Lake Forest CA SRL LLC, its general partner. Both the general and limited partners are Delaware limited liability companies, and the general partner has two independent directors. Legal counsel to The Orchard Borrower

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2016-BNK2	The Orchard

delivered a non-consolidation opinion in connection with the origination of The Orchard Whole Loan. Orchard Lake Forest CA SRL LLC is owned 100% by Schottenstein Realty LLC. Schottenstein Realty LLC is owned 6.6% by various members of the Schottenstein family, 68.25% by various trusts for the benefit of members of the Schottenstein family of which Jay L. Schottenstein is currently the trustee, and 25.15% by various trusts for the benefit of the Schottenstein family with other persons or entities as trustee. Schottenstein Realty LLC is the non-recourse carveout guarantor for The Orchard Whole Loan.

Schottenstein Realty LLC is an owner, operator, acquirer and redeveloper of community and neighborhood shopping centers throughout the United States predominantly anchored by national retailers. The Chairman and Chief Executive Officer, Jay L. Schottenstein, has led the Schottenstein companies since 1993 and has more than 30 years of experience in the retail and real estate industries.

As of June 30, 2016, Schottenstein Realty LLC owns interests in 90 operating properties in 24 states with approximately 11.7 million square feet of GLA, which are 96.4% occupied. It owns 81 consolidated retail properties with approximately 9.9 million square feet of GLA and joint venture interests in 8 unconsolidated retail properties with approximately 1 million square feet of GLA.

The Property. The Orchard Property is a 280,644 SF anchored retail center located in Lake Forest, California, within Orange County, approximately 10 miles south of Irvine, California. Built in 1972 and 2006, The Orchard Property consists of 23 single-story buildings, is situated on a 22-acre site along El Toro Road and features 1,366 parking spaces (4.9 spaces per 1,000 SF). As of August 24, 2016, The Orchard Property was 97.6% leased by a mix of 45 national and local retail and restaurant tenants. The Orchard Property is anchored by Ralphs Grocery (55,105 SF), HomeGoods (25,000 SF), Staples (20,000 SF), PetSmart (20,000 SF) and Goodwill (18,800 SF), which comprise 49.5% of total NRA. Other major tenants include Pier 1 Imports, Ulta Beauty and Carter’s, as well as a mix of local and regional restaurant tenants. Outside of the top five tenants, no other individual tenant comprises more than 4.4% of NRA or 6.1% of underwritten rent.

Major Tenants.

Ralphs Grocery (55,105 SF, 19.6% of NRA, 16.5% of underwritten rent). Ralphs Grocery occupies 55,105 SF under a lease that commenced June 22, 2007 and expires June 30, 2027, with four 5-year extension options and no termination options. Ralphs Grocery is a subsidiary of The Kroger Co., a Cincinnati-based regional grocery chain. As of January 30, 2016, Kroger operated 2,778 retail food stores, 1,387 fuel centers, 784 convenience stores and 323 fine jewelry stores.

HomeGoods (25,000 SF 8.9% of NRA, 4.8% of underwritten rent). HomeGoods occupies 25,000 SF under a lease that commenced October 16, 2005, and expires October 31, 2020 with three five-year extension options and no termination options. HomeGoods is a retailer of an array of home fashions, including home basics, giftware, accent furniture, lamps, rugs, wall décor, seasonal items and decorative accessories. HomeGoods is a division of TJX Companies, Inc. TJX is a retailer of apparel and home fashions. The company operates approximately 2,587 stores in the U.S. and internationally under a number of different names including HomeGoods, T.J. Maxx, Marshalls, and Sierra Trading Post. TJX operates 526 HomeGoods stores.

Staples (20,000 SF, 7.1% of NRA, 6.3% of underwritten rent). Staples occupies 20,000 SF under a lease that commenced November 18, 2006 and expires November 30, 2021 with three, five-year extension options and no termination options. Staples is an office supply retailer, offering supplies, technology, business services and business to business deliveries. As of January 30, 2016, Staples operated approximately 1,302 retail stores in the U.S. and 305 stores in Canada.

PetSmart (20,000 SF, 7.1% of NRA, 6.0% of underwritten rent). PetSmart occupies 20,000 SF under a lease that commenced October 17, 2005 and expires October 31, 2020 with three, five-year extension options and no termination options. PetSmart is a specialty retailer offering pet-related products and services. As of October 20, 2016, it operated 1,477 pet stores; and 203 in-store PetSmart PetsHotel dog and cat boarding facilities in the United States, Canada, and Puerto Rico.

The following table presents a summary regarding the largest tenants at The Orchard Property.

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody’s/S&P)(2)	Tenant SF	% of Collateral SF	Annual UW Rent	% of Annual UW Rent	Annual UW Rent PSF(3)	Most Recently Reported Sales		Occ. Cost %(4)	Lease Expiration
							$	PSF
Anchor/Major Tenants
Ralphs Grocery(5)	BBB/Baa1/BBB	55,105	19.6%	$1,466,895	17.2%	$26.62	$23,098,676	$419	7.0%	6/30/2027
HomeGoods(6)	NR/A2/A+	25,000	8.9%	$430,000	5.0%	$17.20	$10,610,850	$424	6.0%	10/31/2020
Staples(7)	BB+/Baa2/BBB-	20,000	7.1%	$556,600	6.5%	$27.83	N/A	N/A	N/A	11/30/2021
PetSmart(8)	NR/B3/B+	20,000	7.1%	$532,400	6.2%	$26.62	$6,543,693	$327	10.7%	10/31/2020
Goodwill(9)	NR/NR/NR	18,800	6.7%	$398,372	4.7%	$21.19	$3,740,010	$199	14.4%	6/30/2019
Anchor/Major Tenants		138,905	49.5%	$3,384,267	39.7%	$24.36

Other Tenants		133,359	47.5%	$5,137,812	60.3%	$38.53
Vacant Space		8,380	3.0%	$0	0.0%	$0.00
Total/Wtd. Avg.		280,644	100.0%	$8,522,079	100.0%	$31.30

(1)	Information is based on the underwritten rent roll.
(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(3)	Wtd. Avg. Annual UW Rent PSF excludes vacant space.
(4)	Occ Cost % is based on the contractual rent as of the August 24, 2016 rent roll and Underwritten Reimbursements divided by most recently reported sales.
(5)	Most Recently Reported Sales reflect the 12 month period ending December 31, 2015.
(6)	Most Recently Reported Sales reflect the 12 month period ending January 31, 2016.
(7)	Staples does not report sales.
(8)	Most Recently Reported Sales reflect the 12 month period ending January 31, 2015.
(9)	Most Recently Reported Sales and Occupancy Cost are as of Goodwill’s fiscal year end of September 30, 2016 and reflect annualized 10 months’ sales data.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2016-BNK2	The Orchard

The following table presents historical sales information for the anchor tenants at The Orchard Property:

Historical Sales Summary(1)
	3rd Most Recent Reported Sales			2nd Most Recent Reported Sales			Most Recent Reported Sales
Tenant	Sales ($)	Sales (PSF)	Occ. Cost(2)	Sales ($)	Sales (PSF)	Occ. Cost(2)	Sales ($)	Sales (PSF)	Occ. Cost(2)
Ralphs Grocery(3)	$20,101,294	$365	8.0%	$21,322,624	$387	7.5%	$23,098,676	$419	7.0%
HomeGoods(4)	$8,468,619	$339	7.5%	$9,661,833	$386	6.6%	$10,610,850	$424	6.0%
Staples(5)	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
PetSmart(6)	$5,815,153	$291	12.1%	$5,966,921	$298	11.8%	$6,543,693	$327	10.7%
Goodwill(7)	$3,766,192	$200	14.3%	$3,867,192	$206	14.0%	$3,740,010(6)	$199(6)	14.4%(6)
Total/Wtd. Avg.(8)	$38,151,258	$321	9.6%	$40,818,570	$343	9.1%	$43,993,229	$370	8.6%

(1)	Information is based on the underwritten rent roll.
(2)	Occ Cost % is based on the contractual rent as of the August 24, 2016 rent roll and Underwritten Reimbursements divided by the respective year’s reported sales.
(3)	With respect to Ralphs Grocery, tenant sales information represents 12 month periods ending December 31, 2013, 2014 and 2015, respectively.
(4)	With respect to HomeGoods, tenant sales information represents 12 month periods ending January 31, 2014, 2015 and 2016, respectively.
(5)	Staples does not report sales
(6)	With respect to PetSmart, tenant sales information represents 12 month periods ending January 31, 2013, 2014 and 2015, respectively.
(7)	With respect to Goodwill, tenant sales information represents 12 month periods ending September 30, 2014 and 2015. Most Recently Reported Sales reflects annualized 10 months’ sales data.
(8)	Total and Wtd. Avg. Sales, Sales PSF and Occupancy Cost exclude Staples.

The following table presents certain information relating to the lease rollover at The Orchard Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Annual UW Rent PSF Rolling(3)	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling
2016	1	1,499	0.5%	0.5%	$100,845	$67.28	1.2%	1.2%
2017	9	19,469	6.9%	7.5%	$1,021,566	$52.47	12.0%	13.2%
2018	4	6,678	2.4%	9.9%	$305,182	$45.70	3.6%	16.8%
2019	6	32,350	11.5%	21.4%	$758,875	$23.46	8.9%	25.7%
2020	6	64,098	22.8%	44.2%	$1,517,562	$23.68	17.8%	43.5%
2021	5	32,031	11.4%	55.6%	$1,244,722	$38.86	14.6%	58.1%
2022	4	36,123	12.9%	68.5%	$1,278,169	$35.38	15.0%	73.1%
2023	1	1,725	0.6%	69.1%	$73,520	$42.62	0.9%	73.9%
2024	1	1,301	0.5%	69.6%	$57,413	$44.13	0.7%	74.6%
2025	2	3,863	1.4%	71.0%	$146,046	$37.81	1.7%	76.3%
2026	3	9,722	3.5%	74.4%	$357,683	$36.79	4.2%	80.5%
2027 & Beyond	2	63,405	22.6%	97.0%	$1,660,495	$26.19	19.5%	100.0%
Vacant	0	8,380	3.0%	100.0%	$0	$0.00	0.0%	100.0%
Total/Wtd. Avg.	44	280,644	100.0%		$8,522,079	$31.30	100.0%

(1)	Information is based on the underwritten rent roll.
(2)	Certain tenants may have lease termination options that are exercisable prior to the stated expiration date of the subject lease or leases which are not considered in the lease rollover schedule.
(3)	Wtd. Avg. Annual UW Rent PSF Rolling excludes vacant space.

The Market. The Orchard Property is situated at the southeast corner of El Toro Road and Rockfield Boulevard in the city of Lake Forest, California, approximately 10 miles southeast of Irvine, California and approximately 45 miles southeast of downtown Los Angeles. The Orchard Property is part of a large retail center located at the intersection of El Toro Road and Rockfield Boulevard. The Orchard Property is located approximately one half mile east of Interstate 5, the primary north/south arterial through Orange County, providing access to Los Angeles to the north and San Diego to the south. Interstate 5 intersects with El Toro Road, which serves as a primary east/west arterial through the South Orange County submarket. According to the appraisal, the El Toro Road-Rockfield Boulevard intersection experiences average daily traffic counts of 135,000 and Interstate 5 has average daily traffic counts of 366,000.

The neighborhood surrounding The Orchard Property is comprised of a mix of commercial and retail development along El Toro Road and is surrounded by residential and multifamily development. According to a third party market research report, The Orchard Property is located in the South Orange County retail submarket. As of the second quarter of 2016, the South Orange County retail submarket had an overall vacancy rate of 4.3% and an average asking annual lease rate of $37.81 PSF compared to the overall Orange County retail market with an overall vacancy rate of 5.1% and an average asking annual lease rate of $32.84 PSF. According to a third party market research report, the South Orange County retail submarket contains approximately 9.4 million square feet of inventory, accounting for approximately 23.1% of the overall Orange County retail market.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2016-BNK2	The Orchard

The appraisal identified a primary trade area of up to a three-mile radius around The Orchard Property and a secondary trade area up to a five-mile radius around The Orchard Property. A summary of demographics in the primary and secondary trade areas compared to Orange County is presented below.

Statistic	1-mile Radius	3-mile Radius	5-mile Radius	Orange County
Population
2000	21.968	146,187	266,593	2,846,233
2015	23,488	153,706	304,967	3,188,896
2020 (projected)	23,594	154,292	312,834	3,269,307
% Increase 2000-2015	0.45%	0.33%	0.90%	0.76%
% Increase 2015-2020 (projected)	0.09%	0.08%	0.51%	0.50%

Average Household Income
2015	$80,625	104,860	119,487	108,987
2020 (projected)	$95,224	121,200	138,183	126,917
% Increase 2015-2020 (projected)	3.38%	2.94%	2.95%	3.09%

Number of Households
2000	8,577	56,398	100,993	935,113
2015	9,044	59,435	117,180	1,062,559
2020 (projected)	9,106	59,650	120,582	1,094,494
% Increase 2000-2015	0.35%	0.35%	1.00%	0.86%
% Increase 2015-2020 (projected)	0.14%	0.07%	0.57%	0.59%

Source: Appraisal

The following table presents competitive retail properties with respect to The Orchard Property:

Competitive Property Summary
Property Name	Type	Year Built/Renovated	Size (SF)	Total Occupancy	Anchor Tenants	Distance to Subject
The Orchard	Anchored Retail	1972,2006/N/A	280,644	97.6%(1)	Ralph’s Grocery, HomeGoods, Staples, PetSmart, Goodwill	N/A
Twin Peaks Plaza	Neighborhood Center	1999/2004	265,000	98.0%	Smart & Final, Crunch Fitness, Bevmo	1 Block
The Arbor	Neighborhood Center	2001/N/A	182,509	96.0%	Home Depot	1 Block
Hunter Court	Neighborhood Center	1997/N/A	122,540	98.0%	Petco, Ross, CVS	1 Block
Lake Forest Marketplace	Neighborhood Center	1967/1998	110,448	97.0%	99 Cent Store, Guitar Center	2 Blocks
Oakbrook Village	Neighborhood Center	1980/2015	106,386	97.0%	Marshalls, Trader Joes, Woody’s Diner, El Torito	0.8 miles
Total/Wtd. Avg.			1,067,527	97.0%

Source: Appraisal

(1)	Information is based on the underwritten rent roll.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2016-BNK2	The Orchard

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at The Orchard Property:

Cash Flow Analysis
	2013	2014	2015	6/30/2016 TTM	UW	UW PSF
Base Rent	$7,888,225	$8,004,253	$8,241,187	$8,155,540	$8,895,008(1)	$31.69
Total Recoveries	$1,906,108	$1,929,710	$2,032,092	$2,210,170	$2,248,488	$8.01
Other Income	$13,795	$12,354	$7,324	$3,626	$0	$0.00
Less Vacancy & Credit Loss	$5,554	($20,122)	($36,806)	($68,645)	($557,175)	($1.99)
Effective Gross Income	$9,813,682	$9,926,195	$10,243,797	$10,300,691	$10,586,321	$37.72
Total Expenses	$2,456,956	$2,438,484	$2,386,682	$2,472,924	$2,492,979	$8.88
Net Operating Income	$7,356,726	$7,487,711	$7,857,115	$7,827,767	$8,093,342	$28.84
Capital Expenditures	$0	$0	$0	$0	$56,129	0.20
TI/LC	$0	$0	$0	$0	$263,020	$0.94
Net Cash Flow	$7,356,726	$7,487,711	$7,857,115	$7,827,767	$7,774,194	$27.70

Occupancy %	98.9%	99.8%	98.0%	96.6%	95.0%(2)
NOI DSCR(3)	1.28x	1.30x	1.36x	1.36x	1.40x
NCF DSCR(3)	1.28x	1.30x	1.36x	1.36x	1.35x
NOI Debt Yield(3)	7.3%	7.4%	7.8%	7.8%	8.0%
NCF Debt Yield(3)	7.3%	7.4%	7.8%	7.8%	7.7%

(1)	Underwritten Rent is based on the rent roll dated August 24, 2016 and includes rent steps through September 30, 2017 totaling $398,706.
(2)	The Underwritten Occupancy of 95.0% is below the current occupancy of 97.6%, as of the August 24, 2016 rent roll, and below the occupancy of 97.0% per the underwritten rent roll, which excludes 1,568 SF leased to Vintage Vapors.
(3)	Debt service coverage ratios and debt yields are based on The Orchard Whole Loan.

Escrows and Reserves. The Orchard Whole Loan documents provide for an upfront reserves in the amount of $420,000 in connection with the costs of continued remedial activities related to (i) seeking environmental compliance and case closure regarding a site formerly leased to a dry cleaner tenant and (ii) continued subsurface assessments of the current and former in-ground hoists located at a site defined in the Orchard Whole Loan documents as the Firestone Facility (together the “Remedial Actions”). If The Orchard Borrower has not completed the Remedial Actions by the fifth anniversary of the loan closing date, The Orchard Borrower is required to deposit into such reserve the estimated cost to complete the Remedial Actions during the remaining loan term.

During the continuance of a Tax Trigger Period (defined below), The Orchard Borrower is required to escrow monthly 1/12th of the annual estimated real estate tax payments. During the continuance of an Insurance Trigger Period, The Orchard Borrower is required to escrow monthly 1/12th of the annual estimated insurance premiums (unless The Orchard Borrower maintains an acceptable blanket policy). On each payment date, The Orchard Borrower is required to make monthly deposits equal to $3,508.05 into an escrow for replacements and repairs; provided that no such deposit is required to be made to the extent it would cause the amount on deposit in such escrow to exceed $84,193. On each payment date, The Orchard Borrower is required to make monthly deposits equal to $14,733.81 into an escrow for tenant improvements and leasing commissions (the “Rollover Reserve”); provided that no such deposit is required to be made to the extent it would cause the amount on deposit in the Rollover Reserve to exceed $353,611.

A “Tax Trigger Period” is a period (i) commencing upon (A) the failure of the Schottenstein Condition to remain satisfied, (B) the commencement of a Cash Sweep Event Period (as defined below), (C) the failure of any real estate taxes to be paid on or prior to the date the same are due (unless then being contested in accordance with the terms of The Orchard Whole Loan documents), (D) The Orchard Borrower fails to provide evidence of payment of real estate taxes within ten days following the date due, or (E) the occurrence of a monetary event of default under The Orchard Whole Loan; and (ii) ending (v) upon the full repayment of The Orchard Whole Loan, (w) if commenced under clause (B), the expiration of all Cash Sweep Event Periods, (x) if commenced under clause (C), such taxes are paid in full within ten days following written notice from the lender, (y) if commenced under clause (D), such evidence is provided to the lender within ten days following written notice from the lender, and (z) if commenced under clause (E), the cure of such monetary event of default is accepted by the lender in its sole discretion.

An “Insurance Trigger Period” is a period (i) commencing upon (A) the failure of the Schottenstein Condition to remain satisfied, (B) the commencement of a Cash Sweep Event Period, (C) the failure of any insurance premiums to be paid on or prior to the date the same are due or The Orchard Borrower fails to provide the lender with evidence of payment of such premiums and copies of the required ACORD certificates evidencing the insurance policies as required under The Orchard Whole Loan documents, (D) any insurance policy fails to satisfy the terms and conditions of The Orchard Whole Loan documents, or (E) the occurrence of a monetary event of default under The Orchard Whole Loan; and (ii) ending (w) upon the full repayment of The Orchard Whole Loan, (x) if commenced under clause (B), the expiration of all Cash Sweep Event Periods, (y) if commenced under clause (C) or (D), delivery to the lender of evidence of payment of the applicable insurance premiums, certificates evidencing the applicable insurance policies, or evidence that all insurance policies comply with the relevant terms and conditions of The Orchard Whole Loan documents (as applicable) within ten days following written notice from the lender, and (z) if commenced under clause (E), the cure of such monetary event of default is accepted by the lender in its sole discretion.

The Orchard Whole Loan documents provide that cures under clauses (ii) (x) or (y) of the definition of Tax Trigger Period and under clause (ii) (y) of the definition of Insurance Trigger Period may not occur (in the aggregate) more than four times during the term of The Orchard Whole Loan.

The “Schottenstein Condition” means that the Schottenstein Family owns, directly or indirectly, at least 51% of The Orchard Borrower and controls The Orchard Borrower and the general partner or managing member of The Orchard Borrower.

The “Schottenstein Family” means any of: (i) Jay L. Schottenstein, Joseph Schottenstein, Jonathan Schottenstein, Jeffrey Schottenstein, Susan S. Diamond or Ann S. Deshe, or their respective spouses and lineal descendants, including their children or grandchildren; (ii) any trusts or entities of which

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2016-BNK2	The Orchard

any of such persons are the sole beneficiaries or which are entirely owned or controlled (directly or indirectly) by any such persons (or majority-owned and controlled, so long as the persons set forth in clauses (i) and (ii) above continue to own directly or indirectly 51% or more of, and control, The Orchard Borrower) or (iii) a private or public real estate investment trust sponsored and controlled by one or more of the persons set forth in clauses (i) and (ii) above.

A “Cash Sweep Event Period” means the period:

(i) commencing upon a monetary event of default under The Orchard Whole Loan and ending upon the acceptance by the lender, in its sole discretion, of a cure of such monetary event of default, or

(ii) commencing upon a voluntary bankruptcy of The Orchard Borrower and/or the non-recourse carveout guarantor that has not been dismissed, settled or cured within 180 days, or if a voluntary bankruptcy of the guarantor, the guarantor is not replaced with a guarantor meeting the requirements of The Orchard Whole Loan documents and reasonably satisfactory to the lender within 30 days of written demand, and ending upon any voluntary bankruptcy of The Orchard Borrower and/or guarantor, as applicable, being settled and cured and The Orchard Borrower and/or guarantor, as applicable, has emerged from bankruptcy, or

(iii) commencing upon (except as described below) the debt service coverage ratio on The Orchard Whole Loan being less than 1.15 to 1.00 for twelve consecutive calendar months and ending on the date that the debt service coverage ratio on The Orchard Whole Loan equals or exceeds 1.20 to 1.00 for the immediately preceding twelve consecutive calendar months, or

(iv) commencing upon (except as described below) the downgrade of The Kroger Company (“Kroger”) (the parent company of Ralphs Grocery Company (“Ralph’s Grocery”)) to a non-investment grade rating by any nationally recognized credit rating agency and ending upon the credit rating of Kroger being reaffirmed to be at least investment grade or higher by the national credit rating agency which had downgraded Kroger, and Ralph’s Grocery is in occupancy of its space, open for business and paying full contractual rent under its lease.

(v) commencing if The Orchard Borrower has failed to deposit with the lender either cash or a letter of credit in the amount of $551,050 within 10 business days following written notice at such time as Ralph’s Grocery has ceased paying rent beyond any applicable offset, grace or cure periods allowed under its lease and ending upon either (1) Ralph’s Grocery has commenced payment of rent in accordance with its lease, (2) 80% or more of the Ralph’s Grocery space has been re-leased at then market rents (as reasonably determined by The Orchard Borrower) and the related tenants are in occupancy, open for business and paying full contractual rent, or (3) the amount of funds which have been swept into the Rollover Reserve as a result of the foregoing event equals $551,050 (reduced by funds in the Cash Sweep Reserve, so long as no Cash Sweep Event Period exists other than under this clause (v)) (the “Ralphs Rent Reserve Cap”). The Orchard Borrower may avoid a Cash Sweep Event Period under this clause (v) by posting cash or a letter of credit in the amount of $551,050.

Notwithstanding the above, The Orchard Whole Loan documents provide that no Cash Sweep Event Period will commence under clause (iii) or clause (iv) above so long as The Orchard Property is majority owned and controlled by the Schottenstein Family and the non-recourse carveout guarantor is either Schottenstein Realty LLC or an acceptable replacement guarantor meeting the requirements of The Orchard Whole Loan documents that is majority owned and controlled by the Schottenstein Family.

Lockbox and Cash Management. A hard lockbox is in place with respect to The Orchard Whole Loan. The Orchard Whole Loan has springing cash management (i.e., The Orchard Whole Loan has cash management only after the initial occurrence and during the continuance of a Cash Sweep Event Period). Provided a Cash Sweep Event Period is not continuing, funds in the lockbox account are required to be swept to an account designated by The Orchard Borrower. Upon the occurrence of a Cash Sweep Event Period, The Orchard Borrower is required to cooperate to establish and maintain a cash management account, and, during the continuance of a Cash Sweep Event Period, funds in the lockbox account are required to be transferred on each business day to the cash management account. During the continuance of a Cash Sweep Event Period, funds in the cash management account are required to be applied on each monthly payment date to pay debt service on The Orchard Whole Loan, to fund the required reserves deposits as described above under “Escrows and Reserves”, to disburse the monthly operating expenses referenced in the approved annual budget in accordance with the approved annual budget, if any, and extraordinary operating expenses approved by the lender, and to disburse the remainder (i) if a Cash Sweep Event Period is in effect under clause (v) of the definition of “Cash Sweep Event Period” above, into an account to be held by the lender as additional security for The Orchard Whole Loan during the continuance of a Cash Sweep Event Period (the “Cash Sweep Reserve”) until the funds therein equal the Ralphs Rent Reserve Cap, and (ii) any remainder into the Cash Sweep Reserve.

During a Cash Sweep Event Period, provided no monetary event of default is then continuing under The Orchard Whole Loan, The Orchard Borrower is permitted to use funds on deposit in the Cash Sweep Reserve for re-leasing expenses, tenant improvements, leasing commissions, capital expenditures, operating expenses and debt service payments.

Additional Secured Indebtedness (not including trade debts). The Orchard Property also secures The Orchard Pari Passu Companion Loan, which has a Cut-off Date principal balance of $61,000,000 and is currently held by Morgan Stanley Bank, N.A. or an affiliate thereof and expected to be contributed to a future securitization trust or may be otherwise transferred at any time. The Orchard Pari Passu Companion Loan accrues interest at the same rate as The Orchard Mortgage Loan. The Orchard Mortgage Loan is entitled to payments of principal and interest on a pro rata and pari passu basis with The Orchard Pari Passu Companion Loan. The holders of The Orchard Mortgage Loan and The Orchard Pari Passu Companion Loan have entered into a co-lender agreement which sets forth the allocation of collections on The Orchard Whole Loan. See “Description of the Mortgage Pool—The Whole Loans—The Servicing Shift Whole Loans—The Orchard Whole Loan” in the Preliminary Prospectus.

Mezzanine Loan and Preferred Equity. Not permitted.

Release of Property. Not permitted.

Terrorism Insurance. The Orchard Borrower is required to obtain all risk and business income insurance against acts of terrorism to the extent such insurance is available in an amount determined by lender but in no event more than the full replacement cost of The Orchard Property and twelve months of business interruption insurance; provided that if the Terrorism Risk Insurance Program Reauthorization Act of 2015 or subsequent statute, extension or reauthorization thereof (“TRIPRA”) is in effect and continues to cover both foreign and domestic acts of terrorism, the lender is required to accept terrorism insurance with coverage against “covered acts” within the meaning of TRIPRA. If TRIPRA is not in effect, The Orchard Borrower is not required to pay insurance premiums with respect to such terrorism insurance in excess of the Terrorism Cap (defined below), and if the cost of terrorism insurance exceeds the Terrorism Cap, The Orchard Borrower is required to purchase the maximum amount of terrorism insurance available with funds

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2016-BNK2	The Orchard

equal to the Terrorism Cap. “Terrorism Cap” means two times the amount of the then-current annual insurance premiums payable by The Orchard Borrower for the all risk and business income insurance required under The Orchard Whole Loan documents (excluding the terrorism components of such insurance premiums).

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2016-BNK2	Huntington Center

Mortgage Loan No. 6 – Huntington Center

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2016-BNK2	Huntington Center

Mortgage Loan No. 6 – Huntington Center

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2016-BNK2	Huntington Center

Mortgage Loan No. 6 – Huntington Center

The Ohio State University 1 mile
W. 3rd Ave.
E. 2nd Ave.
E. 2nd Ave.
315
Short North
23
23
71
W. 2nd Ave.
Neil Ave.
Cleveland Ave.
St. Clair Ave.
John Glenn Columbus Intl. Airport 5 miles
N. High St.
N. 3rd St.
N. 4th St.
670
670
Michigan Ave.
Olentangy River Rd.
Buttles Ave.
Neil Ave.
Goodale Park
Fort Hayes Metropolitan Education Ctr.
Cleveland Ave.
W. Goodale St.
W. Goodale St.
North Market
Columbus Convention Center
670
St. Clair Ave.
Olentangy River
670
Vine St.
E. Spring St.
COLUMBUS
Express Live
Nationwide Arena
Columbus State Community College
Mt. Vernon Ave.
E. Naghten St.
Huntington Park
W. Nationwide Blvd.
Arena District
High St.
Hamilton Ave.
McFerson Commons Park
William Green Bldg.
E. Long St.
33
W. Spring St.
Columbus College of Art & Design
Discovery District
North Bank Park Pavilion
N. 3rd St.
N. 4th St.
Scioto River
W. Long St.
E. Gay St.
Columbus Museum of Art
E. Broad St.
315
40
62
Columbus City Hall
Rhodes St. Office Tower
E. Broad St.
Huntington Center
41 South High Street / 50 South Front Street
Columbus, OH 43215
BROAD ST. BRIDGE
LeVeque Tower
E. Capital St.
Columbus Metropolitan Library
Oak St.
71
40
State Capitol
Oak St.
Washington Blvd.
Topiary Park
S. Washington Ave.
W. Broad St.
Bryden Rd.
Downtown
Grant Hospital
COSI
Starling St.
Belle St.
Vern Riffe State Office Tower
Ohio Theatre
E. Town St.
40
East Franklinton
Columbus Commons
Mt. Carmel West Hospital
E Rich St.
E. Main St.
W. Town St.
62
23
33
E. Main St.
62
S. Gift St.
W. Rich St.
Bicentennial Park
E. Mound St.
S. Grant Ave.
W. Rich St.
Cultural Arts Center
Franklin County Gov. Ctr.
E. Fulton St.
70
Sullivant Ave.
Dodge Park
70
71
Nationwide Children's Hospital
FRANKLIN COUNTY
Shadowbox Live
S. High St.
70
W. Sycamore St.
Scioto Audubon Metro Park
Brewery District
23
Renick St.
Harmon Ave.
71
Scioto River
S. High St.
GREEN LAWN CEMETERY
Greenlawn Ave.
Powell
Orange Township
Westerville
Dublin
New Albany
Upper Arlington
COLUMBUS
Gahanna
Hilliard
Pataskala
Grandview Heights
Lincoln Village
Bexley
Whitehall
Reynoldsburg
Lake Darby
Blacklick Estates
Grove City
Pickerington
Groveport
Canal Winchester

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2016-BNK2	Huntington Center

Mortgage Loan No. 6 – Huntington Center

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	MSMCH			Single Asset/Portfolio:	Single Asset
Original Balance(1):	$40,000,000			Location:	Columbus, OH 43215
Cut-off Date Balance(1):	$40,000,000			General Property Type:	Office
% of Initial Pool Balance:	5.5%			Detailed Property Type:	CBD
Loan Purpose:	Refinance			Title Vesting:	Fee
Sponsors:	Menashe Frankel; Yeheskel Frankel; Abraham J. Cohen; David J. Cohen; Hines Investment Management Holdings Limited Partnership			Year Built/Renovated:	1984/N/A
				Size:	907,010 SF
				Cut-off Date Balance per SF(1):	$154
Mortgage Rate:	3.5300%			Maturity Date Balance per SF(1):	$139
Note Date:	9/30/2016			Property Manager:	Hines Interests Limited Partnership (borrower-related)
First Payment Date:	11/7/2016
Maturity Date:	10/7/2026
Original Term to Maturity:	120 months
Original Amortization Term:	360 months
IO Period:	60 months			Underwriting and Financial Information
Seasoning:	1 month			UW NOI:	$12,930,910
Prepayment Provisions(2):	LO (25); DEF (91); O (4)			UW NOI Debt Yield(1):	9.2%
Lockbox/Cash Mgmt Status:	Hard/In Place			UW NOI Debt Yield at Maturity(1):	10.2%
Additional Debt Type(3):	Pari Passu			UW NCF DSCR(1):	2.32x (IO) 1.54x (P&I)
Additional Debt Balance(3):	$100,000,000			Most Recent NOI:	$13,030,807 (7/31/2016 TTM)
Future Debt Permitted (Type):	No (N/A)			2nd Most Recent NOI:	$13,256,029 (12/31/2015)
Reserves(4)				3rd Most Recent NOI:	$14,396,831 (12/31/2014)
Type	Initial	Monthly	Cap	Most Recent Occupancy(5):	85.8% (8/31/2016)
RE Tax:	$1,994,693	$332,449	N/A	2nd Most Recent Occupancy:	83.8% (12/31/2015)
Insurance:	$0	Springing	N/A	3rd Most Recent Occupancy:	86.3% (12/31/2014)
Recurring Replacements:	$0	$18,896	N/A	Appraised Value (as of):	$186,600,000 (8/22/2016)
TI/LC:	$0	$75,584	$2,721,030	Cut-off Date LTV Ratio(1):	75.0%
Other:	$4,594,385	$0	N/A	Maturity Date LTV Ratio(1):	67.7%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount(1):	$140,000,000	100.0%	Loan Payoff:	$109,892,399	78.5%
			Reserves:	$6,589,078	4.7%
			Closing Costs:	$2,843,713	2.0%
			Return of Equity:	$20,674,809	14.8%
Total Sources:	$140,000,000	100.0%	Total Uses:	$140,000,000	100.0%

(1)	The Huntington Center Mortgage Loan is part of the Huntington Center Whole Loan, which is comprised of three pari passu promissory notes with an aggregate original principal balance of $140,000,000. The Cut-off Date Balance per SF, Maturity Date Balance per SF, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers presented above are based on the aggregate principal balance of the promissory notes comprising the Huntington Center Whole Loan.
(2)	Defeasance is permitted at any time after the earlier of (i) the third anniversary of the first payment date, or (ii) two years from the closing date of the securitization of the last Huntington Center Whole Loan promissory note to be securitized.
(3)	See “—The Mortgage Loan” and “Additional Secured Indebtedness (not including trade debts)” below for further discussion of additional debt.
(4)	See “—Escrows and Reserves” below for further discussion of reserve requirements.
(5)	Includes a total of 37,218 SF that is leased to five tenants that have given notice to vacate. These tenants include Schneider Downs & Co., Inc., Wells Fargo Advisors LLC, The Bank of New York Mellon, Intellisource LLC and The Marlenko Group, Inc. These tenants were underwritten as vacant. Considering these tenants vacant, Most Recent Occupancy would be 81.7%.

The Mortgage Loan. The sixth largest mortgage loan (the “Huntington Center Mortgage Loan”) is part of a whole loan (the “Huntington Center Whole Loan”) evidenced by three pari passu promissory notes in the aggregate original principal amount of $140,000,000, all of which are secured by a first priority fee mortgage encumbering a 907,010 SF office property known as Huntington Center in Columbus, Ohio (the “Huntington Center Property”). Promissory Note A-2, in the original principal amount of $40,000,000, represents the Huntington Center Mortgage Loan and will be included in the MSC 2016-BNK2 Trust. Promissory Note A-1 with an original principal balance of $80,000,000 is expected to be contributed to the MSBAM 2016-C31 Trust. Promissory Note A-3 with an original principal balance of $20,000,000 is expected to be held by Morgan Stanley Bank, N.A. or an affiliate thereof on the closing date of this transaction, and is expected to be contributed to a future securitization transaction or may be otherwise transferred at any time. Promissory Notes A-1 and A-3 collectively represent non-serviced companion loans (“the “Huntington Center Non-Serviced Pari Passu Companion Loans”). The Huntington Center Whole Loan is expected to be serviced pursuant to the pooling and servicing agreement for the MSBAM 2016-C31 Trust. See “Description of the Mortgage Pool—The Whole Loans— The Non-Serviced Pari Passu Whole Loans—The Huntington Center Whole Loan” and “The Pooling and Servicing Agreement” in the Preliminary Prospectus.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2016-BNK2	Huntington Center

The proceeds of the Huntington Center Whole Loan were used to refinance a previous loan with a principal balance of $109,892,399, fund upfront reserves, pay closing costs of and return equity to the Huntington Center Borrower.

The Borrower and the Sponsors. The borrower is Huntington Center Owner LLC (the “Huntington Center Borrower”), a single-purpose Delaware limited liability company. The loan sponsors and non-recourse carveout guarantors are Menashe Frankel, Yeheskel Frankel, Abraham J. Cohen, David J. Cohen, and Hines Investment Management Holdings Limited Partnership.

The Huntington Center Borrower is 100.0% owned by Huntington Center Associates, an Ohio general partnership, whose board of directors includes C. Kevin Shannahan, Richard Machinski and David J. Cohen. Huntington Center Associates is 27.0% owned by HDG-Columbus, Ltd. (which in turn is 56.0% owned by funds controlled by the Hines family and 44.0% by The Huntington National Bank (which is the largest tenant at the Huntington Center Property), 66.5% owned by High Street Partner LLC (which in turn is owned by a joint venture owned 50.0% by entities controlled by David J. Cohen and Abraham J. Cohen and 50.0% by Huntington Center Investment LLC, an entity controlled by Menashe Frankel and Yeheskel Frankel and owned approximately 60.0% by pension fund and insurance company entities owned by The Phoenix Holdings Ltd., an Israeli public company) and 6.5% owned by 41 South High Ltd. (which in turn is owned by The Huntington National Bank).

The Property. The Huntington Center Property consists of a 37-story, Class A, multi-tenant office building totaling 907,010 SF and an adjacent five-story parking garage connected to the office building. There is a Doubletree Hotel and a Capital Club (a fitness and dining club) situated above the parking garage, both of which were constructed pursuant to air rights lease agreements, that are not included as part of the collateral; however, the collateral does include income generated pursuant to the air rights lease agreements.

The Huntington Center Property is located at 41 South High Street / 50 South Front Street, mid-block between West Broad Street to the north and West State Street to the south, and within the Capitol Square area of the Columbus, Ohio Central Business District (“CBD”). Capitol Square is anchored by the Ohio Statehouse which is located directly across the street from the Huntington Center Property on South High Street. South High Street is a primary roadway through the Columbus CBD, running north through the Columbus CBD to Ohio State University’s main campus and south through the areas commonly known as German Village and the Brewery District. Broad Street is the primary east/west roadway within the Columbus CBD and bisects the broader Columbus metropolitan statistical area.

The Huntington Center Property’s local area is composed primarily of public service buildings such as courthouses, parking garages, government buildings, street front retail with upper level living spaces, as well as downtown high rise office buildings, entertainment venues, parks and open spaces. 17 South High Street, an older high-rise office building also anchored and owned by The Huntington National Bank is located adjacent to the Huntington Center Property to the north. Columbus City Hall, the Battelle Riverfront Park and the Scioto River are located to the west of the Huntington Center Property. Uses to the south of the Huntington Center Property vary and include a variety of mid to high-rise office towers.

The Huntington Center sponsors have spent $1,935,660 in capital improvements from 2011 through 2016, including garage deck upgrades, upgrading the restroom fixtures and drinking fountains, renovations to the common corridor for floors 12-13, 14-15 and 33, elevator design and tenant signage.

Additionally, the Huntington Center Borrower has informed the lender that it currently intends to make renovations estimated to cost approximately $10,000,000 over the next three years, the scope of which includes elevator modernization ($6,500,000), roof replacement ($500,000) and amenity and lobby upgrades ($3,000,000). Such renovations are not required under the Huntington Center Whole Loan documents, and no reserves have been required under the Huntington Center Whole Loan for such renovations. Accordingly there can be no assurance as to whether any such renovations will occur.

Major Tenants.

The Huntington National Bank. (199,240 SF, 22.0% of NRA, 31.7% of underwritten rent). The Huntington National Bank (“Huntington Bank”) is a subsidiary of Huntington Bancshares Incorporated (“Huntington”), a diversified regional bank holding company that provides full-service commercial, small business, consumer, and mortgage banking services, as well as automobile financing, equipment leasing, investment management, trust services, brokerage services, insurance programs, and other financial products and services.

On January 26, 2016, Huntington announced the signing of a definitive merger agreement with Ohio-based FirstMerit Corporation, the parent company of FirstMerit Bank. According to the Huntington Bank website, FirstMerit Bank is now part of The Huntington National Bank but will continue to operate independently until systems integration occurs. Pursuant to its lease, Huntington Bank has the right to terminate its lease beginning March 1, 2024 and subject to a minimum 18 months’ notice period if it enters into a merger, or in the event of a major acquisition, in any such case that leads to a closure and termination of its Columbus, Ohio headquarters office operation. Huntington Bank has provided a letter addressed to the loan seller and its successors and assigns and to Huntington Center Associates (the original landlord under the lease and 100% direct owner of the Huntington Center Borrower) and its successors and assigns, stating that in connection with its acquisition of FirstMerit Bank, Huntington Bank will not exercise its option to terminate its lease. Huntington Bank has been in occupancy since 1985, has a lease expiration of February 28, 2030 and has six five-year renewal options.

Huntington Bank owns an approximately 18.4% interest in the Huntington Center Borrower. Huntington Bank also owns an office property that is adjacent to the Huntington Center Property, in which it occupies 43,000 SF, and an office property located around the corner from the Huntington Center Property, in which it occupies 40,000 SF.

Porter, Wright, Morris & Arthur (127,239 SF, 14.0% of NRA, 14.3% of underwritten rent). Porter, Wright, Morris & Arthur (“Porter Wright”), a tenant at the Huntington Center Property since 1985, is a law firm with six offices located in Ohio, Washington, D.C. and Florida. Porter Wright has a lease expiration of May 31, 2028 and has two five-year renewal options. Porter Wright is permitted to terminate up to 18,693 SF on floor 32 effective as of June 1, 2017, by written notice delivered prior to May 1, 2017, and also has a rent abatement with respect to 18,693 SF from November 1, 2016 through May 31, 2017.

Squire Patton Boggs LLP (81,693 SF, 9.0% of NRA, 10.7% of underwritten rent). Squire Patton Boggs LLP is a law firm with offices in 21 countries on five continents as well as working relationships with independent firms in Europe and Latin America. Squire Patton Boggs LLP has been in occupancy since 2008, has a lease expiration of February 28, 2025 and has two five-year renewal options.

Thompson Hine LLP (38,139 SF, 4.2% of NRA, 5.0% of underwritten rent). Thompson Hine LLP is a law firm with seven offices in three states and Washington, D.C. Thompson Hine has been in occupancy since 2008, has a lease expiration of August 31, 2018 and has two five-year options.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2016-BNK2	Huntington Center

Benesch, Friedlander, Coplan & Aronoff LLP (26,921 SF, 3.0% of NRA, 3.6% of underwritten rent). Benesch, Friedlander, Coplan & Aronoff LLP is a business law firm with offices in Cleveland, Columbus, Chicago, Hackensack, Indianapolis, Shanghai and Wilmington. Benesch, Friedlander, Coplan & Aronoff LLP has been in occupancy since 2007, has a lease expiration of February 29, 2020 and has two five-year renewal options.

The following table presents certain information relating to the leases at the Huntington Center Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody’s/S&P)(2)	Tenant SF	Approximate % of SF	Annual UW Rent	% of Total Annual UW Rent	Annual UW Rent PSF(3)	Lease Expiration
Tenants
The Huntington National Bank	A-/Baa1/BBB	199,240	22.0%	$3,962,438	31.7%	$19.89	2/28/2030(4)
Porter, Wright, Morris & Arthur	NR/NR/NR	127,239	14.0%	$1,781,346	14.3%	$14.00	5/31/2028(5)
Squire Patton Boggs LLP	NR/NR/NR	81,693	9.0%	$1,337,540	10.7%	$16.37	2/28/2025
Thompson Hine LLP	NR/NR/NR	38,139	4.2%	$629,294	5.0%	$16.50	8/31/2018
Benesch, Friedlander, Coplan & Aronoff LLP	NR/NR/NR	26,921	3.0%	$444,197	3.6%	$16.50	2/29/2020
Subtotal/Wtd. Avg.		473,232	52.2%	$8,154,814	65.2%	$17.23

Other Tenants		268,092	29.6%	$4,344,321	34.8%	$16.20
Vacant Space		165,686	18.3%	$0	0.0%	$0.00
Total/Wtd. Avg.		907,010	100.0%	$12,499,135	100.0%	$16.86

(1)	Information is based on the underwritten rent roll.
(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(3)	Wtd. Avg. Annual UW Rent PSF excludes vacant space.
(4)	Pursuant to its lease, Huntington Bank has the right to terminate its lease beginning March 1, 2024 and subject to a minimum 18 months’ notice period if it enters into a merger, or in the event of a major acquisition, in any such case that leads to a closure and termination of its Columbus, Ohio headquarters office operation. Huntington Bank has provided a letter to the lender stating that in connection with its acquisition of FirstMerit Bank, Huntington Bank will not exercise its option to terminate its lease.
(5)	Porter Wright is permitted to terminate up to 18,693 SF on floor 32 effective as of June 1, 2017, by written notice delivered prior to May 1, 2017 and also has a rent abatement with respect to 18,693 SF from November 1, 2016 through May 31, 2017.

The following table presents certain information relating to the lease rollover schedule at the Huntington Center Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	UW Rent PSF Rolling(3)	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling(3)	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling
2016	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2017	2	6,388	$14.15	0.7%	0.7%	$90,377	0.7%	0.7%
2018	8	56,586	$16.70	6.2%	6.9%	$945,214	7.6%	8.3%
2019	7	24,199	$16.37	2.7%	9.6%	$396,057	3.2%	11.5%
2020	7	49,582	$16.25	5.5%	15.1%	$805,533	6.4%	17.9%
2021	8	35,994	$16.51	4.0%	19.0%	$594,392	4.8%	22.7%
2022	10	67,596	$15.91	7.5%	26.5%	$1,075,706	8.6%	31.3%
2023	1	2,083	$16.00	0.2%	26.7%	$33,328	0.3%	31.5%
2024	2	15,343	$15.96	1.7%	28.4%	$244,811	2.0%	33.5%
2025	9	96,861	$16.36	10.7%	39.1%	$1,584,872	12.7%	46.2%
2026	4	34,290	$16.25	3.8%	42.9%	$557,331	4.5%	50.6%
2027	0	0	$0.00	0.0%	42.9%	$0	0.0%	50.6%
2028	6	127,239	$14.00	14.0%	56.9%	$1,781,346	14.3%	64.9%
2029 & Beyond	11	225,163	$19.50	24.8%	81.7%	$4,390,168	35.1%	100.0%
Vacant(4)	0	165,686	$0.00	18.3%	100.0%	$0	0.0%	100.0%
Total/Wtd. Avg.	75	907,010	$16.86	100.0%		$12,499,135	100.0%

(1)	Information is based on the underwritten rent roll.
(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the lease rollover schedule.
(3)	UW Rent PSF Rolling and Total UW Rent Rolling exclude vacant and occupied space that has been underwritten as vacant.
(4)	Includes a total of 37,218 SF that is leased to five tenants that have given notice to vacate. These include Schneider Downs & Co., Inc., Wells Fargo Advisors LLC, The Bank of New York Mellon, Intellisource LLC and The Marlenko Group, Inc.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2016-BNK2	Huntington Center

The Market. The Huntington Center Property is located in Columbus, Ohio, situated within the Lower Downtown submarket and directly across from the capitol building. The subject is considered a class A property and is located on the west side of South High Street, mid-block between West Broad Street to the north and West State Street to the south. The Columbus, Ohio office market contains 32,222,000 SF of office space. According to the appraisal the Lower Downtown office submarket contains 4,369,000 SF and represents 13.6% of the office inventory in Columbus, Ohio.

Regional access is provided by Interstate 71, the primary north-south highway through the Columbus CBD, providing access to Cleveland to the north and Cincinnati to the south. Interstate 71 connects to other central Ohio transportation routes such as Interstates 70, 270 and 670 as well as State Route 161 and US Route 33. Located a short distance south of the Huntington Center Property is Interstate 70, a primary east/west highway providing greater regional access to Dayton and St. Louis to the west and Baltimore to the east.

According to the appraisal for the Huntington Center Property, as of the second quarter of 2016, the overall vacancy rate for the Columbus, Ohio office market was 17.6% and the vacancy for the Lower Downtown office submarket was 13.9%. For the same period the average asking rental rate for both class A, class B and class C space within the Columbus, Ohio office market was $18.81 per SF, and within the Lower Downtown office market was $21.72 per SF. Class A buildings constitute 49.3% of existing inventory within the Columbus, Ohio office market and are exhibiting a lower vacancy rate (15.5%) than class B/C buildings (19.6%) and higher average rents of $21.25 versus $16.37 per SF.

The estimated 2015 population within a one-, three- and five-mile radius of the Huntington Center Property was 10,039, 134,897 and 337,978, respectively, according to the appraisal. The estimated 2015 average household income within a one-, three- and five-mile radius of the Huntington Center Property was $69,828, $51,749 and $56,554, respectively. The 2015 average household income for the greater city of Columbus was $61,614. Over the next five years, population is projected to increase within a one-mile radius but is expected to decline or remain flat within a three-mile radius and five-mile radius.

The following table presents recent leasing data at competitive office buildings with respect to the Huntington Center Property:

Competitive Property Summary
Property Name/Address	Year Built	Class	Size (SF)	Tenant Name	Lease Size (SF)	Lease Date	Lease Term (Yrs.)	Initial Rent/SF	Rent Steps/SF
Confidential CBD Office Building Confidential Columbus, Ohio	2001	A	242,009	Confidential	6,885	Feb 2016	3.0	$13.50	Up to $15.00
Confidential Office Property Confidential Columbus, Ohio	1989	A	142,315	Confidential	2,301	Oct 2015	5.0	$10.25	Up to $11.25
Confidential CBD Building Confidential Columbus, Ohio	1985	A	407,472	Confidential	2,644	Aug 2015	5.0	$12.00	Up to $14.00
Confidential Grandview Yard Building Confidential Columbus, Ohio	2014	A	75,000	Confidential	17,500	Jun 2015	10.3	$15.50	1.75% annual Increases
Confidential Building Confidential Columbus, Ohio	1928	A	330,000	Confidential	16,536	Jan 2015	7.0	$13.50	Up to $14.75

Source: Appraisal

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2016-BNK2	Huntington Center

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Huntington Center Property:

Cash Flow Analysis
	2013	2014	2015	7/31/2016 TTM	UW	UW PSF
Gross Potential Rent(1)	$13,242,716	$12,879,986	$12,118,245	$11,917,120	$15,003,594(2)	$16.54
Total Recoveries	$8,786,557	$8,671,489	$8,304,612	$8,465,896	$8,817,093	$9.72
Total Other Income(3)	$3,101,569	$3,165,360	$3,479,005	$3,212,370	$3,212,370	$3.54
Less Vacancy & Credit Loss(4)	$0	$0	$0	$0	($2,866,257)	($3.16)
Effective Gross Income	$25,130,842	$24,716,835	$23,901,862	$23,595,386	$24,166,800	$26.64
Total Operating Expenses	$10,202,636	$10,320,004	$10,645,833	$10,564,579	$11,235,890	$12.39
Net Operating Income	$14,928,206	$14,396,831	$13,256,029	$13,030,807	$12,930,910	$14.26
Capital Expenditures	$0	$0	$0	$0	$181,402	$0.20
TI/LC	$0	$0	$0	$0	$1,124,692	$1.24
Net Cash Flow	$14,928,206	$14,396,831	$13,256,029	$13,030,807	$11,624,816	$12.82

Occupancy %	86.8%	86.3%	83.8%	85.8%	83.3%(5)
NOI DSCR (P&I)(6)	1.97x	1.90x	1.75x	1.72x	1.71x
NOI DSCR (IO) (6)	2.98x	2.87x	2.65x	2.60x	2.58x
NCF DSCR (P&I) (6)	1.97x	1.90x	1.75x	1.72x	1.54x
NCF DSCR (IO) (6)	2.98x	2.87x	2.65x	2.60x	2.32x
NOI Debt Yield(6)	10.7%	10.3%	9.5%	9.3%	9.2%
NCF Debt Yield(6)	10.7%	10.3%	9.5%	9.3%	8.3%

(1)	Gross Potential Rent has been underwritten based on the August 31, 2016 rent roll.
(2)	UW Gross Potential Rent includes vacant space grossed up to market rent. The straight line average rent throughout the loan term ($19.89 PSF on a weighted average basis) has been underwritten for Huntington Bank and is above the concluded market rent of $15.00 PSF set forth in the appraisal. No mark to market adjustment has been made for Huntington Bank given the investment grade rating and the long term lease of the tenant. A contractual rent decrease to $14.00 PSF for Porter Wright totaling $699,815, which is effective October 1, 2017, has been underwritten. In addition, UW Gross Potential Rent includes contractual rent increases through October 1, 2017 totaling $430,245. A mark-to-market adjustment was applied to any tenants (other than Huntington Bank) whose contractual rent is in excess of 110% of market. Income associated with Hines Interests Limited Partnership has been underwritten, however, Hines Interests Limited Partnership is not obligated to pay rent as long as it serves as the property manager.
(3)	Other income includes percentage rent, parking rent, roof/antenna revenue, storage rent, telecom/riser revenue, air rights rent and other income. Parking Rent constitutes approximately 11.9% of Effective Gross Income.
(4)	Includes a total of 37,218 SF that is leased to five tenants that have given notice to vacate. These tenants include Schneider Downs & Co, Inc., Wells Fargo Advisors LLC, The Bank of New York Mellon, Intellisource LLC and The Marlenko Group, Inc. These tenants were underwritten as vacant.
(5)	UW Occupancy is based on the August 31, 2016 rent roll, and excludes five tenants totaling 37,218 SF that have given notice to vacate.
(6)	Debt service coverage ratios and debt yields are based on the Huntington Center Whole Loan.

Escrows and Reserves. The Huntington Center Whole Loan documents provide for upfront reserves in the amount of $1,994,693 for real estate taxes, $1,442,959 for rent abatements for nine tenants, including Porter Wright, the second largest tenant, (as to a portion of its space), and $3,151,426 for tenant improvements and leasing commissions payable under existing leases. The Huntington Center Borrower is required to escrow monthly 1/12th of the annual estimated real estate taxes and 1/12th of the annual estimated insurance premiums (unless the Huntington Center Borrower maintains an acceptable blanket policy). The Huntington Center Borrower is required to make monthly deposits equal to $18,896 into an escrow for replacements and repairs. The Huntington Center Borrower is required to make monthly deposits equal to $75,584 into an escrow for tenant improvements and leasing commissions; provided that, so long as no event of default is continuing under the Huntington Center Whole Loan, such deposits are not required to be made at any time that funds in such escrow are equal to or greater than $2,721,030.

Lockbox and Cash Management. A hard lockbox is in place with respect to the Huntington Center Whole Loan, other than with respect to parking garage revenues, which may be initially deposited into an account held by the Huntington Center Borrower or by the parking garage manager, and are required to be deposited into the cash management account described below within one business day of receipt thereof. The Huntington Center Whole Loan has in place cash management. Funds in the lockbox account are required to be swept on each business day to a cash management account for the benefit of the lender and applied to pay debt service on the Huntington Center Whole Loan, to fund the required reserves deposits as described above under “Escrows and Reserves,” to disburse, during the continuance of a Cash Sweep Event Period (as defined below) caused solely by a DSCR Trigger or Specified Tenant Trigger (each as defined below), the monthly operating expenses referenced in the approved annual budget and extraordinary operating expenses not referenced in the annual budget and approved by the lender, and to disburse the remainder, provided no event of default is continuing under the Huntington Center Whole Loan, (i) during the continuance of a Cash Sweep Event Period, into an account to be held by the lender as additional security for the Huntington Center Whole Loan during the continuance of such Cash Sweep Event Period or (ii) otherwise, to the Huntington Center Borrower.

A “Cash Sweep Event Period” means the period:

(i)   commencing upon an event of default under the Huntington Center Whole Loan and ending upon the cure (if applicable) of such event of default, or

(ii)  commencing if the debt service coverage ratio on the Huntington Center Whole Loan is less than 1.20x for six consecutive calendar months (a “DSCR Trigger”), and ending on the date the debt service coverage ratio on the Huntington Center Whole Loan has been at least 1.20x for six consecutive calendar months, or

(iii) commencing upon a Specified Tenant Trigger and ending upon a Specified Tenant Cure (as defined below).

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2016-BNK2	Huntington Center

A “Specified Tenant Trigger” means (i) the vacancy of any applicable space leased to a Specified Tenant (other than a portion of the 32nd floor of the Huntington Center Property leased by Porter Wright, as to which such tenant has a termination option (the “Porter Wright Termination Space”)), (ii) a Specified Tenant giving notice that it is terminating its lease for, or intends to vacate, all or any portion of its space (other than the Porter Wright Termination Space), (iii) any termination or cancellation (including without limitation, rejection in any bankruptcy or similar insolvency proceeding) or failure to be in full force and effect of any Specified Tenant’s lease, (iv) any bankruptcy or similar insolvency of a Specified Tenant, or (v) any Specified Tenant failing to extend or renew its lease by the date twelve months prior to its expiration in accordance with the terms and conditions of the Huntington Center Whole Loan documents and reasonably acceptable to the lender.

A “Specified Tenant Cure” means either (i) the Huntington Center Borrower leasing the entire applicable Specified Tenant space to a replacement tenant(s) acceptable to the lender, upon terms and conditions reasonably acceptable to the lender and otherwise in accordance with the Huntington Center Whole Loan documents, and the applicable tenant being in physical occupancy, open to the public for business and paying the full amount of the rent due under its lease or (ii) lender’s receipt of reasonably acceptable evidence of the satisfaction of the Specified Tenant Cure Conditions (as defined below).

“Specified Tenant Cure Conditions” means, as applicable (i) the applicable Specified Tenant is in actual, physical occupancy of the applicable Specified Tenant space (or applicable portion thereof other than the Porter Wright Termination Space) and conducting its business therein, (ii) the applicable Specified Tenant has revoked or rescinded all termination, cancellation or vacation notices with respect to the applicable Specified Tenant lease and re-affirmed such lease as being in full force and effect, (iii) if the Specified Tenant Trigger is the applicable Specified Tenant’s failure to extend or renew its lease in accordance with clause (v) of the definition of “Specified Tenant Trigger”, such Specified Tenant has renewed or extended its lease in accordance with the terms thereof and the Huntington Center Whole Loan documents, and (iv) with respect to any bankruptcy or insolvency proceedings involving the applicable Specified Tenant and/or the related lease, such Specified Tenant is no longer insolvent or subject to any bankruptcy or insolvency proceedings and has affirmed the applicable lease pursuant to final, non-appealable order of a court of competent jurisdiction.

“Specified Tenant” means (i) Huntington Bank, (ii) Porter Wright and (iii) any guarantor(s) of the applicable related Specified Tenant lease(s).

Additional Secured Indebtedness (not including trade debts). The Huntington Center Property also secures the Huntington Center Non-Serviced Pari Passu Companion Loans, which have a Cut-off Date principal balance of $100,000,000. The Huntington Center Non-Serviced Pari Passu Companion Loans accrue interest at the same rate as the Huntington Center Mortgage Loan. The Huntington Center Mortgage Loan is entitled to payments of principal and interest on a pro rata and pari passu basis with the Huntington Center Non-Serviced Pari Passu Companion Loans. The holders of the Huntington Center Mortgage Loan and the Huntington Center Non-Serviced Pari Passu Companion Loans have entered into a co-lender agreement which sets forth the allocation of collections on the Huntington Center Whole Loan. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans—The Huntington Center Whole Loan” in the Preliminary Prospectus.

Mezzanine Loan and Preferred Equity. Not permitted.

Release of Property. Not permitted.

Terrorism Insurance. The Huntington Center Mortgage Loan documents require that the “all risk” insurance policy required to be maintained by the Huntington Center Borrower provides coverage for terrorism in an amount equal to the full replacement cost of the Huntington Center Property and twenty-four months of business interruption insurance; provided that if the Terrorism Risk Insurance Program Reauthorization Act of 2015 or extension thereof or substantially similar program (“TRIPRA”) is in effect and continues to cover both foreign and domestic acts of terrorism, the lender is required to accept terrorism insurance with coverage against “covered acts” within the meaning of TRIPRA.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

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This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2016-BNK2	One Penn Center

Mortgage Loan No. 7 – One Penn Center

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2016-BNK2	One Penn Center

Mortgage Loan No. 7 – One Penn Center

One Penn Center
1601 John F. Kennedy Boulevard
Philadelphia, PA 19103
PHILADELPHIA
Center City
Rittenhouse
Southwest Center City
Chinatown
Fairmount
FAIRMOUNT PARK
Logan Square
Rittenhouse Square
Penn Park
Schuylkill River Park
Von Colln Memorial Field
Palumbo Playground
Schuylkill River
Kelly Drive
Spring Garden St
Fairmount Ave
Green St
Hamilton St
Callowhill St
Vine St
Vine Street Expwy
Race St
Arch St
JFK Blvd
Market St
Chestnut St
Walnut St
Locust St
Spruce St
Pine St
Lombard St
South St
Christian St
Washington Ave
Grays Ferry Ave
Schuylkill Expwy
Pennsylvania Ave
Corinthian Ave
N 25th St
N 24th St
N 23rd St
N 22nd St
N 21st St
N 20th St
N 17th St
N 16th St
N 15th St
N Broad St
S 25th St
S 23rd St
S 22nd St
S 21st St
S 20th St
S 19th St
S 18th St
S 17th St
S 16th St
S 15th St
S Broad St
S 13th St
S 12th St
S 11th St
S 10th St
Lloyd Hall
Perelman Building
Eastern State Penitentiary Natl. Historic Landmark
Fairmount Water Works
Philadelphia Museum of Art
Rocky Statue
Paine's Park
Rodin Museum
Barnes Foundation
Free Library of Philadelphia
Franklin Institute
Moore Coll. of Art & Design
Academy of Natural Sciences
1 & 2 Logan Square
3 Logan Square
Sheraton Phila. Downtown
Hahnemann University Hospital
Penn. Academy of Fine Arts
Pennsylvania Convention Center
Reading Terminal Market
Cira Centre
Cira Center South
Drexel University
One Drexel Plaza
30th Street Station
30th Street
30TH
University of Pennsylvania
Mandell Theater
Class of 1932 Ice Rink
Levy Tennis Pavilion
PECO Building
Commerce Square
G. Fred DiBona Jr. Building
Comcast Center
LOVE Sculpture
Municipal Services Building
SEPTA
MARKET-FRANKFORD LINE
Suburban
5 Penn Center
2 Penn Center
15TH
Philadelphia City Hall
CITY HALL STATION
13TH
11TH
Market East
Aramark Tower
Loews Philadelphia Hotel
Mütter Museum
Philadelphia Stock Exchange
1818 Market
BNY Mellon Center
Centre Square
The Shops at Liberty Place
The Residences at The Ritz-Carlton
Conservation Center for Art & Historic Artifacts
Radisson Plaza-Warwick Hotel Philadelphia
Hyatt at the Bellevue
WALNUT-LOCUST
15TH/16TH
PATCO
12TH/13TH
T. Jefferson University Hospital
Thomas Jefferson University
Academy of Music
BROAD STREET LINE
Rosenbach Museum & Library
Kimmel Ctr. for the Performing Arts
The Wilma Theatre
Historical Society of Pennsylvania
University of the Arts
Suzanne Roberts Theatre
LOMBARD-SOUTH
Philadelphia Arts Bank
SOUTH STREET HEADHOUSE DISTRICT
Philadelphia's Magic Gardens
RACE-VINE
To Ben Franklin Bridge
Philadelphia Intl. Airport 7 miles
PENNSYLVANIA
NEW JERSEY
DE
Lansdale
Horsham
Ambler
Willow Grove
Levittown
Audubon
Norristown
King of Prussia
Plymouth Meeting
Melrose Park
Bristol
Burlington
Conshohocken
Wayne
Paoli
Radnor
Ardmore
Overbrook
Germantown
Kensington
Broomall
Pennsauken
Moorestown
CAMDEN
Yeadon
Springfield
Darby
Cherry Hill
Chester Heights
Gloucester City
Chester
Woodbury
Bellmawr
Clementon
Deptford

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2016-BNK2	One Penn Center

Mortgage Loan No. 7 – One Penn Center

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	WFB			Single Asset/Portfolio:	Single Asset
Original Balance(1):	$33,000,000			Location:	Philadelphia, PA 19103
Cut-off Date Balance(1):	$33,000,000			General Property Type:	Office
% of Initial Pool Balance:	4.5%			Detailed Property Type:	CBD
Loan Purpose:	Refinance			Title Vesting:	Fee
Sponsor:	Henry Gross			Year Built/Renovated:	1930/1987
Mortgage Rate:	4.9000%			Size:	689,966 SF
Note Date:	7/19/2016			Cut-off Date Balance per SF(1):	$99
First Payment Date:	9/11/2016			Maturity Date Balance per SF(1):	$87
Maturity Date:	8/11/2026			Property Manager:	One Penn Management, LLC (borrower-related)
Original Term to Maturity:	120 months
Original Amortization Term:	360 months
IO Period:	36 months			Underwriting and Financial Information
Seasoning:	3 months			UW NOI:	$6,488,141
Prepayment Provisions:	LO (27); DEF (88); O (5)			UW NOI Debt Yield(1):	9.5%
Lockbox/Cash Mgmt Status:	Hard/In Place			UW NOI Debt Yield at Maturity(1):	10.8%
Additional Debt Type(2):	Pari Passu			UW NCF DSCR(1):	1.66x (IO) 1.29x (P&I)
Additional Debt Balance(2):	$35,000,000			Most Recent NOI:	$6,859,582 (4/30/2016 TTM)
Future Debt Permitted (Type):	No (N/A)			2nd Most Recent NOI:	$7,223,379 (12/31/2015)
Reserves(3)				3rd Most Recent NOI:	$6,883,148 (12/31/2014)
Type	Initial	Monthly	Cap	Most Recent Occupancy(4):	79.9% (9/30/2016)
RE Tax:	$582,019	$116,404	N/A	2nd Most Recent Occupancy:	87.6% (12/31/2015)
Insurance:	$0	Springing	N/A	3rd Most Recent Occupancy:	90.4% (12/31/2014)
Recurring Replacements:	$0	$14,374	N/A	Appraised Value (as of):	$91,000,000 (5/31/2016)
TI/LC:	$3,000,000	$150,000	$3,000,000	Cut-off Date LTV Ratio(1):	74.7%
Outstanding TI/LC Reserve:	$592,858	$0	N/A	Maturity Date LTV Ratio(1):	66.1%
Rent Concession Reserve:	$224,304	$0	N/A

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$68,000,000	95.6%	Loan Payoff(5):	$66,263,703	93.2%
Borrower Equity:	$3,125,497	4.4%	Reserves:	$4,399,181	6.2%
			Closing Costs:	$462,613	0.7%
Total Sources:	$71,125,497	100.0%	Total Uses:	$71,125,497	100.0%

(1)	The One Penn Center Mortgage Loan is part of the One Penn Center Whole Loan, which is comprised of two pari passu promissory notes with an aggregate principal balance of $68,000,000. The Cut-off Date Balance per SF, Maturity Date Balance per SF, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers presented above are based on the aggregate balance of the promissory notes comprising the One Penn Center Whole Loan.

(2)	See “—The Mortgage Loan” and “—Additional Secured Indebtedness (not including trade debts)” below for further discussion of additional debt.

(3)	See “—Escrows and Reserves” below for further discussion of reserve requirements.

(4)	Occupancy decreased from 2015 to September 30, 2016 due to a tenant occupying approximately 70,000 SF (10.1% of the net rentable area) vacating in April 2016.

(5)	The One Penn Center Property was previously securitized in the LBUBS 2006-C6 transaction.

The Mortgage Loan. The seventh largest mortgage loan (the “One Penn Center Mortgage Loan”) is part of a whole loan (the “One Penn Center Whole Loan”) evidenced by two pari passu promissory notes in the aggregate original principal amount of $68,000,000 which are secured by a first priority fee mortgage encumbering an office building located in Philadelphia, Pennsylvania (the “One Penn Center Property”). Promissory Note A-2 in the original principal amount of $33,000,000 represents the One Penn Center Mortgage Loan and will be included in the MSC 2016-BNK2 Trust. Promissory Note A-1 in the original principal amount of $35,000,000 (the “One Penn Center Non-Serviced Pari Passu Companion Loan”) represents the controlling interest in the One Penn Center Whole Loan and is currently being held by the WFCM 2016-BNK1 securitization trust. The One Penn Center Whole Loan is being serviced pursuant to the pooling and servicing agreement for the WFCM 2016-BNK1 securitization trust. See “Description of the Mortgage Pool—The Whole Loans— The Non-Serviced Pari Passu Whole Loans—The One Penn Center Whole Loan” and “Pooling and Servicing Agreement-Servicing of the Non-Serviced Mortgage Loans” in the Preliminary Prospectus. The proceeds of the One Penn Center Whole Loan, in addition to equity contributed by the One Penn Center Borrower (as defined below), were primarily used to refinance existing debt on the One Penn Center Property, fund reserves and pay closing costs.

The Borrower and the Sponsors. The borrower is One Penn Associates, L.P. (the “One Penn Center Borrower”), a Delaware limited partnership and single purpose entity with one independent director. Legal counsel to the One Penn Center Borrower delivered a non-consolidation opinion in connection with the origination of the One Penn Center Whole Loan. The H. Gross Family, LP is the guarantor of certain nonrecourse carveouts under the One Penn Center Whole Loan.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2016-BNK2	One Penn Center

The sponsor is Henry Gross, who controls the H. Gross Family, LP. Mr. Gross is the CEO of RealEx Capital, which, since its inception in 1974, has actively developed, invested in and managed a diverse array of real estate investments. H. Gross Family, LP holds a real estate portfolio (excluding the One Penn Center Property) comprised of an 187,000 square foot biomedical research building, a single-tenant industrial flex building, an office-warehouse R&D building and an apartment unit that has a combined value of approximately $248.3 million.

The Property. The One Penn Center Property is a 20-story, class B office tower totaling approximately 689,966 SF located in the central business district of Philadelphia, Pennsylvania. Built in 1930 and renovated in 1987, the amenities at the One Penn Center Property include a Walgreens and a National Penn Bank branch located on the first floor and outdoor decks and terraces located on the 20th floor. Since acquiring the One Penn Center Property in 2002, the sponsor has invested approximately $23.7 million ($34.40 per square foot) to modernize the building, including upgrades to the common areas, elevator cabs, façade restorations, as well as HVAC and LED lighting updates. The One Penn Center Property features a diverse tenant roster comprising 95 tenants with the three largest tenants, Philadelphia Works, Inc. (“Philadelphia Works”), United States Government – SEC (rated AAA, Aaa and AA+ by Fitch, Moody’s and S&P, respectively) and Phelan Hallinan & Schmieg, LLP, representing only 22.5% of the combined net rentable area and no other tenant representing more than 3.1% of the net rentable area or 3.8% of the underwritten annual base rent. The One Penn Center Property is located directly atop the Southeastern Pennsylvania Transportation Authority (“SEPTA”) Suburban Station, the main commuter rail hub in the city, and has direct interior access to the station. Suburban Station experiences approximately 50,000 daily commuters and serves as the main transportation hub for the downtown office market. Over the past 10 years, the One Penn Center Property has averaged 88.6% occupancy; however, in April 2016 a tenant occupying approximately 70,000 SF (10.1% of the net rentable area) vacated. As of September 30, 2016, the One Penn Center Property was 79.9% occupied by 95 tenants subject to 108 leases.

The following table presents a summary regarding major tenants at the One Penn Center Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody’s /S&P)(2)	Tenant SF	Approximate % of SF	Annual UW Rent(3)	% of Total Annual UW Rent	Annual UW Rent PSF(3)	Lease Expiration
Major Tenants
Philadelphia Works	NR/NR/NR	74,155	10.7%	$1,705,565	13.8%	$23.00	12/31/2020(4)
United States Government – SEC	AAA/Aaa/AA+	44,765	6.5%	$862,006	7.0%	$19.26	4/10/2024(5)
Phelan Hallinan & Schmieg, LLP	NR/NR/NR	35,989	5.2%	$856,538	6.9%	$23.80	1/31/2020
McElroy Deutsch Mulvaney & Carpenter LLP	NR/NR/NR	21,130	3.1%	$475,425	3.8%	$22.50	10/31/2021
Qtc Management, Inc.	NR/NR/NR	19,879	2.9%	$427,398	3.5%	$21.50	3/31/2017
American Heart Association	NR/NR/NR	16,880	2.4%	$430,440	3.5%	$25.50	5/31/2019
Naulty, Scaricamazza & McDevitt	NR/NR/NR	16,361	2.4%	$368,123	3.0%	$22.50	7/31/2021
Total Major Tenants		229,159	33.2%	$5,125,496	41.4%	$22.37

Other Tenants		322,400	46.7%	$7,245,682	58.6%	$22.47
Total Occupied Space		551,559	79.9%	$12,371,178	100.0%	$22.43
Vacant Space		138,407	20.1%
Total/Wtd. Avg.		689,966	100.0%

(1)	Information is based on the underwritten rent roll.

(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(3)	Annual UW Rent and Annual UW Rent PSF include contractual rent steps through June 2017 totaling $187,309.

(4)	Philadelphia Works may terminate its lease if funding allocated to the tenant for the fiscal year has been eliminated or reduces by more than 50.0% from its 2013 funding level of approximately $40.0 million. Philadelphia Works is required to provide six months’ notice in November with the termination effective the following May and a termination fee equal to $1.3 million if the lease termination notice is provided in November 2016; $950,000 if the lease termination notice is provided in November 2017; $650,000 if the lease termination notice is provided in November 2018; and $350,000 if the lease termination notice is provided in November 2019.

(5)	The United States Government – SEC may terminate its lease at any point after April 10, 2021 with 90 days’ notice.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2016-BNK2	One Penn Center

The following table presents certain information relating to the lease rollover schedule at the One Penn Center Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	UW Rent PSF Rolling(3)	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling
MTM	10	5,194	$14.96	0.8%	0.8%	$77,698	0.6%	0.6%
2016	3	8,482	$22.20	1.2%	2.0%	$188,259	1.5%	2.1%
2017	13	47,795	$22.43	6.9%	8.9%	$1,072,205	8.7%	10.8%
2018	12	52,378	$21.64	7.6%	16.5%	$1,133,426	9.2%	20.0%
2019	18	88,626	$23.83	12.8%	29.3%	$2,112,051	17.1%	37.1%
2020	13	141,686	$23.00	20.5%	49.9%	$3,259,228	26.3%	63.4%
2021	17	87,209	$22.87	12.6%	62.5%	$1,994,881	16.1%	79.5%
2022	7	18,848	$22.38	2.7%	65.3%	$421,802	3.4%	82.9%
2023	3	21,178	$20.71	3.1%	68.3%	$438,655	3.5%	86.5%
2024	3	51,736	$19.84	7.5%	75.8%	$1,026,555	8.3%	94.8%
2025	0	0	$0.00	0.0%	75.8%	$0	0.0%	94.8%
2026	1	3,492	$23.00	0.5%	76.3%	$80,316	0.6%	95.4%
2027 & Beyond	8	24,935	$22.70	3.6%	79.9%	$566,103	4.6%	100.0%
Vacant	0	138,407	$0.00	20.1%	100.0%	$0	0.0%	100.0%
Total/Wtd. Avg.	108	689,966	$22.43	100.0%		$12,371,178	100.0%

(1)	Information is based on the underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the related lease and are not considered in the rollover schedule.

(3)	Weighted average UW Rent PSF Rolling excludes vacant space.

The Market. The One Penn Center Property is located on JFK Boulevard on the block between 16th and 17th Street in the Philadelphia, Pennsylvania central business district (the “Philadelphia CBD”). The Philadelphia CBD is identified as Center City Philadelphia which is concentrated around City Hall at the intersection of Broad and Market Streets. Center City Philadelphia contains office, residential, retail, hotel, governmental, medical and private club uses, cultural attractions and the hub for local mass transportation. The One Penn Center Property is located directly atop the Suburban Station, the main commuter rail hub in the city, which experiences approximately 50,000 daily commuters as the transportation hub for the West of Broad office submarket. The Philadelphia International Airport is located approximately 7.6 miles southwest of the One Penn Center Property.

According to the appraisal, a well-educated population and favorable cost of doing business, as compared to New York and Washington, D.C., has attracted a number of large corporations to the Philadelphia metropolitan statistical area as exhibited by eleven Fortune 500 corporations calling the region home, including Comcast Corporation (“Comcast”), DowDuPont and Lincoln National. Comcast is the largest cable company in the United States and is one of the region’s largest employers. Comcast is in the process of building an approximately $1.2 billion, 59-story office building totaling approximately 1.5 million SF next to its current headquarters, which is located across 17th Street from the One Penn Center Property. The building, known as the Comcast Innovation and Technology Center, is expected to be completed in 2018 and contain approximately 1.3 million SF of office space to be completely occupied by Comcast and a Four Seasons hotel on the top floors. City Hall, which is located approximately 0.3 miles east of the One Penn Center Property, was recently enhanced by the opening of the approximately $50.0 million Dilworth Park, including enhanced public spaces, water fountains, better transit access and numerous other features.

According to the appraisal, the One Penn Center Property is located in the West of Broad submarket of the Philadelphia CBD office market which, as of the first quarter of 2016, contained approximately 27.8 million SF(68.9% of the Philadelphia CBD office market). For that same period, the West of Broad submarket reported an overall vacancy rate of 8.6% and average asking rent of $29.51 per square foot, gross.

The following table reflects competitive office properties with respect to the One Penn Center Property:

Competitive Property Summary
Property Name/Location	Year Built/ Renovated	Total Occupancy	Size (SF)	Tenant Name	Lease Area (SF)	Lease Date	Lease Term (Yrs.)	Rent PSF	Lease Type
One South Broad Philadelphia, PA	1932/NAP	93%	463,988	Sidecar	15,550	3/2016	4.0	$25.00	MG
123 S. Broad Street Philadelphia, PA	1928/1989	96%	882,586	Committee of Seventy	2,663	3/2016	7.3	$23.25	MG
100 N. 20th Street Philadelphia, PA	1980/NAP	94%	92,125	Bayada Home Healthcare	6,245	9/2015	5.2	$21.50	MG
1515 Market Street Philadelphia, PA	1960/2007	96%	502,213	Pembroke Consulting	1,327	6/2015	7.0	$26.00	MG
Four Penn Center Philadelphia, PA	1964/2001	86%	522,600	Parsons Brinckerhoff	11,817	5/2015	5.0	$25.00	MG
Four Penn Center Philadelphia, PA	1964/2001	86%	522,600	Ansa Assuncao	13,002	5/2015	7.5	$24.50	MG

Source: Appraisal and third-party market report.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2016-BNK2	One Penn Center

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the One Penn Center Property:

Cash Flow Analysis

	2013	2014	2015	4/30/2016 TTM	UW	UW PSF
Base Rent	$12,552,105	$12,827,504	$13,421,832	$13,071,350	$12,371,178(1)	$17.93
Grossed Up Vacant Space	$0	$0	$0	$0	$3,210,617	$4.65
Free Rent Adjustment	($208,176)	($51,492)	($504,324)	($516,555)	$0	$0.00
Total Reimbursables	$656,404	$420,744	$535,181	$659,273	$476,693	$0.69
Other Income	$177,241	$377,751	$97,432	$108,563	$105,248	$0.15
Less Vacancy & Credit Loss	$0	$0	$0	$0	($3,210,617)	($4.65)
Effective Gross Income	$13,177,574	$13,574,507	$13,550,121	$13,322,631	$12,953,119	$18.77
Total Operating Expenses	$6,856,289	$6,691,359	$6,326,742	$6,463,049	$6,464,978	$9.37
Net Operating Income	$6,321,285	$6,883,148	$7,223,379	$6,859,582	$6,488,141	$9.40
TI/LC	$0	$0	$0	$0	$719,646	$1.04
Capital Expenditures	$0	$0	$0	$0	$172,492	$0.25
Net Cash Flow	$6,321,285	$6,883,148	$7,223,379	$6,859,582	$5,596,003	$8.11

Occupancy	83.9%	90.4%	87.6%	N/A(3)	79.4%
NOI DSCR(2)	1.46x	1.59x	1.67x	1.58x	1.50x
NOI DSCR (IO)(2)	1.87x	2.04x	2.14x	2.03x	1.92x
NCF DSCR(2)	1.46x	1.59x	1.67x	1.58x	1.29x
NCF DSCR (IO)(2)	1.87x	2.04x	2.14x	2.03x	1.66x
NOI Debt Yield(2)	9.3%	10.1%	10.6%	10.1%	9.5%
NCF Debt Yield(2)	9.3%	10.1%	10.6%	10.1%	8.2%

(1)	UW Base Rent includes contractual rent steps through June 2017 totaling $187,309.

(2)	The debt service coverage ratios and debt yields shown are based on the One Penn Center Whole Loan.

(3)	Most recent occupancy as of September 30, 2016 is 79.9%, which is lower than 2015 due to a tenant occupying approximately 70,000 SF (10.1% of the net rentable area) vacating in April 2016.

Escrows and Reserves. The loan documents provide for an upfront escrow at closing in the amount of $582,019 for real estate taxes, $3.0 million for tenant improvements and leasing commissions (“TI/LCs”), $592,858 for TI/LCs associated with five tenants, and $224,304 for rent concessions related to ten tenants. The loan documents provide for ongoing monthly escrows of $116,404 for real estate taxes, $14,374 for replacement reserves and $150,000 for TI/LCs upon the balance of the reserve falling below $3.0 million. The loan documents do not require monthly deposits for insurance premiums as long as (i) no event of default has occurred and is continuing; (ii) the One Penn Center Property is insured via an acceptable blanket insurance policy; and (iii) the One Penn Center Borrower provides the lender with timely proof of payment of insurance premiums.

Lockbox and Cash Management. The One Penn Center Whole Loan requires a lender-controlled lockbox account, which is already in place, and that the borrower directs all tenants to pay their rents directly to such lockbox account. The loan documents also require that all rents received by the borrower or the property manager be deposited into the lockbox account within one business day of receipt. The One Penn Center Whole Loan has in place cash management. Prior to the occurrence of Cash Trap Event Period (as defined below), all excess cash flow is required to be distributed to the borrower. During a Cash Trap Event Period, all excess cash flow is required to be swept to a lender-controlled cash management account.

A “Cash Trap Event Period” will commence upon the earlier of (i) the occurrence and continuance of an event of default or (ii) the amortizing debt service coverage ratio on the One Penn Center Whole Loan being less than 1.15x. A Cash Trap Event Period will end, with respect to clause (i), upon the cure of such event of default; or, with respect to clause (ii), upon the amortizing debt service coverage ratio being at least 1.15x for two consecutive calendar quarters.

Additional Secured Indebtedness (not including trade debts). The One Penn Center Property also secures the One Penn Center Non-Serviced Pari Passu Companion Loan, which has a Cut-off Date principal balance of $35,000,000. The One Penn Center Non-Serviced Pari Passu Companion Loan is evidenced by Note A-1 and is currently held by the WFCM 2016-BNK1 securitization trust. The One Penn Center Non-Serviced Pari Passu Companion Loan accrues interest at the same rate as the One Penn Center Mortgage Loan. The One Penn Center Mortgage Loan is entitled to payments of principal and interest on a pro rata and pari passu basis with the One Penn Center Non-Serviced Pari Passu Companion Loan. The holders of the One Penn Center Mortgage Loan and the One Penn Center Non-Serviced Pari Passu Companion Loan have entered into a co-lender agreement which sets forth the allocation of collections on the One Penn Center Whole Loan. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans—The One Penn Center Whole Loan” in the Preliminary Prospectus.

Mezzanine Loan and Preferred Equity. Not permitted.

Release of Property. Not permitted.

Terrorism Insurance. The loan documents require that the “all risk” insurance policy required to be maintained by the borrower provide coverage for terrorism in an amount equal to the full replacement cost of the One Penn Center Property, as well as business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with a six-month extended period of indemnity.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2016-BNK2	International Square

Mortgage Loan No. 8 – International Square

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2016-BNK2	International Square

Mortgage Loan No. 8 – International Square

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2016-BNK2	International Square

Mortgage Loan No. 8 – International Square

WASHINGTON D.C.
International Square
1825-1875 I Street Northwest & 1850 K Street Northwest
Washington, DC 20006
Woodley Park
Adams Morgan
Meridian Hill Park
Columbia Heights
Howard University
Bryant St NW
Howard University Hospital
U STREET AFRICAN-AM. CIVIL WAR MEMORIAL
U St NW
S St NW
R St NW
Q St NW
P St NW
N St NW
M St NW
L St NW
K St NW
H St NW
G St NW
F St NW
E St NW
D St NW
C St NW
Rock Creek Pkwy
Wyoming Ave NW
Columbia Rd NW
Florida Ave NW
New Hampshire Ave NW
Massachusetts Ave NW
EMBASSY ROW
SHAW-HOWARD UNIV
Rhode Island Ave NW
DU PONT CIRCLE
Johns Hopkins Univ. Carey Business School
Cathedral of St. Matthew the Apostle
Logan Circle Park
Logan Circle
Kennedy Playground
Rock Creek Park
West End
Marriott Hotel
Georgetown
Ritz Carlton
Lafayette Centre
FARRAGUT NORTH
Walter E. Washington Convention Center
MT. VERNON SQUARE
New York Ave NW
Washington Circle Park
World Bank
G. Washington University Hospital
Pennsylvania Ave NW
FARRAGUT WEST
ORANGE LINE
BLUE LINE
MCPHERSON SQUARE
Franklin Square
Mt. Vernon Square
YELLOW LINE
GREEN LINE
North Capitol
FOGGY BOTTOM-GWU
International Monetary Fund
CityCenter DC
Chinatown
Gallery Place
Watergate Complex
George Washington University
Eisenhower Executive Office Bldg.
METRO CENTER
GALLERY PL-CHINATOWN
National Building Museum
RED LINE
Downtown
Smithsonian American Art Museum
Verizon Center
Foggy Bottom
Board of Governors of the Fed. Reserve
FDIC
White House
US Dept. of the Treasury
National Theatre
Georgetown University Law Center
JFK Center for the Arts
GSA Headquarters
The Corcoran School of Art
J. Edgar Hoover FBI Bldg.
JUDICIARY SQUARE
Harry S. Truman Building
E.J. Kelly Park
United Unions Bldg.
Corcoran Art Gallery
DC City Hall
Ronald Reagan Bldg. and Intl. Trade Center
Virginia Ave NW
The Ellipse
US Dept. of Commerce
FEDERAL TRIANGLE
IRS
Dept. of Justice
ARCHIVES-NAVY MEMORIAL
US District Court
Taft Memorial
Union Station Plaza
Constitution Ave NW
Natl. Records and Archives Administration
Vietnam Veterans Memorial
Constitution Gardens Pond
World War II Memorial
Washington Monument
Museum of American History
Museum of Natural History
THE NATIONAL MALL
National Gallery
East Gallery
Ulysses S. Grant Memorial
U.S. Capitol
Lincoln Memorial
Potomac River
Reflecting Pool
Korean War Memorial
Sylvan Theater Stage
USDA Forest Service
SMITHSONIAN
Smithsonian
Hirshhorn
National Air and Space Museum
Natl. Museum of the American Indian
US Botanic Garden
Independence Ave SW
United States Holocaust Memorial Museum
US Dept. of Energy
Federal Aviation Admin.
Dept. of Homeland Security
Rayburn House Office Bldg.
Bureau of Engraving
METRO
BLUE, ORANGE LINES
Tidal Basin
Federal Communications Commission
US Postal Service Hdqtrs.
Dept. of Housing and Urban Dev.
L'ENFANT PLAZA
FEDERAL CENTER SW
Southwest Frwy
Jefferson Memorial
Vietnam Women's Memorial
Benjamin Banneker Park
Jefferson Recreation Center
Randall Recreation Center
METRO YELLOW LINE
I St SW
Southwest Duck Pond
K St SW
L St SW
East Potomac Park
Washington Channel
M St SW
GREEN LINE
WATERFRONT-SEU
King Greenleaf Recreation Center
N St SW
East Potomac Park Golf Course
Southwest/ Waterfront
P St SW
Rockville
Wheaton
Calverton
Laurel
North Bethesda
Potomac
Beltsville
Silver Spring
College Park
Greenbelt
Bethesda
Takoma Park
Hyattsville
Seabrook
New Carrollton
Langley
McLean
WASHINGTON D.C.
Landover
Tysons Corner
Falls Church
Seat Pleasant
Largo
Merrifield
ARLINGTON
Suitland
Forestville
Annandale
Hillcrest Heights
Upper Marlboro
ALEXANDRIA
Camp Springs
Rose Hill
National Harbor
Springfield
VIRGINIA
MARYLAND
Groveton
Clinton
Burke
Franconia
Mount Vernon

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2016-BNK2	International Square

Mortgage Loan No. 8 – International Square

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	BANA			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/Moody’s/S&P):	AAA/A1/AAA			Location:	Washington, D.C. 20006
Original Balance(1):	$30,000,000			General Property Type:	Office
Cut-off Date Balance(1):	$30,000,000			Detailed Property Type:	CBD
% of Initial Pool Balance:	4.1%			Title Vesting:	Fee
Loan Purpose:	Refinance			Year Built/Renovated:	1978-1982/2005
Sponsor:	D.C. Area Portfolio Upper Tier JV, L.P.			Size:	1,158,732 SF
Mortgage Rate:	3.6150%			Cut-off Date Balance per SF(1):	$213
Note Date:	7/11/2016			Maturity Date Balance per SF(1):	$213
First Payment Date:	9/10/2016			Property Manager:	Tishman Speyer Properties, L.P. (borrower-related)
Maturity Date:	8/10/2026
Original Term to Maturity:	120 months
Original Amortization Term:	0 months
IO Period:	120 months			Underwriting and Financial Information
Seasoning:	3 months			UW NOI:	$42,883,351
Prepayment Provisions(2):	LO (27); DEF (86); O (7)			UW NOI Debt Yield(1):	17.4%
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NOI Debt Yield at Maturity(1):	17.4%
Additional Debt Type(3):	Pari Passu/Subordinate Debt			UW NCF DSCR(1):	4.31x
Additional Debt Balance(3):	$216,700,000/$203,300,000			Most Recent NOI:	$34,268,512 (6/30/2016 TTM)
Future Debt Permitted (Type):	Yes (Mezzanine)			2nd Most Recent NOI:	$37,214,975 (12/31/2015)
Reserves(4)				3rd Most Recent NOI:	$40,025,487 (12/31/2014)
Type	Initial	Monthly	Cap	Most Recent Occupancy:	94.2% (7/18/2016)
RE Tax:	$0	Springing	N/A	2nd Most Recent Occupancy:	93.0% (12/31/2015)
Insurance:	$0	Springing	N/A	3rd Most Recent Occupancy:	98.0% (12/31/2014)
Recurring Replacements:	$0	Springing	$573,356	Appraised Value (as of):	$757,000,000 (6/13/2016)
TI/LC:	$0	Springing	$7,531,758	Cut-off Date LTV Ratio(1):	32.6%
Other:	$28,442,141	$0	N/A	Maturity Date LTV Ratio(1):	32.6%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount(1):	$450,000,000	100.0%	Loan Payoff:	$375,380,461	83.4%
			Reserves:	$28,442,141	6.3%
			Closing Costs:	$4,863,763	1.1%
			Return of Equity:	$41,313,634	9.2%
Total Sources:	$450,000,000	100.0%	Total Uses:	$450,000,000	100.0%

(1)	The International Square Mortgage Loan is part of the International Square Whole Loan (as defined below), which is comprised of four pari passu senior notes and one subordinate note with an aggregate original principal balance of $450,000,000. The four International Square pari passu senior notes have a combined original principal balance of $246,700,000 and the subordinate note has an original principal balance of $203,300,000. The Cut-off Date Balance per SF, Maturity Date Balance per SF, UW NCF DSCR, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers presented above are based on the four senior notes totaling $246,700,000 without regard to the subordinate note. The Cut-off Date Balance per SF, Maturity Date Balance per SF, UW NCF DSCR, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, Cut-off Date LTV Ratio and Maturity Date LTV Ratio based on the aggregate note balance of the International Square Whole Loan (including the subordinate note) are $388, $388, 2.36x, 9.5% 9.5%, 59.4% and 59.4%, respectively.

(2)	Defeasance is permitted at any time after the earlier to occur of (a) the end of the two-year period commencing on the closing date of the securitization of the last International Square Whole Loan promissory note to be securitized and (b) September 10, 2019.

(3)	See “—The Mortgage Loan” and “—Additional Secured Indebtedness (not including trade debts)” and “—Mezzanine Loan and Preferred Equity” below for further discussion of additional debt.

(4)	See “—Escrows and Reserves” below for further discussion of reserve requirements.

The Mortgage Loan. The eighth largest mortgage loan (the “International Square Mortgage Loan”) is part of a non-serviced pari passu-AB whole loan (the “International Square Whole Loan”) evidenced by (i) four pari passu senior notes in the aggregate original principal amount of $246,700,000 and (ii) one subordinate note in the original principal amount of $203,300,000, all of which are secured by a first priority fee mortgage encumbering a three-building, approximately 1.16 million SF Class A office complex known as International Square in Washington, D.C. (the “International Square Property”). The International Square Mortgage Loan is evidenced by one of the pari passu notes (Note A-2-2) with an outstanding principal balance as of the Cut-off Date of $30,000,000. Note A-1 in the original principal amount of $166,700,000, Note A-2-1 in the original principal amount of $30,000,000 and Note A-3 in the original principal amount of $20,000,000 represent pari passu companion loans (the “International Square Non-Serviced Pari Passu Companion Loans”), and are pari passu with the International Square Mortgage Loan. Note B in the original principal amount of $203,300,000 (the “International Square Subordinate Companion Loan”) is generally subordinate to the International Square Mortgage Loan and the International Square Non-Serviced Pari Passu Companion Loans. See “Description of the Mortgage Pool—The Whole Loans—the Non-Serviced Whole Loans—The International Square Whole Loan” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in the Preliminary Prospectus.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2016-BNK2	International Square

The International Square Mortgage Loan will be included in the MSC 2016-BNK2 securitization trust. The International Square Non-Serviced Pari Passu Companion Loan represented by Note A-1 and the International Square Subordinate Companion Loan were contributed to the BAMLL 2016-ISQR securitization trust. The International Square Non-Serviced Pari Passu Companion Loan represented by Note A-2-1 is expected to be contributed to the MSBAM 2016-C31 securitization trust by the closing date of this transaction. The International Square Non-Serviced Pari Passu Companion Loan represented by Note A-3 was contributed to the MSBAM 2016-C30 securitization trust. The International Square Whole Loan is being serviced pursuant to the terms of the BAMLL 2016-ISQR trust and servicing agreement.

The proceeds of the International Square Whole Loan were used to refinance a previous mortgage loan and mezzanine loans totaling approximately $375,380,461 secured by the International Square Property, pay closing costs, fund reserves and return equity to the International Square Borrower (as defined below). The previous mortgage loan secured by the International Square Property was securitized in the LBUBS 2007-C1 transaction.

The Borrower and the Sponsor. The borrower is International Square, L.P. (the “International Square Borrower”), a newly formed single-purpose Delaware limited partnership with two independent directors. The International Square Borrower is owned indirectly by D.C. Area Portfolio Upper Tier JV, L.P. (the “International Square Sponsor”), which is a joint venture controlled by Tishman Speyer Properties, L.P. (“Tishman Speyer”) and majority owned by one or more affiliates of Tishman Speyer and direct and indirect subsidiaries of Abu Dhabi Investment Authority (“ADIA”). Since its founding in 1978, Tishman Speyer has acquired, developed and operated over 276 investments involving 380 properties encompassing over 140.1 million SF located in major metropolitan markets of the United States, Europe, Latin America and Asia. As of September 30, 2015 Tishman Speyer has 80 investments (118 properties) globally. ADIA is a public institution established by the Government of the Emirate of Abu Dhabi in 1976 as an independent investment institution.

The International Square Whole Loan will be recourse solely to the International Square Borrower pursuant to standard carve-outs. There is no separate guarantor and no environmental indemnitor separate from the International Square Borrower.

The Property. The International Square Property is an approximately 1.16 million SF, Class A office complex comprised of three interconnected 12-story office buildings that occupy nearly a full city block in Washington, D.C. The three, 12-story buildings offer a panoramic rooftop terrace and two levels of below-grade parking. The International Square Property offers building amenities including a fitness center, ground floor retail, a lower level casual dining concourse, child care (for tenants only) and banking facilities.

As of July 18, 2016, the International Square Property was 94.2% leased to 45 tenants with the largest tenant concentrations being the U.S. Government (33.7% of total NRA), law firms (24.4% of total NRA) and professional services (15.8% of total NRA). Approximately 30.2% of the International Square Property’s square footage is occupied by tenants with lease expiration dates beyond 2025 and the weighted average remaining lease term is 7.1 years. The International Square Property has a nine year historical occupancy average of 96.3%.

Major Tenants.

Federal Reserve Board (390,233 SF, 33.7% of NRA, 36.2% of underwritten base rent). The Federal Reserve Board leases 390,233 SF on leases that have various expiration dates from 2022-2028. The Federal Reserve Board is comprised of seven board members nominated by the President and confirmed by the Senate. The Federal Reserve System is the central bank of the United States. The Federal Reserve Board has been a tenant at the International Square Property since November 2007.

The Federal Reserve Board has options to terminate portions of its leases as follows: (A) the option to terminate all or a portion of 6.9% of its space, provided that to exercise this option, federal legislation must have been enacted that affects the Federal Reserve Board’s mission such that its need for space is substantially reduced, upon at least 18 months’ notice for partial termination and at least 24 months’ notice for full termination and payment of four months of base rent plus unamortized transaction costs if the termination occurs prior to October 31, 2019; (B) the option to terminate all or a portion of 7.4% of its space upon notice no later than 42 months prior to the related lease expiration of March 31, 2022 for partial termination and no later than 48 months prior to the related lease expiration of March 31, 2022 for full termination and payment of four months’ fixed rent, unamortized transaction costs and a tax and expense estimate; and (C) the option to terminate 8.9% of its space upon notice by December 2024 and payment of three months’ fixed rent, unamortized transaction costs and a tax and expense estimate.

Blank Rome LLP (167,863 SF, 14.5% of NRA, 16.0% of underwritten base rent). Blank Rome LLP leases a total of 167,863 SF expiring in July 2029. Blank Rome LLP, founded in 1946, is a large law firm with nearly 540 attorneys serving clients across the globe. Blank Rome LLP is an international law firm representing businesses and organizations ranging from Fortune 500 companies to start-up entities. Blank Rome LLP acquired Dickstein Shapiro LLP in early 2016 and relocated its Washington, D.C. headquarters to the International Square Property. Dickstein Shapiro LLP had been a tenant at the International Square Property since October 2005.

World Bank (99,447 SF, 8.6% of NRA, 8.6% of underwritten base rent). The World Bank leases 99,447 SF on a lease that expires between 2019 and 2021. The World Bank is an international financial institution that provides loans to developing countries for capital programs. It is comprised of two institutions: the International Bank for Reconstruction and Development (IBRD) and the International Development Association (IDA). The World Bank is a component of the World Bank Group, which is part of the United Nations system. The World Bank’s official goal is the reduction of poverty. According to its Articles of Agreement, all of its decisions must be guided by a commitment to the promotion of foreign investment and international trade and to the facilitation of capital investment. The World Bank has been a tenant at the International Square Property since January 2006 and has grown their occupancy.

The World Bank has the option to terminate 21.4% of its space, provided that to exercise this option the World Bank must provide (i) evidence of a Global Partnership for Education board directive that the World Bank must terminate the lease based on a material change of circumstances to the Global Partnership for Education or its secretariat, (ii) notice no later than April 30, 2019 and (iii) payment of $903,856 for said termination.

Daniel J. Edelman, Inc. (63,314 SF, 5.5% of NRA, 6.6% of underwritten base rent). Daniel J. Edelman, Inc. occupies 63,314 SF on a lease that expires in July 2019. Daniel J. Edelman, Inc. is a global public relations firm founded in 1952, named after Daniel Edelman and currently run by his son Richard Edelman. Daniel J. Edelman, Inc. has been a tenant in the 1875 I Street tower of the International Square Property since July 1999.

Milbank, Tweed, Hadley & McCloy (54,299 SF, 4.7% of NRA, 5.0% of underwritten base rent). Milbank, Tweed, Hadley & McCloy occupies 54,299 SF under a lease expiring in June 2023. Milbank, Tweed, Hadley & McCloy is an international law firm that was founded in New York City in 1866. Milbank, Tweed, Hadley & McCloy occupies one and a half top floors in the 1850 K Street tower of the International Square Property and has been a tenant at the International Square Property since September 1992.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2016-BNK2	International Square

The following table presents certain information relating to the leases at the International Square Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody’s/S&P)(2)	Tenant SF	Approx. % of SF	Annual UW Rent	% of Total Annual UW Rent	Annual UW Rent PSF(3)	Lease Expiration
Federal Reserve Board(4)	AAA/Aaa/AA+	390,233	33.7%	$22,415,924	36.2%	$57.44	Various(5)
Blank Rome LLP	NR/NR/NR	167,863	14.5%	$9,940,483	16.0%	$59.22	7/31/2029
World Bank(6)	AAA/Aaa/AAA	99,447	8.6%	$5,335,304	8.6%	$53.65	Various(7)
Daniel J. Edelman, Inc.	NR/NR/NR	63,314	5.5%	$4,071,869	6.6%	$64.31	7/31/2019
Milbank, Tweed, Hadley & McCloy	NR/NR/NR	54,299	4.7%	$3,129,706	5.0%	$57.64	Various(8)
Other Tenants		316,825	27.3%	$17,098,323	27.6%	$53.97
Vacant		66,751	5.8%	$0	0.0%	$0.00
Total/Wtd. Avg.		1,158,732	100.0%	$61,991,609	100.0%	$56.77

(1)	Information is based on the underwritten rent roll.

(2)	Certain ratings are those of the parent company or government whether or not the parent guarantees the lease.

(3)	Wtd. Avg. Annual UW Rent PSF excludes vacant space.

(4)	The Federal Reserve Board has various termination options with respect to portions of such leases. See “Description of the Mortgage Pool—Tenant Issues—Lease Expirations and Terminations—Terminations” in the Preliminary Prospectus.

(5)	The Federal Reserve Board leases multiple spaces under several leases with different expiration dates. The expiration date with respect to 266,023 SF of its space (23.0% of net rentable area) is in 2022, the expiration date with respect to 98,589 SF of its space (8.5% of net rentable area) is in 2028 and the expiration date with respect to the 25,621 SF of its space (2.2% of net rentable area) is in 2026.

(6)	The World Bank has a termination option with respect to 21.4% (21,236 SF) of its space. See “Description of the Mortgage Pool—Tenant Issues—Lease Expirations and Terminations—Terminations” in the Preliminary Prospectus.

(7)	The World Bank leases 67,167 SF expiring in September 2019, 21,236 SF expiring in July 2021 and 11,044 SF expiring in December 2020.

(8)	Milbank, Tweed, Hadley & McCloy leases 53,860 SF expiring in June 2023 and 439 SF expiring in January 2020.

The following table presents certain information relating to the lease rollover schedule at the International Square Property:

Lease Rollover Schedule(1)(2)

Year	# of Leases Rolling	SF Rolling(3)	UW Rent PSF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling
2016	3	9,834	$30.51	0.8%	0.8%	$300,012	0.5%	0.5%
2017	7	8,852	$57.28	0.8%	1.6%	$507,018	0.8%	1.3%
2018	8	46,872	$57.72	4.0%	5.7%	$2,705,394	4.4%	5.7%
2019	14	146,035	$59.20	12.6%	18.3%	$8,644,748	13.9%	19.6%
2020	4	49,078	$58.04	4.2%	22.5%	$2,848,400	4.6%	24.2%
2021	11	98,633	$46.18	8.5%	31.0%	$4,554,877	7.3%	31.6%
2022	9	318,857	$59.04	27.5%	58.5%	$18,825,470	30.4%	61.9%
2023	4	62,265	$56.82	5.4%	63.9%	$3,537,964	5.7%	67.6%
2024	1	1,850	$125.09	0.2%	64.1%	$231,410	0.4%	68.0%
2025	0	0	$0.00	0.0%	64.1%	$0	0.0%	68.0%
2026	4	50,508	$50.89	4.4%	68.4%	$2,570,469	4.1%	72.1%
2027 and Beyond	4	299,197	$57.71	25.8%	94.2%	$17,265,846	27.9%	100.0%
Vacant	0	66,751	$0.00	5.8%	100.0%	$0	0.0%	100.0%
Total/Wtd. Avg.	69	1,158,732	$56.77	100.0%		$61,991,609	100.0%

(1)	Information is based on the underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the lease rollover schedule.

(3)	Equipment room space, cleaning storage space and fitness center space totaling 5,457 SF is included in SF Rolling.

The Market. The International Square Property is situated in the heart of the Washington, D.C. central business district (“CBD”), and is bounded by Dupont Circle to the north, the White House to the south and east and Washington Circle to the west. The International Square Property is located above Washington, D.C.’s second busiest metro station, Farragut West, and two blocks away from Washington, D.C.’s busiest metro station, Farragut North. The immediate neighborhood is comprised of nearly 33.1 million SF of office space, over 3,500 apartment units, more than 250,000 SF of urban retail space and 14 hotels.

According to the appraisal, rents at the International Square Property are 0.46% percent below market. Specifically with respect to office tenants, the comparable leases range in size from 2,234 to 117,000 SF and have terms ranging from two to 15 years. The comparables exhibit a range in rents from $50.50 to $65.00 PSF, with an average of $56.25 per SF.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2016-BNK2	International Square

The following table presents competitive office buildings to the International Square Property:

Competitive Building Summary
Property Name/Location	Year Built/ Renovated	Stories	Net Rentable Area (SF)	Primary Tenants	Percent Leased	Average Asking Rent (Low)	Average Asking Rent (High)
2020 K, 2020 K Street NW	1974/1995	11	398,286	Gensler, AECOM, Huron Consulting	95.9%	$50.00	$59.00
Washington Square, 1050 Connecticut Ave NW	1982/2010	12	708,753	Baker & Hostetler, Regus, Mercer, American Bar Assoc.	96.8%	$56.00	$58.00
1800 M, 1800 M Street NW	1978/2013	10	585,545	Zuckerman Speader LLP, Berkeley Research Group, Civilian Appeals Board	82.4%	$53.00	$61.00
1615 L, 1615 L Street NW	1984/2004	13	417,852	Pew Research Group, Fleishman- Hilliard, Int’l Community of Bankers	99.7%	$43.00	$56.00
Franklin Center, 1099 14th Street NW	1992/Various	11	458,998	CACI, Holly Hunt, Millennium Challenge Corporation	72.0%	$50.00	$64.00
Washington Center West, 1001 G Street NW	1989/Various	12	326,000	Keller & Heckman LLP, Podesta Group, Optoro, Quik Park	75.0%	$59.00	$62.00

Source: Appraisal

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the operating history and underwritten net cash flow at the International Square Property:

Cash Flow Analysis
	2013	2014	2015	TTM 6/30/2016	UW	UW PSF
Base Rent	$55,013,802	$56,990,549	$55,306,107	$53,429,990	$65,219,350(1)	$56.29
Total Recoveries	$3,058,988	$4,361,855	$4,765,170	$3,473,764	$3,048,127	$2.63
Parking Income	$1,867,284	$1,630,029	$1,760,360	$1,641,457	$1,707,163	$1.47
Other Income(2)	$388,482	$355,499	$292,372	$274,306	$268,131	$0.23
Less Vacancy & Credit Loss	($130,229)	($285,297)	($145,329)	($129,331)	($3,413,374)	(4.9%)
Effective Gross Income	$60,198,327	$63,052,635	$61,978,680	$58,690,186	$66,829,397	$57.67
Total Operating Expenses	$21,309,086	$23,027,148	$24,763,705	$24,421,674	$23,946,047	$20.67
Net Operating Income	$38,889,241	$40,025,487	$37,214,975	$34,268,512	$42,883,351	$37.01
Capital Expenditures	$0	$0	$0	$0	$289,784	$0.25
TI/LC	$0	$0	$0	$0	$3,626,417	$3.13
Net Cash Flow	$38,889,241	$40,025,487	$37,214,975	$34,268,512	$38,967,149	$33.63

Occupancy %	98.0%	98.0%	93.0%	94.2%(3)	95.0%
NOI DSCR(4)	4.30x	4.43x	4.12x	3.79x	4.74x
NCF DSCR(4)	4.30x	4.43x	4.12x	3.79x	4.31x
NOI Debt Yield(4)	15.8%	16.2%	15.1%	13.9%	17.4%
NCF Debt Yield(4)	15.8%	16.2%	15.1%	13.9%	15.8%

(1)	UW Base Rent includes gross up of vacant space, rent steps through July 2017 as well as leases for the Federal Reserve Board expansion (103,196 SF).

(2)	Other Income includes work order income, overtime HVAC, sub-metered electric revenue, tenant condenser water, tenant water, license fees and other miscellaneous income.

(3)	Occupancy as of July 18, 2016.

(4)	Debt service coverage ratios and debt yields are based on the International Square Mortgage Loan and International Square Non-Serviced Pari Passu Companion Loans, and exclude the International Square Subordinate Companion Loan.

Escrows and Reserves. During the continuance of a Cash Trap Period (defined below), the International Square Borrower is required to escrow monthly (i) 1/12th of the annual estimated tax payments, and (ii) 1/12th of the annual estimated insurance premiums (unless the International Square Borrower maintains an acceptable blanket policy). The International Square Borrower funded $23,925,354 into a lender-controlled reserve account at closing, from which disbursements are required to be made to pay or reimburse the amount of outstanding landlord obligations and certain qualified leasing expenses (including but not limited to tenant improvement and leasing commission costs) ($15,303,620) relating to ten tenants, as well as to simulate the payment of rent during any free or abated rent periods ($8,621,734) relating to eight tenants. The International Square Borrower funded $4,516,787 into a lender controlled reserve account at closing, from which disbursements are required to be made, subject to certain conditions, to pay the International Square Borrower during downtime period for rents for two tenants. During the continuance of a Cash Trap Period, the International Square Borrower is required to make monthly deposits equal to $23,890 into an escrow for replacements and repairs on each monthly payment date subject to a cap of $573,356. During the continuance of a Cash Trap Period, the International Square Borrower is required to make monthly deposits equal to $313,823 into an escrow for tenant improvements and leasing commissions on each monthly payment date subject to a cap of $7,531,758.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2016-BNK2	International Square

Lockbox and Cash Management. The International Square Whole Loan has a hard lockbox with springing cash management upon the commencement of a Cash Trap Period (as defined below). So long as no Cash Trap Period exists, funds on deposit in the restricted account are required to be swept daily to one or more accounts designated by the International Square Borrower. During a Cash Trap Period, funds on deposit in the restricted account are required to be swept on a periodic basis and deposited into a cash management account.

A “Cash Trap Period” will commence upon the first to occur of (i) an event of default, (ii) the debt service coverage ratio being less than 1.30x for two consecutive calendar quarters and (iii) lender’s determination that the International Square Property’s overall occupancy has fallen below 80.0% as a result of the termination or non-renewal of the Federal Reserve Board’s lease with respect to substantially all of its leased premises. A Cash Trap Period will continue until (a) the event of default is cured, (b) the debt service coverage ratio equals or exceeds 1.30x for two consecutive calendar quarters or (c) the International Square Property’s overall occupancy is above 80.0%.

Additional Secured Indebtedness (not including trade debts). In addition to the International Square Mortgage Loan, the International Square Property also secures the International Square Non-Serviced Pari Passu Companion Loans and the International Square Subordinate Companion Loan. The International Square Mortgage Loan, the International Square Non-Serviced Pari Passu Companion Loans, and the International Square Subordinate Companion Loan all accrue interest at 3.6150% per annum. Payments under the International Square Whole Loan are generally applied (A) prior to a triggering event of default (generally, a monetary event of default or one that results in the International Square Whole Loan being specially serviced) (i) first, to interest on the International Square Mortgage Loan and International Square Non-Serviced Pari Passu Companion Loans (together, the “International Square Senior Notes”), pro rata and pari passu, (ii) second, to interest on the International Square Subordinate Companion Loan, (iii) third, to principal on the International Square Senior Notes, pro rata and pari passu, in amounts equal to their principal entitlements (if any) for the related payment date, and (iv) fourth, to principal on the International Square Subordinate Companion Loan in an amount equal to its principal entitlement (if any) for the related payment date and (B) during the continuance of a triggering event of default, (i) first, to accrued and unpaid interest on the International Square Senior Notes on a pro rata and pari passu basis, (ii) second, to accrued and unpaid interest on the International Square Subordinate Companion Loan; (iii) third, to principal on the International Square Senior Notes on a pro rata and pari passu basis until their principal balances have been reduced to zero and then (iv) fourth, to principal on the International Square Subordinate Companion Loan until its principal balance has been reduced to zero. Such priorities and the allocation of collections on the International Square Whole Loan are set forth in an agreement between note holders governing the promissory notes comprising the International Square Whole Loan. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Whole Loans—The International Square Whole Loan” in the Preliminary Prospectus.

The following table presents certain information relating to the International Square Whole Loan:

Full Debt Summary

		Cumulative Balance	Cumulative Loan PSF	Cumulative LTV(1)	Cumulative NOI DY(1)	Cumulative NCF DSCR(1)
International Square Pari Passu Companion Loans $216,700,000 Note A-1 Note A-3 and Note A-2-1	International Square Mortgage Loan $30,000,000 Note A-2-2	$246,700,000	$213	32.6%	17.4%	4.31x
International Square Subordinate Companion Loan $203,300,000 Note B		$450,000,000	$388	59.4%	9.5%	2.36x
Implied Equity(2)		$307,000,000

(1)	With respect to the International Square Mortgage Loan, Cumulative LTV, Cumulative NOI Debt Yield and Cumulative NCF DSCR take into account the International Square Non-Serviced Pari Passu Companion Loans.

(2)	Based on $757,000,000 appraised value as of June 13, 2016.

Mezzanine Loan and Preferred Equity. The loan documents permit (from and after the monthly payment date occurring in August 2017) the incurrence of mezzanine financing secured by 100% of the direct ownership interest in the International Square Borrower, subject to the satisfaction of certain conditions, including, but not limited to (i) the related mezzanine loan’s being junior and subordinate to the International Square Whole Loan in all respects, (ii) the mezzanine loan’s being in an amount not to exceed the lesser of (a) $100,000,000 and (b) an amount that, when added to the outstanding principal balance of the International Square Whole Loan, will result in (A) a combined the loan-to-value ratio of the International Square Whole Loan and the mezzanine loan based upon an “as-is” appraised value of the International Square Property of no more than 56.5%, (B) a combined debt service coverage ratio (utilizing the debt service of both the International Square Whole Loan and the mezzanine loan) of not less than 2.35x, and (C) a combined debt yield (based on underwritten net operating income and the combined amount of the International Square Whole Loan and the mezzanine loan) of not less than 8.60%, (iii) the mezzanine loan’s being coterminous with the International Square Whole Loan, (iv) execution of an intercreditor agreement reasonably satisfactory to lender and in the form attached to the related loan agreement and (v) delivery of a rating agency confirmation with respect to the mezzanine loan.

Release of Property. Not permitted.

Terrorism Insurance. The International Square Borrower is required to obtain and maintain property insurance, public liability insurance and rental loss and/or business interruption insurance that covers perils of terrorism and acts of terrorism, provided that the International Square Whole Loan documents provide for an annual terrorism premium cap of two times the amount of the insurance premium that is payable at such time in respect of the casualty and business interruption/rental loss insurance required hereunder (without giving effect to the cost of terrorism and earthquake components of such casualty and business interruption/rental loss insurance), subject to annual consumer price index adjustments.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2016-BNK2	Briarwood Mall

Mortgage Loan No. 9 – Briarwood Mall

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2016-BNK2	Briarwood Mall

Mortgage Loan No. 9 – Briarwood Mall

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2016-BNK2	Briarwood Mall

Mortgage Loan No. 9 – Briarwood Mall

Briarwood Mall
100 Briarwood Circle
Ann Arbor, MI 48108
ANN ARBOR
Kerrytown
Downtown
University of Michigan
North Campus
Medical Campus
South Campus
Pittsfield Township
Saline
WASHTENAW COUNTY
Ann Arbor Municipal Airport
Leslie Park Golf Course
US Environmental Protection Agency
North Campus Research Complex
Bird Hills Park
Huron R. Drive
AMTRAK
Huron R.
Pontiac Trail
Plymouth Rd.
Nixon Rd.
Plymouth Rd.
Earhart Rd.
Matthaei Botanical Gardens
Arthur Miller Theatre
Michigan Engineering
School of Music, Theatre and Dance
Gerald Ford Presidential Library
USGS Great Lakes Science Ctr.
Green Rd.
Maple Rd.
Miller Ave.
Maple Village Shopping Center
Dexter Ave.
ANN ARBOR AMTRAK
Fuller St.
Univ. of Michigan Health System
VA Ann Arbor Healthcare
High Park
Jackson Ave.
Michigan Theater
CS Mott Children's Hospital
Huron Pkwy.
Pine Brae St.
Dixboro Rd.
Center for the Performing Arts
Huron River
Geddes Rd.
Kelsey Museum of Archaeology
Liberty St.
UM Library
Geddes Ave.
UM School of Law
AMTRAK
Concordia University
S. Main St.
Gerald Ford School of Public Policy
Stephen M. Ross School of Business
Stadium Blvd.
Pauline Blvd.
Huron Hills Golf Course
Yost Ice Arena
Michigan Stadium
Crisler Center
Washtenaw Community College
Univ. of Michigan Golf Course
Stadium Blvd.
Arborland Shopping Center
Clark Rd.
Scio Church Rd.
County Farm Park
Industrial Hwy.
Packard St.
Washtenaw Ave.
Oak Valley Dr.
S. Main St.
S. State St.
Buhr Park
Platt Rd.
Oak Valley Center
Waters Rd.
Eisenhower Pkwy.
Cobblestone Farm
Packard Rd.
Ann Arbor-Saline Rd.
Georgetown Country Club
Mary Beth Doyle Park
Arbor Square Plaza
Lester J. Montibeller Mem. Park
Lake Forest Golf Club
Ellsworth Rd.
Ellsworth Rd.
Carpenter Rd.
Pittsfield Township Park
Swift Run Park
Lillie Park
Detroit 37 miles
Lohr Rd.
Travis Pointe Country Club
Stonebridge Golf Club
Morgan Rd.
Textile Rd.
Brookside GC of Saline
Saline-Ann Arbor Rd.
Michigan Ave.
14
94
23
12
Lake Superior
Marquette
Sault Ste. Marie
ONTARIO
North Channel
Petoskey
WISCONSIN
Green Bay
Alpena
Traverse City
Lake Huron
Appleton
Manitowoc
Manistee
Cadillac
Oshkosh
Ludington
Bay City
Sheboygan
Lake Michigan
Clare
Saginaw
MICHIGAN
Muskegon
MILWAUKEE
Grand Rapids
Flint
Sarnia
East Lansing
Sterling Hts.
Troy
Lansing
DETROIT
Rockford
Waukegan
Kalamazoo
Battle Creek
Ann Arbor
Windsor
Benton Harbor
CHICAGO
South Bend
Toledo
Lake Erie
Gary
IL
IN
OH

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2016-BNK2	Briarwood Mall

Mortgage Loan No. 9 – Briarwood Mall

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	BANA			Single Asset/Portfolio:	Single Asset
Original Balance(1):	$30,000,000			Location:	Ann Arbor, MI 48108
Cut-off Date Balance(1):	$30,000,000			General Property Type:	Retail
% of Initial Pool Balance:	4.1%			Detailed Property Type:	Super Regional Mall
Loan Purpose:	Refinance			Title Vesting:	Fee
Sponsor:	Simon Property Group, L.P.; GM Pension Trust			Year Built/Renovated:	1973/2015
Mortgage Rate:	3.2920%			Size:	369,916 SF
Note Date:	8/15/2016			Cut-off Date Balance per SF(1):	$446
First Payment Date:	10/1/2016			Maturity Date Balance per SF(1):	$446
Maturity Date:	9/1/2026			Property Manager:	Simon Management Associates II, LLC (borrower-related)
Original Term to Maturity:	120 months
Original Amortization Term:	0 months			Underwriting and Financial Information
IO Period:	120 months			UW NOI:	$19,313,485
Seasoning:	2 months			UW NOI Debt Yield(1):	11.7%
Prepayment Provisions(2):	LO (26); DEF (87); O (7)			UW NOI Debt Yield at Maturity(1):	11.7%
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NCF DSCR(1):	3.34x
Additional Debt Type(3):	Pari Passu			Most Recent NOI:	$19,722,300 (6/30/2016 TTM)
Additional Debt Balance(3):	$135,000,000			2nd Most Recent NOI:	$19,454,546 (12/31/2015)
Future Debt Permitted (Type):	No (N/A)			3rd Most Recent NOI:	$19,063,684 (12/31/2014)
Reserves(4)				Most Recent Occupancy:	96.1% (8/1/2016)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy:	95.8% (12/31/2015)
RE Tax:	$0	Springing	N/A	3rd Most Recent Occupancy:	93.6% (12/31/2014)
Insurance:	$0	Springing	N/A	Appraised Value (as of):	$336,000,000 (7/18/2016)
Recurring Replacements:	$0	Springing	$130,205	Cut-off Date LTV Ratio(1):	49.1%
TI/LC:	$0	Springing	$2,496,933	Maturity Date LTV Ratio(1):	49.1%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount(1):	$165,000,000	100.0%	Loan Payoff:	$106,336,479	64.4%
			Closing Costs:	901,916	0.5%
			Return of Equity:	57,761,605	35.0%
Total Sources:	$165,000,000	100.0%	Total Uses:	$165,000,000	100.0%

(1)	The Briarwood Mall Mortgage Loan is part of the Briarwood Mall Whole Loan, which is comprised of three pari passu promissory notes with an aggregate principal balance of $165,000,000. The Cut-off Date Balance per SF, Maturity Date Balance per SF, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers presented above are based on the aggregate principal balance of the promissory notes comprising the Briarwood Mall Whole Loan.

(2)	Defeasance is permitted at any time on or after the earlier to occur of (a) the end of the two-year period commencing on the closing date of the securitization of the last Briarwood Mall Whole Loan promissory note to be securitized and (b) March 1, 2020.

(3)	See “—The Mortgage Loan” and “—Additional Secured Indebtedness (not including trade debts)” below for further discussion of additional debt.

(4)	See “—Escrows and Reserves” below for further discussion of reserve requirements.

The Mortgage Loan. The ninth largest mortgage loan (the “Briarwood Mall Mortgage Loan”) is part of a whole loan (the “Briarwood Mall Whole Loan”) evidenced by three pari passu promissory notes in the aggregate original principal amount of $165,000,000, which are secured by a first priority fee mortgage encumbering a 369,916 SF super regional mall known as Briarwood Mall in Ann Arbor, Michigan (the “Briarwood Mall Property”). Promissory Note A-3 in the original principal amount of $30,000,000 represents the Briarwood Mall Mortgage Loan and will be included in the MSC 2016-BNK2 Trust. Promissory Note A-2 in the original principal amount of $65,000,000 is currently held by Barclays Bank PLC, or an affiliate thereof and Promissory Note A-1 in the original principal amount of $70,000,000 is currently held by the MSBAM 2016-C30 securitization trust (collectively, the “Briarwood Mall Non-Serviced Pari Passu Companion Loans”). The Briarwood Mall Whole Loan is being serviced pursuant to the pooling and servicing agreement for the MSBAM 2016-C30 Trust. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans—The Briarwood Mall Whole Loan” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in the Preliminary Prospectus.

The proceeds of the Briarwood Mall Whole Loan were used to refinance a previous mortgage loan secured by the Briarwood Mall Property in the amount of approximately $106.3 million, to pay closing costs and to return equity to the Briarwood Mall sponsor. The Briarwood Mall sponsor maintains a current cost basis of approximately $201.6 million.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2016-BNK2	Briarwood Mall

The Borrower and the Sponsor. The borrower is Mall at Briarwood, LLC (the “Briarwood Mall Borrower”), a single-purpose Delaware limited liability company structured to be bankruptcy-remote, with two independent directors. Equity ownership in the Briarwood Mall Borrower is held by the Briarwood Mall Mortgage Loan sponsors, Simon Property Group, L.P. (50%) and a GM Pension Trust (50%).

Simon Property Group, L.P. is the guarantor of the Briarwood Mall Whole Loan. Simon Property Group, L.P. is the operating partnership of Simon Property Group, Inc. (“Simon”). Simon is a publicly traded self-administered and self-managed real estate investment trust (NYSE: SPG) focused on retail property ownership and management. Simon is one of the largest publicly traded owners, operators and developers of retail assets in the United States. As of December 31, 2015, Simon owned or had an interest in 209 properties consisting of 108 malls, 71 Premium Outlet-branded centers, 14 Mills-branded centers, four lifestyle centers and twelve other retail properties in 37 states and Puerto Rico containing an aggregate of approximately 184 million square feet of gross leasable area.

The Briarwood Mall Whole Loan will be recourse to the Briarwood Mall guarantor pursuant to standard nonrecourse carve-outs, however, the guaranty and the environmental indemnity agreement provide that so long as Simon Property Group, L.P. is the guarantor of the Briarwood Mall Whole Loan, the Briarwood Mall guarantor’s liability may not exceed 20% of the original Briarwood Mall Whole Loan amount, plus all reasonable out-of-pocket costs and expenses (including court costs and reasonable attorneys’ fees) incurred by the lender in the enforcement of the guaranty and the environmental indemnity agreement or the preservation of the lender’s rights thereunder.

The Property. The Briarwood Mall Property consists of 369,916 SF contained in a single-level super regional mall and four free-standing outparcel restaurants housing P.F. Chang’s, Bravo Cucina, Red Robin Gourmet Burgers and Romano’s Macaroni Grill. Included in the collateral are 5,605 parking spaces. Additionally, the Briarwood Mall Property is anchored by four non-collateral tenants: Macy’s, JCPenney, Sears and Von Maur that occupy 608,118 SF. The Briarwood Mall Property was 96.1% leased as of August 1, 2016 to 104 retail and restaurant tenants. The three largest tenants by NRA include MC Sporting Goods, Forever 21 and Victoria’s Secret, with no other tenant occupying more than 3.6% of NRA or representing more than 3.3% of base rent. Other noteworthy tenants include: H&M, The Gap, Pottery Barn, J.Crew, Williams-Sonoma, Apple, Michael Kors and Coach.

In 2013, the Briarwood Mall Property underwent an approximate $5.3 million renovation of the mall entrances and lighting and reconfiguration of the center court, play-area and bus-stop to control traffic flow. In 2015, the Briarwood Mall sponsor completed its build out of the P.F. Chang’s and Bravo Cucina outparcels at an approximate cost of $7.2 million. The Briarwood Mall Property concourse is currently undergoing a $1.9 million floor replacement.

Access to the Briarwood Mall Property is available from mall access roads extending south from Eisenhower Parkway and west from State Street, each a primary commercial corridor in the neighborhood. According to the appraisal, daily traffic count along State Street across from the Briarwood Mall Property is 47,079 cars per day. Interstate 94 is located immediately south of the Briarwood Mall Property and provides connections throughout the entire Ann Arbor MSA and to the Detroit MSA. Daily traffic count along Interstate 94 outside of the Briarwood Mall Property is 74,000 cars per day.

As of August 2016, the Briarwood Mall Property was 96.1% occupied. Historical occupancy at the Briarwood Mall Property has averaged 94.8% from 2011 to 2015. Total inline sales at the Briarwood Mall Property for the trailing 12 months ending May 31, 2016 were approximately $117.7 million with an average of $583 PSF ($437 PSF excluding Apple), resulting in an occupancy cost of 13.3% (17.9% excluding Apple).

The following table presents a summary of historical comparable in-line sales and occupancy costs at the Briarwood Mall Property.

Historical Sales Summary(1)
	Comparable In-line Tenant Sales PSF		Comparable In-line Tenant Occupancy Cost(2)		Total Comparable In-line Sales
Year	w/ Apple	w/o Apple	w/ Apple	w/o Apple
2013	$560	$415	13.2%	17.9%	$119,183,000
2014	$589	$430	13.1%	18.1%	$114,690,000
2015	$597	$447	13.5%	18.2%	$116,503,000
5/31/2016 TTM(3)	$583	$437	13.3%	17.9%	$117,707,565

(1)	Comparable In-line tenant sales are based on tenants that have been in occupancy at the Briarwood Mall Property since 2013 with at least 12 months of sales data.

(2)	Occupancy Cost % calculations are based on UW Total Rent (base rent, recoveries, % rent in lieu and overage rent), divided by sales from the respective year.

(3)	For TTM figures, comparable in-line tenants are defined as all stores less than 10,000 SF with at least 12 months of sales data.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2016-BNK2	Briarwood Mall

The following table presents certain information relating to the leases at the Briarwood Mall Property.

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody’s/ S&P)(2)	Tenant SF	% of SF	Annual UW Rent		Annual UW Rent PSF(3)	Sales (TTM 5/31/2016)(4)		Occ. Cost %	Lease Expiration
					% of Annual UW Rent		$	PSF
Major Tenants(5)
Forever 21	NR/NR/NR	15,941	4.3%	$874,182	5.5%	$54.84	$2,665,654	$167	32.8%	7/31/2024
Victoria’s Secret	NR/NR/NR	14,232	3.8%	$687,833	4.3%	$48.33	N/A	N/A	N/A	1/31/2026
The Gap	BB+/Baa2/BB+	13,191	3.6%	$549,141	3.4%	$41.63	$2,625,537	$199	20.9%	1/31/2017
Express/Express Men	NR/NR/NR	11,584	3.1%	$502,398	3.1%	$43.37	$2,641,282	$228	19.0%	1/31/2018
H&M	NR/NR/NR	13,206	3.6%	$488,622	3.1%	$37.00	$3,400,502	$257	14.4%	1/31/2018
Subtotal/Wtd. Avg.		68,154	18.4%	$3,102,176	19.4%	$45.52

Other Tenants		288,781	78.1%	$12,860,424		$44.53
Vacant Space		12,981	3.5%
Total/Wtd. Avg.		369,916	100.0%	$15,962,600		$44.72

(1)	Information is based on the underwritten rent roll.

(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(3)	Wtd. Avg. Annual UW Rent PSF excludes vacant space.

(4)	Sales $ and Sales PSF represent trailing 12 months ending May 31, 2016 as provided by the sponsor and only include tenants reporting comparable sales.

(5)	Major Tenants are ordered by Annual UW Rent.

The following table presents certain information relating to the lease rollover schedule at the Briarwood Mall Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Annual UW Rent PSF Rolling(3)	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling
2016	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2017	16	44,598	$50.26	12.1%	12.1%	$2,241,311	14.0%	14.0%
2018	19	80,904	$39.58	21.9%	33.9%	$3,202,549	20.1%	34.1%
2019	9	23,707	$51.73	6.4%	40.3%	$1,226,362	7.7%	41.8%
2020	3	12,078	$37.55	3.3%	43.6%	$453,558	2.8%	44.6%
2021	14	53,109	$31.03	14.4%	58.0%	$1,648,176	10.3%	55.0%
2022	7	13,378	$74.04	3.6%	61.6%	$990,452	6.2%	61.2%
2023	13	28,529	$55.52	7.7%	69.3%	$1,584,057	9.9%	71.1%
2024	11	48,463	$42.48	13.1%	82.4%	$2,058,664	12.9%	84.0%
2025	7	21,276	$54.09	5.8%	88.1%	$1,150,784	7.2%	91.2%
2026	6	30,893	$45.53	8.4%	96.5%	$1,406,685	8.8%	100.0%
Vacant	0	12,981	$0.00	3.5%	100.0%	$0	0.0%	100.0%
Total/Wtd. Avg.	105	369,916	$44.72	100.0%		$15,962,600	100.0%

(1)	Information is based on the underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the lease rollover schedule.

(3)	Wtd. Avg. Annual UW Rent PSF Rolling excludes vacant space.

The Market. The Briarwood Mall Property is located in the community of Ann Arbor, Michigan, approximately 2.4 miles south of downtown Ann Arbor. Ann Arbor is the world headquarters for Domino’s Pizza and Con-way, and includes technology companies such as Google’s AdWords division, ProQuest, JSTOR and Toyota’s North American Tech Center. Demand generators in the market include the University of Michigan (“UofM”), their hospital network as well as various research and development companies who are attracted to the area due to the educated workforce and proximity to the Detroit MSA.

UofM drives the local economy along with healthcare, scientific and technical services, and management. UofM Medical Center and UofM are the top employers in Ann Arbor with 29,068 employees. UofM is ranked as a top 5 public university, with nineteen schools and colleges and 29 NCAA Division I athletic teams. UofM’s student discretionary spending is estimated at $94.9 million per year and every home UofM football game generates approximately $12 million in local spending. The UofM main campus is located approximately 2.7 miles northeast of the Briarwood Mall Property and the UofM stadium is located 1.5 miles north. UofM has a current enrollment of over 43,700 students.

According to the appraisal, the estimated 2015 population within a five-, ten- and fifteen-mile radius around the Briarwood Mall Property was 165,051, 295,266 and 443,466, respectively. The estimated 2015 average household income within a five-, ten- and fifteen-mile radius was $88,557, $88,271 and $91,705, respectively. The estimated 2015 total retail sales per household within a five-, ten- and fifteen-mile radius was $47,412, $48,089 and $51,295, respectively.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2016-BNK2	Briarwood Mall

According to an industry report, the Ann Arbor retail market as of July 2016 consisted of nearly 15.4 million SF between 1,372 shopping centers and free standing buildings, with a vacancy rate of 4.8% and an average asking rent of $14.36 PSF, as compared to a previous five-year average vacancy rate of 6.7% and a previous five-year average asking rent of $13.99 PSF.

The Briarwood Mall Property is the only enclosed regional mall in the Ann Arbor market with the nearest enclosed mall being Westland Shopping Center, 26 miles away. There is no proposed new competitive supply noted by the appraisal.

The following table presents certain competitive retail properties to the Briarwood Mall Property:

Competitive Property Summary
Property	Type	Year Built/Renovated	Size (SF)	Occupancy	Comparable In-line Sales PSF	Anchor Tenants	Distance to Subject (mi.)
Briarwood Mall Property Ann Arbor, MI	Super Regional Mall	1973/2015	369,916	96% (1)	$583(2)	Macy’s, JCPenney, Sears, Von Maur(3)	N/A
Westland Shopping Center Westland, MI	Super Regional Mall	1965/2014	1,064,000	80%	$350	Macy’s, Sears, JCPenney, Kohl’s	26.0
Twelve Oaks Mall Novi, MI	Super Regional Mall	1977/2007	1,519,000	95%	$525	Nordstrom, Lord &Taylor, JCPenney, Macy’s, Sears	36.2
The Somerset Collection Troy, MI	Super Regional Mall	1969/1996	1,443,000	95%	$650	Macy’s, Neiman Marcus, Nordstrom, Saks Fifth Avenue	59.2
Laurel Park Place Livonia, MI	Regional Mall	1989/2015	870,000	75%	$325	Carson’s, Von Maur, Phoenix Theater	29.1
Arborland Center Ann Arbor, MI	Regional Center	1983/2005	403,536	96%	N/A	Kroger, Nordstrom Rack, Bed Bath & Beyond, Marshalls, Toys R Us	3.7
Total/Wtd. Avg. (4)			5,669,452	89%

Source: Appraisal

(1)	Occupancy as of August 1, 2016.

(2)	Comparable inline sales shown as of May 31, 2016. Comparable inline sales excluding Apple for that period were $437 per SF.

(3)	The Briarwood Mall Property is anchored by four non-collateral tenants: Macy’s, JCPenney, Sears and Von Maur.

(4)	Total/Wtd. Avg. excludes the Briarwood Mall Property.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Briarwood Mall Property:

Cash Flow Analysis
	2013	2014	2015	6/30/2016 TTM	UW	UW PSF
Base Rent	$14,655,978	$14,675,082	$15,216,636	$15,413,428	$15,962,600(1)	$43.15
Vacant Space	0	0	0	0	1,067,664	2.89
Total Recoveries	9,072,498	9,880,574	9,846,373	9,472,008	9,181,398	24.82
Other Income(2)	2,073,913	1,993,644	1,999,206	1,866,291	1,936,222	5.23
Less Vacancy	(529)	(93,505)	(160,304)	249,304	(1,377,439)	(5.3%)
Effective Gross Income	$25,801,860	$26,455,795	$26,901,911	$27,001,031	$26,770,446	$72.37
Total Operating Expenses	7,226,104	7,392,111	7,447,365	7,278,731	7,456,960	20.16
Net Operating Income	$18,575,756	$19,063,684	$19,454,546	$19,722,300	$19,313,485	$52.21
Capital Expenditures	0	0	0	0	65,102	0.18
TI/LC	0	0	0	0	854,031	2.31
Net Cash Flow	$18,575,756	$19,063,684	$19,454,546	$19,722,300	$18,394,351	$49.73

Occupancy %	94.1%	93.6%	95.8%	96.1%(3)	96.5%
NOI DSCR	3.37x	3.46x	3.53x	3.58x	3.51x
NCF DSCR	3.37x	3.46x	3.53x	3.58x	3.34x
NOI Debt Yield	11.3%	11.6%	11.8%	12.0%	11.7%
NCF Debt Yield	11.3%	11.6%	11.8%	12.0%	11.1%

(1)	UW Base Rent includes rent steps through September 1, 2017.

(2)	Other income includes income from temporary tenants, percentage rent, storage, stroller rentals, ATMs and other miscellaneous rental income.

(3)	Occupancy as of August 1, 2016.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2016-BNK2	Briarwood Mall

Escrows and Reserves. During a Reserve Deposit Period (as defined below), the Briarwood Mall Borrower is required to escrow monthly (i) 1/12th of the estimated annual real estate taxes, (ii) 1/12th of the estimated annual insurance premiums, except to the extent that the insurance required is maintained under a blanket insurance policy, (iii) $5,425 for replacement reserves, capped at $130,205 and (iv) $69,359 for TI/LC reserves, capped at $2,496,933.

A “Reserve Deposit Period” will occur upon the debt service coverage ratio based on the preceding four calendar quarters falling below 1.55x for two consecutive calendar quarters and end upon the debt service coverage ratio based on the preceding four calendar quarters being greater than or equal to 1.55x for two consecutive calendar quarters.

Lockbox and Cash Management. A hard lockbox is in place with respect to the Briarwood Mall Whole Loan. The Briarwood Mall Whole Loan has springing cash management (i.e. the Briarwood Mall Whole Loan has cash management only after the initial occurrence, and during the continuance, of a Cash Sweep Period (as defined below)). During the continuance of a Cash Sweep Period, all sums on deposit in the lockbox account are required to be swept into a cash management account for the payment of, among other things, debt service, monthly escrows and operating expenses pursuant to an approved annual budget. Also during the continuance of a Cash Sweep Period, the Briarwood Mall Whole Loan documents require all excess cash to be deposited with the lender to be held as additional security for the Briarwood Mall Whole Loan.

A “Cash Sweep Period” will occur upon (i) an event of default, (ii) a bankruptcy action involving the Briarwood Mall Whole Loan guarantors or property manager, or (iii) the debt service coverage ratio based on the preceding four calendar quarters falling below 1.45x for two consecutive calendar quarters. A Cash Sweep Period will continue until, in regard to clause (i) above, the cure of such event of default, in regard to clause (ii) above, the Briarwood Mall Whole Loan guarantors or property manager are no longer involved in any bankruptcy action or are replaced by a qualified manager within 60 days or an acceptable replacement guarantor, as applicable, or in regard to clause (iii) above, upon the date the debt service coverage ratio based on the preceding four calendar quarters is greater than or equal to 1.45x for two consecutive calendar quarters.

Additional Secured Indebtedness (not including trade debts). The Briarwood Mall Property also secures the Briarwood Mall Non-Serviced Pari Passu Companion Loans, which have an aggregate Cut-off Date principal balance of $135,000,000. The promissory notes evidencing the Briarwood Mall Non-Serviced Pari Passu Companion Loans include Promissory Note A-2 in the original principal amount of $65,000,000 and currently held by Barclays Bank PLC, or an affiliate thereof, which is expected to be contributed to one or more future securitization trusts, or may be otherwise transferred at any time and Promissory Note A-1 in the original principal amount of $70,000,000, which is currently held by the MSBAM 2016-C30 securitization trust. The Briarwood Mall Non-Serviced Pari Passu Companion Loans accrue interest at the same rate as the Briarwood Mall Mortgage Loan. The Briarwood Mall Mortgage Loan is entitled to payments of principal and interest on a pro rata and pari passu basis with the Briarwood Mall Non-Serviced Pari Passu Companion Loans. The holders of the Briarwood Mall Mortgage Loan and the Briarwood Mall Non-Serviced Pari Passu Companion Loans have entered into a co-lender agreement which sets forth the allocation of collections on the Briarwood Mall Whole Loan. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans—The Briarwood Mall Whole Loan” in the Preliminary Prospectus.

Mezzanine Loan and Preferred Equity. Not permitted.

Release of Property. The Briarwood Mall Borrower may make transfers of non-income producing portions of the Briarwood Mall Property as described in the Preliminary Prospectus.

Terrorism Insurance. The Briarwood Mall Borrower is required to obtain and maintain property insurance, public liability insurance and rental loss and/or business interruption insurance that covers perils of terrorism and acts of terrorism, provided that the Briarwood Mall Whole Loan documents provide for an annual terrorism premium cap of two times the cost of the premium for “All Risk” or “Special Perils” property insurance required under the related the Briarwood Mall Whole Loan documents, but excluding the wind and flood components of such premium.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2016-BNK2	Fremaux Town Center

Mortgage Loan No. 10 – Fremaux Town Center

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2016-BNK2	Fremaux Town Center

Mortgage Loan No. 10 – Fremaux Town Center

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2016-BNK2	Fremaux Town Center

Mortgage Loan No. 10 – Fremaux Town Center

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Slidell
SLIDELL AMTRAK
Daney St
Old Spanish Trail
Bayou Liberty Rd
Paquet Rd
Thompson Rd
Bayou Bonfouca
Big Branch Marsh National Wildlife Refuge
Fremaux Town Center
1808 Shortcut Highway
Slidell, LA 70458
Pontchartrain Dr
Eden Isle
Military Rd
Holmes Bayou
Old Spanish Trail
Chef Menteur Hwy
Lake Pontchartrain
AMTRAK
Maestri Bridge
Frank Davis "Naturally N'Awlins" Memorial Bridge
The Rigolets
ORLEANS PARISH
NEW ORLEANS
Downtown New Orleans 17 miles
ARKANSAS
LOUISIANA
MISSISSIPPI
TEXAS
SHREVEPORT
JACKSON
BATON ROUGE
LAFAYETTE
NEW ORLEANS
BEAUMONT
Gulf of Mexico

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2016-BNK2	Fremaux Town Center

Mortgage Loan No. 10 – Fremaux Town Center

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	WFB			Single Asset/Portfolio:	Single Asset
Original Balance(1):	$30,000,000			Location:	Slidell, LA 70458
Cut-off Date Balance(1):	$29,702,704			General Property Type:	Retail
% of Initial Pool Balance:	4.1%			Detailed Property Type:	Anchored
Loan Purpose:	Refinance			Title Vesting:	Fee
Sponsors(2):	Various			Year Built/Renovated:	2014; 2015/N/A
Mortgage Rate:	3.699%			Size:	397,493 SF
Note Date:	6/9/2016			Cut-off Date Balance per SF(1):	$182
First Payment Date:	7/11/2016			Maturity Date Balance per SF(1):	$131
Maturity Date:	6/11/2026			Property Manager:	Stirling Properties, L.L.C.; and CBL & Associates Management, Inc. (borrower-related)
Original Term to Maturity:	120 months
Original Amortization Term:	300 months			Underwriting and Financial Information
IO Period:	0 months			UW NOI(5):	$6,472,753
Seasoning:	5 months			UW NOI Debt Yield(1):	9.0%
Prepayment Provisions:	LO (35); YM1 (81); O (4)			UW NOI Debt Yield at Maturity(1):	12.4%
Lockbox/Cash Mgmt Status:	Soft/Springing			UW NCF DSCR(1):	1.32x
Additional Debt Type(3):	Pari Passu			Most Recent NOI(5):	$5,582,822 (8/31/2016 TTM)
Additional Debt Balance(3):	$42,573,875			2nd Most Recent NOI(5):	N/A
Future Debt Permitted (Type):	No (N/A)			3rd Most Recent NOI(5):	N/A
Reserves(4)				Most Recent Occupancy:	93.4% (5/24/2016)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy:	91.3% (12/31/2015)
RE Tax:	$507,691	$63,462	N/A	3rd Most Recent Occupancy(6):	N/A
Insurance:	$0	Springing	N/A	Appraised Value (as of):	$115,000,000 (4/28/2016)
Recurring Replacements:	$0	$4,970	N/A	Cut-off Date LTV Ratio(1):	62.8%
TI/LC:	$0	Springing	N/A	Maturity Date LTV Ratio(1):	45.3%
Free Rent:	$44,448	$0	N/A
Existing TI/LC:	$475,335	$0	N/A

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$73,000,000	99.3%	Loan Payoff:	$71,163,492	96.8%
Borrower Equity:	$498,618	0.7%	Reserves:	$1,027,474	1.4%
			Closing Costs:	$1,307,652	1.8%
Total Sources:	$73,498,618	100.0%	Total Uses:	$73,498,618	100.0%

(1)	The Fremaux Town Center Mortgage Loan is part of the Fremaux Town Center Whole Loan, which is comprised of two pari passu promissory notes. The two Fremaux Town Center pari passu promissory notes have a combined original principal balance of $73,000,000. The Cut-off Date Balance per SF, Maturity Date Balance per SF, UW NCF DSCR, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers presented above are based on the balance of the promissory notes comprising the Fremaux Town Center Whole Loan.

(2)	The sponsors are CBL & Associates Limited Partnership; Martin A. Mayer; Lewis W. Stirling, III; Grady K. Brame; George T. Underhill, IV; Jeffrey L. Marshall; Paul M. Mastio; and Donna F. Taylor.

(3)	See “—The Mortgage Loan” and “—Additional Secured Indebtedness (not including trade debts)” below for further discussion of additional debt.

(4)	See “—Escrows and Reserves” below for further discussion of reserve requirements.

(5)	See “—Operating History and Underwritten Net Cash Flow” below.

(6)	Historical occupancy prior to 2015 is not available, as the Fremaux Town Center Property was built in two phases in 2014 and 2015.

The Mortgage Loan. The tenth largest mortgage loan (the “Fremaux Town Center Mortgage Loan”) is part of a whole loan (the “Fremaux Town Center Whole Loan”) evidenced by two pari passu promissory notes in the aggregate original principal amount of $73,000,000, both of which are secured by a first priority fee mortgage encumbering an anchored retail property located in Slidell, Louisiana (the “Fremaux Town Center Property”). Promissory Note A-2, in the original principal amount of $30,000,000, represents the Fremaux Town Center Mortgage Loan and will be included in the MSC 2016-BNK2 Trust. Promissory Note A-1, in the original principal amount of $43,000,000, represents the controlling interest in the Fremaux Town Center Whole Loan and is currently held by Wells Fargo Bank, National Association. Promissory Note A-1 (the “Fremaux Town Center Pari Passu Companion Loan”) is expected to be contributed to one or more future securitization transactions or may be otherwise transferred at any time. The Fremaux Town Center Mortgage Loan will initially be serviced pursuant to the pooling and servicing agreement for the MSC 2016-BNK2 Trust, and from and after the securitization of the Fremaux Town Center Pari Passu Companion Loan, will be serviced pursuant to the pooling and servicing agreement for the securitization transaction to which the Fremaux Town Center Pari Passu Companion Loan is contributed. See “Description of the Mortgage Pool—The Whole Loans—The Servicing Shift Whole Loans—The Fremaux Town Center Whole Loan” and “Pooling and Servicing Agreement” in the Preliminary Prospectus.

The proceeds of the Fremaux Town Center Mortgage Loan, in addition to equity contributed by the Fremaux Town Center Borrower (as defined below), were primarily used to refinance existing debt on the Fremaux Town Center Property, fund upfront reserves and pay closing costs.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2016-BNK2	Fremaux Town Center

The Borrower and the Sponsor. The borrower is Fremaux Town Center SPE, LLC (the “Fremaux Town Center Borrower”), a single-purpose Delaware limited liability company with one independent director. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Fremaux Town Center Whole Loan. The sponsors of the Fremaux Town Center Whole Loan are CBL & Associates Limited Partnership (“CBL”) and executives of Stirling Properties: Martin A. Mayer; Lewis W. Stirling, III; Grady K. Brame; George T. Underhill, IV; Jeffrey L. Marshall; Paul M. Mastio; and Donna F. Taylor (the “Fremaux Town Center Sponsor”), which also serve as the non-recourse carveout guarantors with respect to the Fremaux Town Center Whole Loan. The Fremaux Town Center Property is managed by CBL & Associates Management, Inc. and Stirling Properties, L.L.C., both of which are affiliates of the Fremaux Town Center Borrower and Fremaux Town Center Sponsor.

CBL is a real estate investment trust listed on the New York Stock Exchange and is one of the largest mall REITs in the United States with ownership or management interests in more than 140 properties including enclosed malls and open-air centers. Based in Covington, Louisiana, Stirling Properties is a regionally-focused full-service commercial real estate firm. Stirling Properties was founded in 1975 and currently owns and manages a portfolio of 89 retail properties totaling approximately 11.4 million square feet, with approximately 72.7% of the portfolio in the state of Louisiana.

The Property. The Fremaux Town Center Property comprises 397,493 square feet of a larger 631,643 square foot retail power center built in two phases in 2014 and 2015 and located in Slidell, Louisiana, approximately 33 miles northeast of the New Orleans, Louisiana central business district. The Fremaux Town Center Property is anchored by Dillard’s (not part of the collateral), Kohl’s, Dick’s Sporting Goods, LA Fitness, Best Buy, TJ Maxx, Michaels, ULTA, PetSmart, Off Broadway and Forever 21. The Fremaux Town Center Property is also tenanted by a mix of lifestyle and restaurant tenants including Ann Taylor Loft, Chico’s, Francesca’s, Victoria’s Secret, Charlotte Russe, Torrid, Journey’s, BJ’s Restaurant & Brewhouse, Cheddar’s, Longhorn Steakhouse and Red Robin. The Fremaux Town Center Property is situated on a 58.3-acre parcel and contains 3,418 surface parking spaces, resulting in a parking ratio of 8.6 spaces per 1,000 square feet of rentable area. As of May 24, 2016, the Fremaux Town Center Property was 93.4% occupied by 51 tenants.

Major Tenants.

Dick’s Sporting Goods (45,000 SF, 11.3% of NRA, 6.6% of underwritten base rent). The Dick’s Sporting Goods (“Dick’s”) lease commenced January 29, 2014 and has an expiration date of January 31, 2025 with four, five-year renewal options. Dick’s (NYSE: DKS) is a full-line sporting goods retailer offering an assortment of brand name sporting goods equipment, apparel and footwear in a specialty store environment. The company operates 649 stores in the United States.

LA Fitness (41,000 SF, 10.3% of NRA, 8.3% of underwritten base rent). The LA Fitness lease commenced December 23, 2014 and has an expiration date of August 31, 2029 with three, five-year renewal options. LA Fitness is a privately-owned American health club chain with over 800 locations across the United States and Canada. The company was formed in 1984 and is based in Irvine, California.

Best Buy (30,000 SF, 7.5% of NRA, 5.2% of underwritten base rent). The Best Buy lease commenced March 12, 2014 and has an expiration date of January 31, 2025 with six, five-year renewal options. Best Buy (NYSE: BBY) is a specialty retailer of consumer electronics, home-office products, entertainment software, appliances, and related services. As of January 30, 2016, Best Buy operated approximately 1,200 large-format and 400 small-format stores in its domestic and international segments.

TJ Maxx (26,000 SF, 6.5% of NRA, 3.4% of underwritten base rent). The TJ Maxx lease commenced March 23, 2014 and has an expiration date of March 31, 2024 with four, five-year renewal options. T.J. Maxx (NYSE:TJX) is a leading American off-price retailer of apparel and home fashions. The company operates 2,587 stores in the United States and 808 stores in Canada and Europe. In the United States, The TJX Companies, Inc. operates under four brands: T.J. Maxx, HomeGoods, Marshalls, and Sierra Trading Post outlet stores.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2016-BNK2	Fremaux Town Center

The following table presents certain information relating to the anchor tenants and major tenants at the Fremaux Town Center Property.

Tenant Summary
Tenant Name	Credit Rating (Moody’s/S&P/Fitch)(1)	Tenant SF	% of Collateral SF	Annual UW Rent	% of Annual UW	Annual UW Rent PSF	Sales (2)		Occ. Cost %(3)	Lease Expiration
							$	PSF
Anchor/Major Tenants
Dick’s	NR/NR/NR	45,000	11.3%	$472,500	6.6%	$10.50	N/A	N/A	N/A	1/31/2025
Kohl’s(4)	Baa2/BBB/BBB	(4)	(4)	$140,000	2.0%	(4)	N/A	N/A	N/A	1/31/2035
LA Fitness	NR/NR/NR	41,000	10.3%	$594,500	8.3%	$14.50	N/A	N/A	N/A	8/31/2029
Best Buy	Baa1/BBB-/BBB-	30,000	7.5%	$370,500	5.2%	$12.35	N/A	N/A	N/A	1/31/2025
TJ Maxx	A2/A+/NR	26,000	6.5%	$247,000	3.4%	$9.50	$8,058,562	$310	4.4%	3/31/2024
Michaels	Ba2/B+/NR	21,513	5.4%	$242,021	3.4%	$11.25	$2,275,886	$106	14.6%	4/30/2024
Off Broadway	NR/NR/NR	17,024	4.3%	$323,456	4.5%	$19.00	$1,449,540	$85	28.8%	1/31/2026
Forever 21	NR/NR/NR	16,900	4.3%	$325,000	4.5%	$19.23	$2,515,331	$149	12.9%	1/31/2026
PetSmart	B1/B+/NR	14,463	3.6%	$229,962	3.2%	$15.90	N/A	N/A	N/A	3/31/2024
ULTA	NR/NR/NR	10,000	2.5%	$192,153	2.7%	$19.22	N/A	N/A	N/A	4/30/2024
Pier One	NR/NR/NR	9,002	2.3%	$180,040	2.5%	$20.00	N/A	N/A	N/A	2/28/2026
Five Below	NR/NR/NR	8,024	2.0%	$175,604	2.5%	$21.88	N/A	N/A	N/A	1/31/2026
Subtotal/Wtd. Avg.(4)		238,926	60.1%	$3,492,736	48.8%	$14.03

Other Tenants(5)		132,246	33.3%	$3,671,060	51.2%	$24.83
Total Occupied SF(4)(5)		371,172	93.4%	$7,163,796	100.0%	$17.87

Vacant Space		26,321	6.6%
Total Property SF		397,493	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent company guarantees the lease.

(2)	Sales for TJ Maxx are for the trailing 12-month period ending January 31, 2016; sales for Michaels are for the trailing 12-month period ending December 31, 2015; and sales for Off Broadway and Forever 21 are based on the trailing 11-month period, annualized, ending August 31, 2016.

(3)	Occ. Cost % calculations are based on UW Total Rent (UW base rent and recoveries), divided by Sales.

(4)	Kohl’s is a leased fee tenant, owns its improvements and has no associated square footage. The aggregate Annual UW Rent associated with Kohl’s was excluded from the Annual UW Rent PSF calculations.

(5)	Other Tenants and Total Occupied SF includes (i) three leased fee tenants (in addition to Kohl’s) that own their improvements and have no associated square footage and (ii) management office space that has no associated lease or Annual UW Rent. The aggregate Annual UW Rent associated with the three leased fee tenants ($400,000) and the square footage associated with the management office (483 SF) were excluded from the Annual UW Rent PSF calculations.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2016-BNK2	Fremaux Town Center

The following table presents certain information relating to the lease rollover schedule at the Fremaux Town Center Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	% of Total SF Rolling	Cumulative % of Total SF Rolling	Total UW Rent Rolling	UW Rent PSF Rolling(3)	% of Total Rent Rolling	Cumulative % of Total Rent Rolling
MTM	0	0	0.0%	0.0%	$0	$0.00	0.0%	0.0%
2016	0	0	0.0%	0.0%	$0	$0.00	0.0%	0.0%
2017	0	0	0.0%	0.0%	$0	$0.00	0.0%	0.0%
2018	0	0	0.0%	0.0%	$0	$0.00	0.0%	0.0%
2019	6	21,799	5.5%	5.5%	$574,218	$26.34	8.0%	8.0%
2020	4	10,860	2.7%	8.2%	$275,375	$25.36	3.8%	11.9%
2021	1	3,745	0.9%	9.2%	$93,625	$25.00	1.3%	13.2%
2022	1	7,500	1.9%	11.0%	$110,000	$14.67	1.5%	14.7%
2023	0	0	0.0%	11.0%	$0	$0.00	0.0%	14.7%
2024(4)	10	86,526	21.8%	32.8%	$1,440,326	$15.32	20.1%	34.8%
2025	11	106,651	26.8%	59.6%	$1,652,691	$15.50	23.1%	57.9%
2026	13	88,108	22.2%	81.8%	$1,865,085	$21.17	26.0%	83.9%
2027 and Beyond(5)(6)	6	45,983	11.6%	93.4%	$1,152,475	$15.99	16.1%	100.0%
Vacant	0	26,321	6.6%	100.0%	$0	$0.00	0.0%	100.0%
Total/Wtd. Avg.(4)(5)(6)	52	397,493	100.0%		$7,163,796	$17.87	100.0%

(1)	Information is based on the underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject and that are not considered in the lease rollover schedule.

(3)	UW Rent PSF Rolling excludes vacant space.

(4)	Includes Longhorn Steakhouse, which is a leased fee tenant, owns its improvements and has no attributed square footage. Longhorn Steakhouse’s UW Rent of $115,000 was excluded from the UW Rent PSF Rolling calculation.

(5)	Includes Capital One, Cheddar’s and Kohl’s, which are leased fee tenants, own their improvements and have no attributed square footage. The aggregate UW Rent associated with these three tenants of $425,000 was excluded from the UW Rent PSF Rolling calculation.

(6)	Includes management space totaling 483 square feet, which has no associated lease or UW Rent. The square footage associated with the management space was excluded from the UW Rent PSF Rolling calculation.

The Market. The Fremaux Town Center Property is situated at the southwest corner of Interstate 10 and Fremaux Avenue in the city of Slidell, Louisiana, approximately 33 miles northeast of the New Orleans, Louisiana central business district. The city of Slidell is located within St. Tammany Parish and according to the appraisal, is the largest city on the northeastern shore of Lake Pontchartrain, serving as one of the primary economic hubs of the broader parish. Health care represents Slidell’s largest employment sector, accounting for approximately 25% of total employment in the city. Among the top employers in the surrounding area are Slidell Memorial Hospital, Ochsner Medical Center Northshore and Louisiana Medical Center. The Fremaux Town Center Property is situated along Interstate 10, which according to a third-party market research provider, has a daily traffic count of approximately 78,360.

The neighborhood surrounding the Fremaux Town Center Property is centered around Interstate 10 and comprises commercial, residential and small clusters of light industrial uses. A number of retail and office developments are situated along Interstate 10, the largest of which is the Fremaux Town Center Property. Interstate 10 connects with Gause Boulevard, one of Slidell’s primary commercial corridors, which includes a wide variety of local and national retailers. According to the appraisal, as of 2015, the estimated population and household income within a five-mile radius of the Fremaux Town Center Property was 79,623 and $79,149, respectively.

According to a third-party market research report, the Fremaux Town Center Property is located within the St. Tammany Parish submarket, which accounts for approximately 18.2% of the overall New Orleans retail market. As of the second quarter of 2016, the submarket reported total inventory of 944 retail properties totaling approximately 13.9 million square feet with a 6.2% vacancy rate. The appraisal concluded to the following market rents for the Fremaux Town Center Property, all on a triple-net basis: $10.50 PSF for anchor spaces; $14.50 PSF for the LA Fitness space; $11.00 PSF for junior anchor spaces over 20,000 SF; $18.00 PSF for junior anchor spaces less than 20,000 SF; and $20.00 to $25.00 PSF for inline spaces.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2016-BNK2	Fremaux Town Center

The appraisal identified a primary trade area of up to a 10-mile radius around the Fremaux Town Center Property and a secondary trade area up to a 30-mile radius around the Fremaux Town Center Property. A summary of demographics in the primary and secondary trade areas compared to the St. Tammany Parish and the United States is presented below.

Statistic	10-mile Radius	30-mile Radius	St. Tammany Parish	United States
Population
2000	88,633	769,770	191,268	281,421,906
2015	103,398	713,212	247,750	318,536,439
2020 (projected)	107,845	779,892	262,512	330,622,575
% Increase 2000-2015	16.7%	-7.3%	29.5%	13.2%
% Increase 2015-2020 (projected)	4.3%	9.3%	6.0%	3.8%

Average Household Income
2015	$76,227	$67,588	$85,682	$74,699
2020 (projected)	$85,934	$75,465	$96,319	$84,910
% Increase 2015-2020 (projected)	12.7%	11.7%	12.4%	13.7%

Number of Households
2000	32,308	292,176	69,253	105,480,101
2015	38,897	283,421	87,521	120,746,349
2020 (projected)	40,707	311,993	93,799	125,477,562
% Increase 2000-2015	20.4%	-3.0%	26.4%	14.5%
% Increase 2015-2020 (projected)	4.7%	10.1%	7.2%	3.9%

Source: Appraisal

The following table presents certain competitive retail properties to the Fremaux Town Center Property:

Competitive Property Summary(1)
Property Name	Type	Year Built/Renovated	Size (SF)	Total Occupancy	Anchor Tenants	Distance to Subject (mi.)
Fremaux Town Center Property	Anchored Retail Center	2014; 2015/N/A	397,493	93.4%	Dillard’s (non-collateral), Kohl’s, Dick’s, LA Fitness, Best Buy, TJ Maxx, Michaels	N/A
River Chase	Anchored Retail Center	2004/N/A	488,000	100.0%	Belk, JCPenney, Marshalls, Michaels, Cost Plus, Ulta, Ross Dress for Less, Best Buy, Hollywood Theaters	30.2
Stirling Slidell Center	Anchored Retail Center	2003/N/A	350,194	91.4%	Target, Ross Dress for Less, Shoe Carnival, Party City, Academy Sports, PetSmart	9.6
The Village at Northshore	Anchored Retail Center	1988/1993	114,638	96.7%	Toys R Us, Marshalls, Bed Bath & Beyond, Jo-Ann, Dollar Tree	5.7
Midtown Square	Anchored Retail Center	1976/1999	153,000	100.0%	Hobby Lobby, Harbor Freight Tools, Office Depot, Stage	1.8
Total/Wtd. Avg.			1,503,325	96.0%

Source: Appraisal and third-party research provider

(1)	According to the appraisal, River Chase is the primary competitor of the Fremaux Town Center Property; Stirling Slidell Center, The Village at Northshore and Midtown Square do not offer the same quality of shopping experience as the Fremaux Town Center Property, but are considered competitive to the subject as a lower-cost option for tenants.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2016-BNK2	Fremaux Town Center

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to historical operating performance and the Underwritten Net Cash Flow at the Fremaux Town Center Property:

Cash Flow Analysis(1)
	TTM 8/31/2016	UW	UW PSF
Base Rent(2)	$6,608,553	$7,163,796	$18.02
Grossed Up Vacant Space	$0	$1,032,858	$2.60
Total Recoveries	$1,429,202	$1,887,004	$4.75
Other Income	$0	$0	$0.00
Less Vacancy & Credit Loss	$0	($1,032,858)	($2.60)
Effective Gross Income	$8,037,755	$9,050,800	$22.77
Total Operating Expenses	$2,454,934	$2,578,047	$6.49
Net Operating Income(2)	$5,582,822	$6,472,753	$16.28
Capital Expenditures	$0	$59,624	$0.15
TI/LC	$0	$481,128	$1.21
Net Cash Flow	$5,582,822	$5,932,001	$14.92

Occupancy	93.4%(3)	87.4%
NOI DSCR(4)	1.25x	1.44x
NCF DSCR(4)	1.25x	1.32x
NOI Debt Yield(4)	7.7%	9.0%
NCF Debt Yield(4)	7.7%	8.2%

(1)	Historical financials prior to TTM 8/31/2016 are not available, as the Fremaux Town Center Property was built in two phases in 2014 and 2015.

(2)	UW Base Rent and UW Net Operating Income is higher than TTM 8/31/2016 as the Fremaux Town Center Property was built in two phases in 2014 and 2015. Twenty-seven tenants accounting for 42.4% of UW Base Rent have signed new leases and taken occupancy since October 2015.

(3)	Represents occupancy as of May 24, 2016.

(4)	The debt service coverage ratios and debt yields shown are based on the Fremaux Town Center Whole Loan.

Escrows and Reserves. At origination, the Fremaux Town Center Borrower deposited $507,691 for real estate taxes, $44,448 for future rent credits or abatements and $475,335 for existing tenant improvement and leasing commission (“TI/LC”) obligations ($205,975 for Albasha and $269,360 for Chico’s). The Fremaux Town Center Borrower is required to escrow monthly an amount equal to (i) 1/12 of the estimated annual real estate tax payment (currently $63,462); (ii) $4,970 for replacement reserves; and (iii) commencing in June 2023, $135,000 for TI/LCs. The Fremaux Town Center Borrower is not required to escrow monthly for insurance premiums as long as (a) no event of default exists; (b) the Fremaux Town Center Borrower provides satisfactory evidence that the Fremaux Town Center Property is insured under an acceptable blanket policy; and (c) the Fremaux Town Center Borrower provides the lender with evidence of renewal of the insurance policies and timely proof of payment of insurance premiums.

Lockbox and Cash Management. A soft lockbox is in place with respect to the Fremaux Town Center Whole Loan. The Fremaux Town Center Whole Loan has springing cash management (i.e., the Fremaux Town Center Whole Loan has cash management only after the initial occurrence and during the continuance of a Trigger Event (as defined below)). During the continuance of a Trigger Event, all sums on deposit in the lockbox account are required to be swept on a daily basis into a cash management account for the payment of, among other things, debt service, monthly escrows and property operating expenses.

A “Trigger Event” means the period:

(i) commencing upon an event of default under the Fremaux Town Center Whole Loan and ending upon the acceptance by the lender, in its sole discretion, of a cure of such event of default; or

(ii) commencing on the date upon which the debt service coverage ratio (based on 25-year amortization) on the Fremaux Town Center Whole Loan is less than 1.20x at the end of any calendar month, and ending on the date the debt service coverage ratio on the Fremaux Town Center Whole Loan equals or exceeds 1.25x for two consecutive calendar quarters.

Additional Secured Indebtedness (not including trade debts). The Fremaux Town Center Property also secures the Fremaux Town Center Pari Passu Companion Loan, which had an original principal balance of $43,000,000. The Fremaux Town Center Pari Passu Companion Loan is evidenced by Note A-1, is currently held by Wells Fargo Bank, National Association and is expected to be contributed to a future securitization trust. The Fremaux Town Center Pari Passu Companion Loan accrues interest at the same rate as the Fremaux Town Center Mortgage Loan. The Fremaux Town Center Mortgage Loan is entitled to payments of principal and interest on a pro rata and pari passu basis with the Fremaux Town Center Pari Passu Companion Loan. The holders of the Fremaux Town Center Mortgage Loan and the Fremaux Town Center Pari Passu Companion Loan have entered into a co-lender agreement which sets forth the allocation of collections on the Fremaux Town Center Whole Loan. See “Description of the Mortgage Pool—The Whole Loans—The Servicing Shift Whole Loans—The Fremaux Town Center Whole Loan” in the Preliminary Prospectus.

Mezzanine Loan and Preferred Equity. Not permitted.

Release of Property. Not permitted.

Terrorism Insurance. The Fremaux Town Center Whole Loan documents require that the “all risk” insurance policy required to be maintained by the borrower provide coverage for terrorism in an amount equal to the full replacement cost of the Fremaux Town Center Property, as well as business

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2016-BNK2	Fremaux Town Center

interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with a six-month extended period of indemnity.

Windstorm and Flood Insurance. The loan documents require windstorm and flood insurance covering the full replacement cost of the Fremaux Town Center Property during the loan term. At the time of loan closing, the Fremaux Town Center Property had windstorm insurance coverage and flood insurance in the maximum limit available under the National Flood Insurance Program together with excess coverage.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2016-BNK2	American Greetings HQ

Mortgage Loan No. 11 – American Greetings HQ

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	BANA			Single Asset/Portfolio:	Single Asset
Original Balance(1):	$27,000,000			Location:	Westlake, OH 44145
Cut-off Date Balance(1):	$27,000,000			General Property Type:	Office
% of Initial Pool Balance:	3.7%			Detailed Property Type:	Suburban
Loan Purpose:	Refinance			Title Vesting:	Leasehold
Sponsor:	H L & L Property Company			Year Built/Renovated:	2016/N/A
Mortgage Rate:	4.7160%			Size:	655,969 SF
Note Date:	10/5/2016			Cut-off Date Balance per SF(1):	$140
First Payment Date:	12/1/2016			Maturity Date Balance per SF(1):	$104
Maturity Date:	11/1/2026			Property Manager:	Self-Managed
Original Term to Maturity:	120 months
Original Amortization Term:	300 months			Underwriting and Financial Information
IO Period:	0 months			UW NOI:	$9,868,986
Seasoning:	0 months			UW NOI Debt Yield(1):	10.7%
Prepayment Provisions(2):	LO (24); DEF (92); O (4)			UW NOI Debt Yield at Maturity(1):	14.4%
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NCF DSCR(1):	1.45x
Additional Debt Type(3):	Pari Passu/State of Ohio Loan			Most Recent NOI:	N/A
Additional Debt Balance(3):	$65,000,000/$15,000,000			2nd Most Recent NOI:	N/A
Future Debt Permitted (Type):	No (N/A)			3rd Most Recent NOI:	N/A
Reserves				Most Recent Occupancy:	100.0% (11/1/2016)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy:	N/A
RE Tax:	$0	Springing	N/A	3rd Most Recent Occupancy:	N/A
Insurance:	$0	Springing	N/A	Appraised Value (as of)(5):	$148,790,000 (8/30/2016)
TI/LC:	$0	$54,664	N/A	Cut-off Date LTV Ratio(1):	61.8%
Ground Rent:	$50,675	Springing	N/A	Maturity Date LTV Ratio(1):	45.9%
Other(4):	$15,653,716	$0	N/A

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount(1):	$92,000,000	96.5%	Loan Payoff(6):	$80,300,000	84.2%
Borrower Equity:	$3,368,520	3.5%	Reserves:	$13,092,391	13.7%
			Closing Costs:	$1,976,129	2.1%
Total Sources:	$95,368,520	100.0%	Total Uses:	$95,368,520	100.0%

(1)	The American Greetings HQ Mortgage Loan is a part of the American Greetings HQ Whole Loan, which is comprised of three pari passu notes with an aggregate original principal balance of $92,000,000. The Cut-off Date Balance per SF, Maturity Date Balance per SF, UW NCF DSCR, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers presented above are based on the American Greetings HQ Whole Loan. The American Greetings HQ Property also secures a ten year fully amortizing subordinate mortgage loan in the amount of $15,000,000. The Cut-off Date Balance per SF, Maturity Date Balance per SF, UW NCF DSCR, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers including the subordinate mortgage are $163, $104, 1.11x, 9.2%, 14.4%, 71.9% and 45.9%, respectively.

(2)	Defeasance is permitted at any time after the earlier to occur of (a) the end of the two-year period commencing on the closing date of the securitization of the last American Greetings HQ promissory note to be securitized and (b) October 5, 2019.

(3)	See “—The Mortgage Loan” below for further discussion of additional debt.

(4)	Other reserves include a $13,041,716 cash reserve and a $2,612,000 letter of credit for all outstanding costs incurred for the completion of the American Greetings HQ Property that have not yet been disbursed.

(5)	The American Greetings HQ Property was given a “Dark” Value of $92,590,000 by the appraiser.

(6)	The American Greetings HQ borrower used the proceeds of the American Greetings HQ Whole Loan to repay a previous construction loan of approximately $86,300,000, of which an estimated $80,300,000 was allocated to the office portion currently encumbered by the American Greetings HQ Whole Loan. The remaining estimated $6,000,000 of the previous construction loan was allocated to the retail portion of the building which is not part of the collateral for the American Greetings HQ Whole Loan.

The Mortgage Loan. The eleventh largest mortgage loan (the “American Greetings HQ Mortgage Loan”) is part of a whole loan (the “American Greetings HQ Whole Loan”) evidenced by three pari passu promissory notes in the aggregate original principal amount of $92,000,000 which are secured by a leasehold mortgage encumbering the air rights leasehold interests and sub-leasehold interests in the office portion of two buildings which is solely occupied by American Greetings Corporation (“American Greetings”), known as the American Greetings HQ (the “American Greetings HQ Property”) located in Westlake, Ohio. Promissory Note A-1-2 in the original principal amount of $27,000,000 represents the American Greetings HQ Mortgage Loan. Promissory Note A-1-1 in the original principal amount of $38,000,000 and promissory Note A-2 in the original principal amount of $27,000,000 (the “American Greetings HQ Pari Passu Companion Loans”) are currently held by Bank of America, National Association or an affiliate thereof and each is expected to be contributed to one or more future securitization trusts or may be otherwise transferred at any time. The American Greetings HQ Whole Loan will initially be serviced pursuant to the pooling and servicing agreement for the MSC 2016-BNK2 transaction, and from and after the securitization of the American Greetings HQ Pari Passu Companion Loan represented by Note A-1-1, will be serviced pursuant to the pooling and servicing agreement for the securitization transaction to which such American Greetings HQ Note A-1-1 is contributed. See “Description of the Mortgage Pool—The Whole Loans—The Servicing Shift Whole Loans—The American Greetings HQ Whole Loan” and “Pooling and Servicing Agreement” in the Preliminary Prospectus.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2016-BNK2	American Greetings HQ

The American Greetings HQ Property also secures a subordinate mortgage loan with a cutoff date principal balance of $15,000,000 payable to the Director of the Ohio Development Services Agency (the “State of Ohio Loan”). The State of Ohio Loan carries an interest rate of 5.0% fully amortizing over ten years, plus a 0.25% annual service fee on the outstanding principal balance, matures on January 1, 2027, and is guaranteed by three affiliated entities of American Greetings. The State of Ohio Loan is subordinate to the American Greetings HQ Whole Loan pursuant to a subordination and intercreditor agreement. The loan-to-value ratio as of the cut-off date and underwritten net cash flow debt service coverage ratio calculated including the related American Greetings HQ State of Ohio Loan are 71.9% and 1.11x, respectively.

Proceeds from the American Greetings HQ Whole Loan, together with an equity contribution of over $3.3 million from the American Greetings HQ Mortgage Loan sponsor were used to refinance the American Greetings HQ Property, fund reserves and pay closing costs.

The Borrower and the Sponsor. The borrower is AG HQ Creative Studios, LLC (the “American Greetings HQ Borrower”), a newly formed single-purpose Delaware limited liability company with two independent directors. Equity ownership in the American Greetings HQ Borrower is held by H L & L Property Company (the “American Greetings HQ Sponsor”), which is owned by Century Holding Company. Century Holding Company is wholly owned by Elie Weiss and members of the Weiss family. The Weiss family is also the owner of American Greetings, which is both the ground lessor to the American Greetings HQ Borrower and the sole tenant at the American Greetings HQ Property.

Elie Weiss is the non-recourse carveout guarantor for the American Greetings HQ Whole Loan. Elie Weiss is President of Real Estate for American Greetings managing the development of the American Greetings HQ Property and additional investments in office, multifamily, residential and retail income producing properties throughout the United States, England, Australia and Israel. Prior to his position with American Greetings, Elie Weiss was the Executive Vice President of Development at Stark Enterprises, the co-developer (with American Greetings) of Crocker Park in Westlake, Ohio.

The Property. The American Greetings HQ Property is comprised of the leasehold interest in the office portion of two buildings (the American Greetings Building (596,673 SF) and the Tech West building (59,296 SF) containing a total of 655,969 SF, located in Westlake, Ohio through leases and subleases with the Cleveland-Cuyahoga County Port Authority which were executed in order to accommodate the tax abatements related to the American Greetings HQ Property. The American Greetings Building has five floors with an outdoor courtyard atrium beginning on the third floor featuring heated sidewalks, landscaped seating areas, a barbecue grill, fire pit and giant versions of corn hole, Jenga and Connect Four. The Tech West Building has three floors. The American Greetings HQ Property interiors feature open floor plans, artwork almost exclusively from American Greetings artists, a full-service Starbuck’s coffee shop, ATM, post office, dry-cleaning drop-off, private company store, full-service cafeteria and various casual meeting spaces including coffee lounges on each floor. Additionally, the buildings include photo and audio studios, artist workshop spaces and a 10,000-volume reference library. The American Greetings Building and Tech West Building each have ground floor retail space totaling 92,000 SF, which is not included as collateral for the American Greetings HQ Mortgage Loan. The American Greetings Building is attached via skyway to a public multi-level garage, which is connected to the Tech West building. The common areas surrounding the buildings are owned by American Greetings and are not included as collateral for the American Greeting HQ Whole Loan. American Greetings has entered in a reciprocal easement agreement governing ingress, egress and maintenance of the common areas, the common facilities servicing the buildings and the portions of the buildings owned by the American Greetings HQ Borrower and the ground floor retail parcel owner. Neither the retail space nor the public multi-level garage is collateral for the American Greetings HQ Mortgage Loan. The public garage contains 1,253 spaces available for use for American Greetings during daytime hours. Additionally, there are 170 private spaces that are owned by American Greetings and included as collateral for the American Greeting HQ Whole Loan.

The American Greetings HQ Property is the southern anchor of Crocker Park, a mixed use development encompassing twelve city blocks that includes the American Greetings HQ Property, residential, retail and dining properties, a 120-room Hyatt Place hotel, a 24,000 SF civic center and performance space, two grocers, a fitness center and 16-theater movie theater and IMAX theater. The American Greetings HQ Property officially opened in September 2016 as a built-to-suit Class A world headquarters for American Greetings, which with approximately 1,600 employees occupies 100% of the NRA on a 15-year triple-net lease beginning September 1, 2016 and expiring September 30, 2031 at a fixed annual base rent of $16.19 PSF during the term of the lease with no renewal or termination options.

American Greetings acquired the fee interest in a 14.5-acre site within Crocker Park in March, 2014 and has developed the site with a parking garage, parking lot, and retail space. American Greetings has ground leased the retail portion of the American Greetings HQ building to an affiliate and has ground leased the office portion, the American Greetings HQ Property, to the American Greetings HQ Borrower. The ground lease between American Greetings and the American Greetings HQ Borrower has a flat lease rate of $202,701 per year with no rental increases during the term of the American Greetings HQ Whole Loan, and expires in June 2089.

The American Greetings HQ Borrower spent approximately $137.1 million on the development of the office improvements and American Greetings spent another approximately $51.1 million on additional tenant improvements. To accommodate a sales tax exemption on the hard costs of construction, the predecessor to the American Greetings HQ Borrower entered into a “lease-leaseback” transaction with Cleveland-Cuyahoga County Port Authority which will expire in September 2020. In addition, the American Greetings HQ Property, the adjacent public parking garage, together with other internal roadways and other public infrastructure benefitting the American Greetings HQ Property, were financed with the proceeds of a tax incremental financing issued by the City of Westlake, Ohio (“TIF”). In connection with the TIF, the American Greetings HQ Property, along with other properties within the TIF district, received a 30-year real estate tax exemption from any increase in taxes related to the improvement of the TIF district parcels which expires in December 2043.

American Greetings is a privately held company, founded in 1906 and managed by members of its founding family. American Greetings creates and manufactures paper greeting cards, gift packaging, party goods, stationary and giftware sold in retail outlets worldwide, distributes electronic greeting cards and digital content, and also designs and licenses characters such as “Care Bears”. American Greetings’ greeting card brands include among others American Greetings, Carlton Cards, Gibson, Recycled Paper Greetings, and Papyrus, and other paper product brands include DesignWare party goods, Plus Mark gift-wrap and boxed-cards and Date Works calendars. American Greetings’ internet brands include AmericanGreetings.com, BlueMountain.com, justwink.com and Cardstore.com.

As of their 2016 fiscal year-end, American Greetings had approximately 7,000 full-time employees and 20,500 part-time employees and generated annual revenues estimated at approximately $2 billion. Annual United States retail sales of greeting cards is estimated over $7 billion dollars. American Greetings estimates that as a percentage of total sales of greetings cards in North America, its share has increased from approximately 35% in 2007 to approximately 45% in 2016.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2016-BNK2	American Greetings HQ

The following table presents certain information relating to the leases at the American Greetings HQ Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody’s/S&P)	Tenant SF	Approximate % of SF	Annual UW Rent	% of Total Annual UW Rent	Annual UW Rent PSF	Lease Expiration
Major Tenant
American Greetings	NR/B2/BB-	655,969	100.0%	$10,618,134	100.0%	$16.19	9/30/2031
Subtotal/Wtd. Avg.		655,969	100.0%	$10,618,134	100.0%	$16.19

Vacant Space		0	0.0%	$0	0.0%	$0.00
Total/Wtd. Avg.		655,969	100.0%	$10,618,134	100.0%	$16.19

(1)	Information is based on the underwritten rent roll.

The following table presents certain information relating to the lease rollover schedule at the American Greetings HQ Property:

Lease Rollover Schedule(1)
Year	# of Leases Rolling	SF Rolling	Annual UW Rent PSF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling
MTM	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2016	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2017	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2018	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2019	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2020	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2021	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2022	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2023	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2024	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2025	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2026	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2027 & Beyond	1	655,969	$16.19	100.0%	100.0%	$10,618,134	100.0%	100.0%
Vacant	0	0	$0.00	0.0%	100.0%	$0	0.0%	100.0%
Total/Wtd. Avg.	1	655,969	$16.19	100.0%		$10,618,134	100.0%

(1)	Information is based on the tenant leases.

The Market. The American Greetings HQ Property is located in Westlake, Ohio, approximately fifteen miles west of the Cleveland central business district and twelve miles from the Cleveland-Hopkins International Airport. Access to the American Greetings HQ Property is provided by Interstate 90, with an interchange within one mile, and Interstate 480 with an interchange within five miles of the American Greetings HQ Property.

The Cleveland metropolitan area is the largest metropolitan area in Ohio. There are 27 accredited colleges and universities in the area including Kent State, the University of Akron, Cleveland State University, Case Western Reserve and John Carroll University. The top three employers in the area are Cleveland Clinic (35,141 employees), University Hospitals (21,035 employees) and the U.S. Office of Personnel Management (11,254 employees). The city of Westlake is approximately 16 square miles, and is home to major employers including American Greetings, Energizer, Hyland Software, St. John Medical Center, United Consumer Financial Services and University Hospitals.

According to the appraisal, the Cleveland office market contained approximately 152.6 million SF as of 2015 and has maintained a vacancy rate ranging from 11.4%-12.9%, with an average vacancy rate of 12.2%, and average asking rents ranging from $16.50-$16.88 PSF for the period from 2006-2015, while accommodating a 5.5% increase in market inventory.

According to the appraisal, the 2015 estimated population within a three- and five-mile radius of the American Greetings HQ Property was 56,183, and 146,727, respectively, with an estimated 2015 average household income of $101,686 and $92,373, respectively.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2016-BNK2	American Greetings HQ

The following table presents comparable office rental properties to the American Greetings HQ Property:

Comparable Office Lease Summary
Property Name/Location	Year Built	Occ.	Building Class	Total GLA (SF)	Tenant Name	Lease Date/ Term	Leased SF	Base Rent PSF	Lease Type
Single-Tenant Properties
Express Scripts Call Center North Huntingdon, PA	2015	100%	A	70,529	Express Scripts	Nov -15 / 10 yrs	70,529	$18.05	Absolute Net
Central Park IV Norwood, OH	2003	100%	B	95,000	Encore Technologies	Jan -16 / 7 yrs	95,000	$11.00	Net
Healthplex Indianapolis, IN	2015	100%	A	149,250	University of Indianapolis	Aug -15 / 11 yrs	149,250	$15.93	NNN
Xerox Lexington Lexington, KY	1978	100%	B	165,759	Xerox	Jul -15 / 10 yrs	165,759	$12.27	Absolute Net
Synchrony Financial Call Center Canton, OH	2000	100%	B	150,000	Synchrony Financial Call Center	Jan -16 / 10 yrs	150,000	$10.73	Absolute Net
Harman Becker HQ Novi, MI	2015	100%	A	188,042	Harman Becker	Dec -15 / 15 yrs	188,042	$15.51	NNN
Sub Total/Wtd. Average		100%		818,580				$13.75
Westlake, OH Office Properties
Avon Point Professional Campus Avon, OH	2006	100%	B	21,621	University Hospitals	Jan -16 / 10 yrs	7,000	$21.00	NNN
Crocker Corporate Center Westlake, OH	2007	100%	A	63,251	Confidential	Dec -14 / 10 yrs	5,024	$22.75	MG
Gemini II Westlake, OH	1985	100%	B	72,000	Emerald Hospitality	Aug -15 / 5 yrs	3,000	$21.50	NNN
Carnegie Center Westlake, OH	1997	82%	B	16,200	Cook Villari & Associates	Feb -15 / 3 yrs	3,623	$18.00	MG
Sub Total/Wtd. Average		98%		173,072				$21.57
American Greetings HQ Property (subject) Westlake, OH	2016	100%	A	655,969	American Greetings	Sept - 16/ 15 yrs	655,969	$16.19	NNN

Source: Appraisal

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the underwritten net cash flow at the American Greetings HQ Property:

Cash Flow Analysis(1)
	2012	2013	2014	2015	UW	UW PSF
Base Rent	N/A	N/A	N/A	N/A	$10,618,134	$16.19
Total Recoveries	N/A	N/A	N/A	N/A	$310,807	$0.47
Less Vacancy & Credit Loss	N/A	N/A	N/A	N/A	($546,447)	(5.0%)
Effective Gross Income	N/A	N/A	N/A	N/A	$10,382,494	$15.83
Total Operating Expenses	N/A	N/A	N/A	N/A	$513,508	$0.78
Net Operating Income	N/A	N/A	N/A	N/A	$9,868,986	$15.04
Capital Expenditures	N/A	N/A	N/A	N/A	$98,395	$0.15
TI/LC	N/A	N/A	N/A	N/A	$655,969	$1.00
Net Cash Flow	N/A	N/A	N/A	N/A	$9,114,622	$13.89

Occupancy %	N/A	N/A	N/A	N/A	95.0%
NOI DSCR(2)	N/A	N/A	N/A	N/A	1.57x
NCF DSCR(2)	N/A	N/A	N/A	N/A	1.45x
NOI Debt Yield(2)	N/A	N/A	N/A	N/A	10.7%
NCF Debt Yield(2)	N/A	N/A	N/A	N/A	9.9%

(1)	The American Greetings HQ completed construction in September 2016, therefore historical information is not available. UW net cash flow reflects the in-place lease with American Greetings beginning September 1, 2016 and expiring September 30, 2031 at a fixed annual rent of $16.19 PSF NNN during the term of the lease with no renewal or termination options

(2)	The debt service coverage ratios and debt yields are based on the American Greetings HQ Whole Loan.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2016-BNK2	Conrad Indianapolis

Mortgage Loan No. 12 – Conrad Indianapolis

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	WFB			Single Asset/Portfolio:	Single Asset
Original Balance:	$23,700,000			Location:	Indianapolis, IN 46204
Cut-off Date Balance(1):	$23,671,879			General Property Type:	Hospitality
% of Initial Pool Balance(1):	3.3%			Detailed Property Type:	Full Service
Loan Purpose:	Refinance			Title Vesting:	Fee
Sponsor:	Alvin E. Kite; John Kite; Thomas McGowan			Year Built/Renovated:	2006/2015
Mortgage Rate:	4.5200%			Size:	247 Rooms
Note Date:	9/13/2016			Cut-off Date Balance per Room(1):	$225,239
First Payment Date:	11/11/2016			Maturity Date Balance per Room(1):	$182,883
Maturity Date:	10/11/2026			Property Manager:	HLT Conrad Domestic, LLC
Original Term to Maturity:	120 months
Original Amortization Term:	360 months			Underwriting and Financial Information
IO Period:	0 months			UW NOI:	$6,995,119
Seasoning:	1 month			UW NOI Debt Yield(1):	12.6%
Prepayment Provisions(2):	LO (25); DEF (90); O (5)			UW NOI Debt Yield at Maturity(1):	15.5%
Lockbox/Cash Mgmt Status:	Springing/Springing			UW NCF DSCR(1):	1.71x
Additional Debt Type(3):	Pari Passu			Most Recent NOI:	$6,847,604 (8/31/2016 TTM)
Additional Debt Balance(3):	$31,926,031			2nd Most Recent NOI:	$6,202,235 (12/31/2015)
Future Debt Permitted (Type):	No (N/A)			3rd Most Recent NOI:	$6,521,006 (12/31/2014)
Reserves				Most Recent Occupancy:	73.0% (8/31/2016)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy:	71.5% (12/31/2015)
RE Tax:	$0	$97,100	N/A	3rd Most Recent Occupancy:	75.0% (12/31/2014)
Insurance:	$0	Springing	N/A	Appraised Value (as of):	$85,900,000 (8/9/2016)
Recurring Replacements:	$0	Springing	N/A	Cut-off Date LTV Ratio(1):	64.8%
				Maturity Date LTV Ratio(1):	52.6%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount(1):	$55,700,000	100.0%	Loan Payoff:	$51,856,757	93.1%
			Closing Costs:	$1,302,527	2.3%
			Return of Equity:	$2,540,716	4.6%
Total Sources:	$55,700,000	100.0%	Total Uses:	$55,700,000	100.0%

(1)	The Conrad Indianapolis Mortgage Loan (as defined below) is part of the Conrad Indianapolis Whole Loan (as defined below), which is comprised of two pari passu promissory notes with an aggregate original principal balance of $55,700,000. The Cut-off Date Balance per Room, Maturity Date Balance per Room, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers presented above are based on the aggregate principal balance of the promissory notes comprising the Conrad Indianapolis Whole Loan.

(2)	Defeasance is permitted at any time after the earlier to occur of (a) the end of the two-year period commencing on the closing date of the securitization of the last Conrad Indianapolis Whole Loan promissory note to be securitized and (b) November 11, 2019.

(3)	See “—The Mortgage Loan” below for further discussion of additional debt.

The Mortgage Loan. The twelfth largest mortgage loan (the “Conrad Indianapolis Mortgage Loan”) is part of a whole loan (the “Conrad Indianapolis Whole Loan”) evidenced by two pari passu promissory notes in the aggregate original principal amount of $55,700,000, all of which are secured by a first priority fee mortgage encumbering a full service hospitality property known as Conrad Indianapolis Property. Promissory Note A-2 in the original principal amount of $23,700,000 represents the Conrad Indianapolis Mortgage Loan and will be included in the MSC 2016-BNK2 Trust. Promissory Note A-1 in the original principal amount of $32,000,000 is expected to be contributed to the WFCM 2016-C36 securitization trust. The Conrad Indianapolis Whole Loan is expected to be serviced pursuant to the pooling and servicing agreement for the WFCM 2016-C36 transaction. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans—The Conrad Indianapolis Whole Loan” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in the Preliminary Prospectus.

The proceeds of the Conrad Indianapolis Whole Loan were used to refinance a previous mortgage loan secured by the Conrad Indianapolis Property in an amount of approximately $51.9 million, to pay closing costs, and to return equity to the Conrad Indianapolis Borrowers (as defined below). The previous mortgage loan secured by the Conrad Indianapolis Property was included in the CSMC 2007-C1 securitization trust.

The Borrower and the Sponsor. The borrowers are Circle Block Hotel, LLC (the fee owner) and Circle Block Operators, LLC (the leasehold owner), both Delaware limited liability companies and single purpose entities each with two independent directors (the “Conrad Indianapolis Borrowers”). The fee owner (Circle Block Hotel, LLC) leases the Conrad Indianapolis Property to Circle Block Operators, LLC pursuant to an operating lease (the “Conrad Indianapolis Operating Lease”). The Conrad Indianapolis Operating Lease will be collapsed and terminated shortly after origination of the Conrad Indianapolis Whole Loan. The sponsors and the non-recourse carveout guarantors of the Conrad Indianapolis Whole Loan are Alvin E. Kite, John Kite and Thomas McGowan, all executives of Kite Realty Group Trust (“Kite”). Alvin E. Kite is the founder and chairman of Kite’s predecessor company and

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2016-BNK2	Conrad Indianapolis

other affiliated companies, and previously served as chairman of the board of trustees from Kite’s initial public offering in August 2004 to December 2008. John Kite is the chairman and chief executive officer and Thomas McGowan is the president and chief operating officer of Kite. Kite is a full-service real estate investment trust engaged in the ownership, operation, management, leasing, acquisition, construction, redevelopment and development of neighborhood and community shopping centers in the United States. As of June 30, 2016, Kite owned interests in a portfolio of 121 operating, development and redevelopment properties totaling approximately 24.0 million square feet across 20 states.

The Property. The Conrad Indianapolis Property consists of two condominium units, each of which is part of separate mixed-use condominiums consisting of (i) floors one through 18 of a 23-story, full-service hotel comprising 247 guestrooms (“Unit One”) and (ii) restaurant and conference room space in the adjacent building (“Unit Two”), located in the central business district (“CBD”) of Indianapolis, Indiana. Situated on a 1.1-acre parcel, the Conrad Indianapolis Property was originally constructed in 2006 and renovated in 2015 with the addition of four “The Collection” luxury suites, each of which is approximately 800 square feet, with a focus on well-known names in modern and contemporary art and which attain a premium compared to typical room rates. A total of approximately $6.4 million ($25,911 per room) was spent on capital projects since the Conrad Indianapolis Property opened, including $1.8 million for the creation of “The Collection” suites in 2015. Part of Hilton’s luxury grouping of hotels, The Conrad Hotels & Resorts brand consists of 26 properties across five continents, including five in the United States (including the Conrad Chicago, which is now accepting reservations for arrival on November 17, 2016). The Conrad Indianapolis Property contains 160 king guestrooms, 41 double double guestrooms, 20 corner suites, 17 handicap accessible guestrooms, four “other” suites, four “The Collection” suites and one presidential suite. The king bedded guestrooms feature two nightstands, a bench, a desk with a chair, a sofa, a coffee table, a chair and a dresser. The double double bedded guestrooms feature a nightstand, a desk with a chair and a dresser. All of the guestrooms are equipped with a two-line telephone with voicemail, a data port, high-speed wireless internet access, an LCD television and a coffeemaker. Amenities at the Conrad Indianapolis Property include 15,068 square feet of meeting space, an indoor swimming pool, a fitness center, a business center, a concierge lounge, an art gallery, a spa/salon and two restaurants (Capital Grille and Tastings – A Wine Experience). The Conrad Indianapolis Property contains a total of 110 dedicated parking spaces in the parking garage situated on the third and fourth floors, accounting for a parking ratio of 0.4 spaces per room. According to the appraisal, the demand segmentation for the Conrad Indianapolis Property is 43.0% corporate, 40.0% group and 17.0% leisure. The management agreement with HLT Conrad Domestic LLC expires in April 2031.

The Condominium. The Conrad Indianapolis Property is comprised of two separate condominium units (as outlined in “The Property” section) in two separate condominium regimes. The Conrad Indianapolis Borrowers have a combined 75.3% voting interest in the Unit One master association and the power to appoint two of the three directors. The Conrad Indianapolis Borrowers have a combined 16.9% voting interest in the Unit Two master association and have the power to appoint one of the three directors. Further, certain material actions require consent of a supramajority (90.0%) of the board, including any increase in allocated costs or liabilities, the imposition of rules or limitations that would impose restrictions on the Conrad Indianapolis Borrowers and unanimous consent of the board is required for any amendment to the condominium documents. The loan documents provide for personal liability to the Conrad Indianapolis Borrowers and non-recourse carveout guarantors for losses related to amendment or termination of the condominium regime without the lender’s consent.

Historical Occupancy, ADR, RevPAR(1)
	Competitive Set			Conrad Indianapolis			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
8/31/2014 TTM	72.7%	$155.21	$112.79	75.4%	$206.46	$155.70	103.8%	133.0%	138.0%
8/31/2015 TTM	72.0%	$163.09	$117.42	72.0%	$219.15	$157.85	100.0%	134.4%	134.4%
8/31/2016 TTM	74.1%	$167.32	$124.01	72.4%	$228.54	$165.48	97.7%	136.6%	133.4%

Source: Industry Report

(1)	The competitive set includes Hyatt Regency Indianapolis, Le Meridien Indianapolis, Westin Indianapolis, Omni Severin Hotel, JW Marriott Indianapolis and Dolce The Alexander.

The Market. The Conrad Indianapolis Property is located in the Indianapolis central business district (CBD), Indiana, in the heart of “Circle City”, the drive encircling the Soldiers’ and Sailors’ Monument at the center of Indianapolis. According to a third party research firm, approximately 27.4 million visitors to Indianapolis in 2015 generated $4.5 billion in total economic impact. The Conrad Indianapolis Property is located along the sky bridge, which provides direct interior access to the Indiana Convention Center, Circle Centre Mall and other local attractions. The Indiana Convention Center (four blocks west of the Conrad Indianapolis Property) underwent a major expansion in 2011 and now possesses over 1.2 million square feet of space for convention/meeting uses. The Simon Property Group-managed Circle Centre Mall (directly across the street from the Conrad Indianapolis Property), with three levels and 825,000 square feet of retail space, attracts more than one million visitors per month. Other nearby attractions include Bankers Life Fieldhouse (0.4 miles southeast), home of the NBA’s Indianapolis Pacers, Lucas Oil Stadium (0.7 miles south), home of the NFL’s Indianapolis Colts, Indiana State Museum (0.6 miles west) and Indiana University – Purdue University Indianapolis (“IUPUI”) (1.0 mile northwest), a public research university with an enrollment of more than 30,000 students and the third largest university in Indiana. Indianapolis is also home to the Indianapolis Motor Speedway, which annually hosts the Indianapolis 500. Other recent attractions have been the 2015 NCAA Men’s Final Four, the 2015 Big Ten Football Championship Game and the 2012 Super Bowl, among others. Other nearby demand generators include Eli Lilly’s global headquarters (1.0 mile south), and Simon Property Group’s global headquarters (directly adjacent). There is also a planned $30.0 million global distribution headquarters for Cummins Inc. in the Indianapolis CBD. Cummins Inc. is a Fortune 500 company that designs, manufactures, and distributes engines, filtration, and power generation products. The Indiana Pacers are collaborating with St. Vincent’s Health to develop a state-of-the-art training facility called the St. Vincent Center. The development is expected to cost $50.0 million and is anticipated to be completed in February 2017. The new 5-story, 130,000 square foot training facility is expected to be located adjacent to Bankers Life Fieldhouse.

According to a local business journal, since the Indiana Convention Center expansion opened in 2011, the number of hotel rooms in Indianapolis has declined 4.5% (approximately 1,060 rooms), mostly due to redevelopment opportunities. According to the appraisal, the estimated 2016 population within a three- and five-mile radius of the Conrad Indianapolis Property was 96,539 and 240,141, respectively; the estimated 2016 average household income within the same radii was $42,779 and $43,416, respectively.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2016-BNK2	Conrad Indianapolis

Competitive properties to the Conrad Indianapolis Property are shown in the table below:

Property Name	Year Opened	No. of Rooms	Corporate Individual Demand	Group Demand	Leisure Demand	2015 Occ.	2015 ADR	2015 RevPAR
Conrad Indianapolis	2006	247	43%	40%	17%	71%	$224	$159
Hyatt Regency Indianapolis	1977	499	25%	65%	10%	70%	$159	$111
Le Meridien Indianapolis	1928	100	55%	15%	30%	57%	$163	$93
Westin Indianapolis	1989	575	15%	70%	15%	72%	$158	$114
Omni Severin Hotel	1913	424	20%	60%	20%	69%	$147	$101
JW Marriott Indianapolis	2011	1,005	15%	75%	10%	74%	$182	$135
Dolce The Alexander	2013	209	50%	20%	30%	73%	$125	$91
Total/Weighted Average		3,059				71%	$168	$120

Source: Appraisal

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Conrad Indianapolis Property:

Cash Flow Analysis
	2013(1)	2014(1)	2015(1)	8/31/2016 TTM	UW	UW per Room
Occupancy	72.9%	75.0%	71.5%	73.0%	73.0%
ADR	$203.22	$207.64	$222.92	$227.39	$227.39
RevPAR	$148.12	$155.64	$159.40	$165.93	$165.93

Rooms Revenue	$13,137,251	$13,804,235	$14,370,449	$14,959,786	$14,959,786	$60,566
Food & Beverage	$5,112,368	$5,167,468	$6,078,837	$6,327,595	$6,327,595	$25,618
Other revenue(2)	$2,171,405	$2,166,205	$2,259,293	$2,212,322	$2,212,322	$8,957
Total Revenue	$20,421,024	$21,137,908	$22,708,579	$23,499,703	$23,499,703	$95,140
Total Expenses	$14,236,276	$14,616,902	$16,506,344	$16,652,099	$16,504,584	$66,820
Net Op. Income	$6,184,748	$6,521,006	$6,202,235(3)	$6,847,604(3)	$6,995,119	$28,320
FF&E	$0	$0	$0	$0	$1,174,985	$4,757
Net Cash Flow	$6,184,748	$6,521,006	$6,202,235	$6,847,604	$5,820,134	$23,563

NOI DSCR(4)	1.82x	1.92x	1.83x	2.02x	2.06x
NCF DSCR(4)	1.82x	1.92x	1.83x	2.02x	1.71x
NOI Debt Yield(4)	11.1%	11.7%	11.1%	12.3%	12.6%
NCF Debt Yield(4)	11.1%	11.7%	11.1%	12.3%	10.5%

(1)	2013, 2014 and part of 2015 historical operating statements reflect performance for 243 rooms as the four “The Collection” suites did not come online until May 2015.

(2)	Other Revenue is comprised of leased space income (approximately $800,000), parking income, telephone charges, spa memberships and laundry (approximately $1.3 million in aggregate) and other miscellaneous revenue.

(3)	The increase in net operating income from 2015 to TTM 8/31/2016 was due to twelve full months of stabilized performance of the four “The Collection” suites, which contributed approximately $493,000 of revenue.

(4)	The debt service coverage ratios and debt yields are based on the Conrad Indianapolis Whole Loan.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

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This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2016-BNK2	Arboretum at Weston

Mortgage Loan No. 13 – Arboretum at Weston

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	BANA			Single Asset/Portfolio:	Single Asset
Original Balance:	$21,375,000			Location:	Cary, NC 27513
Cut-off Date Balance:	$21,375,000			General Property Type:	Retail
% of Initial Pool Balance:	2.9%			Detailed Property Type:	Anchored
Loan Purpose:	Acquisition			Title Vesting:	Fee
Sponsor:	Stoltz Real Estate Partners			Year Built/Renovated:	2003/2012
Mortgage Rate:	4.1960%			Size:	87,842 SF
Note Date:	10/6/2016			Cut-off Date Balance per SF:	$243
First Payment Date:	12/1/2016			Maturity Date Balance per SF:	$212
Maturity Date:	11/1/2026			Property Manager:	Stoltz Management of Delaware,
Original Term to Maturity:	120 months				Inc. (borrower-related)
Original Amortization Term:	360 months			Underwriting and Financial Information
IO Period:	36 months			UW NOI:	$1,922,795
Seasoning:	0 months			UW NOI Debt Yield:	9.0%
Prepayment Provisions:	LO (24); DEF (92); O (4)			UW NOI Debt Yield at Maturity:	10.3%
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NCF DSCR:	2.03x (IO) 1.48x (P&I)
Additional Debt Type:	N/A			Most Recent NOI:	$1,579,084 (8/31/2016 T-8 Ann.)
Additional Debt Balance:	N/A			2nd Most Recent NOI:	$1,486,215 (12/31/2015)
Future Debt Permitted (Type):	No (N/A)			3rd Most Recent NOI:	$1,471,946 (12/31/2014)
Reserves				Most Recent Occupancy:	90.2% (9/23/2016)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy:	80.8% (12/31/2015)
RE Tax:	$0	$17,190	N/A	3rd Most Recent Occupancy:	90.1% (12/31/2014)
Insurance:	$0	Springing	N/A	Appraised Value (as of):	$28,700,000 (8/24/2016)
Recurring Replacements:	$0	$1,464	$52,705	Cut-off Date LTV Ratio:	74.5%
TI/LC:	$0	$4,392	$210,821	Maturity Date LTV Ratio:	64.9%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$21,375,000	74.4%	Purchase Price:	$28,500,000	99.2%
Borrower Equity:	$7,354,036	25.6%	Closing Costs:	$229,036	0.8%

Total Sources:	$28,729,036	100.0%	Total Uses:	$28,729,036	100.0%

The Mortgage Loan. The thirteenth largest mortgage loan (the “Arboretum at Weston Mortgage Loan”) is evidenced by a promissory note in the original principal amount of $21,375,000 and is secured by a first priority fee mortgage encumbering an anchored retail property located in Cary, North Carolina (the “Arboretum at Weston Property”). The proceeds of the Arboretum at Weston Mortgage Loan, together with $7,354,036 cash equity from the Arboretum at Weston Mortgage Loan Borrower (as defined below) were used to acquire the Arboretum at Weston Property and pay closing costs.

The Borrower and the Sponsor. The borrower is Arboretum Holdings LLC (the “Arboretum at Weston Borrower”), a single-purpose Delaware limited liability company with one independent director. The loan sponsor and non-recourse guarantor are Stoltz Real Estate Partners and Keith D. Stoltz, respectively. Keith D. Stoltz is the founder and president of Stoltz Real Estate Partners (“Stoltz”). Founded in 1957, Stoltz is a vertically-integrated real estate fund manager, headquartered in the Greater Philadelphia area. Stoltz owns and operates retail, office, industrial, and multifamily investments throughout the United States. The seven REITs that Stoltz currently manages own approximately 35 commercial properties with an initial purchase prices aggregating to $1.2 billion.

The Property. The Arboretum at Weston Property, located at 2025 Renaissance Park Place in Cary, North Carolina, is an 87,842 SF anchored retail center leased to 25 tenants. The Arboretum at Weston Property was built in 2003 and renovated in 2012 as the retail portion of a larger mixed-use development. The entire development consists of a multifamily component totaling 205 units (which is not collateral for the Arboretum at Weston Mortgage Loan) and a commercial component of three buildings. The Arboretum at Weston Property is situated approximately 0.5 miles south of the Harrison Avenue/Interstate 40 interchange and three miles south of the Raleigh-Durham International Airport. Primary access to the Arboretum at Weston Property is provided by Weston Parkway, an east/west corridor through Cary.

The Arboretum at Weston Property is located across Harrison Avenue from the SAS Institute, Inc. (“SAS”) Campus. SAS has more than 5,300 employees on site and is the largest employer in Cary and one of the largest in the Raleigh metro area. The Arboretum at Weston Property has 358 parking spaces (which equates to 4.08 parking spaces per 1,000 SF of net rentable area). As of September 23, 2016, the Arboretum at Weston was 90.2% leased by a mix of national and local retailers including the Ruth’s Chris Steak House, Title Boxing Club, Starbucks, Allstate Insurance Company and TD Ameritrade.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2016-BNK2	Arboretum at Weston

The following table presents a summary regarding major tenants at the Arboretum at Weston Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody’s/S&P)(2)	Tenant SF	Appr. % of SF	Annual UW Rent	Annual UW Rent PSF(3)		Sales (12/31/2015)(4)
						App. % of Annual UW Rent	$	PSF	Occ. Cost %	Lease Expiration
Garman Homes, LLC	NR/NR/NR	7,544	8.6%	$151,333	$20.06	7.5%	N/A	N/A	N/A	3/31/2023
Ruth’s Chris Steak House	NR/NR/NR	7,458	8.5%	$279,004	$37.41	13.8%	$3,343,004	$448	10.1%	8/31/2024
Title Boxing Club(5)	NR/NR/NR	6,604	7.5%	$106,258	$16.09	5.3%	$611,207	$113	19.3%	1/31/2024
Cherish Yourself	NR/NR/NR	6,450	7.3%	$152,801	$23.69	7.6%	N/A	N/A	N/A	4/30/2026
Bonefish Grill	NR/NR/NR	5,200	5.9%	$106,808	$20.54	5.3%	$3,351,616	$645	4.8%	10/31/2018
Subtotal/Wtd. Avg.		33,256	37.9%	$796,204	$23.94	39.4%	$7,305,827	$405	11.3%

Other Tenants		45,998	52.4%	$1,223,776	$26.60	60.6%	$7,794,734
Vacant Space		8,588	9.8%	$0	$0.00	0.0%	$0
Total/Wtd. Avg.		87,842	100.0%	$2,019,980	$25.49	100.0%	$15,100,561

(1)	Information is based on the underwritten rent roll.

(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(3)	Wtd. Avg. Annual UW Rent PSF figures exclude vacant space.

(4)	Sales $ and Sales PSF only include tenants reporting sales. Subtotal is based on tenants reporting sales and includes three of the top five tenants only.

(5)	Sales PSF and Occ Cost % information for Title Boxing Club is based on 5,403 SF without regard to 1,201 SF of mezzanine space.

The following table presents certain information relating to the lease rollover schedule at the Arboretum at Weston Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	UW Rent PSF Rolling(3)	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling
MTM	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2016	1	837	$18.00	1.0%	1.0%	$15,066	0.7%	0.7%
2017	1	2,400	$33.00	2.7%	3.7%	$79,200	3.9%	4.7%
2018	3	8,245	$22.15	9.4%	13.1%	$182,653	9.0%	13.7%
2019	5	12,176	$24.84	13.9%	26.9%	$302,464	15.0%	28.7%
2020	5	10,732	$27.77	12.2%	39.1%	$298,044	14.8%	43.4%
2021	3	8,413	$28.21	9.6%	48.7%	$237,300	11.7%	55.2%
2022	0	0	$0.00	0.0%	48.7%	$0	0.0%	55.2%
2023	4	10,862	$22.81	12.4%	61.1%	$247,791	12.3%	67.5%
2024	5	19,139	$26.37	21.8%	82.9%	$504,661	25.0%	92.4%
2025	0	0	$0.00	0.0%	82.9%	$0	0.0%	92.4%
2026	1	6,450	$23.69	7.3%	90.2%	$152,801	7.6%	100.0%
2027 & Beyond	0	0	$0.00	0.0%	90.2%	$0	0.0%	100.0%
Vacant	0	8,588	$0.00	9.8%	100.0%	$0	0.0%	100.0%
Total/Wtd. Avg.	28	87,842	$25.49	100.0%		$2,019,980	100.0%

(1)	Information is based on the underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the related lease and are not considered in the rollover schedule.

(3)	PSF figures exclude vacant space.

The Market. The Arboretum at Weston Property is located in the Raleigh-Durham market and the Cary Southwest Raleigh submarket and is nine miles west of Raleigh’s central business district in Wake County. According to the appraisal, the population of the Raleigh combined statistical area is approximately 2.1 million and has grown at an average annual rate of 2.5% between 2005 and 2015. As of the second quarter of 2016, the Cary Southwest Raleigh submarket had inventory of 6.4 million SF with a vacancy of 7.9% and an average asking rental rate of $17.45 The major employers in the area include Duke University & Medical Center (35,000), IBM Corporation (10,000), WakeMed Health and Hospitals (8,400), Cisco Systems, Inc. (5,500), Rex Healthcare (5,300), SAS (5,200), GlaxoSmithKline (4,700), Duke Energy (3,700), Blue Cross & Blue Shield of NC (3,200) and Fidelity Investments (2,400).

According to the appraisal, the 2015 population within a one-, three- and five-mile radius of the Arboretum at Weston Property was 3,612, 31,266 and 147,327 people, respectively. The 2015 average household income within a one-, three- and five-mile radius of the Arboretum at Weston Property was $133,533, $100,422 and $93,374, respectively.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2016-BNK2	Arboretum at Weston

The following table reflects the competitive retail properties with respect to the Arboretum at Weston Property as identified in the appraisal:

Competitive Property Summary

Property Name/Location	Distance to subject	Year Built / Renovated	Occ.	Total GLA (SF)	Anchor Tenants	Rent PSF
Arboretum at Weston (subject) 2025 Renaissance Park Place Cary, NC	N/A	2003 / 2012	90%	87,842	Ruth’s Chris Steak House Title Boxing Club Bonefish Grill	$15.91 - $35.80
Harrison Square Harrison Avenue Cary, NC	0.5 miles	1989 / 2014	98%	137,000	Bass Pro Shops	$20.00 - $28.00
Reedy Creek Plaza NE Maynard Road Cary, NC	1.5 miles	1989 / N/A	89%	60,430	Food Lion	$14.00 - $20.00
Northwoods Market Harrison Avenue Cary, NC	1.5 miles	1988 / 2005	90%	77,802	Walmart Neighborhood Center	$18.00 - $23.00
Harrison Pointe Centre Grand Heights Drive Cary, NC	1.5 miles	2003 / N/A	96%	151,000	Harris Teeter	$15.00 - $22.00

Source: Appraisal

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the Arboretum at Weston Property:

Cash Flow Analysis
	2013	2014	2015	8/31/2016 T-8 Ann.	UW	UW Per SF
Base Rent	$1,611,453	$1,776,001	$1,734,671	$1,805,486	$2,232,900	$25.42
Total Recoveries	$349,905	$412,629	$419,606	$455,618	$481,884	$5.49
Other Income	$51,745	$38,857	$25,519	($6,876)	$10,000	$0.11
Less Vacancy & Credit Loss	($49,085)	($138,827)	($30,589)	$44,796	($212,920)	(7.8%)
Effective Gross Income	$1,964,018	$2,088,660	$2,149,207	$2,299,024	$2,511,864	$28.60
Total Operating Expenses(1)	$644,908	$616,714	$662,992	$719,940	$589,069	$6.71
Net Operating Income	$1,319,110	$1,471,946	$1,486,215	$1,579,084	$1,922,795	$21.89
Capital Expenditures	$0	$0	$0	$0	$17,568	$0.20
TI/LC	$0	$0	$0	$0	$55,581	$0.63
Net Cash Flow	$1,319,110	$1,471,946	$1,486,215	$1,579,084	$1,849,646	$21.06

Occupancy %(2)	85.4%	90.1%	80.8%	90.2%	92.2%
NOI DSCR	1.05x	1.17x	1.19x	1.26x	1.53x
NOI DSCR (IO)	1.45x	1.62x	1.63x	1.74x	2.11x
NCF DSCR	1.05x	1.17x	1.19x	1.26x	1.48x
NCF DSCR (IO)	1.45x	1.62x	1.63x	1.74x	2.03x
NOI Debt Yield	6.2%	6.9%	7.0%	7.4%	9.0%
NCF Debt Yield	6.2%	6.9%	7.0%	7.4%	8.7%

(1)	Total Operating Expenses for 8/31/2016 T-8 Ann. are inflated due to a one-time expense that occurred in the first half of 2016.

(2)	Occupancy % for 2013, 2014 and 2015 represents physical occupancy as of December 31 of each respective year. 8/31/2016 T-8 Ann. Occupancy % equates to physical occupancy as of September 23, 2016. UW Occupancy % is based on economic occupancy.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

(THIS PAGE INTENTIONALLY LEFT BLANK)

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2016-BNK2	West Covina Parkway Plaza

Mortgage Loan No. 14 – West Covina Parkway Plaza

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	WFB			Single Asset/Portfolio:	Single Asset
Original Balance:	$20,100,000			Location:	West Covina, CA 91790
Cut-off Date Balance:	$20,100,000			General Property Type:	Retail
% of Initial Pool Balance:	2.8%			Detailed Property Type:	Shadow Anchored
Loan Purpose:	Refinance			Title Vesting(1):	Fee / Leasehold
Sponsor:	Larry Cohen; Lawrence Kuppin			Year Built/Renovated:	1990/2005
Mortgage Rate:	4.1900%			Size:	87,379 SF
Note Date:	10/7/2016			Cut-off Date Balance per SF:	$230
First Payment Date:	11/11/2016			Maturity Date Balance per SF:	$210
Maturity Date:	10/11/2026			Property Manager:	Ophir Management Services, Inc. (borrower-related)
Original Term to Maturity:	120 months
Original Amortization Term:	360 months			Underwriting and Financial Information
IO Period:	60 months			UW NOI:	$1,606,363
Seasoning:	1 month			UW NOI Debt Yield:	8.0%
Prepayment Provisions:	LO (25); DEF (90); O (5)			UW NOI Debt Yield at Maturity:	8.8%
Lockbox/Cash Mgmt Status:	Springing/Springing			UW NCF DSCR:	1.84x (IO) 1.33x (P&I)
Additional Debt Type:	N/A			Most Recent NOI:	$1,646,698 (7/31/2016 TTM)
Additional Debt Balance:	N/A			2nd Most Recent NOI:	$1,819,175 (12/31/2015)
Future Debt Permitted (Type):	No (N/A)			3rd Most Recent NOI:	$1,983,093 (12/31/2014)
Reserves				Most Recent Occupancy(4):	75.8% (10/3/2016)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy(4):	95.2% (12/31/2015)
RE Tax:	$46,380	$23,190	N/A	3rd Most Recent Occupancy:	97.5% (12/31/2014)
Insurance:	$0	Springing	N/A	Appraised Value (as of):	$37,100,000 (8/24/2016)
Recurring Replacements:	$0	$1,456	$34,932	Cut-off Date LTV Ratio:	54.2%
TI/LC:	$450,000	$4,375	$105,000	Maturity Date LTV Ratio:	49.4%
Ground Rent Reserve(1):	$24,082	$12,041	N/A
Rent Concession Reserve(2):	$17,530	$0	N/A
Tenant Specific TI/LC(3):	$103,600	$0	N/A

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$20,100,000	97.7%	Loan Payoff:	$19,424,435	94.5%
Borrower Equity:	$463,264	2.3%	Closing Costs:	$497,237	2.4%
			Reserves:	$641,592	3.1%
Total Sources:	$20,563,264	100.0%	Total Uses:	$20,563,264	100.0%

(1)	A portion of the site totaling approximately 2.1 acres of the total 7.4-acre site currently used for surface parking consists of a leasehold interest under a ground lease with the City of Los Angeles. The ground lease has a fully extended expiration date of April 26, 2055 and has a monthly rent of $12,041, subject to annual CPI increases and a reset to market rent every five years.

(2)	The Rent Concession Reserve relates to Petco and Yogurtland.

(3)	The Tenant Specific TI/LC reserve relates to outstanding tenant improvement costs for Yogurtland ($75,000), Golden Optometric ($10,000) and Togo’s ($5,600); and leasing commissions related to Crazy Mike’s Sushi ($23,000).

(4)	The decline in occupancy from year-end 2015 to October 3, 2016 was due to Fresh & Easy, which previously occupied a 16,700 SF space (19.1% of the net rentable area) at the West Covina Parkway Plaza Property, vacating the West Covina Parkway Plaza Property following the company filing Chapter 11 bankruptcy in the fourth quarter of 2015.

The Mortgage Loan. The fourteenth largest mortgage loan (the “West Covina Parkway Plaza Mortgage Loan”) is evidenced by a promissory note in the original principal amount of $20,100,000 and secured by a first priority fee and leasehold mortgage encumbering a shadow anchored retail center located in West Covina, California (the “West Covina Parkway Plaza Property”). Proceeds from the West Covina Parkway Plaza Mortgage Loan, in addition to equity contributed by the West Covina Parkway Plaza Borrower, were used to refinance previous debt on the West Covina Parkway Plaza Property, fund initial reserves and pay closing costs.

The Borrower and the Sponsor. The borrowers comprise two tenants-in-common, WCPP-CT, LLC and WCPP-LK, LLC (collectively, the “West Covina Parkway Plaza Borrower”), both single-purpose Delaware limited liability companies structured to be bankruptcy-remote. The sponsors and the non-recourse carveout guarantors of the West Covina Parkway Plaza Mortgage Loan are Larry Cohen and Lawrence Kuppin. In aggregate, the sponsors hold ownership interests in four commercial real estate properties valued at approximately $104.5 million. The West Covina Parkway Plaza Property is managed by Ophir Management Services, Inc. (“Ophir”), which is affiliated with the West Covina Parkway Plaza Borrower. Ophir currently owns and manages 11 retail properties in Southern California totaling approximately 718,000 SF with an average occupancy rate of 93.3%.

The Property. The West Covina Parkway Plaza Property comprises a shadow anchored retail center totaling 87,379 SF and located in West Covina, California, approximately 20 miles east of the Los Angeles central business district. Built in 1990 and renovated in 2005, the West Covina Parkway Plaza Property is situated on a 7.4-acre parcel and sits directly across the street from the Starwood-owned Plaza West Covina super-regional mall.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2016-BNK2	West Covina Parkway Plaza

Plaza West Covina contains approximately 904,000 SF and was 100.0% occupied by 142 tenants as of October 2016. The West Covina Parkway Plaza Property contains three multi-tenanted buildings and two single-tenanted buildings. A portion of the West Covina Parkway Plaza Property site totaling approximately 2.1 acres currently used for surface parking consists of a leasehold interest under a ground lease with Los Angeles County, which has a fully extended expiration date of April 26, 2055. The West Covina Parkway Plaza Property contains 350 surface parking spaces, resulting in a parking ratio of 4.0 spaces per 1,000 SF of rentable area.

As of October 3, 2016, the West Covina Parkway Plaza Property was 75.8% occupied by 23 tenants. The decline in occupancy compared to year-end 2015 occupancy of 95.2% was primarily due to Fresh & Easy, which previously occupied a 16,700 SF space at the West Covina Parkway Plaza Property, vacating its space following the company filing Chapter 11 bankruptcy in the fourth quarter of 2015.

The following table presents certain information relating to the leases at the West Covina Parkway Plaza Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody’s/ S&P)(2)	Tenant SF	Approximate % of SF	Annual UW Rent	Annual UW Rent PSF(3)	Sales (12/31/2015)(2)		Occ. Cost %	Lease Expiration
						$	PSF
Major Tenants
Petco(3)	NR/NR/NR	13,880	15.9%	$333,120	$24.00	$2,535,352	$183	17.5%	1/31/2022
Golden Optometric	NR/NR/NR	7,190	8.2%	$212,256	$29.52	N/A	N/A	N/A	12/31/2021
Sizzler	NR/NR/NR	6,927	7.9%	$154,769	$22.34	$3,074,838	$444	9.2%	6/30/2023
Panera	NR/NR/NR	4,600	5.3%	$169,329	$36.81	$3,595,876	$782	5.8%	4/12/2021
Alfred Angelo Bridal	NR/NR/NR	4,400	5.0%	$151,536	$34.44	N/A	N/A	N/A	6/30/2019
Subtotal/Wtd. Avg.		36,997	42.3%	$1,021,010	$27.60

Other Tenants		29,258	33.5%	$866,391	$29.61
Total Occupied Space		66,255	75.8%	$1,887,401	$28.49
Vacant Space		21,124	24.2%
Total		87,379	100.0%

(1)	Information is based on the underwritten rent roll.

(2)	Sales $ and Sales PSF represent the trailing 12 months ending December 31, 2015 for tenants who report,

(3)	Petco exercised a lease renewal in July 2016 and will have a two-month free rent period in December 2016 and January 2017.

The following table presents certain information relating to the lease rollover schedule at the West Covina Parkway Plaza Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Annual UW Rent PSF Rolling(3)	Approx. % of Total SF Rolling(3)	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling
MTM	2	3,000	$19.13	3.4%	3.4%	$57,387	3.0%	3.0%
2016	0	0	$0.00	0.0%	3.4%	$0	0.0%	3.0%
2017	3	4,851	$25.83	5.6%	9.0%	$125,312	6.6%	9.7%
2018	2	3,100	$27.21	3.5%	12.5%	$84,337	4.5%	14.1%
2019	1	4,400	$34.44	5.0%	17.6%	$151,536	8.0%	22.2%
2020	0	0	$0.00	0.0%	17.6%	$0	0.0%	22.2%
2021	10	24,797	$32.38	28.4%	45.9%	$802,920	42.5%	64.7%
2022	1	13,880	$24.00	15.9%	61.8%	$333,120	17.6%	82.4%
2023	1	6,927	$22.34	7.9%	69.8%	$154,769	8.2%	90.6%
2024	1	1,000	$33.96	1.1%	70.9%	$33,960	1.8%	92.4%
2025	1	2,000	$36.00	2.3%	73.2%	$72,000	3.8%	96.2%
2026	1	2,300	$31.33	2.6%	75.8%	$72,060	3.8%	100.0%
2027 & Beyond	0	0	$0.00	0.0%	75.8%	$0	0.0%	100.0%
Vacant	0	21,124	$0.00	24.2%	100.0%	$0	0.0%	100.0%
Total/Wtd. Avg.	23	87,379	$28.49	100.0%		$1,887,401	100.0%

(1)	Information is based on the underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the lease rollover schedule.

(3)	Wtd. Avg. Annual UW Rent PSF Rolling excludes vacant space.

The Market. The West Covina Parkway Plaza Property is located in West Covina, California, in the San Gabriel Valley region of Los Angeles County, approximately 20 miles east of the Los Angeles central business district. The West Covina Parkway Plaza Property is situated directly across the street from the Starwood-owned Plaza West Covina super-regional mall, which contains approximately 904,000 SF and was 100.0% occupied by 142 tenants as of October 2016. The surrounding area benefits from access to the Los Angeles Freeway System, including Interstate 10 (the San Bernardino Freeway) that runs through the northern section of West Covina, State Highway 60 (Pomona Freeway) to the south, Interstate 605 (San Gabriel Valley River Freeway) to the west and State Highway 57 (Orange Freeway) to the east. According to the appraisal, as of 2015, the estimated population within

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2016-BNK2	West Covina Parkway Plaza

a three- and five-mile radius of the West Covina Parkway Plaza Property was 242,635 and 509,896, respectively; and the average household income within the same radii was $75,126 and $76,726, respectively.

According to a third-party market research provider, the West Covina Parkway Plaza Property is situated within the Eastern SGV submarket of the Los Angeles retail market. As of the third quarter of 2016, the submarket reported a total inventory of 2,791 retail properties totaling approximately 38.2 million SF, accounting for 9.8% of the overall market, with a 4.8% vacancy rate. The appraisal concluded to market rents for the West Covina Parkway Plaza Property of $24.00 to $27.00 per SF for anchor spaces and $24.00 to $39.00 per SF for inline spaces, all on a net basis.

The following table presents certain retail competitive properties with respect to the West Covina Parkway Plaza Property:

Competitive Property Summary
Property Name	Type	Year Built/Renovated	Size (SF)	Total Occupancy	Major Tenants	Distance to Subject (mi.)
West Covina Parkway Plaza Property	Neighborhood Center	1990/2005	87,379(1)	76%(1)	Petco	N/A
Samantha Courtyard	Convenience Center	1962/2003	41,012	100%	N/A	0.4
Sunset & Francisquito Center	Community Center	1970/2009	234,610	99%	dd’s Discounts, Northgate Gonzalez Market	1.9
Plaza De Hacienda	Community Center	1992/N/A	152,768	99%	Food 4 Less, Big 5 Sporting Goods	2.0
South Hills Shopping Square	Neighborhood Center	1960/2013	124,399	93%	N/A	2.2
Covina Square	Neighborhood Center	1974/2007	124,861	96%	Smart & Final, CVS, dd’s Discounts	2.6
Amar Center	Neighborhood Center	1974/N/A	78,682	93%	Stater Bros.	3.2
Total/Wtd. Avg.(2)			756,332	97%

Source: Appraisal

(1)	Information is based on the underwritten rent roll.

(2)	Total/Wtd. Avg. excludes the West Covina Parkway Plaza Property.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the West Covina Parkway Plaza Property:

Cash Flow Analysis
	2013	2014	2015	7/31/2016 TTM	UW	UW PSF
Base Rent	$2,105,678	$2,171,111	$2,070,324	$1,951,074	$1,887,401(1)	$21.60
Grossed Up Vacant Space	$0	$0	$0	$0	$583,620	$6.68
Percentage Rent	$47,711	$45,631	$61,882	$75,500	$75,500	$0.86
Total Recoveries	$533,036	$490,841	$467,856	$474,703	$453,775	$5.19
Less Vacancy & Credit Loss	$0	$0	$0	$0	($583,620)	($6.68)
Effective Gross Income	$2,686,424	$2,707,583	$2,600,062	$2,501,276	$2,416,676	$27.66
Total Operating Expenses	$693,852	$724,490	$780,887	$854,578	$810,313	$9.27
Net Operating Income	$1,992,572	$1,983,093	$1,819,175	$1,646,698	$1,606,363	$18.38
Capital Expenditures	$0	$0	$0	$0	$17,476	$0.20
TI/LC	$0	$0	$0	$0	$21,521	$0.25
Net Cash Flow	$1,992,572	$1,983,093	$1,819,175	$1,646,698	$1,567,366	$17.94

Occupancy %	95.5%	97.5%	95.2%	75.8%(2)	76.4%
NOI DSCR	1.69x	1.68x	1.54x	1.40x	1.36x
NOI DSCR (IO)	2.33x	2.32x	2.13x	1.93x	1.88x
NCF DSCR	1.69x	1.68x	1.54x	1.40x	1.33x
NCF DSCR (IO)	2.33x	2.32x	2.13x	1.93x	1.84x
NOI Debt Yield	9.9%	9.9%	9.1%	8.2%	8.0%
NCF Debt Yield	9.9%	9.9%	9.1%	8.2%	7.8%

(1)	UW Base Rent includes contractual rent escalations through October 2017 totaling $71,145.

(2)	Represents occupancy as of October 3, 2016. The decline in occupancy from year-end 2015 to October 3, 2016 was due to Fresh & Easy, which previously occupied a 16,700 SF space (19.1% of the net rentable area) at the West Covina Parkway Plaza Property, vacating the West Covina Parkway Plaza Property following the company filing Chapter 11 bankruptcy in the fourth quarter of 2015.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

(THIS PAGE INTENTIONALLY LEFT BLANK)

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2016-BNK2	Sunset Terrace Apartments

Mortgage Loan No. 15 – Sunset Terrace Apartments

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	BANA			Single Asset/Portfolio:	Single Asset
Original Balance:	$18,200,000			Location:	Panorama City, CA 91402
Cut-off Date Balance:	$18,200,000			General Property Type:	Multifamily
% of Initial Pool Balance:	2.5%			Detailed Property Type:	Garden
Loan Purpose:	Refinance			Title Vesting:	Fee
Sponsors:	H.K. Realty, Inc.; J.K. Realty Inc.			Year Built/Renovated:	1988/N/A
Mortgage Rate:	4.2691%			Size:	120 Units
Note Date:	10/11/2016			Cut-off Date Balance per Unit:	$151,667
First Payment Date:	12/6/2016			Maturity Date Balance per Unit:	$121,921
Maturity Date:	11/6/2026			Property Manager:	Anza Management Company
Original Term to Maturity:	120 months			Underwriting and Financial Information
Original Amortization Term:	360 months			UW NOI:	$1,531,085
IO Period:	0 months			UW NOI Debt Yield:	8.4%
Seasoning:	0 months			UW NOI Debt Yield at Maturity:	10.5%
Prepayment Provisions:	LO (24); DEF (91); O (5)			UW NCF DSCR:	1.38x
Lockbox/Cash Mgmt Status:	Springing/Springing			Most Recent NOI:	$1,616,699 (8/31/2016 TTM)
Additional Debt Type:	N/A			2nd Most Recent NOI:	$1,478,096 (12/31/2015)
Additional Debt Balance:	N/A			3rd Most Recent NOI:	$1,327,808 (12/31/2014)
Future Debt Permitted (Type):	No (N/A)			Most Recent Occupancy:	96.7% (9/20/2016)
Reserves				2nd Most Recent Occupancy:	96.2% (12/31/2015)
Type	Initial	Monthly	Cap	3rd Most Recent Occupancy:	97.4% (12/31/2014)
RE Tax:	$21,413	$5,353	N/A	Appraised Value (as of):	$30,100,000 (4/30/2016)
Insurance:	$0	Springing	N/A	Cut-off Date LTV Ratio:	60.5%
Recurring Replacements:	$0	$3,691	N/A	Maturity Date LTV Ratio:	48.6%
Deferred Maintenance:	$4,290	$0	N/A

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$18,200,000	100.0%	Loan Payoff:	$10,833,320	59.5%
			Reserves:	$25,703	0.1%
			Closing Costs:	$107,372	0.6%
			Return of Equity:	$7,233,606	39.7%
Total Sources:	$18,200,000	100.0%	Total Uses:	$18,200,000	100.0%

The Mortgage Loan. The fifteenth largest mortgage loan (the “Sunset Terrace Apartments Mortgage Loan”) is evidenced by a promissory note in the original principal amount of $18,200,000 secured by a first priority fee mortgage encumbering a 120-unit garden-style apartment community in Panorama City, California known as Sunset Terrace Apartments (the “Sunset Terrace Apartments Property”). The proceeds of the Sunset Terrace Apartments Mortgage Loan were used to refinance existing debt on the Sunset Terrace Apartments Property, fund reserves, pay closing costs and return equity to the Sunset Terrace Apartments Borrower. The previous mortgage loan secured by the Sunset Terrace Apartments Property was included in the JPMCC 2006-LDP9 securitization trust.

The Borrower and Sponsors. The borrower is Sunset Terrace, Inc., a single purpose California corporation (the “Sunset Terrace Apartments Borrower”). Equity ownership in the Sunset Terrace Apartments Borrower is 100% held by J.K. Properties, Inc., the non-recourse carve-out guarantor of the Sunset Terrace Apartments Mortgage Loan. The sponsors of the Sunset Terrace Apartments Mortgage Loan are H.K. Realty, Inc. and J.K. Realty Inc.

Haresh Jogani is the primary ownership holder of H.K. Realty, Inc. and J.K. Properties, Inc. and has accumulated approximately 17,300 multifamily units over the last 20 years in California, Nevada, Arizona and Texas comprising over 180 apartment communities and two condominiums valued over $1.5 billion.

The Property. The Sunset Terrace Apartments Property is a 120-unit garden-style apartment community built in 1988 located in Panorama City, California. The units are contained within one three-story building totaling 139,720 SF. Each unit features a gas oven, wood cabinets, formica countertops and a private patio or balcony. Common amenities include laundry rooms, a pool, a Jacuzzi, a barbeque area, a business center and a fitness center. The Sunset Terrace Apartments Property features controlled access with security cameras and on-site management. The Sunset Terrace Apartments Property also includes 275 parking spaces (which equates to 2.29 parking spaces per unit). Since 2013, approximately $114,786 ($957/unit) has been spent at the Sunset Terrace Apartments Property in capital improvements including unit and common amenity refurnishing and upgrades. As of September 20, 2016, the Sunset Terrace Apartments Property was 96.7% occupied and has maintained an occupancy level above 96% since 2013.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2016-BNK2	Sunset Terrace Apartments

The Sunset Terrace Apartments Property is located on the west side of Van Nuys Boulevard, just south of the Ronald Reagan Freeway (State Route 118) and three miles west of the Golden State Freeway (Interstate 5) in the San Fernando Valley. The San Fernando Valley is also served by the Metro Rail and Metrolink systems which originate out of Union Station in downtown Los Angeles.

The table below shows the apartment unit mix at the Sunset Terrace Apartments Property:

Sunset Terrace Apartments Unit Mix Summary
Floor Plan	No. of Units	% of Total Units	Unit SF	Monthly Market Rent Per Unit	Total SF
2 Bedroom/2 Bath	90	75%	960	$1,750	86,400
3 Bedroom/2 Bath	30	25%	1,290	$1,950	38,700
Total/Avg.	120	100.0%	1,043	$1,800	125,100

Source: Appraisal

The Market. The Sunset Terrace Apartments Property is located within the Los Angeles-Long Beach-Santa Ana, CA metro area. According to the appraisal, the 2015 estimated population of the metro area was approximately 10.2 million. From 2009 to 2015, total employment in the metro area has grown approximately 9.3%, with a current unemployment rate of 7.2%.

According to the appraisal, the Los Angeles County apartment market contained an inventory of approximately 782,597 units with an average vacancy rate of 3.2% as of the first quarter of 2016. Average vacancy in the Los Angeles County apartment market has maintained a rate below 4% despite a rise in asking rent of approximately 15% over the past five years. Within the Los Angeles County apartment market, the Sunset Terrace Apartments Property is located within the Panorama Hills/San Fernando/Pacoima submarket which contained an inventory of approximately 19,072 units with an average vacancy rate of 1.1% as of the first quarter of 2016.

The 2016 estimated population within a one-, three- and five-mile radius was 66,403, 314,290 and 730,641, respectively. The 2016 estimated average household income within a one-, three- and five-mile radius was $59,393, $65,237 and $67,626, respectively.

Comparable rental properties to the Sunset Terrace Apartments Property are shown in the table below:

Sunset Terrace Apartments Property Comparable Rentals Summary
Address City, State	Beds/Bath	Unit Size (SF)	Lease Date	Leasing Price PSF	Leasing Price Per Unit
Comparable 2BR Rentals
15441 Nordhoff North Hills, CA	2 BR / 2 BA	800	Available	$2.00	$1,600
9144 Burnet Avenue(x) North Hills, CA	2 BR / 2.5 BA	1,250	Available	$1.76	$2,200
8510 Columbus Avenue North Hills, CA	2 BR / 1.75 BA	950	Jan. 2016	$1.53	$1,450
9005 Burnet Avenue North Hills, CA	2 BR / 2.5 BA	1,484	Available	$1.25	$1,850
8539 Willis Avenue Panorama City, CA	2 BR / 1 BA	900	Available	$1.55	$1,395
Average		1,077		$1.62	$1,699
Comparable 3BR Rentals
8347 Burnet Ave #5 North Hills, CA	3 BR / 2 BA	1,227	Nov. 2015	$1.39	$1,700
8780 Burnet Ave #11 North Hills, CA	3 BR / 3 BA	1,370	Mar. 2016	$1.61	$2,200
8510 Columbus Avenue North Hills, CA	3 BR / 1.75 BA	1,500	May 2015	$1.00	$1,500
Average		1,366		$1.33	$1,800
Sunset Terrace Apartments Property (subject)	2 BR / 2 BA 3 BR / 2 BA	960 1,290	N/A N/A	$1.82 $1.51	$1,750 $1,950

Source: Appraisal

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2016-BNK2	Sunset Terrace Apartments

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Sunset Terrace Apartments Property:

Cash Flow Analysis
	2013	2014	2015	8/31/2016 TTM	UW	UW per Unit
Base Rent	$2,015,658	$2,108,876	$2,297,372	$2,435,724	$2,592,000	$21,600
Other Income(1)	$113,170	$96,074	$73,512	$96,095	$96,095	$801
Less Vacancy & Credit Loss	($74,784)	($64,063)	($126,103)	($133,777)	($234,706)	(9.1%)
Effective Gross Income	$2,054,044	$2,140,887	$2,244,781	$2,398,042	$2,453,389	$20,445
Total Operating Expenses	$726,301	$813,079	$766,685	$781,343	$922,304	$7,686
Net Operating Income	$1,327,743	$1,327,808	$1,478,096	$1,616,699	$1,531,085	$12,759
Capital Expenditures	$15,405	$31,787	$39,518	$35,155	$44,280	$369
Net Cash Flow	$1,312,338	$1,296,021	$1,438,578	$1,581,544	$1,486,805	$12,390

Occupancy %	97.8%	97.4%	96.2%	96.7%(2)	90.9%
NOI DSCR	1.23x	1.23x	1.37x	1.50x	1.42x
NCF DSCR	1.22x	1.20x	1.34x	1.47x	1.38x
NOI Debt Yield	7.3%	7.3%	8.1%	8.9%	8.4%
NCF Debt Yield	7.2%	7.1%	7.9%	8.7%	8.2%

(1)	Other Income includes income from late charges, laundry, parking rent and forfeited security deposits.

(2)	Occupancy as of September 20, 2016.

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